                                                Filed pursuant to Rule 424(b)(3)
                                                Registration File No. 333-59167


The information contained in this prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus and prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 1998

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 16, 1998)


                          $1,023,170,000 (Approximate)

                  DLJ Commercial Mortgage Corp., the Depositor

                DLJ Commercial Mortgage Trust 1998-CF2, the Trust

                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1998-CF2


         The Depositor will establish the Trust. The Trust will issue the eight
(8) classes of "Offered Certificates" described in the table below, together with nine (9) additional classes of "Private Certificates".

         The Offered Certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the Depositor's prospectus dated November 16, 1998.

         The Private Certificates are not offered by this prospectus supplement. The Private Certificates will be subordinated to, and provide credit enhancement for, the Offered Certificates.

         The assets of the Trust will include a pool of 318 fixed rate, monthly pay mortgage loans secured by first priority liens on various commercial and multifamily residential properties. The mortgage pool will have an "Initial Pool Balance" of approximately $1,149,622,805. The mortgage loans and related mortgaged properties are more fully described in this prospectus supplement.

         No governmental agency or instrumentality has insured or guaranteed the Offered Certificates or the underlying mortgage loans. The Offered Certificates will represent interests in the Trust only and will not represent an interest in or obligations of any other party.

                           --------------------------


                                Initial Aggregate
                              Certificate Principal
                              Balance or Certificate   Initial Pass-      Pass-Through       Expected Ratings       Assumed Final
Offered Certificates           Notional Amount(1)       Through Rate   Rate Description(4)  (Moody's/Fitch)(7)  Distribution Date(8)
--------------------          ----------------------   -------------   -------------------  ------------------  --------------------
Class S.....................       N/A (2)                  %(3)            Variable             Aaa/AAA
Class A-1A..................       $226,315,000             %                Fixed               Aaa/AAA
Class A-1B..................       $601,417,000             %(3)           WAC Cap(5)            Aaa/AAA
Class A-2...................       $ 57,482,000             %(3)             WAC Cap              Aa2/AA
Class A-3...................       $ 63,230,000             %(3)             WAC Cap               A2/A
Class A-4...................       $ 14,370,000             %(3)             WAC(6)               A3/A-
Class B-1...................       $ 43,111,000             %(3)               WAC               Baa2/BBB
Class B-2...................       $ 17,245,000             %(3)               WAC              Baa3/BBB-

                                                                                                   (footnotes to table on next page)

                           --------------------------

         You should fully consider the risk factors beginning on page S-33 in this prospectus supplement prior to investing in the Offered Certificates.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                           --------------------------

         Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") will purchase the Offered Certificates from the Depositor, subject to the satisfaction of certain conditions. The Underwriter currently intends to sell the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be an amount equal
to approximately     % of the initial aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor. See "Method of Distribution" in this Prospectus Supplement.

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation


        The date of this Prospectus Supplement is November    , 1998.

Footnotes to the Table on the Cover of this Prospectus Supplement:

(1) The initial aggregate Certificate Principal Balance or Certificate Notional Amount of any class of Offered Certificates may be as much as 7.5% larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown in the table on the cover for such class. The terms "Certificate Principal Balance" and "Certificate Notional Amount" are defined in this Prospectus Supplement under "Description of the Offered Certificates--General".

(2) The Class S Certificates will not have Certificate Principal Balances and will not entitle the holders thereof to any distributions of principal. The Class S Certificates will accrue interest on an aggregate Certificate Notional Amount that is equal to the aggregate Certificate Principal Balance outstanding from time to time of all those Certificates that have Certificate Principal Balances.

(3) The Pass-Through Rates shown in the table on the cover page for the Class S, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates are the rates applicable for distributions to be made in January 1999. The Pass-Through Rate for each of those classes will be variable or otherwise subject to change and will be calculated pursuant to a formula described under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this Prospectus Supplement.

(4) In addition to distributions of interest, the holders of one or more classes of the Offered Certificates may be entitled to receive a portion of any prepayment premiums or yield maintenance charges received from time to time on the underlying mortgage loans.

(5) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-Through Rate for the subject class of Certificates and a weighted average coupon derived from rates on the underlying mortgage loans.

(6) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from rates on the underlying mortgage loans.

(7) By Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch"; and, together with Moody's, the "Rating Agencies"). See "Ratings" in this Prospectus Supplement.

(8) The Assumed Final Distribution Date is described under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement. The Rated Final Distribution Date, which is also defined under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this Prospectus Supplement, will occur in November 2031.

Important Notice about the Information Contained in this Prospectus Supplement and the Accompanying Prospectus

         Information about the Offered Certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) the accompanying prospectus dated November 16, 1998 (the "Prospectus"), which provides general information, some of which may not apply to the Offered Certificates; and (b)
this prospectus supplement dated November    , 1998 (this "Prospectus
Supplement"), which describes the specific terms of the Offered Certificates.

         You are urged to read both the Prospectus and this Prospectus Supplement in full to obtain material information concerning the Offered Certificates. If the descriptions of the Offered Certificates vary between this Prospectus Supplement and the Prospectus, you should rely on the information contained in this Prospectus Supplement. You should only rely on the information contained in this Prospectus Supplement and the Prospectus. The Depositor has not authorized any person to give any information or to make any representation that is different.

         This Prospectus Supplement and the Prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

         This Prospectus Supplement uses certain capitalized terms that are defined either in a different section of this Prospectus Supplement or in the Prospectus. Each of this Prospectus Supplement and the Prospectus includes an "Index of Principal Definitions" that identifies where to locate the definitions for those capitalized terms that are most significant or are most commonly used.

         This Prospectus Supplement and the Prospectus include words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Depositor, the Master Servicer, the Special Servicer, the Trustee or any related borrower. The forward-looking statements made in this Prospectus Supplement are accurate as of the date stated on the cover of this Prospectus Supplement. The Depositor has no obligation to update or revise any such forward-looking statement.

                          -----------------------------

         The Depositor has filed with the Securities and Exchange Commission (the "SEC") a registration statement (of which this Prospectus Supplement and the Prospectus form a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus Supplement and the Prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this Prospectus Supplement and the Prospectus, you should refer to the registration statement and the exhibits thereto. The registration statement and such exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 6066; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such materials can also be obtained electronically through the SEC's Internet Web Site (http:\\www.sec.gov).

                          -----------------------------

         The Underwriter is offering the Offered Certificates subject to prior sale, when, as and if delivered to and accepted by it, and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form only through the facilities of The Depository Trust Company, in New York, New York, on or about December 3, 1998, against payment therefor in immediately available funds.

         There is currently no secondary market for the Offered Certificates. The Underwriter has informed the Depositor that it presently intends to make a secondary market in the Offered Certificates, but it is not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Depositor does not intend to list the Offered Certificates on any securities exchange. "Risk Factors--Risk Related to the Offered Certificates--Risks Associated with Liquidity and Market Value" in this Prospectus Supplement.

                         -----------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE
  INFORMATION CONTAINED IN THIS
  PROSPECTUS SUPPLEMENT AND
  THE ACCOMPANYING PROSPECTUS................................................S-2

EXECUTIVE SUMMARY............................................................S-6

SUMMARY OF
  PROSPECTUS SUPPLEMENT......................................................S-7

RISK FACTORS................................................................S-33
     Risks Related to the Mortgage Loans....................................S-36

DESCRIPTION OF THE MORTGAGE POOL............................................S-51
     General................................................................S-51
     Certain Terms and Conditions of
       the Mortgage Loans...................................................S-55
     Certain Mortgage Pool Characteristics..................................S-63
     Additional Mortgage Loan Information...................................S-69
     Certain Underwriting Matters...........................................S-71
     Cash Management and
       Certain Escrows and Reserves.........................................S-75
     Significant Mortgage Loans.............................................S-76
     The Mortgage Loan Seller and
       the Third Party Originators..........................................S-79
     Assignment of the Mortgage Loans.......................................S-80
     Representations and Warranties.........................................S-81
     Cures, Repurchases and Substitutions...................................S-82
     Changes in Mortgage Pool Characteristics...............................S-84

SERVICING OF THE MORTGAGE LOANS.............................................S-85
     General................................................................S-85
     The Master Servicer and
       the Special Servicer.................................................S-87
     Servicing and Other Compensation
       and Payment of Expenses..............................................S-88
     Modifications, Waivers,
       Amendments and Consents..............................................S-92
     The Controlling Class Representative...................................S-94
     Replacement of the Special Servicer....................................S-96
     Sale of Defaulted Mortgage Loans.......................................S-97
     Inspections; Collection of
       Operating Information................................................S-98

DESCRIPTION OF THE
   OFFERED CERTIFICATES.....................................................S-98
     General................................................................S-98
     Registration and Denominations........................................S-101
     Seniority.............................................................S-102
     Certain Relevant Characteristics of
       the Mortgage Loans..................................................S-104
     Distributions.........................................................S-104
     Allocation of Realized Losses and
       Certain Other Shortfalls and Expenses...............................S-112
     P&I Advances..........................................................S-114
     Appraisal Reductions..................................................S-115
     Reports to Certificateholders;
       Certain Available Information.......................................S-117
     Voting Rights.........................................................S-119
     Termination...........................................................S-119
     The Trustee...........................................................S-120

YIELD AND MATURITY
   CONSIDERATIONS..........................................................S-120
     Yield Considerations..................................................S-120
     Weighted Average Lives of Certain
       Classes of Offered Certificates.....................................S-124
     Yield Sensitivity of
       the Class S Certificates............................................S-125

USE OF PROCEEDS............................................................S-126

FEDERAL INCOME
   TAX CONSEQUENCES........................................................S-126
     General...............................................................S-126
     Discount and Premium;
       Prepayment Consideration............................................S-127
     Constructive Sales of Class S Certificates............................S-128
     Characterization of Investments in
       Offered Certificates................................................S-128
     Possible Taxes on Income From
       Foreclosure Property and Other Taxes................................S-128
     Reporting and Other
       Administrative Matters..............................................S-129

CERTAIN ERISA CONSIDERATIONS...............................................S-130

                                                                            Page
                                                                            ----

LEGAL INVESTMENT...........................................................S-133

METHOD OF DISTRIBUTION.....................................................S-134

LEGAL MATTERS..............................................................S-135

RATINGS....................................................................S-135

INDEX OF PRINCIPAL DEFINITIONS.............................................S-137

EXHIBIT A-1--
    Certain Characteristics of Mortgage Loans
      and Mortgaged Properties.............................................A-1-1

EXHIBIT A-2--
    Mortgage Pool Information..............................................A-2-1

EXHIBIT B--
    Form of Trustee Report...................................................B-1

EXHIBIT C--
    Decrement Tables for Certain Classes
       of Offered Certificates ..............................................C-1

EXHIBIT D--
    Price/Yield Tables for the
       Class S Certificates .................................................D-1

                                EXECUTIVE SUMMARY

         This Executive Summary summarizes selected information relating to the Offered Certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the accompanying Prospectus in full.

                           Initial Aggregate
                          Certificate Principal     Approx.                                     Initial     Weighted
                               Balance or            % of          Approx.      Pass-Through     Pass-      Average
                          Certificate Notional   Initial Pool   Initial Credit      Rate        Through       Life       Principal
   Class    Ratings (1)        Amount (2)           Balance      Support (3)     Description      Rate     (years)(4)    Window(4)
   -----    -----------   ---------------------  ------------   --------------  ------------    -------    ----------    ---------
Offered Certificates
S             Aaa/AAA      $1,149,622,805(5)          N/A            N/A          Variable           %         N/A           N/A
                                                                               (Interest Only)

A-1A          Aaa/AAA        $226,315,000            19.7%          28.00%          Fixed            %

A-1B          Aaa/AAA        $601,417,000            52.3%          28.00%       WAC Cap(6)          %

A-2            Aa2/AA         $57,482,000             5.0%          23.00%         WAC Cap           %

A-3             A2/A          $63,230,000             5.5%          17.50%         WAC Cap           %

A-4            A3/A-          $14,370,000             1.2%          16.25%         WAC(7)            %

B-1           Baa2/BBB        $43,111,000             3.8%          12.50%           WAC             %

B-2          Baa3/BBB-        $17,245,000             1.5%          11.00%           WAC             %

Private Certificates--Not Offered Hereby (8)
B-3             (9)           $54,607,000             4.7%           6.25%          Fixed            %

B-4             (9)           $11,496,000             1.0%           5.25%          Fixed            %

B-5             (9)           $22,993,000             2.0%           3.25%          Fixed            %

B-6             (9)           $14,370,000             1.2%           2.00%          Fixed            %

C               (9)           $22,986,805             2.0%            N/A           Fixed            %

---------------------
(1) Ratings shown are those of Moody's and Fitch, respectively. Classes marked "NR" will not be rated by the applicable rating agency.
(2) Depending on the actual size of the Initial Pool Balance, the initial aggregate Certificate Principal Balance or Certificate Notional Amount of any class of Certificates may be as much as 7.5% larger or smaller than the aggregate principal balance or amount, as the case may be, shown above.
(3) Represents the initial aggregate Certificate Principal Balance (expressed as a percentage of the Initial Pool Balance) of all classes of Certificates subordinate to the indicated class.
(4) Based on the assumptions that each borrower timely makes all payments on its underlying mortgage loan, that each underlying mortgage loan with an Anticipated Repayment Date (as defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement) is paid in full on such date, and that no underlying mortgage loan is otherwise prepaid prior to stated maturity. Further based on the other Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this Prospectus Supplement).
(5)      Aggregate Certificate Notional Amount.
(6) "WAC Cap" refers to a Pass-Through Rate that is, from time to time, equal to the lesser of the initial Pass-Through Rate for the subject class of Certificates and a weighted average coupon derived from rates on the underlying mortgage loans.
(7) "WAC" refers to a Pass-Through Rate that is, from time to time, equal to a weighted average coupon derived from rates on the underlying mortgage loans.
(8) The Private Certificates will also include three (3) classes of certificated REMIC residual interests and one (1) class of grantor trust certificates that are not shown above. Such Private Certificates do not have Certificate Principal Balances or Pass-Through Rates.
(9)      Not presented.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information from this Prospectus Supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the Offered Certificates, you should read carefully this Prospectus Supplement and the Prospectus in full.

                           Overview of the Transaction

Establishment of the Trust ........   The Depositor is establishing a trust, to
                                      be designated as DLJ Commercial Mortgage
                                      Trust 1998-CF2 (the "Trust"). The assets of the Trust (collectively, the "Trust
                                      Fund") will primarily consist of a pool of certain multifamily and commercial mortgage loans having the characteristics described in this Prospectus Supplement
                                      (collectively, the "Mortgage Loans").

Issuance of the Certificates.......   The Depositor is establishing the Trust
                                      for purposes of issuing the Series
                                      1998-CF2 Commercial Mortgage Pass-Through
                                      Certificates (the "Certificates") in
                                      multiple classes (each, a "Class"). The
                                      Certificates will, in the aggregate,
                                      represent the entire beneficial ownership of the Trust. The registered holders of the Certificates are referred to in this Prospectus Supplement as "Holders" or
                                      "Certificateholders".

Governing Document.................   The governing document for purposes of
                                      establishing the Trust and issuing the
                                      Certificates will be a Pooling and
                                      Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the Trustee, the REMIC Administrator, the
                                      Master Servicer and the Special Servicer
                                      (the "Pooling Agreement"). See "--The
                                      Relevant Parties" and "--Relevant Dates
                                      and Periods" below. The Pooling Agreement will also govern the servicing and administration of the Mortgage Loans and the other assets of the Trust. A copy of the Pooling Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K (the "Form 8-K"), within 15 days after the initial issuance of the Offered Certificates. The SEC will make the Form 8-K and its exhibits available to the public for inspection.

                                Relevant Parties

Depositor..........................   DLJ Commercial Mortgage Corp., a Delaware
                                      corporation and an affiliate of the
                                      Underwriter and the Mortgage Loan Seller.
                                      See "The Depositor" in the Prospectus.

Master Servicer....................   Banc One Mortgage Capital Markets, LLC, a
                                      Delaware limited liability company. See
                                      "Servicing of the Mortgage Loans--The
                                      Master Servicer and the Special Servicer" in this Prospectus Supplement.

Special Servicer...................   Banc One Mortgage Capital Markets, LLC, a
                                      Delaware limited liability company. See
                                      "Servicing of the Mortgage Loans--The
                                      Master Servicer and the Special Servicer" in this Prospectus Supplement.

                                      The Holders of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described in this Prospectus Supplement, to replace the Special Servicer and, further, to select a representative that may advise the Special Servicer on various servicing matters. At any particular time, the "Controlling Class" will, in general, be the most subordinate Class of the Certificates (other than the Class D, Class S, Class R-I, Class R-II and Class R-III Certificates) then outstanding that has a then-current aggregate Certificate
                                      Principal Balance that is not less than
                                      25% (or, in the case of the Class C
                                      Certificates, 20%) of such Class' initial aggregate Certificate Principal Balance. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" and "--The Controlling Class Representative" in this Prospectus Supplement.

Trustee and REMIC Administrator....   Norwest Bank Minnesota, National
                                      Association, a national banking
                                      association. See "Description of the
                                      Offered Certificates--The Trustee" in this
                                      Prospectus Supplement. The Trustee will
                                      also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

Mortgage Loan Seller...............   Column Financial, Inc. ("Column" or the
                                      "Mortgage Loan Seller"), a Delaware
                                      corporation and an affiliate of the
                                      Depositor and the Underwriter. Column
                                      either originated each Mortgage Loan or
                                      acquired it, directly or through an
                                      affiliate thereof, from the related
                                      originator. See "Description of the
                                      Mortgage Pool--The Mortgage Loan Seller
                                      and the Third Party Originators" in this Prospectus Supplement.

Originators........................   Each Mortgage Loan was originated by one
                                      of the following parties (collectively,
                                      the "Originators"):

                                      o   Column -- Two hundred ninety (290)
                                          Mortgage Loans, representing 90.8% of
                                          the Initial Pool Balance.

                                      o   Union Capital Investments, LLC ("Union
                                          Capital") -- Twenty-seven (27)
                                          Mortgage Loans, representing 7.9% of
                                          the Initial Pool Balance.

                                      o   Apple Bank for Savings ("Apple Bank")
                                          -- One (1) Mortgage Loan, representing
                                          1.3% of the Initial Pool Balance.

                                      Union Capital and Apple Bank are together referred to in this Prospectus Supplement as the "Third Party Originators". See "The Mortgage Loan Seller and the Third Party Originators" in this Prospectus Supplement.

                           Relevant Dates and Periods

Cut-off Date.......................   December 1, 1998. The Cut-off Date is the
                                      date as of which the Depositor will
                                      establish the Trust.

Closing Date.......................   On or about December 3, 1998. The Closing
                                      Date is the date on which the Offered
                                      Certificates will initially be issued.

Distribution Date..................   With respect to any calendar month
                                      (beginning with January 1999), the later of (i) the 12th day of such month (or, if such 12th day is not a business day, then the next succeeding business day) and (ii) the fourth business day following the Determination Date in such month. The
                                      Distribution Date is the date during any such calendar month on which distributions are to be made on the Certificates.

Record Date........................   With respect to any Distribution Date, the
                                      last business day of the calendar month
                                      immediately preceding the month in which such Distribution Date occurs. The Record
                                      Date is relevant for establishing which
                                      Holders of the Certificates are entitled to receive distributions on the related
                                      Distribution Date.

Determination Date.................   With respect to any calendar month
                                      (beginning with January 1999), the seventh day of such calendar month (or, if any such seventh day is not a business day, the immediately preceding business day).
                                      The Determination Date during any such
                                      calendar month is relevant for purposes of establishing the end of the Collection
                                      Period for the Distribution Date in such month.

Collection Period..................   With respect to any Distribution Date, the
                                      period that begins immediately following the Determination Date in the calendar month prior to the month in which such Distribution Date occurs and continues through and includes the Determination
                                      Date in the calendar month in which such Distribution Date occurs, except that the first Collection Period begins immediately following the Cut-off Date. Amounts available for distribution on any
                                      Distribution Date will be a function of
                                      the payments and other collections
                                      received, and any advances of payments
                                      due, in respect of the Mortgage Loans
                                      during the related Collection Period.

Interest Accrual Period............   With respect to any Distribution Date, the
                                      calendar month immediately preceding the month in which such Distribution Date occurs. The amount of interest distributable with respect to the interest-bearing Certificates on any
                                      Distribution Date will be a function of
                                      the interest accrued through the end of
                                      the related Interest Accrual Period.

Rated Final Distribution Date......   The Distribution Date in November 2031.
                                      The Rated Final Distribution Date is set at the first Distribution Date following the third anniversary of the end of the amortization term for the Mortgage Loan with the longest remaining amortization term as of the Closing Date. As discussed in this Prospectus Supplement, the ratings assigned to the

                                      Offered Certificates will represent the
                                      likelihood of timely receipt by the
                                      Holders thereof of all interest to which they are entitled on each Distribution Date and, except in the case of the Class S Certificates, the ultimate receipt by the Holders thereof of all principal to which they are entitled by the Rated Final Distribution Date.

Assumed Final Distribution Date....   With respect to any Class of Certificates,
                                      the Distribution Date on which the Holders of such Certificates would be expected to receive their last distribution based upon--

                                      o   The assumption that each borrower
                                          timely makes all payments on its
                                          Mortgage Loan.

                                      o   The assumption that each Mortgage Loan
                                          with an Anticipated Repayment Date is
                                          paid in full on that date.

                                      o   The assumption that no borrower
                                          otherwise prepays its Mortgage Loan
                                          prior to stated maturity.

                                      o   The other Maturity Assumptions set
                                          forth under "Yield and Maturity
                                          Considerations" in this Prospectus
                                          Supplement.

                                      The Assumed Final Distribution Date for
                                      each Class of Offered Certificates is set forth below for such Class.

                                                                Assumed Final
                                          Class               Distribution Date
                                          -----               -----------------

                                          Class S
                                          Class A-1A
                                          Class A-1B
                                          Class A-2
                                          Class A-3
                                          Class A-4
                                          Class B-1
                                          Class B-2

                          Overview of the Certificates

General............................   The Certificates will consist of 17
                                      Classes, only eight (8) of which are being offered pursuant to this Prospectus
                                      Supplement and the Prospectus. The Classes of Certificates that are being so offered are referred to in this Prospectus
                                      Supplement as the "Offered Certificates".

                                      The Depositor does not intend to register any of the remaining Classes of Certificates (collectively, the "Private Certificates") under the Securities Act, and is not offering such Certificates pursuant to this Prospectus Supplement or the Prospectus. The Depositor has included information regarding the Private Certificates in this Prospectus Supplement because of its potential relevance to an investment decision with respect to the Offered Certificates.

The Offered Certificates...........   Each Class of Offered Certificates will
                                      have the approximate initial aggregate
                                      Certificate Principal Balance or
                                      Certificate Notional Amount as set forth below, subject to a variance of plus or minus 7.5%, and will accrue interest at an annual rate (the "Pass-Through Rate") as set forth or otherwise described below:

                                                      Approx. Initial
                                                   Aggregate Certificate
                                                     Principal Balance
                                                      or Certificate        Pass-Through
                                      Class           Notional Amount            Rate
                                      -----        ---------------------    ------------
                                      Class S             N/A(1)                    %(2)
                                      Class A-1A         $226,315,000               %
                                      Class A-1B         $601,417,000               %(3)
                                      Class A-2           $57,482,000               %(3)
                                      Class A-3           $63,230,000               %(3)
                                      Class A-4           $14,370,000               %(4)
                                      Class B-1           $43,111,000               %(4)
                                      Class B-2           $17,245,000               %(4)

                                      ---------------

                                      (1) The Class S Certificates will accrue
                                          interest based on an aggregate
                                          Certificate Notional Amount equal to
                                          the aggregate Certificate Principal
                                          Balance outstanding from time to time
                                          of all those Certificates that have
                                          Certificate Principal Balances.

                                      (2) The Pass-Through Rate shown above for
                                          the Class S Certificates is the rate
                                          applicable for the Distribution Date
                                          in January 1999. The Pass-Through Rate
                                          for such Class will be variable and
                                          will be determined pursuant to a
                                          formula described under "Description
                                          of the Offered Certificates--
                                          Distributions--Calculation of
                                          Pass-Through Rates" in this Prospectus
                                          Supplement. Based on such formula, the
                                          Pass-Through Rate for such Class will
                                          generally equal the weighted average
                                          of the strip rates at which interest
                                          accrues on the respective components
                                          of the aggregate Certificate Notional
                                          Amount of the Class S Certificates
                                          from time to time.

                                      (3) The Pass-Through Rates shown above for
                                          the Class A-1B, Class A-2 and Class
                                          A-3 Certificates are the rates
                                          applicable for the Distribution Date
                                          in January 1999. The Pass-Through Rate
                                          for each such Class will be subject to
                                          change and will be determined pursuant
                                          to a formula described under
                                          "Description of the Offered
                                          Certificates--Distributions--
                                          Calculation of Pass-Through Rates" in
                                          this Prospectus Supplement. Based upon
                                          such formula, the Pass-Through Rate
                                          for each such Class will generally
                                          equal the lesser of the rate per annum
                                          specified above for such Class and the
                                          weighted average of the annual
                                          interest rates on the Mortgage Loans
                                          (in some cases, adjusted as described
                                          in this Prospectus Supplement and, in
                                          all cases, reduced by the rates per
                                          annum applicable to the calculation of
                                          certain fees).

                                      (4) The Pass-Through Rates shown above for
                                          the Class A-4, Class B-1 and Class B-2
                                          Certificates are the rates applicable
                                          for the Distribution Date in January
                                          1999. The Pass-Through Rate for each
                                          such Class will be variable and will
                                          be determined pursuant to a formula
                                          described under "Description of the
                                          Offered Certificates--Distributions--
                                          Calculation of Pass-Through Rates" in
                                          this Prospectus Supplement. Based upon
                                          such formula, the Pass-Through Rate
                                          for each such Class will generally
                                          equal the weighted average of the
                                          annual interest rates on the Mortgage
                                          Loans (in some cases, adjusted as
                                          described in this Prospectus
                                          Supplement and, in all cases, reduced
                                          by the rates per annum applicable to
                                          the calculation of certain fees).

                                      See "Description of the Offered
                                      Certificates--General" and
                                      "--Distributions--Calculation of
                                      Pass-Through Rates" in this Prospectus
                                      Supplement.

The Private Certificates...........   Each Class of the Private Certificates
                                      will have the approximate initial
                                      aggregate Certificate Principal Balance as set forth below, subject to a variance of plus or minus 7.5%, and will accrue interest at the Pass-Through Rate as set forth below:

                                                       Approx. Initial
                                                    Aggregate Certificate    Pass-Through
                                      Class           Principal Balance          Rate
                                      -----         ---------------------    ------------
                                      Class B-3          $54,607,000                %(1)
                                      Class B-4          $11,496,000                %(1)
                                      Class B-5          $22,993,000                %(1)
                                      Class B-6          $14,370,000                %(1)
                                      Class C            $22,986,805                %(1)
                                      Class D             N/A (2)                N/A (2)
                                      Class R-I           N/A (3)                N/A (3)
                                      Class R-II          N/A (3)                N/A (3)
                                      Class R-III         N/A (3)                N/A (3)

                                      ---------------

                                      (1) Fixed Pass-Through Rate.

                                      (2) Holders of the Class D Certificates
                                          will be entitled to receive, if and
                                          when paid, certain additional interest
                                          accrued in respect of each Mortgage
                                          Loan with an Anticipated Repayment
                                          Date that remains outstanding after
                                          such date, the payment of which
                                          additional interest is deferred as
                                          described in this Prospectus
                                          Supplement. The Class D Certificates
                                          do not have Certificate Principal
                                          Balances or Pass-Through Rates,
                                          however.

                                      (3) The Class R-I, Class R-II and Class
                                          R-III Certificates are REMIC residual
                                          interests and do not have Certificate
                                          Principal Balances or Pass-Through
                                          Rates.

Registration and Denominations.....   The Trust will be issuing the Offered
                                      Certificates in book-entry form in
                                      original denominations of: (i) in the case of the Class S Certificates, $10,000 initial Certificate Notional Amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class
                                      A-1A and Class A-1B Certificates, $10,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof; and (ii) in the case of the other
                                      Classes of Offered Certificates, $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof. Each Class of Offered
                                      Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The
                                      Depository Trust Company ("DTC"). As a
                                      result, you will not receive a fully
                                      registered physical certificate
                                      representing your interest in any Offered
                                      Certificate, except under the limited
                                      circumstances described in this Prospectus
                                      Supplement and in the Prospectus. See
                                      "Description of the Offered
                                      Certificates--Registration
                                      and Denominations" in this Prospectus
                                      Supplement and "Description of the
                                      Certificates--Book-Entry Registration and
                                      Definitive Certificates" in the
                                      Prospectus.

Optional Termination...............   The Trust may be terminated when the
                                      aggregate Stated Principal Balance (as
                                      defined under "Description of the Offered
                                      Certificates--Certain Relevant
                                      Characteristics of the Mortgage Loans" in this Prospectus Supplement) of the
                                      Mortgage Pool is less than 1.0% of the
                                      Initial Pool Balance. See "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

Federal Income Tax Consequences....   The Pooling Agreement will require the
                                      REMIC Administrator to make elections to treat designated portions of the Trust
                                      Fund as three separate "real estate
                                      mortgage investment conduits" (each, a
                                      "REMIC"). The designations for such REMICs are as follows:

                                      o   "REMIC I", the lowest tier REMIC, will
                                          hold, among other things, the Mortgage
                                          Loans, as well as any Mortgaged
                                          Properties (as defined in this
                                          Prospectus Supplement under "--The
                                          Mortgage Loans and Mortgaged
                                          Properties" below) that may have been
                                          acquired by the Trust following a
                                          borrower default, but excludes
                                          collections of certain additional
                                          interest accrued (and deferred as to
                                          payment) in respect of each Mortgage
                                          Loan with an Anticipated Repayment
                                          Date that remains outstanding
                                          thereafter (such excluded collections
                                          of additional interest, the "Non-REMIC
                                          Assets").

                                      o   "REMIC II" will hold the "regular
                                          interests" in REMIC I.

                                      o   "REMIC III" will hold the "regular
                                          interests" in REMIC II.

                                      The Non-REMIC Assets will collectively
                                      constitute a grantor trust (the "Grantor
                                      Trust") for federal income tax purposes.

                                      The Offered Certificates will be treated as "regular interests" (or, in the case of the Class S Certificates, multiple "regular interests") in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your Certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The Offered Certificates will not represent any interest in the Grantor Trust.

                                      The Class S Certificates will, and the
                                      other Classes of Offered Certificates may, be issued with original issue discount. If you own a Certificate issued with original issue discount, you may be required to report original issue discount income (and be subject to a tax thereon) before receiving a corresponding cash distribution.

                                      For tax information reporting purposes,
                                      the REMIC Administrator will compute the accrual of discount and premium on the Certificates, based on the assumption that each Mortgage Loan with an Anticipated Repayment Date will be paid in full on such date and on the further assumption that no borrower will otherwise prepay its Mortgage Loan prior to stated maturity.

                                      It is anticipated that any prepayment
                                      premium or yield maintenance charge
                                      allocable to a Class of Offered
                                      Certificates will be ordinary income to
                                      the Holders of such Class as such amounts become due to the Trust. See "Description of the Offered
                                      Certificates--Distributions--
                                      Distributions of Prepayment Premiums and
                                      Yield Maintenance Charges" in this
                                      Prospectus Supplement.

                                      For a more detailed discussion of the
                                      federal income aspects of investing in the Certificates, see "Federal Income Tax Consequences" in this Prospectus Supplement and "Federal Income Tax Consequences" in the Prospectus.

ERISA..............................   It is anticipated that certain employee
                                      benefit plans and other retirement
                                      arrangements subject to Title I of ERISA or Section 4975 of the Code will be able to invest in the Class A-1A, Class A-1B and Class S Certificates, without giving rise to a prohibited transaction, based upon an individual prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor. However, investments in the other Offered
                                      Certificates by, on behalf of or with
                                      assets of such entities, will be
                                      restricted as described under "Certain
                                      ERISA Considerations" in this Prospectus
                                      Supplement.

                                      If you are a fiduciary of any employee
                                      benefit plan or other retirement
                                      arrangement subject to Title I of ERISA or
                                      section 4975 of the Code, you should
                                      review carefully with your legal advisors whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

Legal Investment...................   The following Classes of Offered
                                      Certificates, upon initial issuance, will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                      Market Enhancement Act of 1984, as amended
                                      ("SMMEA"):

                                      o   Class S
                                      o   Class A-1A
                                      o   Class A-1B
                                      o   Class A-2

                                      The other Offered Certificates will not
                                      constitute "mortgage related securities" within the meaning of SMMEA.

                                      You should consult your own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for you. See "Legal Investment" in this Prospectus Supplement and in the Prospectus.

Certain Investment Considerations..   The yield to maturity on any Offered
                                      Certificate will be affected by the rate and timing of payments and other collections of principal on or in respect of the Mortgage Loans. In the case of Offered Certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield. In the case of Class S
                                      Certificates or any other Offered
                                      Certificates purchased at a premium, a
                                      faster than anticipated rate of payments and other collections of principal could result in a lower than anticipated yield.
                                      If you are contemplating the purchase of Class S Certificates, you should be aware that the yield to maturity on the Class S
                                      Certificates will be highly sensitive to the rate and timing of principal prepayments and other liquidations of
                                      Mortgage Loans and that an extremely rapid rate of prepayments and/or other liquidations in respect of the Mortgage
                                      Loans could result in a complete or
                                      partial loss of your initial investment.
                                      See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

Ratings............................   It is a condition to the issuance of the
                                      respective Classes of the Offered
                                      Certificates that they receive the credit ratings indicated below:


                                      Class       Moody's Rating   Fitch Rating
                                      -----       --------------   ------------
                                      Class S          Aaa             AAA
                                      Class A-1A       Aaa             AAA
                                      Class A-1B       Aaa             AAA
                                      Class A-2        Aa2              AA
                                      Class A-3         A2              A
                                      Class A-4         A3              A-
                                      Class B-1        Baa2            BBB
                                      Class B-2        Baa3            BBB-

                                      The ratings of the Offered Certificates
                                      address the timely payment of interest
                                      and, except in the case of the Class S
                                      Certificates, the ultimate payment of
                                      principal on or before the Rated Final
                                      Distribution Date. Such ratings do not
                                      represent any assessment of --

                                      o   The tax attributes of the Offered
                                          Certificates or of the Trust.

                                      o   Whether or to what extent prepayments
                                          of principal may be received on the
                                          Mortgage Loans.

                                      o   The likelihood or frequency of
                                          prepayments of principal on the
                                          Mortgage Loans.

                                      o   The degree to which the amount or
                                          frequency of prepayments on the
                                          Mortgage Loans might differ from those
                                          originally anticipated.

                                      o   Whether or to what extent the interest
                                          distributable on any Class of
                                          Certificates may be reduced in
                                          connection with Net Aggregate
                                          Prepayment Interest Shortfalls.

                                      o   The likelihood that prepayment
                                          premiums, yield maintenance charges or
                                          interest at the related Mortgage Rates
                                          will be received with respect to the
                                          Mortgage Loans.

                                      o   Whether the Holders of the Class S
                                          Certificates, despite receiving all
                                          distributions of interest to which
                                          they are entitled, would ultimately
                                          recover their initial investments in
                                          such Certificates.

                                      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                      For a description of the limitations of
                                      the ratings of the Offered Certificates, see "Ratings" in this Prospectus Supplement and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Reports to Certificateholders......   On each Distribution Date, the Trustee
                                      Report (substantially in the form of
                                      Exhibit B to this Prospectus Supplement) will be available to you through the sources described under "Description of the Offered Certificates--Reports to
                                      Certificateholders; Certain Available
                                      Information" in this Prospectus
                                      Supplement:

                                      You may review a loan-by-loan listing
                                      electronically in the form of the standard
                                      CSSA loan setup file and CSSA loan
                                      periodic update file. The Trustee will
                                      electronically provide such files on a
                                      monthly basis, to the extent that it
                                      receives the information needed to do so.

                                      Upon reasonable prior notice, you will
                                      also be permitted to review at the
                                      Trustee's offices during normal business hours a variety of information and documents that pertain to the Mortgage Loans and Mortgaged Properties, including loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent the Trustee receives such information and documents.

                                      See "Description of the Offered
                                      Certificates--Reports to
                                      Certificateholders; Certain Available
                                      Information" in this Prospectus
                                      Supplement.

                     The Certificates: A Structural Summary

Seniority..........................   The following chart sets forth the
                                      relative seniority of the respective
                                      Classes of Certificates for purposes of--

                                      o   Making distributions of interest and,
                                          if and when applicable, distributions
                                          of principal.

                                      o   Allocating losses on the Mortgage
                                          Loans, as well as certain
                                          default-related and otherwise
                                          unanticipated expenses of the Trust.

                                      Each identified Class of Certificates
                                      will, for the above specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                                                Summary Seniority Chart

                                                      Most Senior

                                     ------------------------------------------
                                     |   Class S, Class A-1A and Class A-1B   |
                                     ------------------------------------------
                                                        |
                                          --------------------------------
                                         |          Class A-2             |
                                          --------------------------------
                                                        |
                                          --------------------------------
                                         |          Class A-3             |
                                          --------------------------------
                                                        |
                                          --------------------------------
                                         |          Class A-4             |
                                          --------------------------------
                                                        |
                                          --------------------------------
                                         |          Class B-1             |
                                          --------------------------------
                                                        |
                                          --------------------------------
                                         |          Class B-2             |
                                          --------------------------------
                                                        |
                                     ------------------------------------------
                                     | Various Classes of Private Certificates |
                                     ------------------------------------------

                                                  Most Subordinate

                                      The only form of credit support for any
                                      Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates to which it is senior, including all of the Private Certificates (other than the Class D Certificates).

                                      Holders of the Class D Certificates will be entitled to receive, if and when paid, certain additional interest accrued in respect of each Mortgage Loan with an Anticipated Repayment Date that remains outstanding after such date, the payment of which additional interest is deferred as described in this Prospectus Supplement. Accordingly, the Class D Certificates are neither senior nor subordinate to any other Class of Certificates (except to the extent that amounts received on any particular Mortgage Loan with an Anticipated Repayment Date are applied to pay amounts other than such additional interest).

                                      See "Description of the Offered
                                      Certificates--General", "--Seniority",
                                      "--Distributions" and "--Allocation of
                                      Realized Losses and Certain Other
                                      Shortfalls and Expenses" in this
                                      Prospectus Supplement.

Distributions

A.  General........................   Distributions of interest and principal
                                      will be made to the Holders of the various
                                      Classes of Certificates entitled thereto, sequentially based upon their seniority as depicted in the Summary Seniority Chart above. See "Description of the Offered
                                      Certificates--Seniority" and
                                      "--Distributions--Priority of Payments" in this Prospectus Supplement.

B.  Distributions of Interest......   Each Class of Certificates (other than the
                                      Class R-I, Class R-II, Class R- III and
                                      Class D Certificates) will bear interest.
                                      In the case of each such Class, such
                                      interest will accrue during each Interest
                                      Accrual Period based upon--

                                      o   the Pass-Through Rate for such Class
                                          for the related Distribution Date,

                                      o   the aggregate Certificate Principal
                                          Balance or Certificate Notional
                                          Amount, as the case may be, of such
                                          Class outstanding immediately prior to
                                          the related Distribution Date, and

                                      o   the assumption that each year consists
                                          of twelve 30-day months.

                                      The timing of a prepayment on a Mortgage
                                      Loan may result in the collection of less than a full month's interest on such Mortgage Loan during the Collection Period of prepayment. As and to the extent described in this Prospectus Supplement, such shortfalls (net of the respective portions thereof attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the amount of accrued interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates on a pro rata basis.

                                      On each Distribution Date, subject to
                                      available funds and the payment priorities described above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued in respect of your Class of Offered Certificates through the end of the related Interest Accrual Period.

                                      See "Description of the Offered
                                      Certificates--Distributions --Calculations
                                      of Interest" and "--Allocation of Realized
                                      Losses and Certain Other Shortfalls and
                                      Expenses" in this Prospectus Supplement.

C.  Distributions of Principal.....   Those Certificates with Certificate
                                      Principal Balances are referred to in this Prospectus Supplement as "Principal
                                      Balance Certificates". In general, subject to available funds and the payment priorities described above, the Holders of each Class of Principal Balance
                                      Certificates will be entitled to receive a total amount of principal over time equal to the aggregate Certificate Principal
                                      Balance of such Class. However, the
                                      Pooling Agreement will require the Trustee to make such distributions of principal in a specified sequential order such that--

                                      o   No distributions of principal will be
                                          made to the Holders of any Class of
                                          Private Certificates until the
                                          aggregate Certificate Principal
                                          Balance of the Offered Certificates
                                          (other than the Class S Certificates,
                                          which do not have Certificate
                                          Principal Balances) is reduced to
                                          zero.

                                      o   No distributions of principal will be
                                          made to the Holders of the Class A-2,
                                          Class A-3, Class A-4, Class B-1 or
                                          Class B-2 Certificates until, in the
                                          case of each such Class, the aggregate
                                          Certificate Principal Balance of all
                                          more senior Classes of Offered
                                          Certificates (other than the Class S
                                          Certificates, which do not have
                                          Certificate Principal Balances) is
                                          reduced to zero.

                                      o   No distributions of principal will be
                                          made to the Holders of the Class A-1B
                                          Certificates until either:

                                          (i)    the aggregate Certificate
                                                 Principal Balance of the Class
                                                 A-1A Certificates is reduced to
                                                 zero; or

                                          (ii)   the aggregate Certificate
                                                 Principal Balance of the Class
                                                 A-2, Class A-3, Class A-4,
                                                 Class B-1, Class B-2, Class
                                                 B-3, Class B-4, Class B-5,
                                                 Class B-6 and Class C
                                                 Certificates is reduced to zero
                                                 due to losses on the Mortgage
                                                 Loans and/or certain
                                                 default-related or otherwise
                                                 unanticipated expenses of the
                                                 Trust and, as a result, the
                                                 Class A-1A and Class A-1B
                                                 Certificates are the only
                                                 Certificates with remaining
                                                 Certificate Principal Balances
                                                 (in which case, distributions
                                                 of principal will be made to
                                                 the Holders of the Class A-1A
                                                 Certificates and the Holders of
                                                 the Class A-1B Certificates on
                                                 a pro rata basis).

                                      The aggregate distributions of principal to be made on the respective Classes of Principal Balance Certificates on any Distribution Date will be a function of--

                                      o   the amount of all scheduled payments
                                          of principal due on the Mortgage Loans
                                          during the related Collection Period
                                          that are either received as of the
                                          related Determination Date or advanced
                                          by the Master Servicer, and

                                      o   the amount of any prepayments and
                                          other unscheduled collections of
                                          previously unadvanced principal in
                                          respect of the Mortgage Loans that are
                                          received during the related Collection
                                          Period.

                                      See "Description of the Offered
                                      Certificates--Distributions--Calculation
                                      of the Principal Distribution Amount" and "--Distributions--Priority of Payments" in this Prospectus Supplement.

D.  Distributions of
        Prepayment Premiums and
        Yield Maintenance Charges..   Any prepayment premium or yield
                                      maintenance charge collected in respect of a Mortgage Loan will be distributed, in the proportions described in this
                                      Prospectus Supplement, to the Holders of the Class S Certificates and/or to the Holders of the Class or Classes of Principal Balance Certificates then entitled to receive distributions of principal. See "Description of the Offered
                                      Certificates--Distributions of Prepayment
                                      Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

Allocation of Losses and Certain
   Other Shortfalls and Expenses...   Losses on the Mortgage Loans, together
                                      with certain default-related and other
                                      unanticipated expenses of the Trust, may cause the aggregate Stated Principal
                                      Balance of the Mortgage Pool to be less
                                      than the aggregate Certificate Principal
                                      Balance of the Principal Balance
                                      Certificates (any such deficit being
                                      referred to in this Prospectus Supplement as a "Mortgage Pool Deficit"). If a
                                      Mortgage Pool Deficit exists following the distributions made on the Certificates on any Distribution Date, then the aggregate
                                      Certificate Principal Balances of the
                                      respective Classes of Principal Balance
                                      Certificates will be successively reduced in reverse order of their seniority (as depicted in the Summary Seniority Chart above), until such Mortgage Pool Deficit is eliminated.

                                      In addition, the timing of a prepayment on a Mortgage Loan may result in the collection of less than a full month's interest on such Mortgage Loan during the Collection Period of prepayment. As and to the extent described in this Prospectus Supplement, such shortfalls (net of the respective portions thereof attributable to the fees of the Master Servicer and certain other items) will be allocated to reduce the aggregate amount of interest otherwise payable to the Holders of the respective Classes of interest-bearing Certificates on a pro rata basis.

                                      See "Description of the Offered
                                      Certificates--Allocation of Realized
                                      Losses and Certain Other Shortfalls and
                                      Expenses" and "Servicing of the Mortgage
                                      Loans--Servicing and Other Compensation
                                      and Payment of Expenses" in this
                                      Prospectus Supplement.

P&I Advances.......................   In general, the Master Servicer will be
                                      required to make advances (each, a "P&I
                                      Advance"), for distribution to the
                                      Certificateholders, in the amount of any delinquent monthly payments (other than balloon payments) of principal and interest due on the Mortgage Loans. The
                                      Master Servicer and, in limited cases, the Special Servicer will also generally be required to make advances (each, a "Servicing Advance") to cover certain costs and expenses relating to the servicing and administration of the
                                      Mortgage Loans. P&I Advances and Servicing
                                      Advances are collectively referred to in this Prospectus Supplement as "Advances".
                                      If the Master Servicer or Special Servicer fails to make any Advance that it is required to make, the Trustee will be required to make such Advance. None of the Master Servicer, the Special Servicer or the Trustee, however, will be required to make any Advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related Mortgage Loan. As and to the extent described in this Prospectus
                                      Supplement, any party that makes an
                                      Advance will be entitled to be reimbursed for such Advance, together with interest thereon.

                                      See "Description of the Offered
                                      Certificates--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling
                                      Agreements--Certificate Account" in the
                                      Prospectus.

Appraisal Reductions..............    If certain adverse events or
                                      circumstances, called "Appraisal Trigger
                                      Events", occur or exist with respect to a Mortgage Loan or the related Mortgaged
                                      Property, the Master Servicer or Special
                                      Servicer, will be obligated to obtain a
                                      new appraisal of such Mortgaged Property.
                                      The new appraised value may reflect an
                                      "Appraisal Reduction Amount", which will, in general, be calculated based upon a comparison of (i) 90% of such new appraised value to (ii) the principal balance of, and certain other amounts due under, the subject Mortgage Loan. If an Appraisal Reduction Amount does exist, the amount otherwise required to be advanced in respect of interest on the subject
                                      Mortgage Loan will be reduced generally in the same proportion that the Appraisal
                                      Reduction Amount bears to the principal
                                      balance of such Mortgage Loan. Due to the payment priorities, this will reduce the funds available to pay interest on the most subordinate Class of Certificates then outstanding. See "Description of the Offered Certificates--Appraisal
                                      Reductions" in this Prospectus Supplement.

                   The Mortgage Loans and Mortgaged Properties

The Mortgage Pool..................   The Trust Fund will primarily consist of
                                      the pool of Mortgage Loans (the "Mortgage
                                      Pool"). Each Mortgage Loan constitutes the obligation of one or more persons
                                      (individually and collectively as to such Mortgage Loan, the "Borrower") to repay a specified sum with interest. Each Mortgage
                                      Loan will be secured by a first lien on
                                      the fee and/or leasehold interest of the related Borrower or another person in one or more commercial or multifamily residential properties (each, a "Mortgaged
                                      Property").

                                      For more detailed information on the
                                      Mortgage Loans, see the following sections in this Prospectus Supplement:

                                      o   "Description of the Mortgage Pool"

                                      o   "Risk Factors--Risks Related to the
                                          Mortgage Loans"

                                      o   Exhibit A-1 - Certain Characteristics
                                          of the Mortgage Loans and Mortgaged
                                          Properties

                                      o   Exhibit A-2 - Mortgage Pool
                                          Information

                                      Listed below is certain statistical
                                      information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

                                      o   All numerical information provided
                                          with respect to the Mortgage Loans is
                                          provided on an approximate basis.

                                      o   All weighted average information
                                          provided with respect to the Mortgage
                                          Loans reflects weighting of the
                                          Mortgage Loans by their Cut-off Date
                                          Balances.

                                      o   When information with respect to the
                                          Mortgaged Properties is expressed as a
                                          percentage of the Initial Pool
                                          Balance, such percentages are based
                                          upon the Cut-off Date Balances of the
                                          related Mortgage Loans.

                                      o   Some of the Mortgage Loans are
                                          cross-collateralized and
                                          cross-defaulted with one or more other
                                          Mortgage Loans. Except where otherwise
                                          specifically indicated, each such
                                          cross-collateralized Mortgage Loan is
                                          presented as if it were secured only
                                          by a mortgage lien on the
                                          corresponding Mortgaged Property
                                          identified on Exhibit A-1 to this
                                          Prospectus Supplement.

                                      o   In certain cases, a single mortgage
                                          loan secured by multiple Mortgaged
                                          Properties is presented as a group of
                                          cross-collateralized Mortgage Loans.
                                          In each such case, a portion of such
                                          individual mortgage loan has been
                                          allocated to, and will be treated as a
                                          Mortgage Loan secured by, each related
                                          Mortgaged Property.

                                      o   Statistical information regarding the
                                          Mortgage Loans may change prior to the
                                          date of issuance of the Certificates
                                          due to changes in the composition of
                                          the Mortgage Pool prior to the Closing
                                          Date.

                                      o   This Prospectus Supplement refers to
                                          certain properties specifically by
                                          name. You should construe each
                                          reference to a named property as a
                                          reference to the Mortgaged Property
                                          identified by that name on Exhibit A-1
                                          to this Prospectus Supplement.

                                      o   Certain capitalized terms used with
                                          respect to the Mortgage Loans are
                                          defined under "Description of the
                                          Mortgage Pool" in this Prospectus
                                          Supplement.

A. General Characteristics.........   The Mortgage Pool will have the following
                                      general characteristics as of the Cut-off
                                      Date:

                                      Initial Pool Balance(1)......................    $1,149,662,805
                                      Number of Mortgage Loans.....................               318

                                      Maximum Cut-off Date Balance(2)..............       $74,732,033
                                      Minimum Cut-off Date Balance.................           $66,773
                                      Average Cut-off Date Balance.................        $3,615,166

                                      Maximum Mortgage Rate........................            8.520%
                                      Minimum Mortgage Rate........................            5.780%
                                      Weighted Average Mortgage Rate...............            7.120%

                                      Maximum Original Term to Maturity
                                           or Anticipated Repayment Date...........        300 months
                                      Minimum Original Term to Maturity
                                           or Anticipated Repayment Date...........         60 months
                                      Weighted Average Original Term to Maturity
                                           or Anticipated Repayment Date...........        130 months

                                      Maximum Remaining Term to Maturity
                                          or Anticipated Repayment Date............        298 months
                                      Minimum Remaining Term to Maturity
                                           or Anticipated Repayment Date...........         55 months
                                      Weighted Average Remaining Term to Maturity
                                           or Anticipated Repayment Date...........        126 months

                                      Maximum Underwritten Debt
                                          Service Coverage Ratio(3)................             2.79x
                                      Minimum Underwritten Debt
                                          Service Coverage Ratio...................             1.06x
                                      Weighted Average Underwritten
                                          Debt Service Coverage Ratio..............             1.45x

                                      Maximum Cut-off Date Loan-to-Value Ratio(4)..             91.2%
                                      Minimum Cut-off Date Loan-to-Value Ratio.....             25.0%
                                      Weighted Average Cut-off Date
                                          Loan-to-Value Ratio......................             71.6%

                                      Maximum Maturity/ARD Loan-to-Value Ratio(5)..             76.0%
                                      Minimum Maturity/ARD Loan-to-Value Ratio.....              3.3%
                                      Weighted Average Maturity/ARD                             60.1%
                                          Loan-to-Value Ratio......................

                                      ---------------------

                                      (1) The "Initial Pool Balance" is equal to
                                          the aggregate Cut-off Date Balance of
                                          the Mortgage Pool and is subject to a
                                          permitted variance of plus or minus
                                          7.5%.

                                      (2) The "Cut-off Date Balance" of each
                                          Mortgage Loan is equal to its unpaid
                                          principal balance as of the Cut-off
                                          Date, after application of all
                                          payments of principal due in respect
                                          of such Mortgage Loan on or before
                                          such date, whether or not received.

                                      (3) The "Underwritten Debt Service
                                          Coverage Ratio" for any Mortgage Loan
                                          is equal to the Underwritten Net Cash
                                          Flow (as such term is defined under
                                          "Description of the Mortgage
                                          Pool--Additional Mortgage Loan
                                          Information" in this Prospectus
                                          Supplement) generated by the related
                                          Mortgaged Property, divided by the
                                          product of 12 times the monthly
                                          payment of principal and/or interest
                                          due in respect of such Mortgage Loan
                                          on the Cut-off Date.

                                      (4) The "Cut-off Date Loan-to-Value Ratio"
                                          for any Mortgage Loan is equal to its
                                          Cut-off Date Balance, divided by the
                                          estimated value of the related
                                          Mortgaged Property as set forth in the
                                          most recent appraisal obtained by the
                                          Mortgage Loan Seller.

                                      (5) The "Maturity/ARD Loan-to-Value Ratio"
                                          for any Mortgage Loan that provides
                                          for a balloon payment or has an
                                          Anticipated Repayment Date is equal to
                                          the unpaid principal balance of such
                                          Mortgage Loan that will be outstanding
                                          as of its maturity date or Anticipated
                                          Repayment Date, as applicable,
                                          assuming no defaults or prepayments,
                                          divided by the estimated value of the
                                          related Mortgaged Property as set
                                          forth in the most recent appraisal
                                          obtained by the Mortgage Loan Seller.
                                          Maturity/ARD Loan-to-Value Ratios have
                                          not been calculated and are not
                                          presented for fully amortizing
                                          Mortgage Loans.

B.  State Concentration............   The table below shows the number and
                                      percentage (based on Cut-off Date Balance) of the Mortgage Loans that are secured by Mortgaged Properties located in the indicated states:

                                                     Number of      % of Initial
                                      State       Mortgage Loans    Pool Balance
                                      -----       --------------    ------------
                                      New York          19              13.5%
                                      California        40              12.7%
                                      Texas             49              11.0%
                                      Florida           28              10.8%
                                      Illinois          19              10.0%

                                      The remaining Mortgaged Properties are
                                      located throughout 32 other states and the District of Columbia. No more than 3.6% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

C.  Property Types.................   The table below shows the number and
                                      percentage (based on Cut-off Date Balance) of the Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:


                                                                  Number of       % of Initial
                                      Property Type            Mortgage Loans     Pool Balance
                                      -------------            --------------     ------------
                                      Multifamily Rental....         114              28.0%
                                      Retail................          65              20.1%
                                      Office................          38              19.5%
                                      Hospitality...........          28              13.6%
                                      Industrial............          25               7.4%
                                      Mixed Use.............          14               5.3%
                                      Manufactured Housing
                                        Community...........          19               3.3%
                                      Other.................          11               1.8%
                                      Self Storage..........           1               0.5%
                                      Triple Net Lease(1)...           3               0.5%

                                      -------------------

                                      (1) Mortgaged Properties subject to Triple
                                          Net Lease (as defined in this
                                          Prospectus Supplement), regardless of
                                          property type.

D.  Security for the Mortgage
        Loans......................   The table below shows the number and
                                      percentage (based on Cut-off Date Balance) of the Mortgage Loans that are secured by first mortgage liens on each of the specified interests in the related
                                      Mortgaged Properties.


                                               Encumbered Interest
                                                 in the Related         Number of      % of Initial
                                               Mortgaged Property     Mortgage Loans   Pool Balance
                                               -------------------    --------------   ------------
                                      Fee                                  309             90.2%
                                      Leasehold                              5              7.2%
                                      Fee and Leasehold                      2              1.9%
                                      Fee in Part, Leasehold in Part         2              0.7%

E.  Cut-off Date Balances..........   The table below shows the range of Cut-off
                                      Date Balances for the Mortgage Loans.


                                               Range of             Number of        % of Initial
                                        Cut-off Date Balances     Mortgage Loans     Pool Balance
                                        ---------------------     --------------     ------------
                                          $66,773 - $749,999            31                1.4%
                                         $750,000 - $1,249,999          44                3.9%
                                       $1,250,000 - $1,999,999          80               11.1%
                                       $2,000,000 - $2,999,999          52               11.2%
                                       $3,000,000 - $3,999,999          28                8.5%
                                       $4,000,000 - $4,999,999          18                7.1%
                                       $5,000,000 - $5,999,999          21                9.9%
                                       $6,000,000 - $9,999,999          28               17.4%
                                      $10,000,000 - $14,999,999          5                5.3%
                                      $15,000,000 - $19,999,999          5                7.9%
                                      $20,000,000 - $24,999,999          5                9.7%
                                      $25,000,000 - $74,732,033          1                6.5%

F.  Mortgage Rates ................   The table below shows the range of
                                      Mortgage Rates for the Mortgage Loans as of the Cut-off Date.


                                      Range of Cut-off    Number of      % of Initial
                                      Mortgage Rates    Mortgage Loans   Pool Balance
                                      ---------------   --------------   ------------
                                      5.780% - 6.499%         13             2.0%
                                      6.500% - 6.749%         20             7.9%
                                      6.750% - 6.999%         69            30.9%
                                      7.000% - 7.249%         89            25.8%
                                      7.250% - 7.499%         57            17.3%
                                      7.500% - 7.999%         53            14.3%
                                      8.000% - 8.520%         17             1.7%

G.  Original Terms to
        Maturity or ARD............   The table below shows the range of
                                      original terms to stated maturity or
                                      Anticipated Repayment Date, as applicable, for the Mortgage Loans.


                                      Range of Original
                                      Terms to Maturity       Number of        % of Initial
                                      or ARD (in Months)    Mortgage Loans     Pool Balance
                                      ------------------    --------------     ------------
                                           60 - 108              4                 1.3%
                                          109 - 120            267                86.6%
                                          121 - 204             29                 7.4%
                                          205 - 300             18                 4.8%


H.  Remaining Terms to
        Maturity or ARD............   The table below shows the range of
                                      remaining terms to stated maturity or
                                      Anticipated Repayment Date, as applicable, for the Mortgage Loans as of the Cut-off
                                      Date.


                                      Range of Remaining
                                      Terms to Maturity       Number of        % of Initial
                                      or ARD (in Months)    Mortgage Loans     Pool Balance
                                      ------------------    --------------     ------------
                                           55 - 90                4                1.3%
                                           91 - 126             267               86.6%
                                          127 - 162               4                0.9%
                                          163 - 186              24                6.3%
                                          187 - 298              19                5.0%

I.  Underwritten Debt Service
       Coverage Ratios.............   The table below shows the range of
                                      Underwritten Debt Service Coverage Ratios for the Mortgage Loans.


                                          Range of
                                        Underwritten
                                        Debt Service         Number of        % of Initial
                                      Coverage Ratios      Mortgage Loans     Pool Balance
                                      ---------------      --------------     ------------
                                       1.06x - 1.19x             4                0.6%
                                       1.20x - 1.29x            52               14.4%
                                       1.30x - 1.39x           103               38.7%
                                       1.40x - 1.49x            71               18.0%
                                       1.50x - 1.59x            41               12.0%
                                       1.60x - 1.69x            17                6.5%
                                       1.70x - 1.79x             8                3.8%
                                       1.80x - 1.89x             6                1.2%
                                       1.90x - 1.99x             6                1.4%
                                       2.00x - 2.79x            10                3.3%

J.  Cut-off Date Loan-to-Value
        Ratios.....................   The table below shows the range of Cut-off
                                      Date Loan-to-Value Ratios for the Mortgage
                                      Loans.


                                            Range of
                                          Cut-off Date          Number of      % of Initial
                                      Loan-to-Value Ratios    Mortgage Loans   Pool Balance
                                      --------------------    --------------   ------------
                                        25.00% - 50.00%            14              3.0%
                                        50.01% - 60.00%            23              8.2%
                                        60.01% - 70.00%            67             17.0%
                                        70.01% - 75.00%           108             34.7%
                                        75.01% - 80.00%            97             33.4%
                                        80.01% - 85.00%             6              3.2%
                                        85.01% - 91.20%             3              0.5%


K.  Maturity/ARD
        Loan-to-Value Ratios.......   The table below shows the range of
                                      Maturity/ARD Loan-to-Value Ratios for the
                                      Balloon Loans and the ARD Loans described in this Prospectus Supplement.


                                              Range of
                                            Maturity/ARD            Number of      % of Initial
                                      Loan-to-Value Ratios(1)    Mortgage Loans    Pool Balance
                                      -----------------------    --------------    ------------
                                           3.30% - 19.99%               3               0.5%
                                          20.00% - 39.99%               9               2.3%
                                          40.00% - 59.99%             133              39.6%
                                          60.00% - 76.00%             146              50.8%


                                      -------------------

                                      (1) Maturity/ARD Loan-to-Value Ratios have
                                          not been calculated and are not
                                          presented for fully amortizing
                                          Mortgage Loans.

The Large Mortgage Loans and Groups

A.  The Chanin Loan................   Set forth below is certain loan and
                                      property information in respect of the
                                      Mortgage Loan identified in this
                                      Prospectus Supplement as the "Chanin
                                      Loan". See "Description of the Mortgage
                                      Pool--Significant Mortgage Loans--The
                                      Chanin Loan" in this Prospectus
                                      Supplement.

                                      Cut-off Date Balance.......................    $74,732,033
                                      % of Initial Pool Balance..................           6.5%
                                      Property Type..............................         Office
                                      Mortgage Rate..............................         6.930%
                                      Scheduled P&I Payment......................       $526,740
                                      Stated Maturity Date.......................   June 1, 2022
                                      Anticipated Repayment Date.................  Sept. 1, 2008
                                      Appraised Value............................   $105,000,000
                                      Appraisal Date.............................   June 1, 1998
                                      Underwritten Debt Service Coverage Ratio...          1.33x
                                      Cut-off Date Loan-to-Value Ratio...........          71.2%
                                      Maturity/ARD Loan-to-Value Ratio...........          57.0%


B.  The American
         Real Estate Loans.........   Set forth below is certain loan and
                                      property information in respect of the
                                      group of cross-collateralized Mortgage
                                      Loans identified in this Prospectus
                                      Supplement as the "American Real Estate
                                      Loans". See "Description of the Mortgage
                                      Pool--Significant Mortgage Loans--The
                                      American Real Estate Loans" in this
                                      Prospectus Supplement.

                                      Cut-off Date Balance......................            $65,451,390
                                      % of Initial Pool Balance.................                   5.7%
                                      No. of Mortgage Loans.....................                     11
                                      Property Types............................  Industrial and Office
                                      Mortgage Rate.............................                 7.500%
                                      Scheduled P&I Payment.....................               $457,985
                                      Stated Maturity Date......................           Nov. 1, 2008
                                      Appraised Value...........................            $81,945,000
                                      Appraisal Dates...........................           Feb. 2, 1998
                                                                                        to Oct. 9, 1998
                                      Underwritten Debt Service Coverage Ratio..                  1.43x
                                      Cut-off Date Loan-to-Value Ratio..........                  79.9%
                                      Maturity/ARD Loan-to-Value Ratio..........                  70.6%

Payment Terms......................   Each Mortgage Loan accrues interest at the
                                      annual rate (its "Mortgage Rate") set
                                      forth with respect thereto on Exhibit A-1 to this Prospectus Supplement. The
                                      Mortgage Rate for each Mortgage Loan is
                                      fixed for the entire term of such Mortgage
                                      Loan.

                                      Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled P&I Payments") to be due on the first day of each month (its monthly "Due Date").

                                      Each Mortgage Loan identified in this
                                      Prospectus Supplement as a "Balloon Loan" provides for one of the following:

                                      o   monthly payments of interest only for
                                          its entire term to stated maturity; or

                                      o   an amortization schedule that is
                                          significantly longer than its
                                          remaining term to stated maturity and
                                          which, in some cases, begins only
                                          after the end of an initial
                                          interest-only period.

                                      In any event, a Balloon Loan will require a substantial payment of principal on its maturity date (such payment, together with the corresponding interest payment, a "Balloon Payment"). Three (3) Balloon Loans, representing 2.6% of the Initial Pool Balance, provide that the amount of the Scheduled P&I Payment (but not the related Mortgage Rate) will increase one time on the date on which an initial interest-only period ends and the amortization period commences. One (1) other Balloon Loan, representing 0.2% of the Initial Pool Balance, provides that the amount of the Scheduled P&I Payment (but not the related Mortgage
                                      Rate) will increase one time on the date that is 10 years following the initial Scheduled P&I Payment.

                                      Mortgage Loans identified in this
                                      Prospectus Supplement as "ARD Loans"
                                      provide material disincentives to the
                                      related Borrower to allow its Mortgage
                                      Loan to remain outstanding past a certain date (the "Anticipated Repayment Date" or "ARD"). Such disincentives, which in each case will begin effective as of the related Anticipated Repayment Date, include:

                                      o   The accrual of interest in excess of
                                          that accrued at the related Mortgage
                                          Rate. Such additional interest will be
                                          deferred and will be payable only
                                          after the outstanding principal
                                          balance of the ARD Loan is paid in
                                          full.

                                      o   The application of certain excess cash
                                          flow from the related Mortgaged
                                          Property to pay principal. Such
                                          payment of principal will be in
                                          addition to the principal portion of
                                          the Scheduled P&I Payment.

                                      The remaining Mortgage Loans, referred to in this Prospectus Supplement as "Fully Amortizing Loans", have amortization schedules that amortize such Mortgage Loans in full or substantially in full by their respective maturity dates.

                                      The table below shows the number and
                                      percentage of Mortgage Loans that are
                                      Balloon Loans, ARD Loans and Fully
                                      Amortizing Loans, respectively:


                                                               Number of         % of Initial
                                       Loan Type            Mortgage Loans       Pool Balance
                                       ---------            --------------       ------------
                                       Balloon Loans              281                78.3%
                                       ARD Loans                   10                15.0%
                                       Fully Amortizing
                                          Loans                    27                 6.7%

                                      No Mortgage Loan is a "premium loan"
                                      (i.e., no Borrower received more loan
                                      proceeds than the original principal
                                      balance of its Mortgage Loan in exchange for agreeing to a higher mortgage interest rate).

Delinquency Status.................   No Mortgage Loan was more than 30 days
                                      delinquent in respect of any Scheduled P&I
                                      Payment as of the Cut-off Date or at any time during the 12-month period preceding the Cut-off Date.

Lock-out Periods...................   A prepayment lock-out period is currently
                                      in effect for all of the Mortgage Loans.
                                      Set forth below is information regarding the remaining lock-out periods for the Mortgage Loans:

                                      Maximum Remaining Lock-out Period:             292 months
                                      Minimum Remaining Lock-out Period:              14 months
                                      Weighted Average Remaining Lock-out Period:    114 months

Defeasance.........................   Certain Mortgage Loans identified in this
                                      Prospectus Supplement as "Defeasance
                                      Loans" permit the related Borrower, no
                                      earlier than the second anniversary of the Closing Date, to obtain a release of the related Mortgaged Property (or, where applicable, one or more of the related
                                      Mortgaged Properties) from the lien of the related mortgage or other security instrument by delivering U.S. Treasury obligations as substitute collateral.


                                                                 Number of      % of Initial
                                      Loan Type               Mortgage Loans    Pool Balance
                                      ---------               --------------    ------------
                                      Defeasance Loans            252             92.6%
                                      Non-Defeasance Loans         66              7.4%

                                  RISK FACTORS

         You should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in deciding whether to purchase the Offered Certificates of any Class.

Risks Related to the Offered Certificates

         The Offered Certificates are Supported by Limited Assets. If the assets of the Trust are insufficient to make payments on your Certificates, no other assets will be available to you for payment of the deficiency. See "--Risk Factors--Limited Assets" in the Prospectus.

         Risks Associated With Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. The Underwriter has informed the Depositor that it intends to make a secondary market in the Offered Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop. Even if a secondary market does develop for the Offered Certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the Offered Certificates. The Depositor does not intend to list the Offered Certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your Certificates. In addition, the market value of your Certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

         Uncertain Yields to Maturity. The yield on your Certificates will depend on (a) the price you paid for such Certificates and (b) the rate, timing and amount of distributions on such Certificates. The rate, timing and amount of distributions on your Certificates will, in turn, depend on:

         o         the Pass-Through Rate(s) for your Certificates;

         o the rate and timing of payments and other collections of principal on the Mortgage Loans;

         o the rate and timing of defaults, and the severity of losses, if any, on the Mortgage Loans;

         o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the Certificates; and

         o the collection and distribution of prepayment premiums and yield maintenance charges with respect to the Mortgage Loans.

         Except to the extent that any of your Certificates have a fixed Pass-Through Rate, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that such factors might have on the yield to maturity of your Certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this Prospectus Supplement. See also "Yield and Maturity Considerations" in the Prospectus.

         Risks Related to the Rate of Prepayment. If you purchase your Certificates at a premium, and if payments and other collections of principal on the Mortgage Loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your Certificates at a discount, and if payments and other collections of principal on the Mortgage Loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your Certificates, may not be sufficient to offset fully any loss in yield on your Certificates.

         The investment performance of your Certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the Mortgage Loans being faster or slower than you anticipated. The actual yield to you, as a Holder of an Offered Certificate, may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any Offered Certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

         If you purchase Class S Certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the Mortgage Loans. Prior to investing in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to recoup fully your initial investment. The ratings on the Class S Certificates do not address whether a purchaser of such Certificates would be able to recover its initial investment therein.

         See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus. See also "Risk Factors--Effect of Prepayments on Yield of Certificates" in the Prospectus.

         Risks Associated with Borrower Defaults; Delinquencies and Defaults by Borrowers May Delay Payments to You. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

         If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

         Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates. See "Yield and Maturity Considerations" in this Prospectus Supplement.

         Potential Conflicts of Interest. The Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. In certain circumstances, the existing Special Servicer may be replaced by the Holder or Holders of Certificates representing a majority interest in the Controlling Class. The interests of the Holders of the Controlling Class of Certificates (which, subject to significant losses on the Mortgage Pool, will be a Class of Private Certificates) may be in conflict with your interests as a Holder of the Offered Certificates. In addition, the Depositor anticipates that Banc One Mortgage Capital Markets, LLC ("Banc One") (which will act both as Master

Servicer and Special Servicer) or an affiliate thereof will acquire certain of the Private Certificates as part of a joint bid with other investors in the Private Certificates. In connection with such joint bid, Banc One may enter into certain contractual arrangements with such other investors. Banc One is obligated to perform its servicing duties in accordance with the terms of the Pooling Agreement, including the servicing standard described in this Prospectus Supplement. In general, however, Banc One is not required to act in a manner more favorable to the Offered Certificates or any particular Class thereof than to the Private Certificates. In addition, as a Holder of Private Certificates, Banc One could have interests when dealing with defaulted Mortgage Loans or otherwise performing its duties under the Pooling Agreement that are in conflict with your interests as a Holder of Offered Certificates. Furthermore, the Holders of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described in this Prospectus Supplement, to replace the Special Servicer. The Depositor anticipates that Banc One and the other investors with whom it is submitting a joint bid for the Private Certificates, will initially own the Controlling Class of Private Certificates.

         In addition, Banc One services (and will, in the future, service) existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of its business. The properties securing these mortgage loans may be in the same markets as certain of the Mortgaged Properties. Consequently, personnel of Banc One, may perform services, on behalf of the Trust, with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the Mortgaged Properties. This may pose inherent conflicts for Banc One in its capacity as Master Servicer or Special Servicer.

         Certain Rights to Payment that are Senior to Distributions on the Certificates. The Master Servicer, the Special Servicer and the Trustee are each entitled to receive out of payments on or proceeds of specific Mortgage Loans (or, in some cases, out of general collections on the Mortgage Pool) certain payments or reimbursements for or in respect of compensation, Advances (with interest thereon) and indemnities, prior to distributions on the Certificates. In particular, Advances are intended to provide liquidity not credit support, and the advancing party is entitled to be reimbursed for its Advances, together with interest thereon to offset its cost of funds.

         ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire Offered Certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of Offered Certificates. In particular, the purchase or holding of the Class A-2, Class A-3, Class A-4, Class B-1, and Class B-2 Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Sections I and III of PTCE 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this Prospectus Supplement and "ERISA Considerations" in the Prospectus.

         Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the Borrowers and other third parties. Banc One and the initial Trustee are currently modifying their computer systems and applications such that they will be year 2000 compliant by August 31, 1999. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are able to correctly interpret data involving dates, the ability of such party to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) or to make distributions with respect to the Certificates (in the case of the Trustee) may be materially and adversely affected.

Risks Related to the Mortgage Loans

         Repayment of the Mortgage Loans Depends on the Operation of the Mortgaged Properties. The Mortgage Loans are secured by first mortgage liens on interests in the following types of real property:

         o         Multifamily Rental
         o         Office
         o         Retail
         o         Hospitality
         o         Industrial
         o         Mixed-Use
         o         Manufactured Housing Communities
         o         Other
         o         Self Storage

         Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the successful operation of the related real estate project.

         The ability of a Mortgaged Property to generate net operating income may be adversely affected by a number of factors, including:

         o         the age, design and construction quality of the property;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o         the proximity and attractiveness of competing properties;
         o         new construction of competing properties;
         o         the adequacy of the property's management and maintenance;
         o         an increase in operating expenses;
         o an increase in the capital expenditures needed to maintain the property or make improvements;
         o a decline in the financial condition of a major tenant (in particular, a sole tenant or anchor tenant);
         o         an increase in vacancy rates; and
         o         a decline in rental rates as leases are renewed or replaced.

         Other factors that may adversely affect the ability of a Mortgaged Property to generate net operating income are more general in nature, such as:

         o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);
         o local real estate conditions (such as an increase in or oversupply of comparable commercial or residential space);
         o         demographic factors;
         o         customer tastes and preferences; and
         o         retroactive changes in building codes.

         The volatility of net operating income generated by a Mortgaged Property over time will be influenced by many of the foregoing factors, as well as by:

         o         the length of tenant leases;
         o         the creditworthiness of tenants;
         o         the rental rates at which leases are renewed or replaced;

         o the percentage of total property expenses in relation to revenue;
         o the ratio of fixed operating expenses to those that vary with revenues; and
         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, Mortgaged Properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than Mortgaged Properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of Mortgaged Properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

         Tenant Concentration Entails Risk. In those cases where a Mortgaged Property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net cash flow generated by such Mortgaged Property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of such Mortgaged Property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         Any Mortgaged Property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Entails Special Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular Mortgaged Property may adversely affect the income produced by such property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

         Certain Additional Risks Relating to Tenants. The Mortgaged Properties will be affected by the ability of the respective Borrowers to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Most of the Mortgaged Properties are in whole or in part occupied under leases that expire during the respective terms of the related Mortgage Loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of Mortgaged Properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the Mortgaged Properties. Moreover, if a tenant at any Mortgaged Property defaults in its lease obligations, the Borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may adversely affect the value of the Mortgaged Properties without affecting their current net operating income, including:

         o         changes in interest rates;
         o         the availability of refinancing sources;
         o         changes in governmental regulations or fiscal policy;
         o         zoning or tax laws; and
         o         potential environmental or other legal liabilities.

         Property Management May Affect Property Value. The operation of a Mortgaged Property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

         o         responding to changes in the local market;
         o         planning and implementing the rental structure;
         o         operating the property and providing building services;
         o         managing operating expenses; and
         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Mortgaged Properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a Mortgaged Property.

         Factors Affecting the Operation of Multifamily Rental Properties. One hundred fourteen (114) Mortgage Loans, representing 28.0% of the Initial Pool Balance, are secured by multifamily apartment buildings (such Mortgaged Properties, the "Multifamily Rental Properties"). Factors that will affect the value and operation of a Multifamily Rental Property include:

         o the physical attributes of the apartment building (e.g., its age, appearance, amenities and construction quality);
         o         the location of the property;
         o the characteristics of the surrounding neighborhood (which may change over time);
         o the ability of management to provide adequate maintenance and insurance;
         o         the property's reputation;
         o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);
         o         the presence of competing properties;
         o the tenant mix (e.g., the tenant population may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base);
         o adverse local or national economic conditions (which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels);
         o state and local regulations (which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment); and
         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants.

         Effects of State and Local Regulations. Certain states where the Multifamily Rental Properties are located regulate the relationship between owner and tenants and require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use. Certain states where the Multifamily Rental Properties are located also prohibit retaliatory evictions, limit the reasons for which a landlord may terminate a tenancy, limit the reasons for which a landlord may increase rent and prohibit a landlord from terminating a tenancy solely because the building has been sold. In addition, numerous counties and municipalities impose rent control regulations on apartment buildings and others may impose such restrictions in the future. These regulations may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a Borrower's ability to raise property rents may impair such Borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Rental Property.

         Moderate- and Low-Income Tenants. Some of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. Such covenants may limit the potential rental rates that may govern rentals at a Multifamily Rental Property, the potential tenant base for the property or both.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Multifamily Rental Properties" in the Prospectus.

         Factors Affecting the Operation of Retail Properties. Without regard to Mortgaged Properties subject to Triple Net Leases, sixty-five (65) Mortgage Loans, representing 20.1% of the Initial Pool Balance, are secured by retail properties at which businesses offer consumer goods, other products and various entertainment, recreational or personal services (such Mortgaged Properties, the "Retail Properties").

         The Retail Properties consist of--

         o         Neighborhood shopping centers;
         o         Strip shopping centers;
         o         Power centers; and
         o         Individual stores and businesses.

         A variety of stores and businesses are located at the Retail Properties, including--

         o         Department stores;
         o         Grocery stores;
         o         Convenience stores;
         o         Restaurants;
         o         Discount stores;
         o         Drug stores;
         o         Electronics stores;
         o         Automotive parts supply stores;
         o         Automotive repair stores;
         o         Hardware and home improvement stores;
         o         Fitness centers;
         o         Banks;
         o         Specialty shops;
         o         Gasoline stations;
         o         Movie theaters;
         o         Salons; and
         o         Dry cleaners.

         The value and operation of a Retail Property depend on (among other things) the qualities and success of its tenants. The success of tenants generally at a Retail Property will be affected by a number of factors, including--

         o         competition from other retail properties;
         o perceptions regarding the safety, convenience and attractiveness of the property;
         o         demographics of the surrounding area;
         o the strength and stability of the local, regional and national economies;
         o         traffic patterns and access to major thoroughfares;
         o         availability of parking;
         o the particular mixture of the goods and services offered at the property;
         o         customer tastes and preferences; and
         o the drawing power of other tenants (some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property).

         A Retail Property generally must compete with comparable properties for tenants. Such competition is generally based on--

         o rent (the owner of a Retail Property may be required to offer a potential tenant a "free rent" period);
         o tenant improvements (the owner of a Retail Property may at its own expense significantly renovate and/or adapt space at the property to meet a particular tenant's needs); and
         o         the age and location of the property.

         Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a retail center can be important, because anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail center and whose operation is vital in attracting customers to the property. The Depositor considers many of the Retail Properties to be "anchored", although in some cases the premises occupied by the "anchor tenant" is not part of the security for the particular Mortgage Loan. In such cases, to the extent the Borrower does not control the space rented to the "anchor tenant", the Borrower may not be able to take actions with respect to such space that it otherwise typically would, such as granting concessions to retain an "anchor tenant" or removing an ineffective "anchor tenant".

         The economic performance of an "anchored" Retail Property will be adversely affected by various factors, including:

         o         an anchor tenant's failure to renew its lease;
         o         termination of an anchor tenant's lease;
         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
         o the cessation of the business of a self-owned anchor or of an anchor tenant (notwithstanding its continued payment of rent); or
         o         a loss of an anchor tenant's ability to attract shoppers.

         New Forms of Competition. The Retail Properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o         factory outlet centers;
         o         discount shopping centers and clubs;
         o         catalogue retailers;
         o         television shopping networks and programs;
         o         internet web sites; and
         o         telemarketing.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Retail Sales and Service Properties" in the Prospectus.

         Factors Affecting the Operation of Office Properties. Thirty-eight (38) Mortgage Loans, representing 19.5% of the Initial Pool Balance, are secured by office properties (such Mortgaged Properties, the "Office Properties"). A number of factors will affect the value and operation of an Office Property, including:

         o         the number and quality of tenants in the building;
         o the physical attributes of the building in relation to competing buildings;
         o         access to transportation;
         o the strength and stability of the local, regional and national economies;
         o         the availability of tax benefits;
         o         the desirability of the location of business;
         o         changes in zoning laws; and
         o the cost of refitting office space for a new tenant (which is often significantly higher than the cost of refitting other types of properties for new tenants).

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Office Properties" in the Prospectus.

         Factors Affecting the Operation of Hospitality Properties. Twenty-eight
(28) Mortgage Loans, representing 13.6% of the Initial Pool Balance, are secured by full service hotels, limited service hotels or motels or other similar lodging facilities (such Mortgaged Properties, the "Hospitality Properties"). Certain of the Hospitality Properties are associated with national or regional franchise chains, while others are not affiliated with any franchise chain but may have their own brand identity.

         Various factors may adversely affect the economic performance of a Hospitality Property, including:

         o adverse economic or social conditions, whether local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
         o         the construction of competing hotels or motels;
         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives (to satisfy such costs, the related Mortgage Loans generally require the Borrowers to fund reserves for furniture, fixtures and equipment);
         o perceptions regarding safety or attractiveness of the property or the amenities offered;
         o         proximity to businesses, airports or resort areas;
         o a deterioration in the financial strength or managerial capabilities of the owner and operator of a Hospitality Property; and
         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the construction of additional highways or other factors.

         In addition, because hotel and motel rooms generally are rented for short periods of time, Hospitality Properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.

         Risks Relating to Affiliation with a Franchise or Hotel Management Company. The performance of a Hospitality Property that is affiliated with a franchise or hotel management company depends in part on:

         o the continued existence and financial strength of the franchisor or hotel management company;
         o the public perception of the franchise or hotel chain service mark; and
         o the duration of the franchise licensing or management agreements.

         Franchise agreements for certain of the Hospitality Properties may terminate prior to the effective maturity date of the related Mortgage Loan. Replacement franchises may require significantly higher fees.

         The transferability of franchise license agreements is restricted. In the event of a foreclosure of a Hospitality Property, neither the Trustee nor the Special Servicer would have the right to use any franchise license applicable to such property without the franchisor's consent. Conversely, in the case of certain Mortgage Loans, the Trustee and Special Servicer may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

         Some states require that liquor licenses be held by a natural person and/or prohibit the transfer of liquor licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hospitality Property, it is unlikely that the Trustee (or the Special Servicer on its behalf) or any other purchaser in the foreclosure sale would be entitled to the rights under any liquor license for such property. If such is the case, it is possible that a new liquor license, if applied for, could not be obtained.

         See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Hotel and Motel Properties" in the Prospectus.

         Some of the Mortgaged Properties May Not Be Readily Convertible to Alternative Uses. Some of the Mortgaged Properties (in particular, those operated as manufactured housing communities or those operated for industrial purposes) may not be converted to alternative uses without substantial capital expenditures. If a Mortgaged Property is not readily adaptable to other uses, its liquidation value may be substantially less than would otherwise be the case.

         Risks Associated with Related Parties. Certain groups of Borrowers under the Mortgage Loans are under common control. For example, the Borrower under the "Chanin Loan" described in this Prospectus Supplement is affiliated with the Borrower under the Mortgage Loan secured by "11 Park Place". Those Mortgage Loans collectively represent 7.8% of the Initial Pool Balance. In addition, certain tenants lease space at more than one Mortgaged Property, and certain tenants are related to or affiliated with a Borrower. See Exhibit A-1 to this Prospectus Supplement for a list of the three most significant tenants at each of the Office Properties, the Retail Properties and the Mortgaged Properties used for industrial purposes. The bankruptcy or insolvency of, or other financial problems with respect to, any such Borrower or tenant could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

         Loan Concentration Entails Risk. In general, the inclusion in a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were distributed more evenly. The average Cut-off Date Balance of the Mortgage Loans is $3,615,166 (calculated without regard to the cross-collateralization of any cross-collateralized Mortgage Loans). Several of the individual Mortgage Loans have Cut-off Date Balances, and several of the groups of cross-collateralized Mortgage Loans have aggregate Cutoff Date Balances, that are substantially higher than such average Cut-off Date Balance. The following table sets forth Cut-off Date Balances for the five largest individual Mortgage Loans and groups of cross-collateralized Mortgage Loans.

            Cut-off Date Balances and Concentration of Mortgage Loans

Individual Mortgage Loan                                          % of Initial
or Group of Mortgage Loans(1)        Cut-off Date Balance         Pool Balance
-----------------------------        --------------------         ------------
Chanin Loan(2)                          $  74,732,033                  6.5%
American Real Estate Loans              $  65,451,390                  5.7%
Mortgage Loans secured by the
 Centers at Rancho Niguel(3)            $  28,674,753                  2.5%
Inland Loans                            $  25,000,000                  2.2%
Heritage Pointe Loan                    $  24,982,355                  2.2%
                                       --------------                 -----
 Total                                  $ 218,840,530                 19.0%

---------------------

(1) The Chanin Loan and the American Real Estate Loans are described under "Description of the Mortgage Pool--Significant Mortgage Loans" in this Prospectus Supplement.
(2) The Borrower under the Chanin Loan is affiliated with the Borrower under the Mortgage Loan secured by "11 Park Place".
(3) These Mortgage Loans constitute a group of two (2) cross-collateralized Mortgage Loans that are secured by "The Center at Rancho Niguel" and "The Edwards Center at Rancho Niguel".

         Geographic Concentration Entails Risks. A concentration of Mortgaged Properties in a particular locale, state or region increases the exposure of the Mortgage Pool to various factors including:

         o any adverse economic developments that occur in the locale, state or region where the Mortgaged Properties are located;
         o changes in the real estate market where the Mortgaged Properties are located;
         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the Mortgaged Properties are located; and
         o acts of nature, including floods, tornadoes and earthquakes in the areas where the Mortgaged Properties are located.

         The Mortgaged Properties are located in 37 states and the District of Columbia. The Mortgaged Properties located in each of the following states secure Mortgage Loans that represent more than 5% of the Initial Pool Balance:


                             Total Cut-off Date Balance
                             of Mortgage Loans Secured          % of Initial
           State               by Properties in State           Pool Balance
           -----             --------------------------         ------------
           New York                      19                          13.5%
           California                    40                          12.7%
           Texas                         49                          11.0%
           Florida                       28                          10.8%
           Illinois                      19                          10.0%

         Risk of Changes in Mortgage Pool Composition. The Mortgage Loans amortize at different rates and mature at different dates. In addition, certain Mortgage Loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the Mortgage Pool will change over time.

         If you purchase Certificates with a Pass-Through Rate that is equal to or calculated based upon a weighted average of interest rates on the Mortgage Loans, your Pass-Through Rate will be affected (and may decline) as the relative composition of the Mortgage Pool changes.

         In addition, as payments and other collections of principal are received with respect to the Mortgage Loans, the remaining Mortgage Pool may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location. If you purchase any Offered Certificates other than the Class A-1A Certificates, you will be more exposed to any risks associated with changes in concentrations of Borrower, loan or property characteristics than are persons who own Offered Certificates that have an earlier Assumed Final Distribution Date than your Certificates.

         Extension and Default Risks Associated With Balloon Loans and ARD Loans. Two hundred eighty-one (281) Mortgage Loans, representing 78.3% of the Initial Pool Balance, are Balloon Loans, and ten (10) Mortgage Loans, representing 15.0% of the Initial Pool Balance, are ARD Loans. The ability of a Borrower under a Balloon Loan to make the required Balloon Payment at maturity, and the ability of a Borrower under an ARD Loan to repay such Mortgage Loan on or before the related Anticipated Repayment Date, in each case depends upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to refinance its Mortgage Loan or sell the related Mortgaged Property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

         o         the level of available mortgage rates;
         o         the fair market value of the related Mortgaged Property;
         o         the Borrower's equity in the related Mortgaged Property;
         o         the financial condition of the Borrower;
         o         operating history of the related Mortgaged Property;
         o         tax laws;
         o         prevailing general and regional economic conditions;
         o         the state of the fixed income and mortgage markets; and
         o the availability of credit for multifamily or commercial properties.

         See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" in the Prospectus.

         Any failure of a Borrower under a Balloon Loan to timely pay its Balloon Payment will be a default thereunder. Subject to certain limitations, the Special Servicer may extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement. There can be no assurance that any extension or modification will increase the recoveries in a given case.

         The failure of a Borrower under an ARD Loan to repay such Mortgage Loan by the related Anticipated Repayment Date will not constitute a default thereunder. Although an ARD Loan includes several provisions that may give the Borrower an incentive to repay such Mortgage Loan by the related Anticipated Repayment Date, there can be no assurance that such Borrower will be sufficiently motivated or able to do so.

         If any Balloon Loan remains outstanding past its stated maturity, or if any ARD Loan remains outstanding past its Anticipated Repayment Date, the weighted average lives of certain Classes of the Offered Certificates may be extended. See "Yield and Maturity Considerations" in this Prospectus Supplement and in the Prospectus.

         Risks of Subordinate and Other Additional Financing. At the respective dates of origination for the related Mortgage Loans, none of the Mortgaged Properties was encumbered by liens securing subordinated debt other than subordinated debt that is held by affiliates of the respective Borrowers, which affiliates have in each case agreed not to foreclose for so long as the related Mortgage Loan is outstanding. Some of the Mortgage Loans secured by Hospitality Properties allow the Borrowers to encumber the related Mortgaged Properties so long as--

         o the additional indebtedness is used for the purpose of refurbishing or renovating the property and/or acquiring certain furniture, fixtures and equipment for the property; and

         o certain loan-to-value and debt service coverage tests are satisfied.

         Except as described above, each Mortgage Loan either (i) prohibits the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) requires the consent of the holder of such Mortgage Loan prior to so encumbering such property. A violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults and, accordingly, the Trust may not realistically be able to prevent a Borrower from incurring subordinate debt. The existence of any secured subordinated indebtedness increases the difficulty of refinancing the related Mortgage Loan at maturity, and the related Borrower may have difficulty repaying multiple loans. In addition, the Trust's foreclosure of the related Mortgage Loan may be delayed by the bankruptcy or similar proceedings involving the subordinate lender or other legal action by such subordinate lender. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

         Certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or other purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the Borrower will become the subject of a bankruptcy proceeding.

         Except as described above, the Depositor has not been able to confirm whether the respective Borrowers under the Mortgage Loans have any other debt outstanding.

         Owners of certain Borrowers under the Mortgage Loans may incur so-called "mezzanine debt" that is secured by their ownership interests in such Borrowers. Such financing effectively reduces the indirect equity interest of any such owner in the related Mortgaged Property. In the case of the Mortgage Loan secured by "Jefferson at Treetops", which Mortgage Loan represents 1.7% of the Initial Pool Balance, general and limited partnership interests in the Borrower have been pledged to an unaffiliated third party to secure a loan in the original principal amount of $2,800,000. In the case of the Mortgage Loan secured by "Tierra Verde Marine Center", which Mortgage Loan represents 0.6% of the Initial Pool Balance, general and limited partnership interests in the Borrower have been pledged to an unaffiliated third party to secure a loan in the original principal amount of $1,000,000. No such "mezzanine debt" is included in the Mortgage Pool.

         Limited Recourse. You should consider all of the Mortgage Loans to be nonrecourse loans (i.e., in the event of a default, recourse will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage
Loan). In those cases where recourse to a Borrower or guarantor is permitted by the loan documents, the Depositor has not undertaken any evaluation of the financial condition of such Borrower or guarantor. Consequently, payment on each Mortgage Loan prior to maturity is dependent on one or more of the following:

         o         the sufficiency of the net operating income;

         o         the market value of the property at maturity; and

         o the ability of the Borrower to refinance or sell the Mortgaged Property.

None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

         Environmental Risks. In general, a third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to all of the Mortgaged Properties within the 21-month period preceding the Cut-off Date. However, no environmental assessment was conducted, but environmental insurance was obtained, as to the Mortgaged Properties identified on Exhibit A-1 to this Prospectus Supplement as "Run in Foods". Each environmental site assessment or update generally complied with industry-wide standards. In the case of certain Mortgaged Properties, a "Phase II" environmental assessment was also performed. If any such assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property and the consultant recommended action, then (depending on the nature of the condition or circumstance) the Borrower--

         o has implemented or agreed to implement an operations and maintenance plan (including, in several cases, in respect of asbestos-containing materials ("ACMs"), lead-based paint and/or radon) or periodic monitoring of nearby properties in the manner and within the time frames specified in the related Mortgage Loan documents; or

         o established an escrow reserve with the lender to cover the estimated cost of remediation; or

         o        has obtained environmental insurance.

         There can be no assurance, however, that the environmental assessments identified all adverse environmental conditions and risks, that the related Borrowers will implement all recommended operations and maintenance plans or that the recommended action will fully remediate or otherwise address all the adverse environmental conditions and risks. In addition, the current environmental condition of a Mortgaged Property could be adversely affected by tenants or by the conditions or operations in the vicinity of the Mortgaged Properties (e.g., leaking underground storage tanks) at another property nearby.

         Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. For example, certain laws impose liability for release of ACMs into the air or require the removal or containment of ACMs. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use such property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), as well as certain other federal and state laws, provide that a secured lender (such as the Trust) may be liable, as an "owner" or "operator" of the real property, regardless of whether the Borrower or a previous owner caused the environmental damage, if (i) agents or employees of the lender are deemed to have participated in the management of the Borrower or (ii) under certain conditions the lender actually takes possession of a Borrower's property or control of its day-to-day operations (as for example, through the appointment of a receiver or foreclosure). Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the Prospectus.

         Risks Related to Lead-Based Paint at Multifamily Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the Multifamily Properties. In these cases, the Borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

         Risks Related to Off-Site LUSTs. Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks ("LUSTs") or other potential sources of groundwater contamination. Although the owners of those Mortgaged Properties and the Trust may not have legal liability for contamination of the Mortgaged Properties from such off-site sources, the enforcement of rights against third parties may result in additional transaction costs.

         Risks Related to ACMs. At several of the Mortgaged Properties, ACMs have been detected through sampling by environmental consultants. The ACMs found at these Mortgaged Properties are not expected to present a significant risk as long as the related Mortgaged Property continues to be properly managed. In connection therewith, the related Borrowers have agreed to establish and maintain operations and maintenance or abatement programs. Nonetheless, there can be no assurance that the value of a Mortgaged Property as collateral for the Mortgage Loan will not be adversely affected by the presence of ACMs.

         Risks Related to the Special Servicer Obtaining an Environmental Assessment Prior to taking Remedial Action. The Pooling Agreement will provide that before the Special Servicer acquires title to a Mortgaged Property on behalf of the Trust or assumes operation of a Mortgaged Property, it must obtain an environmental assessment of the property. Although this requirement will decrease the likelihood that the Trust will become liable under any environmental law, it will effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken or a determination is made that such action need not be taken or need not be taken prior to foreclosure). Accordingly, there is some risk that the Mortgaged Property will decline in value while this assessment is being obtained. Moreover, there is no assurance that this requirement will effectively insulate the Trust from potential liability under environmental laws. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

         Risks Related to Property Condition. Licensed engineers inspected all of the Mortgaged Properties during the 18-month period preceding the Cut-off Date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each Mortgaged Property. In some cases, the inspections identified conditions at a particular Mortgaged Property requiring repairs or replacements estimated to cost in excess of $100,000. In such cases, the Originator of the related Mortgage Loan generally required the related Borrower to fund reserves, or deliver letters of credit or other instruments, to cover such costs. In certain cases, no reserve was required because of the creditworthiness of the Borrower or a significant tenant responsible for most of the costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs or that the creditworthiness of the particular Borrower or any significant tenant responsible for such repair or replacement will not decline.

         Reserves May Be Insufficient. Certain of the Mortgage Loans require that reserves be funded on a monthly basis from cash flow generated by the related Mortgaged Property to cover ongoing monthly, semi-annual or annual expenses such as taxes and insurance. Most of the Mortgage Loans also required reserves to be established, or letters of credit or other instruments to be delivered, upon the closing of the Mortgage Loan to fund identified capital expenditure items, certain leasing costs, identified environmental remediation costs or identified engineering remediation costs when such needs were identified. Such reserves, letters of credit or other instruments may not be sufficient to offset the actual costs of the items which they were intended to cover. In addition, cash flow from the Mortgaged Properties may not be sufficient to fund fully the ongoing monthly reserve requirements.

         Limitations on Enforceability of Cross-Collateralization. Nine (9) separate groups of Mortgage Loans, representing 5.7%, 2.5%, 2.2%, 1.4%, 1.0%, 0.7%, 0.7%, 0.3% and 0.3%, respectively, of the Initial Pool Balance, provide for some form of cross-collateralization between the Mortgage Loans in each such group (such Mortgage Loans, collectively, the "Cross-Collateralized Mortgage Loans"; and each such group, a "Cross-Collateralized Group"). The purpose of these arrangements is to reduce the risk of default or ultimate loss as a result of an inability of a Mortgaged Property to generate sufficient net operating income to pay debt service. However, certain of the Cross-Collateralized Groups provide for a full or partial termination of the applicable cross-collateralization, and/or permit the release of one or more of the related Mortgaged Properties from the related mortgage lien, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this Prospectus Supplement.

         Certain of the Cross-Collateralized Groups are, in each such case, secured by Mortgaged Properties located in two or more states. Such Cross-Collateralized Groups collectively represent 9.3% of the Initial Pool Balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Therefore, upon a default under any Cross-Collateralized Mortgage Loan, it may not be possible to foreclose on the related Mortgaged Properties simultaneously.

         Certain of the Cross-Collateralized Groups involve, in each such case, multiple Borrowers. Cross-collateralization arrangements involving more than one Borrower could be challenged as a fraudulent conveyance by creditors of a Borrower or by the representative of the bankruptcy estate of a Borrower, if a Borrower were to become a debtor in a bankruptcy case. A lien granted by a Borrower to secure repayment of another Borrower's Mortgage Loan could be avoided if a court were to determine that (i) such Borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the Borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other Borrower. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such Borrower from the respective Mortgage Loan proceeds, as well as the benefit to it from the cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the pertinent Mortgage Loan to existing or future indebtedness of that Borrower. The court could also allow the Borrower to recover payments it made pursuant to the avoided cross-collateralization.

         Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges. Sixty-eight (68) Mortgage Loans, representing 9.1% of the Initial Pool Balance, require the related Borrowers during some period of the related loan term to pay an additional amount ("Prepayment Consideration") when they make a voluntary principal prepayment. In general, the Prepayment Consideration is calculated either as a percentage of the principal amount prepaid (a "Prepayment Premium") or on the basis of a yield maintenance formula (a "Yield Maintenance Charge"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement. Any Prepayment Premiums or Yield Maintenance Charges collected on the Mortgage Loans will be distributed to the persons, in the amounts and in accordance with the priorities described in this Prospectus Supplement under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". The Depositor makes no representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge.

         Under the laws of a number of states, the enforceability of any Mortgage Loan provisions that require the Prepayment Premium or Yield Maintenance Charge upon an involuntary prepayment is unclear. Even if the obligation is enforceable, the Special Servicer has authority to waive it in connection with obtaining a pay-off of a defaulted Mortgage Loan. Even if the obligation is enforceable and enforced, the related liquidation proceeds may not be sufficient to make such payment because the Pooling Agreement generally requires the Special Servicer to apply liquidation proceeds to cover outstanding servicing expenses and unpaid principal and interest before applying them to cover any

Prepayment Premium or Yield Maintenance Charge due in connection with the liquidation of such Mortgage Loan. Accordingly, the Holders of the more subordinate Classes of Certificates may receive distributions of interest and/or principal with respect to the liquidated Mortgage Loan, while the Holders of the more senior Classes of Certificates receive none (or less than all) of the required Prepayment Consideration in connection with the liquidation. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

         In certain circumstances involving the sale of Mortgage Loans by the Trust, no Prepayment Premium or Yield Maintenance Charge will be payable. See "Description of the Mortgage Pool--Cures, Repurchases and Substitutions", "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" and "Description of the Offered Certificates--Termination" in this Prospectus Supplement.

         Limitations on Enforceability of Other Provisions. Most of the Mortgage Loans contain due-on-sale clauses, each of which permits the lender (with limited exception) to accelerate the maturity of the Mortgage Loan upon the sale, transfer or conveyance of (i) the related Mortgaged Property or (ii) a majority ownership interest in the related Borrower. All of the Mortgage Loans also include debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related Borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if--

         o        the default is deemed to be immaterial,
         o the exercise of such remedies would be inequitable or unjust, or
         o the circumstances would render the acceleration unconscionable.

         Most of the Mortgage Loans are secured by, in each such case, an assignment of leases and rents pursuant to which the related Borrower assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Borrower defaults, the license terminates and the lender is entitled to collect rents. In come cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

         Limitations of Appraisals. Appraisals were obtained for all of the Mortgaged Properties. Appraisals represent the analysis and opinion of an appraiser. They are not guaranties of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised value of each Mortgaged Property at or about the time of origination of the related Mortgage Loan is presented, for illustrative purposes only, on Exhibit A-1 to this Prospectus Supplement. Furthermore, in the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the appraised value on which such Mortgage Loan was underwritten.

         Risks Associated With Substitution Provisions. Each of three (3) Cross-Collateralized Groups, including the "American Real Estate Loans" described in this Prospectus Supplement and the Mortgage Loans secured by "Rivertree Court Shopping Center," "Woodland Heights Shopping Center," "Winnetka Commons Shopping Center," "Berwyn Plaza Shopping Center" and "Walgreen's Store" (the "Inland Loans"), permits the related Borrower the opportunity to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Substitution" in this Prospectus Supplement. Although each related Mortgage Loan sets forth conditions to substitution that are intended to avoid a deterioration in the quality of the properties securing the Mortgage Loan, there is no assurance that any substitute property will be of equal or better quality as the Mortgaged Property that it replaces or that the value and operating results of any substitute property will ultimately equal or exceed those of such Mortgaged Property.

         Tax Considerations Related to Foreclosure. If the Trust were to acquire a Mortgaged Property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property" (as defined in section 856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the relevant area for the type of building involved, will subject the Trust to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35% for federal purposes), thereby reducing net proceeds available for distribution to the holders of the Certificates.

         Uninsured Loss; Sufficiency of Insurance. The Borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the Borrower could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Borrower's ability to make payments under its Mortgage Loan. Although the Borrowers have covenanted to insure their respective Mortgaged Properties as and to the extent described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this Prospectus Supplement, there is a possibility of casualty losses with respect to a Mortgaged Property that are not covered by insurance or for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is generally not required to be maintained by a Borrower, even in respect of Mortgaged Properties located in California.

         Risks Particular to Ground Leases. Several of the Mortgage Loans (including the Chanin Loan described herein) are secured by first mortgage liens on the related Borrower's leasehold interest in all or a portion of the related Mortgaged Property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (breach and vacate the premises) the ground lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals). If a debtor lessee/Borrower rejects any or all of its leases, the Borrower's lender may not be able to succeed to the lessee/Borrower's position under the lease unless the lessor has specifically granted the lender such right. If both the lessor and the lessee/Borrowers are involved in bankruptcy proceedings, the Trustee may be unable to enforce the bankrupt lessee/Borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In such circumstances, it is possible that the Trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

         Risks Associated With Zoning Compliance. Due to changes in zoning requirements since the construction thereof, certain of the Mortgaged Properties may not comply with current zoning laws, including density, use, parking and set back requirements. In such cases, either the Mortgaged Property is considered a "permitted non-conforming structure" or the operation of the Mortgaged Property is considered to be a "permitted non-conforming use". This means that the Borrower is not required to alter its structure to comply with the new law; however, the Borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following such loss. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the Mortgage Loan in full. In addition, if the Mortgaged Property were repaired or restored in conformity with the current law, the value of the Mortgaged Property or the revenue-producing potential of the Mortgaged Property may be less than that which existed before the casualty.

         Costs Associated With Compliance With ADA. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a Mortgaged Property does not currently comply with the ADA, the related Borrower may be required to incur significant costs in order to effect such compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

         Limited Information Causes Uncertainty. Certain Mortgage Loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related Mortgaged Property. As a result, you may find it difficult to analyze the performance of any such Mortgaged Property.

         Litigation. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the Borrowers. The Depositor cannot provide any assurance that such litigation will not have a material adverse effect on the distributions to you.

         Mortgage Pool Subject to Change. Depending upon the Mortgage Loans actually transferred by the Depositor to the Trust, the Initial Pool Balance may vary from that stated in this Prospectus Supplement by as much as 7.5%. If any of the Mortgage Loans described in this Prospectus Supplement are not actually delivered by the Depositor to the Trust and no other Mortgage Loans are delivered in replacement thereof, the Mortgage Pool as actually constituted on the Closing Date may exhibit an increased concentration with respect to property type, number and affiliation of Borrowers and geographic location relative to what is described in this Prospectus Supplement. Changes in the actual Mortgage Pool from what is described in this Prospectus Supplement will also have an effect on the size of the aggregate Certificate Principal Balance or Certificate Notional Amount, and may have an effect on the calculation of the Pass-Through Rate, of one or more Classes of Certificates. Depending on the actual composition of the Mortgage Pool, the aggregate Certificate Principal Balance of the respective Classes of Principal Balance Certificates subordinate to your Offered Certificates may be smaller than as described in this Prospectus Supplement. It is expected that, if the Initial Pool Balance varies by more than 5% from what is stated in this Prospectus Supplement, the Underwriter will disseminate a new ABS term sheet describing the actual Mortgage Pool and the actual aggregate Certificate Principal Balance or Certificate Notional Amount and calculation of the Pass-Through Rate for each Class of Offered Certificates prior to pricing with you. In addition, the final Prospectus and Prospectus Supplement will describe the actual Mortgage Pool and final Certificate structure.


                        DESCRIPTION OF THE MORTGAGE POOL

General

         The Mortgage Pool has an Initial Pool Balance of $1,149,622,805, subject to a variance of plus or minus 7.5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of the Cut-off Date, after application of all payments due in respect of such Mortgage Loan on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $66,773 to $74,732,033, and the average Cut-off Date Balance of the Mortgage Loans is $3,615,166.

         This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the Mortgaged Properties. In reviewing such information, as well as the statistical information regarding the Mortgage Loans and the Mortgaged Properties contained elsewhere in this Prospectus Supplement, you should be aware that--

         o All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

         o All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

         o When information with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

         o Some of the Mortgage Loans are cross-collateralized and cross-defaulted with one or more other Mortgage Loans. Except where otherwise specifically indicated, each cross-collateralized Mortgage Loan is presented as if it were secured only by the corresponding Mortgaged Property identified on Exhibit A-1 to this Prospectus Supplement.

         o In certain cases, a single mortgage loan secured by multiple Mortgaged Properties is presented as a group of cross-collateralized Mortgage Loans. In each such case, a portion of such individual mortgage loan has been allocated to, and will be treated as a Mortgage Loan secured by, each related Mortgaged Property.

         o Statistical information regarding the Mortgage Loans may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date.

         o This Prospectus Supplement refers to certain properties specifically by name. You should construe each reference to a named property as a reference to the Mortgaged Property identified by that name on Exhibit A-1 to this Prospectus Supplement.

         o Certain capitalized terms used with respect to the Mortgage Loans are defined under "Summary of Prospectus Supplement--The Mortgage Loans and Mortgaged Properties" in this Prospectus Supplement.

         Each Mortgage Loan constitutes an obligation of the related Borrower to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or another party in one or more Mortgaged Properties.

         The table below shows the number and percentage (based on Cut-off Date Balance) of the Mortgage Loans secured by Mortgaged Properties operated for each indicated purpose:


                                                Number of        % of Initial
Property Type                                 Mortgage Loans     Pool Balance
-------------                                 --------------     ------------
Multifamily Rental........................         114              28.0%
Retail....................................          65              20.1%
Office....................................          38              19.5%
Hospitality...............................          28              13.6%
Industrial................................          25               7.4%
Mixed Use.................................          14               5.3%
Manufactured Housing
      Community...........................          19               3.3%
Other.....................................          11               1.8%
Self Storage..............................           1               0.5%
Triple Net Lease(1).......................           3               0.5%

-------------------

(1) Mortgaged Properties that are subject to Triple Net Leases (as defined in this Prospectus Supplement), regardless of property type.

         See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Multifamily Rental Properties", "--Mortgage Loans Secured by Office Properties", "--Mortgage Loans Secured by Retail Sales and Service Properties", "--Mortgage Loans Secured by Hospitality Properties" and "--Mortgage Loans Secured by Other Types of Properties" in the Prospectus. Certain of the Multifamily Rental Properties are subject to land use restrictive covenants or contractual covenants that require all or a portion of the units to be rented to low income tenants. Several of the Multifamily Rental Properties have concentrations of student tenants. Certain Multifamily Rental Properties consist of all or a majority of the individual units, and the corresponding interests in the common areas and facilities, of a condominium property whose homeowners association is controlled by the related Borrower.

         The table below shows the number and percentage of Mortgage Loans that are secured by first mortgage liens on each of the specified interests in the related Mortgaged Properties.


        Encumbered Interest
          in the Related                 Number of        % of Initial
        Mortgaged Property            Mortgage Loans      Pool Balance
        ------------------            --------------      ------------
Fee                                         309               90.2%
Leasehold                                     5                7.2%
Fee and Leasehold                             2                1.9%
Fee in Part, Leasehold in Part                2                0.7%

         The table below shows the number of, and the percentage of the Initial Pool Balance secured by, Mortgage Loans secured by Mortgaged Properties located in the indicated states.


                                                          % of
                                  Number of           Initial Pool
State                           Mortgage Loans           Balance
-----                           --------------           -------
New York                              19                  13.5%
California                            40                  12.7%
Texas                                 49                  11.0%
Florida                               28                  10.8%
Illinois                              19                  10.0%

         The remaining Mortgaged Properties are located throughout 32 other states and the District of Columbia. No more than 3.6% of the Initial Pool Balance is secured by Mortgaged Properties located in any such other jurisdiction.

         The Mortgage Pool includes nine (9) Cross-Collateralized Groups. Each Cross-Collateralized Group consists of two or more Mortgage Loans that are cross-collateralized and cross-defaulted with each other. Certain Cross-Collateralized Groups entitle the related Borrower(s) to obtain (at any time following the related Lock-out Period) a release of one or more of the related Mortgaged Properties and/or a termination of the applicable cross-collateralization, subject, in each such case, to the fulfillment of one or more of the following conditions--

         o the pay down of the loan(s) in an amount equal to a specified percentage (generally 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property to be released;

         o the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties; and/or

         o receipt by the lender of confirmation from each Rating Agency that such action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

         Certain of Cross-Collateralized Groups also entitle the related Borrower to a release of one or more of the related Mortgaged Properties under defeasance provisions. See "Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans". Three (3) of those Cross-Collateralized Groups permit the related Borrower to substitute one or more other commercial properties in place of one or more of the existing Mortgaged Properties as security for the loan. See "Certain Terms and Conditions of the Mortgage Loans--Substitution".

         Set forth below are the number of Mortgaged Properties securing, and the percentage of the Initial Pool Balance represented by, each Cross-Collateralized Group that has an aggregate Cut-off Date Balance representing at least 1.0% of the Initial Pool Balance.


                                                                 Number of          Number of States
                                                                  Mortgage         Where the Mortgaged       % of Initial
Cross-Collateralized Group                                         Loans         Properties are Located      Pool Balance
--------------------------                                         -----         ----------------------      ------------
American Real Estate Loans                                           11                      3                   5.7%
Mortgage Loans secured by The Center at
     Rancho Niguel and The Edwards Center at
     Rancho Niguel                                                    2                      1                   2.5%
Mortgage Loans secured by Rivertree Court Shopping
     Center, Woodland Heights Shopping Center, Winnetka
     Commons Shopping Center, Berwyn Plaza Shopping
     Center and Walgreen's Store                                      5                      2                   2.2%
Mortgage Loans secured by Blue Ash Portfolio,
     Springdale Office Center, Executive Center East
     and McDonald's                                                   4                      2                   1.4%
Mortgage Loans secured by Storage Box/Stowaway
     Storage and Maplewood Mobile Estates                             2                      1                   1.0%

         In certain cases, a single Mortgage Loan is secured by mortgage liens on two or more parcels that are contiguous or otherwise operated in close proximity or are operated jointly. For purposes of this Prospectus Supplement, all such parcels are presented and considered as one Mortgaged Property.

         You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower (i.e., in the event of a payment default by such Borrower, recourse will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations). In those cases where recourse to a Borrower or guarantor is permitted under the related Mortgage Loan documents, the Depositor has not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any other person.

Certain Terms and Conditions of the Mortgage Loans

         Due Dates. All of the Mortgage Loans provide for Scheduled P&I Payments to be due on the first day of each month.

         Mortgage Rates; Calculations of Interest. Each Mortgage Loan bears interest at a Mortgage Rate that is fixed until maturity. However, as described below, each ARD Loan will accrue interest after its Anticipated Repayment Date at a rate that is in excess of its Mortgage Rate prior to the Anticipated Repayment Date.

         As used in this Prospectus Supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 5.780% per annum to 8.520% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 7.120%

         No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of interest.

         Each Mortgage Loan will accrue interest on the basis of one of the following conventions:

         o The actual number of days elapsed during each one-month accrual period in a year of 360 days (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this Prospectus Supplement as "Actual/360 Mortgage Loans".

         o A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage loans that accrue interest on a 30/360 Basis are referred to in this Prospectus Supplement as "30/360 Mortgage Loans".

         The table below shows the number of, and percentage of Initial Pool Balance represented by, Mortgage Loans that accrue interest based on each of the foregoing conventions.


                                  Number of               % of Initial
Interest Accrual Basis          Mortgage Loans            Pool Balance
----------------------          --------------            ------------
Actual/360 Basis                     311                      98.3%
30/360 Basis                           7                       1.7%

         ARD Loans. Ten (10) Mortgage Loans, representing 15.0% of the Initial Pool Balance, are ARD Loans.

         An "ARD Loan" is characterized by the following features:

         o A maturity date that is approximately 24 years (or, in one case, 20 years) following origination.

         o The designation of an Anticipated Repayment Date that is approximately 10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Exhibit A-1 to this Prospectus Supplement.

         o The ability of the related Borrower to prepay such Mortgage Loan, without restriction (including without any obligation to pay a Prepayment Premium or a Yield Maintenance Charge), at any time on or after a date that is 6 months prior to the related Anticipated Repayment Date.

         o Until its Anticipated Repayment Date, the accrual of interest at its fixed Mortgage Rate.

         o From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") equal to the sum of (i) its Mortgage Rate, plus (ii) a specified margin (such margin, the "Additional Interest Rate") that is, in certain cases, not more than two percentage points.

         o The deferral of any interest accrued in respect of such Mortgage Loan at its Additional Interest Rate from and after the related Anticipated Repayment Date (such excess interest being referred to in this Prospectus Supplement as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of such Mortgage Loan has been paid in full.

         o From and after its Anticipated Repayment Date, the accelerated amortization of such Mortgage Loan out of any and all monthly cash flow from the related Mortgaged Property which remains after payment of the applicable Scheduled P&I Payment and permitted operating expenses and capital expenditures. Such additional monthly payments of principal are referred to in this Prospectus Supplement as "Accelerated Amortization Payments". Accelerated Amortization Payments and Additional Interest are considered separate from Scheduled P&I Payments due in respect of any ARD Loan.

         In general, the Borrower under each ARD Loan entered into a cash management agreement at closing whereby the Borrower or the manager of the Mortgaged Property is required to deposit or cause the deposit of all revenue from the related Mortgaged Property received after the related Anticipated Repayment Date into a designated account controlled by the Master Servicer.

         Balloon Loans. Two hundred eighty-one (281) Mortgage Loans, representing 78.3% of the Initial Pool Balance, are Balloon Loans.

         A "Balloon Loan" is characterized by one of the following--

         o no amortization of principal (i.e., a requirement that the related Borrower make only payments of interest) prior to stated maturity, or

         o an amortization schedule that is significantly longer than the actual term of such Mortgage Loan and which, in some cases, begins only after the end of an initial interest-only period,

which in either case results in a Balloon Payment being due in respect of such Mortgage Loan on its stated maturity date.

          Three (3) Balloon Loans, representing 2.6% of the Initial Pool Balance, provide that the amount of the Scheduled P&I Payment (but not the related Mortgage Rate) will increase one time at the date on which an interest-only period ends and the amortization period commences. One other Balloon Loan, representing 0.2% of the Initial Pool Balance, provides that the amount of the Scheduled P&I Payment (but not the Mortgage Rate) will increase one time on the date that is 10 years following the date of the initial Scheduled P&I Payment.

         Fully Amortizing Loans. Twenty-seven (27) Mortgage Loans, representing 6.7% of the Initial Pool Balance, are Fully Amortizing Loans.

         A "Fully Amortizing Loan" is characterized by:

         o substantially equal Scheduled P&I Payments throughout the term of such Mortgage Loan, and

         o an amortization schedule that is approximately equal to the actual term of such Mortgage Loan.

         Amortization of Principal. The table below shows (in months) the original and remaining amortization schedules and terms to maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                                Fully Amortizing
                                        Balloon Loans         ARD Loans              Loans                 All Loans
                                        -------------         ---------         ----------------           ---------
Original Term to Maturity
     Maximum                                 240                 120                   300                    300
     Minimum                                  60                 120                   120                     60
     Weighted Average                        124                 120                   220                    130

Remaining Term to Maturity
     Maximum                                 237                 118                   298                    298
     Minimum                                  55                 115                   117                     55
     Weighted Average                        120                 117                   217                    126

Original Amortization Term(1)
     Maximum                                 360                 300                   300                    360
     Minimum                                 180                 240                   120                    120
     Weighted Average                        336                 292                   220                    322

Remaining Amortization Term(1)
     Maximum                                 359                 298                   298                    359
     Minimum                                 179                 237                   117                    117
     Weighted Average                        333                 289                   217                    319

---------------------

(1) Excludes the "Inland Loans" described herein, which are the only Mortgage Loans that provide for payments of interest only for their entire terms to stated maturity.

         Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

         Voluntary Prepayment Provisions. In general, as of their respective dates of origination, the Mortgage Loans provided for:

         o a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

         o a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

         Exceptions to the foregoing include--

         (1) Sixty-eight (68) Mortgage Loans, representing 9.1% of the Initial Pool Balance, which provide for:

                  o        a Lock-out Period, followed by

                  o a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, followed by

                  o        an Open Period.

         (2) One Mortgage Loan, representing 1.0% of the Initial Pool Balance, which provides for a Lock-out Period until the related maturity date.

         (3) Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding otherwise applicable Lock-out Periods. See "Certain Terms and Conditions of the Mortgage Loans--Other Payment Provisions" below.

         The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 shows the type of prepayment provision that corresponds to each Mortgage Loan as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) remaining term to stated maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Date) and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each. The prepayment provisions relating to each Mortgage Loan generally do not apply to prepayments arising out of a casualty or condemnation of the related Mortgaged Property. The aggregate characteristics of the prepayment provisions of the Mortgage Pool will vary over time as Lock-out Periods expire and Mortgage Loans enter periods during which a Prepayment Premium or Yield Maintenance Charge may be required in connection with principal prepayments and, thereafter, enter Open Periods, and as Mortgage Loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency. The table titled "Mortgage Pool Prepayment Profile" on Exhibit A-2 shows the percentage of the aggregate Stated Principal Balance of the Mortgage Loans scheduled to be outstanding immediately prior to the Distribution Date occurring in December of each year (through 2017) as to which each type of prepayment provision would be in effect based on the "Maturity Assumptions". The "Maturity Assumptions" are described under "Yield and Maturity Considerations--Weighted Average Lives of Certain Classes of Offered Certificates" in this Prospectus Supplement.

         As described below under "--Defeasance Loans", most of the Mortgage Loans permit the Borrower (no earlier than the second anniversary of the Closing
Date) to obtain a release of the related Mortgaged Property (or, where applicable, one or more of the related Mortgaged Properties) from the lien of the related mortgage or other security instrument by delivering United States government securities as substitute collateral. The table titled "Prepayment Type as of the Cut-off Date" on Exhibit A-2 shows a breakdown of the Mortgage Loans based on (i) the type of combination of prepayment and/or defeasance provisions and (ii) the remaining Lock-out Period and/or Prepayment Consideration Period applicable to each.

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         Lock-out Periods. All of the Mortgage Loans provide for Lock-out
Periods as of the Cut-off Date and--

         o the maximum remaining Lock-out Period as of the Cut-off Date is 292 months,

         o the minimum remaining Lock-out Period as of the Cut-off Date is 14 months, and

         o the weighted average remaining Lock-out Period as of the Cut-off Date is 114 months.

         Partial prepayments of certain Mortgage Loans are required under certain circumstances, notwithstanding such Lock-out Periods. See "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

         Prepayment Consideration. In the case of most Mortgage Loans that provide for a Prepayment Consideration Period, the applicable Prepayment Consideration will equal the greater of a Prepayment Premium (in general, calculated at 1.0% of the amount prepaid) and a Yield Maintenance Charge. With respect to one Mortgage Loan, representing 0.6% of the Initial Pool Balance, the applicable Prepayment Consideration will equal a Prepayment Premium calculated at 1.0% of the amount prepaid.

         When applicable, a Yield Maintenance Charge will generally equal the product of--

         (a) the principal amount being prepaid (expressed as a percentage of the outstanding principal balance of the prepaid Mortgage Loan, prior to giving effect to the prepayment), and

         (b) as determined on or shortly before the date of prepayment, the excess, if any, of:

                  (i) the present value of all future Scheduled P&I Payments (including the related Balloon Payment) on the Mortgage Loan through and including maturity, as determined by discounting at an annual rate equal to the yield per annum on United States Treasury securities having a maturity closest to the maturity of the prepaid Mortgage Loan, over

                  (ii) the outstanding principal balance of the prepaid Mortgage Loan immediately prior to the prepayment.

For purposes of calculating a Yield Maintenance Charge in respect of an ARD Loan, however, such ARD Loan will be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

         Prepayment Premiums and Yield Maintenance Charges received on the Mortgage Loans will be allocated and distributed to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of Prepayment Premiums or Yield Maintenance Charges, and the Depositor makes no representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Charge in respect of any Mortgage Loan. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on the Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.


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



         Open Periods. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins 5 to 7 months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date).

         Other Prepayment Provisions. Certain of the Mortgage Loans provide for mandatory partial prepayments, notwithstanding any Lock-out Period that may otherwise be in effect:

         o As discussed under "--Additional Mortgage Loan Information--Tenant Matters" below, in a limited number of cases, the related Borrower is required to prepay its Mortgage Loan in part if a tenant under a ground lease related to a "pad" or designated portion of the Mortgaged Property exercises its right to purchase that "pad" or designated portion under a purchase option granted in the ground lease.

         o In a limited number of cases, the related Borrower established reserves that will be applied to a partial prepayment of the respective Mortgage Loan if certain tenants at the Mortgaged Property do not renew their leases or take possession of leased space or if certain expense reductions do not occur by a specified date.

         o In a limited number of cases, the related Borrower is required (upon the expiration of six months from the origination date and subject to certain conditions) to prepay its Mortgage Loan in part to the extent (if any) necessary to achieve a specified debt service coverage ratio (on a pro forma basis) with respect to the Mortgage Loan based on post-origination operating results of the related Mortgaged Property.

         In certain of these cases, the applicable Mortgage Loan requires the Borrower to pay a Prepayment Consideration in connection with a mandatory partial prepayment. Such Prepayment Consideration may be less than the Prepayment Consideration that would be required if the Borrower made a voluntary principal prepayment during any applicable Prepayment Consideration Period for the subject Mortgage Loan.

         Defeasance Loans. Two hundred fifty-two (252) Mortgage Loans, representing 92.6% of the Initial Pool Balance, are Defeasance Loans.

         A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower to pledge to the holder of such Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Cross-Collateralized Group, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

         o will be made prior, but as closely as possible, to all successive Due Dates through and including the maturity date, and

         o will, in the case of each such Due Date, be in an aggregate amount equal to or greater than the Scheduled P&I Payment (including, if applicable, the Balloon Payment) due on such date (with any excess to be returned to the related Borrower).

For purposes of determining the Defeasance Collateral in respect of an ARD Loan, however, such ARD Loan will be treated as if it is a Balloon Loan that matures on its Anticipated Repayment Date.

         If fewer than all of the Mortgaged Properties securing any Cross-Collateralized Group are to be released in connection with any such defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Properties to be released and the portion of the Scheduled P&I Payments attributable to such allocated loan amount.

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



         In connection with any such defeasance, the related Borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

         No such defeasance will be permitted prior to the second anniversary of the Closing Date.

         Substitution. Each of three (3) Cross-Collateralized Groups, including the "American Real Estate Loans" and the "Inland Loans", permits the related Borrower the opportunity to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property. Any such substitution, however, is subject to the satisfaction of certain conditions, which generally include:

         o limitations on the number and/or aggregate appraised value of the Mortgaged Properties that may be replaced;

         o a requirement that, unless all of the properties are being released in such substitution, the property must be transferred to an entity other than the related Borrower;

         o a requirement that, the appraised value of the substitute property (based on a current appraisal) must not be less than the greater of (i) the appraised value of the Mortgaged Property to be released as of the relevant origination date and (ii) the current appraised value of such Mortgaged Property;

         o a requirement that, after giving effect to the substitution, the debt service coverage ratio of the applicable Cross-Collateralized Group (based on all of the Mortgaged Properties then pledged thereunder) must not be less than the greater of (i) the debt service coverage ratio for the applicable Cross-Collateralized Group as of the related origination date and (ii) the debt service coverage ratio for the applicable Cross-Collateralized Group immediately prior to the substitution date;

         o in the case of the American Real Estate Loans, a requirement that the net operating income for the substitute property must not show a downward trend over the three years preceding the substitution;

         o in the case of the Inland Loans, a limitation that the "Rivertree Court Shopping Center" may not be released in connection with the substitution; and

         o a requirement that each Rating Agency must have confirmed that the substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the Mortgage. See, however, "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability of Other Provisions" in this Prospectus Supplement and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the Prospectus. Certain of the Mortgage Loans, however, permit one or more of the following:

         o a one-time or two-time transfer (or, in several cases, an unlimited number of transfers) of the related Mortgaged Property if specified conditions are satisfied (which, in general, include confirmation by each Rating Agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the Certificates) or if the transfer is to a transferee reasonably acceptable to the lender;

         o a transfer of the related Mortgaged Property to a person that is affiliated with the Borrower; or

         o        a transfer of certain beneficial interests in the Borrower.

         In general, the Master Servicer or the Special Servicer, as applicable, will be required to determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "Servicing of the Mortgage Loans--General", whether to exercise any right the holder of any Mortgage may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of the related Mortgage Loan. However, in the case of certain Mortgage Loans, neither the Master Servicer nor the Special Servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless it has received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of any of its then-current ratings then assigned by such Rating Agency to any Class of Certificates. This requirement will be applicable if the outstanding principal balance of the subject Mortgage Loan (together with the aggregate outstanding principal balance of all other Mortgage Loans that are cross-collateralized with the subject Mortgage Loan or have been made to the same Borrower or affiliated Borrowers) is greater than or equal to a 2% of the then aggregate principal balance of the Mortgage Pool.

         See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

Certain Mortgage Pool Characteristics

         General. A detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, is set forth in Exhibits A-1 and A-2 to this Prospectus Supplement. Certain capitalized terms that appear in those exhibits, as well as elsewhere in this Prospectus Supplement, are defined below. Due to rounding, percentages and amounts in the tables set forth in Exhibits A-1 and A-2 to this Prospectus Supplement may not add to 100% and amounts may not add to the indicated totals.

         1. "Underwritten Cash Flow", "Underwritten NCF" or "U/W NCF" means, with respect to any Mortgaged Property, an estimate, made at or about the time of origination of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses. Estimated Annual Revenues and Estimated Annual Operating Expenses were generally derived in the manner described below.

                  (a) The "Estimated Annual Revenues" for any Mortgaged Property generally equal the Base Estimated Annual Revenues for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Revenue Modifications made thereto.

                  The "Base Estimated Annual Revenues" for each Mortgaged Property were generally assumed to equal--

         o in the case of Multifamily Rental Properties and Mortgaged Properties that constitute manufactured housing communities ("Manufactured Housing Properties"), the annualized amounts of gross potential rents,

         o in the case of Mortgaged Properties primarily used for commercial purposes ("Commercial Properties"), other than Hospitality Properties, monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements, and

         o in the case of Hospitality Properties, estimated average room sales.

                  The "Revenue Modifications" made to the Base Estimated Annual Revenues for any Mortgaged Property for purposes of establishing its Estimated Annual Revenues include--

         o adjusting such revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy (or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties),

         o adjusting such revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the year,

         o adjusting such revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

         o adjusting such revenues downwards in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

         o in the case of Hospitality Properties, adjusting such revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

                  By way of example, Estimated Annual Revenues generally include:

         o for Multifamily Rental Properties and Manufactured Housing Properties, rental and other revenues;

         o for Hospitality Properties, room, food and beverage, telephone and other revenues; and

         o for other Commercial Properties, base rent, percentage rent, expense reimbursements and other revenues.

                  In the case of an owner-occupied Mortgaged Property for which no leases exist, the Estimated Annual Revenues were determined on the assumption that such property was "net leased" to a single tenant at market rents and were derived from rental rate and vacancy information for the surrounding real estate market.

                  (b) The "Estimated Annual Operating Expenses" for any Mortgaged Property generally equal the Historical Annual Operating Expenses for such Mortgaged Property, adjusted upward or downward, as appropriate, to reflect any Expense Modifications made thereto.

                  The "Historical Annual Operating Expenses" for any Mortgaged Property generally consist of historical expenses reflected in the operating statements and/or other financial information provided by the related Borrower. Such historical expenses with respect to any Mortgaged Property were generally obtained/estimated--

         o from operating statements relating to a complete fiscal year of the Borrower ended in 1995, 1996 or 1997 or a trailing 12-month period ended in 1997 or 1998,

         o by annualizing the amount of expenses for partial 1996, 1997 or 1998 periods for which operating statements were available, with certain adjustments for certain items deemed inappropriate for annualization,

         o by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data), or

         o if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the Mortgaged Property or market data.

                  The "Expense Modifications" made to the Historical Annual Operating Expenses for any Mortgaged Property for purposes of calculating its Estimated Annual Operating Expenses include--

         o assuming that a market rate management fee (in most cases, equal to approximately 3% to 5% of net rental revenues) was payable to the property manager,

         o adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

         o including the underwritten recurring replacement reserve amounts (the "U/W Recurring Replacement Reserves"),

         o adjusting historical expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

         o in the case of Hospitality Properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment ("FF&E") of between 4% and 5% of net rental revenues,

         o in the case of Hospitality Properties and certain Multifamily Rental Properties, Retail Properties and Mortgaged Properties operated for industrial purposes, adjusting historical expenses upward or downward to result in an expense-to-room or -total revenues ratio that approximates historical or industry norms, and

         o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions ("U/W Leasing Commissions and Tenant Improvements") at costs consistent with historical trends or prevailing market conditions (however, for certain tenants with longer than average lease terms or which were considered anchor tenants at a particular Retail Property, or in areas which were considered not to require such improvements, adjustments were not made to reflect tenant improvements and leasing commissions).

                  The amount of any U/W Recurring Replacement Reserves and/or U/W Leasing Commissions and Tenant Improvements for each Mortgaged Property is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The U/W Recurring Replacement Reserves shown on Exhibit A-1 are expressed as dollars per Unit in the case of Multifamily Mortgaged Properties, total departmental revenues in the case of Hospitality Properties and dollars per Leasable Square Footage in the case of other Commercial Mortgaged Properties.

                  By way of example, Estimated Annual Operating Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor (except as described above). In the case of Mortgaged Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are non-recoverable. In the case of certain Mortgaged Properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. In the case of the Hospitality Properties, Estimated Annual Operating Expenses include departmental expenses, reserves for FF&E, management fees and (where applicable) franchise fees.

                  In the case of an owner-occupied Property for which no leases exist, Estimated Annual Operating Expenses were determined on the assumption that the Property was "net leased" to a single tenant, and that expenses consisted solely of management fees and replacement reserves for expense or capital items generally not required to be paid by a tenant under a net lease.

         The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the Mortgage Loans. In addition, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of Mortgaged Properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for a Mortgaged Property does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for a Mortgaged Property shown on Exhibit A-1 to this Prospectus Supplement will be representative of the actual future net cash flow for such property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each Mortgaged Property are derived from generally unaudited information furnished by the related Borrower (however, in some cases an accounting firm performed agreed upon procedures that were intended to identify any errors in the information provided by the related Borrower). Audits of information furnished by Borrowers, particularly in cases where the information was not the subject of agreed upon procedures, could result in changes to such information. Such changes could in turn result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this Prospectus Supplement being overstated. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the Underwritten Net Cash Flow for such Mortgaged Property shown on Exhibit A-1 to this Prospectus Supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         2. "Underwritten Net Operating Income", "Underwritten NOI" or "U/W NOI" means, with respect to any Mortgaged Property, the Underwritten Net Cash Flow for such Mortgaged Property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for purposes of calculating the Underwritten Net Cash Flow for such Mortgaged Property--

         o       U/W Recurring Replacement Reserves;
         o       capital improvements, including recurring capital improvements;
         o       in the case of Hospitality Properties, expenses for FF&E; and
         o in the case of certain Mortgaged Properties used primarily for office, retail and industrial purposes, U/W Leasing
                 Commissions and Tenant Improvements.

         3. "Appraised Value" means, for any Mortgaged Property, the "as is" (or, if provided, the "as cured") value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs (as of the date of appraisal of the related Mortgaged Property), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the Mortgage Loan. In general, the amount of costs assumed by the appraiser for such purposes is based on an estimate by the individual appraiser, an estimate by the related Borrower, the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan or a combination of such estimates.

         4. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Scheduled P&I Payment under such Mortgage Loan as of the first Due Date that follows the Cut-off Date or, in the case of any Balloon Loan that has an interest-only period followed by an amortization period, the amount of the Scheduled P&I Payment under such Mortgage Loan as of the commencement of the amortization period.

         5. "Underwritten Debt Service Coverage Ratio", "Underwritten DSCR" or "U/W DSCR" means, with respect to any Mortgage Loan, the ratio of (a) the Underwritten Net Cash Flow for the related Mortgaged Property, to (b) the Annual Debt Service for such Mortgage Loan.

         6. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the ratio of (a) the Cut-off Date Balance of such Mortgage Loan, to (b) the Appraised Value of the related Mortgaged Property.

         7. "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of a Mortgaged Property operated, in whole or in part, for retail, office or industrial purposes, the square footage of the gross leasable area utilized for such purposes.

         8. "Units" means, (a) in the case of a Mortgaged Property operated, in whole or in part, as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartments and (b) in the case of a Mortgaged Property operated as a manufactured housing community, the number of pads upon which a mobile home can be hooked up.

         9. "Rooms" means, in the case of a Hospitality Property, the number of rooms and/or suites, without regard to the size of rooms in such rooms or suites.

         10. "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally means the percentage of Leasable Square Footage (in the case of Commercial Properties other than Hospitality Properties) or Units (in the case of Multifamily Rental Properties and Manufactured Housing Properties) of the subject Mortgaged Property that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan (as updated, in certain cases when the Depositor deemed appropriate and information was available, with more current occupancy information). Information shown in this Prospectus Supplement with respect to any weighted average of Occupancy Rates at U/W excludes Hospitality Properties from the relevant calculations.

         11. "Major Tenant" means a tenant of a Commercial Property that leases 10% or more of the net rentable area of such property.

         12. "LC & TI" means, with respect to any Mortgaged Property, leasing commissions and tenant improvements.

         13. "Year Built" means, with respect to any Mortgage Loan, the year when construction of the related Mortgaged Property was principally completed. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built may relate to the earliest, latest or average year in which such properties or phases were built, as the Depositor deems relevant.

         14. "Year Renovated" means, with respect to any Mortgage Loan, the year when the most recent substantial renovation of the related Mortgaged Property (or any particular aspect thereof) was principally completed. With respect to Mortgage Loans secured by multiple properties or by properties renovated in phases, the Year Renovated may relate to the earliest, latest or average year in which such properties or phases were renovated, as the Depositor deems relevant.

         15. "Most Recent DSCR" means, with respect to any Mortgage Loan, the ratio of (a) the Most Recent NOI for the related Mortgaged Property, to (b) the Annual Debt Service for such Mortgage Loan.

         16. "Most Recent Operating Statement Date" means, with respect to each Mortgage Loan, the date indicated on Exhibit A-1 as the "Most Recent Operating Statement Date" with respect to such Mortgage Loan. In general, such date is the end date of the period covered by the latest available annual (or, in some cases, estimated or annualized partial-year) operating statement.

         17. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. (See also "NOI" below.) For purposes of Most Recent NOI--

         o "Most Recent Revenues" are the Revenues (see "Revenues" in Paragraph No. 18 below) received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual operating statement and other information furnished by the related Borrower.

         o "Most Recent Expenses" are the Expenses (see "Expenses" in Paragraph No. 18 below) incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent Operating Statement End Date, based upon the latest available annual operating statement and other information furnished by the related Borrower.

         18. "NOI" means, with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses. For purposes of NOI:

         o "Revenues" generally consist of all revenues received in respect of a Mortgaged Property, including--

                  (i) for the Multifamily Rental Properties and Mortgaged Properties that constitute manufactured housing communities, rental and other revenues;


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                  (ii)     for the commercial properties other than Hospitality
                           Properties, base rent, percentage rent, expense reimbursements and other revenues; and

                  (iii) for the Hospitality Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

         o "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs but without any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or FF&E. In the case of Hospitality Properties, Expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

         19. "Maturity/ARD Balance" means, with respect to any Mortgage Loan, the principal balance thereof due at stated maturity (or, in the case of any ARD Loan, on the related Anticipated Repayment Date) pursuant to the payment schedule for such Mortgage Loan (and otherwise assuming no prepayments, defaults or extensions).

         20. "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV" means, with respect to any Mortgage Loan, the ratio of (a) the Maturity/ARD Balance for such Mortgage Loan to (b) the Appraised Value of the related Mortgaged Property.

Additional Mortgage Loan Information

         Delinquencies. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the 12-month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

         No "Premium Loans". No Mortgage Loan is a "premium loan", (i.e., no Borrower received more loan proceeds than the original principal balance of its Mortgage Loan in exchange for agreeing to a higher Mortgage Rate).

         Tenant Matters. Set forth below are certain special considerations regarding tenants at the Mortgaged Properties--

         o Three (3) Mortgage Loans, representing 0.5% of the Initial Pool Balance, are secured by Retail Properties that are subject in each case to a triple net (non-bondable) lease (a "Triple Net Lease") with a single credit tenant that possesses (or whose guarantor affiliate possesses) a rating of at least "BBB+" (or the equivalent) by one or both of the Rating Agencies and is generally responsible for all real property taxes, utility services and other operating expenses associated with the Mortgaged Property, but have termination and abatement rights if certain casualty or condemnation events occur.

         o Certain other Mortgage Loans are each secured by a Retail Property, an Office Property or a Mortgaged Property used for industrial purposes that is leased to one or more Major Tenants.

         o Certain companies are Major Tenants with respect to more than one Mortgaged Property.

         o There are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.


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         o        Certain of the Multifamily Rental Properties have material concentrations of student tenants.

         In addition, in the case of several Mortgage Loans, the Borrower's interest in a "pad" or designated portion of the related Mortgaged Property is subject to a ground lease in favor of a third party tenant and the tenant has an option to purchase the "pad" or designated portion of the property. In general, those Mortgage Loans permit a release of the "pad" or designated portion of the property upon the exercise by the tenant of its purchase option and a mandatory partial prepayment by the Borrower (notwithstanding any Lock-out Period that may otherwise be in effect) of the lesser of the purchase price paid by the tenant and/or the amount necessary to achieve specified loan-to-value and debt-service coverage ratios (on a pro forma basis) with respect to the remaining Mortgage Loan and Mortgaged Property (after giving effect to the partial prepayment and partial release).

         Ground Leases. Nine (9) of the Mortgage Loans, representing 9.8% of the Initial Pool Balance, are secured, in whole or in material part, by a Mortgage on the Borrower's leasehold interest in the related Mortgaged Property. In each such case, either:

         o the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan; or

         o the ground lessor has agreed to give the holder of the related Mortgage Loan notice of, and the right to cure, any default or breach by the lessee and the related ground lease expires (giving effect to all extension options) more than 10 years after the stated maturity of the related Mortgage Loan.

See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

         Additional and Other Financing. The Mortgaged Properties are not encumbered by liens securing subordinated debt other than subordinated debt that is held by affiliates of the respective Borrowers, which affiliates have in each case agreed not to foreclose for so long as the related Mortgage Loan is outstanding. Some of the Mortgage Loans secured by Hospitality Properties allow the Borrowers to encumber the related Mortgaged Properties so long as--

         o the additional indebtedness is used for the purpose of refurbishing or renovating the property and/or acquiring certain furniture, fixtures and equipment for the property; and

         o        certain loan-to-value and debt service tests are satisfied.

         Certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or other purposes.

         In the case of the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as Jefferson at Treetops, which Mortgage loan represents 1.7% of the Initial Pool Balance, general and limited partnership interests in the Borrower secure a loan in the original principal amount of $2,800,000. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as Tierra Verde Marine Center, which represents 0.6% of the Initial Pool Balance, general and limited partnership interest in the Borrower secure a loan in the original principal amount of $1,000,000.

         See "Risk Factors--Risks Related to the Mortgage Loans--Risks of Subordinate Debt and Other Additional Financing" in this Prospectus Supplement.


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Certain Underwriting Matters

         General. In connection with the origination of the respective Mortgage Loans, the related Originator evaluated each Mortgaged Property in a manner generally consistent with the standards described below. See also "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the Prospectus.

         Environmental Assessments. In general, a third-party environmental consultant conducted a "Phase I" environmental site assessment (or updated a previously conducted assessment) with respect to each Mortgaged Property during the 21-month period preceding the Cut-off Date. However, no environmental assessment was conducted, but environmental insurance was obtained, as to the Mortgaged Properties identified on Exhibit A-1 to this Prospectus Supplement as "Run In Foods". In some cases, additional environmental testing was conducted. Such environmental testing at any particular Mortgaged Property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were performed only at Multifamily Rental Properties and only when the Originator of the related Mortgage Loan believed such testing was warranted under the circumstances.

         The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective Mortgaged Properties. In many such cases, the identified condition related to the presence of ACMs, lead-based paint and/or radon. Where such substances were present, the environmental consultant generally recommended the establishment of an operation and maintenance plan (an "O&M Plan") to address the issue or, in the case of ACMs, an abatement program. Other identified environmental issues included below average condition of underground storage tanks at some of the Mortgaged Properties operated as gas stations, for which condition several Borrowers escrowed funds to cover the cost of upgrading the tanks.

         In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related Originator generally required the related Borrower either: (i) to effect such remediation prior to closing; or (ii) to effect such remediation post-closing and, in connection therewith, to deposit with the lender a cash reserve in a sum sufficient (generally equal to 100% to 125% of the estimated cost) to complete the remediation.

         In several cases, the environmental site assessment for a Mortgaged Property identified potential environmental problems at nearby properties but indicated that the subject Mortgaged Property had not been affected (or had been minimally affected), the potential for the problem to affect the subject Mortgaged Property was limited and/or a person responsible for remediation had been identified.

         There can be no assurance, however, that such environmental site assessments identified all adverse or potentially adverse environmental conditions at each Mortgaged Property.

         Property Condition Assessments. Third-party inspection firms inspected all of the Mortgaged Properties (or updated previously conducted inspections) during the 18-month period preceding the Cut-off Date to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each such Mortgaged Property.

         Such inspections identified various deferred maintenance items and necessary capital improvements at certain of the Mortgaged Properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a Mortgaged Property. When repairs or replacements were recommended, the related Borrower was required to undertake necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement. There can be no assurance that another inspector

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would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each Mortgaged Property during the 16-month period preceding the cut-off Date in order to establish the property value of such Mortgaged Property. Such appraisals (collectively, the "Appraisals") constitute the basis for the "Appraised Values" set forth for the respective Mortgaged Properties on Exhibit A-1 to this Prospectus Supplement.

         The Appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective Mortgage Loans. The Appraisals have not been updated following the origination of the respective Mortgage Loans and are not guarantees of, and may not be indicative of, the present or future value of the Mortgaged Properties. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular Mortgaged Property, even if such appraiser used the same general approach to, and the same method of, appraising such Mortgaged Property. Neither the Depositor nor the Underwriter has confirmed the values of the respective Mortgaged Properties set forth in the Appraisals.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Implicit in the Appraised Values for the Mortgaged Properties shown on Exhibit A-1 to this Prospectus Supplement, is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:

         o        buyer and seller are typically motivated;

         o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o        a reasonable time is allowed for exposure in the open market;

         o payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

         o the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

         Each Appraisal involved a physical inspection of the related Mortgaged Property and reflects a correlation of value based on indicated values by the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

         o In the "Sales Comparison Approach", the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market.

         o Under the "Income Approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts

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                  an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining Underwritten Net Cash Flow, resulting in variances in the related net operating income values.

         o Under the "Cost Approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

         The Appraisal for each Mortgaged Property contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), were followed in preparing such Appraisal. However, none of the Depositor, the Underwriter, the Mortgage Loan Seller or either Third Party Originator has independently verified the accuracy of such statement.

         In the case of certain Mortgage Loans that constitute acquisition financing, the related Borrower may have acquired the related Mortgaged Property at a price less than the Appraised Value on which such Mortgage Loan was underwritten.

         Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan, the related Originator examined whether the use and operation of the related Mortgaged Property were in material compliance with zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders then-applicable to such Mortgaged Property. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related Borrower. Where the Mortgaged Property as currently operated constituted a permitted nonconforming use and/or structure, an analysis was generally conducted as to (i) the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form and (ii) whether existing replacement cost hazard insurance would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down the Mortgage Loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount.

         Hazard, Liability and Other Insurance. Although exceptions exist, each Mortgage generally requires the related Borrower to maintain the following insurance coverage--

         o Hazard insurance in an amount that is (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the such Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a Borrower or tenant is permitted to self-insure the subject Mortgaged Property, provided that such party maintains a specified net worth.

         o If any portion of a Mortgaged Property was in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of such Mortgage Loan; (ii) except in certain cases, the full insurable value of such Mortgaged Property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.


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         o        Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount at least equal to $1 million per occurrence.

         o Business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or revenue from such Mortgaged Property for at least six months.

         In general, the Mortgaged Properties (including those located in California) are not insured against earthquake risks. In the case of Mortgaged Properties (other than those that are manufactured housing communities) located in California; however, a third party consultant to the related Originator conducted seismic studies to assess the "probable maximum loss" for such Mortgaged Property. In general, when the resulting reports concluded that a Mortgaged Property was likely to experience a "probable maximum loss" in excess of 20% of the estimated replacement cost of the improvements, the related Originator required the Borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low. In particular, in the case of two (2) Mortgaged Properties, representing security for 0.3% of the Initial Pool Balance, the respective Borrowers obtained earthquake insurance, and in the case of two (2) other Mortgaged Properties, representing security for 0.6% of the Initial Pool Balance, the respective Borrowers established reserves with the lender to cover the costs of seismic retrofitting recommended by the consultant.

         With respect to each Mortgaged Property (including each Mortgaged Property securing a Specially Serviced Mortgage Loan), the Master Servicer is required to cause the maintenance of all such insurance coverage as is required under the related Mortgage and is available at commercially reasonable rates.

         Under the terms of several Mortgage Loans, the related Borrower is required to keep its Mortgaged Property insured against loss by fire, hazards, rent loss and such other hazards, casualties, liabilities and contingencies as the mortgagee determines to require in its discretion and in such amounts and for such periods as the mortgagee determines to require in its discretion. In such cases, the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard (as defined in this Prospectus Supplement under "Servicing of the Mortgage Loans--General") to cause the related Borrowers under the Mortgage Loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other Mortgage Loans as described above.

         With limited exception, the Mortgage Loans generally provide that insurance and condemnation proceeds are to be applied either--

         o         to restore the related Mortgaged Property; or

         o         towards payment of the related Mortgage Loan.

         The Special Servicer is required to maintain for each REO Property generally the same types of insurance policies (to the extent available at commercially reasonable rates) providing coverages in the same amounts as were previously required under the Mortgage that had covered such property.

         The Master Servicer and Special Servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this Prospectus Supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related Mortgage Loans. If any such blanket or master policy contains a deductible clause, the Master Servicer or Special Servicer, as the case may be, will be required, in the event of a casualty covered by such blanket or master policy, to deposit or cause to be deposited in the Certificate Account all sums that would have been deposited therein but for such deductible clause (but only to the extent such sums would have been paid if an individual hazard insurance policy referred to above had been in place). See "Description of the Pooling Agreements--Hazard Insurance Policies" in the Prospectus.

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         The applicable Originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each Mortgage Loan. Each title insurer will enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of Certificateholders for claims made against the Trustee regarding the priority and validity of the Borrowers' title to the Mortgaged Properties.

Cash Management and Certain Escrows and Reserves

         Cash Management. In the case of 36 of the Mortgage Loans, representing approximately 30.9% of the Initial Pool Balance, a "cash management" system has been implemented whereby the related Borrower or the manager of the related Mortgaged Property is required to deposit property revenues into an account under the joint control of the related Borrower and the Master Servicer. Such Borrower is authorized to make withdrawals from such account from time to time until the occurrence of an event of default under such Mortgage Loan, in which case the Master Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which such account is maintained, to direct such depository institution to no longer honor payment requests made by the Borrower.

         Under each of those Mortgage Loans, central accounts ("Central Accounts") were established and, upon the Closing Date, will be under the sole control of the Master Servicer, for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, FF&E and certain other purposes as applicable. In certain cases, the related Borrower established a lockbox account that is under the sole control of the mortgagee. In general, no later than the related Anticipated Repayment Date, the Borrower under each ARD Loan will be required (if it has not previously done so) to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account under the sole control of the Master Servicer.

         Tax and Insurance Escrows. In the case of 314 Mortgage Loans, representing 99.5% of the Initial Pool Balance, tax and insurance escrows (the "Tax and Insurance Escrows") were established, either as separate accounts or, if applicable, as sub-accounts of any related Central Account, and each related Borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the Borrower is required to maintain. If an escrow was established, such funds will generally be applied by the Master Servicer to pay for items such as taxes, assessments and insurance premiums at the related Mortgaged Property.

         Under certain other Mortgage Loans, the insurance carried by the related Borrower is in the form of a blanket policy. In such cases, the amount of the escrow is an estimate of the pro rata share of the premium allocable to the related Mortgaged Property, or the related Borrower pays the premium directly. Under certain Mortgage Loans, the related Borrower delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows. Under certain Mortgage Loans, a tenant at the related Mortgaged Property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly. In such cases, escrows generally are not required.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the replacement reserve deposits that Borrowers are, in each case, required to make into a separate account or, if applicable, a sub-account of any related Central Account for certain capital replacements, repairs, FF&E, tenant improvements and leasing commissions on the related Mortgaged Property under the terms of the respective Mortgage Loan (a "Contractual Recurring Replacement Reserve").


                                      S-75

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         The Contractual Recurring Replacement Reserves shown in such table are expressed as dollars per Unit for Multifamily Rental Properties and Manufactured Housing Properties, total departmental revenues for Hospitality Properties and dollars per Leasable Square Foot for other Commercial Properties. The Contractual Recurring Replacement Reserves set forth in such table for most of the Mortgaged Properties are initial amounts and may vary over time. Such amounts include both replacement reserves and/or reserves for tenant improvements and leasing commissions. In such cases, the related Mortgage Note and/or other related documents may provide for replacement reserve deposits to cease upon achieving predetermined maximum amounts in the reserve account. In addition, in some such cases, replacement reserves were determined for specific tenant spaces, in which cases, the execution of a lease covering such space could result in the termination and/or release of such reserve. Under certain Mortgage Loans, the related Borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves.

         Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this Prospectus Supplement shows the reserves (the "Engineering Reserves") established, either as a separate account (or, if applicable, as a sub-account of any related Central Account), or in some cases in the form of a letter of credit pledged to the lender, as a result of the inspections of certain Mortgaged Properties described above under "--Certain Underwriting Matters--Property Condition Assessments". The repair/replacement items for which such reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the Mortgaged Property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the Engineering Reserve for any Mortgaged Property shown in such table reflects only the cost estimate determined by the respective inspection firm for items that the related Originator determined significant enough to require a reserve, and/or because in some cases items identified in a report were corrected prior to closing of the Mortgage Loan, the Engineering Reserve for certain Mortgage Loans is less than the cost estimate set forth in the related report.

         The Engineering Reserve for several Mortgaged Properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related Originator required the Borrower to establish reserves for the completion of major work that had been commenced. No Engineering Reserve is required to be replenished. The amounts set forth in such table represent the amounts of the Engineering Reserves required at the respective dates of origination of the Mortgage Loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be sufficient therefor.

Significant Mortgage Loans

Chanin Loan. The "Chanin Loan" is a single Mortgage loan with a Cut-off Date Balance of $74,732,033, representing 6.5% of the Initial Pool Balance. It is secured by, among other things, a first priority Mortgage encumbering the leasehold interest of 122 East 42nd Street, LLC (the "Chanin Borrower") in an office building identified on Exhibit A-1 as the Chanin Building (the "Chanin Property"). The Chanin Borrower is a special purpose entity controlled by Mr. Stanley Stahl. Mr. Stahl's current portfolio (including family owned properties and properties owned with partners) encompasses more than 4,000,000 square feet of office space, 2,500 apartments and 150 retail tenancies.

         The Chanin Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2008 and a stated maturity date of June 1, 2022. The Chanin Loan requires monthly payments of interest and principal based on a 25 year amortization schedule. The Mortgage Rate for the Chanin Loan is 6.93% per annum. After the Anticipated Repayment Date, Additional Interest will accrue at an Additional Interest Rate equal to the lesser of (a) 2% per annum and (b) the positive excess (if any) of (i) the then applicable 15-year treasury rate plus 2% over (ii) 6.93% per annum.

         The Chanin Loan has a Lock-out Period that expires six months prior to its Anticipated Repayment Date. [In the event of any involuntary prepayment during the Lock-out Period, the Chanin Borrower must pay, in addition to all other amounts, a Prepayment Consideration at least equal to 2% of the amount of principal being repaid at that time.]


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         The Chanin Borrower may defease the Chanin Loan at any time after the second anniversary of the Closing Date. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" above.

         The Chanin Property. The Chanin Property consists of a 55-story office building located on the corner of 42nd Street and Lexington Avenue in New York City. The Chanin Property has approximately 848,562 Leasable Square Footage and had an Occupancy Rate at Underwriting of 95.0%. The interest of the Chanin Borrower in the Chanin Property consists of a ground lease between the Chanin Borrower as lessee and C.B. Land Associates as lessor, that is scheduled to expire (giving effect to all extension options) in 2032.

         Appraised Value; Cut-off Date LTV Ratio. The Appraised Value of the Chanin Property is $105,000,000 (as of June 1, 1998). The Cut-off Date Loan-to-Value Ratio of the Chanin Loan is 71.2%.

         Underwritten Debt Service Coverage Ratio. The Chanin Loan has an Underwritten Debt Service Coverage Ratio of 1.33x.

         Lockbox. The Chanin Borrower has established a lockbox account into which all operating revenues derived from the operation of the Chanin Property are required to be deposited monthly until the amount on deposit in such account is sufficient to cover the amount of the succeeding Scheduled P&I Payment and required reserve and escrow amounts.

         Property Management. The Chanin Property is managed by Colliers ABR Inc. The mortgagee is entitled to terminate the management agreement if an event of default occurs under the Chanin Loan. The management fees under the management agreement are subordinated to the Chanin Loan.

The American Real Estate Loans. The "American Real Estate Loans" are eleven (11) Cross-Collateralized Mortgage Loans that have Cut-off Date Balances ranging from $1,678,753 to $16,547,710, and an aggregate Cut-off Date Balance of $65,451,390. The American Real Estate Loans collectively constitute 5.7% of the Initial Pool Balance. The American Real Estate Loans were made to two special purpose entities (the "American Real Estate Borrowers"), both of which are controlled by American Real Estate Investment, LP., and are secured by, among other things, eleven (11) first priority Mortgages (collectively, the "American Real Estate Mortgages") encumbering fee simple and leasehold interests in a number of commercial properties (the "American Real Estate Properties").

         Each American Real Estate Loan is a Balloon Loan with a stated maturity date of November 1, 2008, and requires monthly payments of interest and principal based on an original amortization schedule of 360 months.

         Each American Real Estate Loan has a Lock-out Period of 114 months from origination and thereafter provides for an Open Period.

         The American Real Estate Properties. The American Real Estate Loans are secured by three office properties and eight industrial properties (some of which also have office space), located in New York, Ohio and Pennsylvania. The Leasable Square Footages of the American Real Estate Properties range from 39,610 square feet to 655,500 square feet and the aggregate Leasable Square Footage of the American Real Estate Properties is 2,234,567 square feet. The Occupancy Rate at Underwriting for each American Real Estate Property was 100.0%, except that the Occupancy Rate at Underwriting for "4, 5 & 8 Marway Circle" was 98.0%.

         Appraised Value; Cut-off Date LTV Ratio. The Appraised Values of the American Real Estate Properties range from $2,170,000 to $20,700,000 and the aggregate Appraised Value of the American Real Estate Properties is $81,945,000. The Cut-off Date Loan-to-Value Ratio of each American Real Estate Loan is 79.9%, except that the Cut-off Date Loan-to-Value Ratio of the American Real Estate Loan secured by "One Clinton Square" is 77.4%.

         Releases and Substitutions. The American Real Estate Borrowers have the right to obtain the release of a American Real Estate Property from the lien of the related Mortgage at any time after the second anniversary of the Closing Date through defeasance. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" above. The applicable Defeasance Collateral must generate cash payments sufficient to pay and discharge 125% of the scheduled payments due under the applicable American Real Estate Loan on all successive payment dates under the related Mortgage Note (or 100% of such scheduled payments if all the American Real Estate Properties will have been defeased).

         At any time after the expiration of the Lock-out Period, the American Real Estate Borrowers are entitled to obtain a release of any American Real Estate Property from the lien of the related Mortgage, provided that, among other things, there is no continuing event of default, and the lender receives payment of an amount equal to one hundred and twenty five percent (125%) of the outstanding principal balance of the applicable American Real Estate Loan, plus all accrued and unpaid interest as of the date of the release.

         In addition, at any time prior to the expiration of the Lock-out Period under the American Real Estate Loans, the American Real Estate Borrowers are generally permitted to substitute another commercial real property for any American Real Estate Property, subject to certain limitations and the satisfaction of certain conditions. See "--Certain Terms and Conditions of the Mortgage Loans--Substitution" above.

         The lender must consent to a sale, conveyance or transfer of each American Real Estate Property in its entirety to any person or entity (the "Buyer"), provided that certain conditions have been satisfied including:

         o        there is no continuing default;

         o the lender has received confirmation from the Rating Agencies that the proposed transfer will not result in a qualification, reduction or withdrawal of any rating assigned to any Class of the Certificates; and

         o the Buyer assumes and agrees to pay the indebtedness secured by the relevant American Real Estate Mortgage.

         Underwritten Debt Service Coverage Ratio. The American Real Estate Loans have an Underwritten Debt Service Coverage Ratio of 1.43x.

         Property Management. The American Real Estate Properties are managed by American Real Estate Management, Inc. (the "American Real Estate Manager"). The American Real Estate Borrowers have appointed the American Real Estate Manager to be the manager of the American Real Estate Properties until December 31, 2000, and thereafter from year to year until terminated. The American Real Estate Borrowers may terminate the American Real Estate Manager without cause upon not less than thirty days written notice to the American Real Estate Manager and for cause at any time.

         Ground Lease Considerations. The interest of the American Real Estate Borrower in each of 250 South Clinton Street and 507 Plum Street consists of a leasehold interest in the respective property. Such leasehold interests were granted under ground leases entered into between the American Real Estate Borrower lessee and The City of Syracuse Industrial Development Agency lessor. The leasehold interests expire in 2015. However, the ground lessor has pledged its fee interests related to 250 South Clinton Street and 507 Plum Street as security for the American Real Estate Loans. Each ground lease generally restricts the operations that may be conducted on the leasehold premises to industrial, manufacturing, warehouse or other commercial activities.


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The Mortgage Loan Seller and the Third Party Originators

         General. All of the Mortgage Loans were either originated by Column or acquired by Column, directly or through an affiliate, from the Originator, as follows:

         o Two hundred ninety (290) Mortgage Loans, representing 90.8% of the Initial Pool Balance, were originated by Column. Such Mortgage Loans are referred to in this Prospectus Supplement as the "Column Mortgage Loans".

         o Twenty-seven (27) Mortgage Loans, representing 7.9% of the Initial Pool Balance, were originated by Union Capital and were acquired by Column, directly or through an affiliate, from Union Capital; and the one remaining Mortgage Loan, representing 1.3% of the Initial Pool Balance, was originated by Apple Bank and acquired by Column, directly or through an affiliate, from Apple Bank. Such Mortgage Loans are referred to in this Prospectus Supplement as the "Third Party Originator Loans".

         Column Financial, Inc. Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in thirteen regional offices located in Bethesda, Maryland; Dallas, Texas; Chicago, Illinois; Cleveland, Ohio; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; San Francisco, California and Seattle, Washington. Column has closed more than $6.1 billion of commercial and multifamily mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of the Depositor and the Underwriter.

         Union Capital Investments LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

         Apple Bank. Founded in the 1860's and headquartered in New York, New York, Apple Bank originates, underwrites and funds many types of commercial property loans. Apple Bank has approximately 50 branches in the New York City area.

         The information set forth in this Prospectus Supplement concerning the Mortgage Loan Seller and the Third Party Originators has, in each case, been provided by such party, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Assignment of the Mortgage Loans

         On or before the Closing Date, the following transfers of the Mortgage Loans will occur. In each case, the transferor will assign the subject Mortgage Loans, without recourse, to the transferee.


                                    Mortgage
                                   Loan Seller
                        -------------------------------
                                        |
                                        |        All Mortgage Loans

                                    Depositor
                        -------------------------------
                                        |
                                        |        All Mortgage Loans

                                      Trust

         In connection with the foregoing transfers, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee (and, upon request, to the Master Servicer) with respect to the Mortgage Loans--

         o the original Mortgage Note, endorsed (without recourse) to the order of the Trustee (or, if such original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit);

         o the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         o the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         o a completed assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

         o a completed assignment of any related assignment(s) of leases and rents in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

         o originals or copies of all assumption, modifications and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

         o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan);

         o an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and

         o in those cases where applicable, the original or a copy of the related ground lease.

         The Trustee is required to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the Certificateholders and, within a specified period of time following such delivery, to conduct a review of such documents. All of the above-described documents actually delivered to the Trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for such Mortgage Loan. The scope of the Trustee's review of each Mortgage File is, in general, limited solely to confirming that certain of the documents listed above have been received. None of the Trustee, the Master Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         The Pooling Agreement will require the Trustee, within a specified period following the later of the Closing Date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments of recorded loan documents in its favor described above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Because the Mortgage Loans are, in general, newly originated, many such assignments cannot be completed and recorded until the related Mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

         Column will make with respect to each Column Mortgage Loan and each Third Party Originator will make with respect to each Third Party Originator Loan originated by it, as of the Closing Date, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the Rating Agencies; provided that the respective representations and warranties of Column and the Third Party Originators may not be identical. For purposes of this Prospectus Supplement, Column will constitute the "Warranting Party" with respect to each Column Mortgage Loan, Union Capital will constitute the "Warranting Party" with respect to each Third Party Originator Loan originated by Union Capital and Apple Bank will constitute the "Warranting Party" with respect to the Third Party Originator Loan originated by Apple Bank. The representations and warranties to be made in respect of each Mortgage Loan by the related Warranting Party will include:

         o The information relating to such Mortgage Loan, substantially similar to that set forth in the loan schedule attached to the Pooling Agreement, will be accurate and complete in all material respects as of the Cut-off Date.

         o Immediately prior to its transfer and assignment of such Mortgage Loan, such Warranting Party had good and marketable title to, and was the sole owner of, such Mortgage Loan.

         o The related Mortgage constitutes a valid enforceable first lien upon the related Mortgaged Property, free and clear of all liens and encumbrances other than certain permitted liens and encumbrances.

         o The related Mortgage has not been satisfied, canceled, rescinded or subordinated.

         o To such Warranting Party's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property.

         o The lien of the related Mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy (or there exists a marked up title insurance commitment to issue such a policy or a pro forma policy on which the required premium has been paid) insuring the related Originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (ii) such other exceptions (general and specific) set forth in such policy.

         o The proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made, but a portion thereof is being held back pending satisfaction of certain leasing criteria, repairs and other matters with respect to the related Mortgaged Property) and there is no requirement for future advances thereunder.

         o If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves.

         o To such Warranting Party's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan.

         o Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower in connection with such Mortgage Loan is the legal, valid and binding obligation of the related maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The representations and warranties made by Column and the Third Party Originators as described above will be assigned by the Depositor to the Trustee pursuant to the Pooling Agreement. If there exists a breach of any of the above-described representations and warranties made by Column or either Third Party Originator, and such breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the Certificateholders therein, such breach will constitute a "Material Breach" of such representation and warranty. The rights of the Trust against the applicable Warranting Party with respect to any such Material Breach are described under "--Cures, Repurchases and Substitutions" below.

Cures, Repurchases and Substitutions

         If there exists a Material Breach of any of the representations and warranties made with respect to any of the Mortgage Loans, as discussed under "--Representations and Warranties" above, the related Warranting Party will be required either:

                  (a)      to cure the Material Breach in all material respects;
                           or

                  (b) subject to the discussion below regarding substitution, to repurchase such Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of

                           (i)      the unpaid principal balance of such
                                    Mortgage Loan,

                           (ii) accrued and unpaid interest to but not including the Due Date occurring in the Collection Period in which such repurchase occurs and

                           (iii) the amount of any related unreimbursed Servicing Advances and, to the extent not otherwise included in such Servicing Advances, the costs and expenses of enforcing such repurchase obligation (provided that, in the case of a Third Party Originator Loan, the related Third Party Originator may be required to repurchase its Mortgage Loan(s) at a lesser price, with Column to make up the difference).

The time period within which the applicable Warranting Party must complete such cure or repurchase will be limited to 90 days (or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following its receipt of notice of the subject Material Breach.

         Notwithstanding the foregoing, if any Warranting Party is required to repurchase any Mortgage Loans as a result of a Material Breach of any of its representations and warranties, as contemplated above, then such Warranting Party may, at any time during the three-month period commencing on the Closing Date (or at any time during the two-year period commencing on the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), in lieu of repurchasing the affected Mortgage Loan (but in no event later than such repurchase would have to have been completed):

                  (a) replace such Mortgage Loan with one or more substitute mortgage loans (each, a "Replacement Mortgage Loan") that (i) has certain payment terms comparable to the Mortgage Loan to be replaced and (ii) is otherwise acceptable to the Controlling Class Representative (or, if none has been appointed, to the Holder(s) of Certificates representing a majority interest in the Controlling Class); and

                  (b) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Replacement Mortgage Loan(s) as of the date of substitution, after application of all payments due on or before such date, whether or not received;

provided that no such substitution will be permitted unless, as confirmed in writing by each Rating Agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates by either Rating Agency.

         Neither Column nor either Third Party Originator is obligated, however, to replace (rather than repurchase) any Mortgage Loan as to which there is a Material Breach. Any such substitution will be at the sole discretion of the responsible Warranting Party. Furthermore, the Certificateholders of the Controlling Class and the Controlling Class Representative, as their representative, will generally have a disincentive to find any prospective Replacement Mortgage Loan acceptable.

         If the applicable Warranting Party fails to repurchase or replace any Mortgage Loan affected by a Material Breach of such Warranting Party's representations and warranties, none of the Depositor, the Underwriter or, except as described in the next paragraph, any other person will have any obligation to do so.

         Notwithstanding the foregoing, Column will make the same representations and warranties (including those discussed under "--Representations and Warranties" above) with respect to each Third Party Originator Loan as it does with respect to each Column Mortgage Loan and will have similar cure, repurchase or replacement obligations in the event of Material Breaches thereof. In general, however, if (i) there exists a breach of any such representation or warranty and a breach of any representation or warranty made by the related Third Party Originator with respect to such Third Party Originator Loan, (ii) such breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and the related Third Party Originator and (iii) the related Third Party Originator fails to satisfy its cure, repurchase or replacement obligation within the period provided therefor, then Column will be required to cure the Material Breach of its representation or warranty as to, or repurchase or replace, the affected Third Party Originator Loan. For this purpose, the cure, repurchase or replacement period for Column (as otherwise described above) will be deemed to commence only upon expiration of the cure, repurchase or replacement period for the related Third Party Originator.

         Column and each Third Party Originator may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of its representations or warranties. There can be no assurance that Column or either Third Party Originator has or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise.

Changes in Mortgage Pool Characteristics

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted at the time the Offered Certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued; however, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this Prospectus Supplement, may vary, and the actual Initial Pool Balance may be as much as 7.5% larger or smaller than the Initial Pool Balance set forth in this Prospectus Supplement. See "Risk Factors--Risks Related to the Mortgage Loans--Mortgage Pool Subject to Change" in this Prospectus Supplement.

         A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Closing Date. Such Current Report on Form 8-K will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool such removal or addition will be noted in such Current Report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

         Although the obligations and duties of the Master Servicer and the Special Servicer with respect to the Mortgage Pool will initially be performed by a single entity (see "--The Master Servicer and the Special Servicer" below), the discussion herein is presented so as to reflect an allocation of responsibilities as if two separate entities were acting as Master Servicer and Special Servicer. In the event the obligations and duties of the Master Servicer and the Special Servicer are performed by separate entities, neither entity will be liable for the actions of the other as Master Servicer or Special Servicer.

         The Pooling Agreement provides that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible, directly or through sub-servicers, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the express terms of the Pooling Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, the Servicing Standard. The "Servicing Standard" requires that the Master Servicer and Special Servicer must each service and administer the Mortgage Loans and any REO Properties for which it is responsible:

         o with the higher of (i) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services and administers comparable mortgage loans and real properties for other third parties pursuant to agreements similar to the Pooling Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing their own mortgage loans and real properties, and (ii) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans owned by it;

         o with a view to the timely collection of all Scheduled P&I Payments under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums and Yield Maintenance Charges), the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and

         o        without regard to:

                  (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with the related Borrower or any other party to the Pooling Agreement;

                  (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any of its affiliates;

                  (iii) any obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances;

                  (iv) the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation for its services or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction; and

                  (v) the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property.

         In general, the Master Servicer will be responsible for the servicing and administration of--

         o all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

         o        all Corrected Mortgage Loans (also as defined below).

         The Special Servicer, on the other hand, will be responsible for the servicing and administration of--

         o each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

         o each Mortgaged Property that has been acquired by the Trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

         Corrected Mortgage Loans and Mortgage Loans as to which no Servicing Transfer Event has occurred are collectively referred to in this Prospectus Supplement as "Performing Mortgage Loans"; and Specially Serviced Mortgage Loans and REO Properties are collectively referred to in this Prospectus Supplement as "Specially Serviced Assets". Performing Mortgage Loans will include Mortgage Loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

         Despite the foregoing, the Pooling Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Trustee required thereunder with respect to any Specially Serviced Assets and, otherwise, to render certain incidental services with respect to any Specially Serviced Assets.

         A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

         (1) the failure of the related Borrower to make when due any Balloon Payment, which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;

         (2) the failure of the related Borrower to make when due any Scheduled P&I Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

         (3) the determination by the Master Servicer in its good faith and reasonable judgment that a default in the making of a Scheduled P&I Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is either (a) likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days or
                  (b) the related Borrower has requested a material modification of the related Mortgage Loan (other than the waiver of a "due-on-sale" clause or the extension of the related maturity date);

         (4) the determination by the Master Servicer in its good faith and reasonable judgment that a default, other than a payment default, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days);

         (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the related Borrower, and certain actions by or on behalf of the related Borrower indicating its bankruptcy, insolvency or inability to pay its obligations; or

         (6) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

         So long as no other Servicing Transfer Event then exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) if and when:

         (a)      with respect to the circumstances described in clauses (1) and
                  (2) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer);

         (b)      with respect to the circumstances described in clauses (3) and
                  (5) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

         (c) with respect to the circumstances described in clause (4) above, such default is cured; and

         (d) with respect to the circumstances described in clause (6) above, such proceedings are terminated.

         Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. You should also refer to the Prospectus, in particular the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer.

The Master Servicer and the Special Servicer

         Banc One, a Delaware limited liability company, will be the Master Servicer and Special Servicer with respect to the Mortgage Pool. The principal offices of Banc One are located at 1717 Main Street, Dallas, Texas 75201.

         As of June 30, 1998, Banc One and its affiliates were responsible for servicing approximately 6,307 commercial and multifamily loans with an aggregate principal balance of approximately $13.76 billion, the collateral for which is located in 49 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 5,392 loans with an aggregate principal balance of approximately $9.41 billion pertain to commercial and multifamily mortgage-backed securities.

         It is expected that on or shortly after the Closing Date, Banc One will acquire an interest in certain Classes of the Private Certificates, and there is no prohibition against its acquiring additional interests in the various Classes of Certificates. See "Risk Factors--Risks Related to the Offered Certificates--Potential Conflicts of Interest" in this Prospectus Supplement.


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



         The information concerning Banc One set forth in this Prospectus Supplement has been provided by it, and none of the Mortgage Loan Seller, the Depositor or the Underwriter makes any representation or warranty as to the accuracy thereof. Banc One (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

Servicing and Other Compensation and Payment of Expenses

         The Master Servicing Fee. The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee.

         The "Master Servicing Fee" will--

         o        be earned in respect of each and every Performing Mortgage
                  Loan,

         o be computed on a 30/360 Basis and accrue at 0.05% per annum (the "Master Servicing Fee Rate") on the same principal amount as interest accrues from time to time on each and every Performing Mortgage Loan, and

         o be payable monthly from amounts received in respect of interest on the particular Mortgage Loan as to which it was earned.

         Additional Master Servicing Compensation. As additional servicing compensation, the Master Servicer will be entitled to receive--

         o All Prepayment Interest Excesses, if any, collected in respect of the entire Mortgage Pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period, the amount of interest (less the amount of related Servicing Fees (as defined below) payable therefrom and any Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

         o All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of Performing Mortgage Loans.

         o All late payment charges and Default Interest, if any, collected in respect of any Mortgage Loan, which late payment charges and Default Interest accrued while such Mortgage Loan was a Performing Mortgage Loan (but only to the extent that any such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer or Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement). "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

         In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account (as defined in the Prospectus) or that constitute escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

         Prepayment Interest Shortfalls. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Servicing Fees and any Additional Interest) on such prepayment will constitute a "Prepayment Interest Shortfall".

         The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred with respect to the Mortgage Pool during any Collection Period, the Master Servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

         (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period, and

         (b) the aggregate of all Master Servicing Fees and Prepayment Interest Excesses, if any, collected with respect to the Mortgage Pool during such Collection Period.

         Any Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the Certificates on such Distribution Date as described under "Description of the Offered Certificates--Distributions" in this Prospectus Supplement. If the amount of the Compensating Interest Payment made by the Master Servicer with respect to any Distribution Date is less than the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, such shortfall (the "Net Aggregate Prepayment Interest Shortfall" for such Distribution Date) will be allocated among the respective Classes of REMIC Regular Certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be--

         o        the Special Servicing Fee,
         o        the Workout Fee, and
         o        the Liquidation Fee.

         The Special Servicing Fee.  The "Special Servicing Fee" will--

         o be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property,

         o be computed on a 30/360 Basis and accrue at 0.05% per annum (the "Special Servicing Fee Rate") on the same principal amount as interest accrues or is deemed to accrue from time to time on each and every Specially Serviced Mortgage Loan, if any, and each and every Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property, and

         o be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

         Special Servicing Fees and Master Servicing Fees are collectively referred to in this Prospectus Supplement as "Servicing Fees".

         The Workout Fee. The Special Servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest) and principal (including scheduled payments, prepayments and Balloon Payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Servicing Fees, Advances and interest on Advances). The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of such termination or resignation. The successor Special Servicer shall not be entitled to any portion of such Workout Fees. Although Workout Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Workout Fee will reduce amounts distributable to Certificateholders.

         The Liquidation Fee. The Special Servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds (as defined in the Prospectus). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents a recovery of Default Interest or Additional Interest, and net of any portion thereof payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for Servicing Fees, Advances and interest on Advances).

         Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

         o the repurchase or replacement of any Mortgage Loan by Column or a Third Party Originator for a breach of representation or warranty (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this Prospectus Supplement);

         o the purchase of any defaulted Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class (see "--Sale of Defaulted Mortgage Loans" below); or

         o the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust (see "Description of the Offered Certificates--Termination" in this Prospectus Supplement).

         Although Liquidation Fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any Liquidation Fee will reduce amounts distributable to Certificateholders.

         Additional Special Servicing Compensation. As additional special servicing compensation, the Special Servicer will be entitled to receive--

         o all modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the Specially Serviced Mortgage Loans, and

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



         o all late payment charges and Default Interest, if any, collected in respect of any Mortgage Loan, which late payment charges and Default Interest accrued while such Mortgage Loan was a Specially Serviced Mortgage Loan (but only to the extent that such late payment charges and Default Interest have not otherwise been applied to pay the Master Servicer, Special Servicer or Trustee, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this Prospectus Supplement).

         In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments. The Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

         Sub-Servicing Compensation. The Master Servicer and the Special Servicer will each be responsible for all compensation payable to the sub-servicers retained thereby. Such sub-servicers may, in some cases, be entitled to a significant portion of the servicing compensation described above as being payable to Master Servicer or Special Servicer, as applicable.

         Trustee Fees. The Master Servicer will be responsible for paying the fees of the Trustee out of the Master Servicing Fee.

         Payment of Expenses; Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for these expenses except as expressly provided in the Pooling Agreement.

         Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds (as defined in the Prospectus), Condemnation Proceeds (also as defined in the Prospectus) and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse the Special Servicer for any Servicing Advance made by it. Upon so reimbursing the Special Servicer for any Servicing Advance, the Master Servicer will thereafter be deemed to have been made such Advance.

         In general, the Special Servicer may request the Master Servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property (in lieu of the Special Servicer making such Advances). Any such request is to be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder (and, in any event, to the extent reasonably practicable, at least five (5) business days in advance of the date on which the Servicing Advance is required to be made). The Master Servicer must make any such Servicing Advance that it is requested by the Special Servicer to so make within ten days of the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to an Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

         If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance.

         Notwithstanding the foregoing discussion or anything else to the contrary in this Prospectus Supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, would not be ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its good faith and reasonable judgment, is a Nonrecoverable Servicing Advance, it may obtain reimbursement for such Servicing Advance out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time.

         The Master Servicer will be permitted to pay, and the Special Servicer may direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property). In addition, the Pooling Agreement will require the Master Servicer (at the direction of the Special Servicer if a Specially Serviced Asset is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance, provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Asset is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole).

         The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made thereby. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any Servicing Advance will be payable--

         o at any time, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

         o if such Servicing Advance has been reimbursed, out of any amounts then on deposit in the Certificate Account.

Modifications, Waivers, Amendments and Consents

         The Special Servicer (as to Specially Serviced Mortgage Loans) and, to the limited extent described below, the Master Servicer (as to Performing Mortgage Loans) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive Prepayment Premiums, Yield Maintenance Charges and late payment charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer, subject, however, to each of the following limitations, conditions and restrictions:

         o With limited exception (including as described below with respect to Additional Interest), the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan without the consent of the Special Servicer, provided that such consent--

                  (i)      is not to be unreasonably withheld,

                  (ii) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard, and

                  (iii) will be deemed to have been granted if not expressly denied within 10 business days following the Special Servicer's receipt from the Master Servicer of all information reasonably requested thereby in order to make an informed decision.

         o With limited exception (including as described below with respect to Additional Interest), the Special Servicer may not agree to (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's taking) any of the other above-referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable, good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable, good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation.

         o The Special Servicer may not extend (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of--

                  (i) the fifth anniversary of such Mortgage Loan's original stated maturity date,

                  (ii) two years prior to the Rated Final Distribution Date, and

                  (iii) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrowers' leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related ground lease.

         o Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions (as defined in the Prospectus) or adversely affect the status of the Grantor Trust as a grantor trust under the Code;

         o The Special Servicer may not permit (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's permitting) any Borrower to add or substitute any collateral for its Mortgage Loan, unless the Special Servicer has first--

                  (i) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, and

                  (ii) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to a Class of Certificates.

         o Subject to limited exceptions, the Special Servicer may not release (or, in the case of Performing Mortgage Loans, consent to the Master Servicer's releasing) any collateral securing an outstanding Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan).

         The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Borrower. Also, notwithstanding the discussion above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         Notwithstanding the provisions described above, after the Anticipated Repayment Date of any ARD Loan, the Master Servicer will be permitted, in its discretion, to waive any or all of the accrued Additional Interest if, prior to the related maturity date, the related Borrower has requested the right to prepay such ARD Loan in full, together with all payments required by the related loan documents in connection with such prepayment except for such accrued Additional Interest. However, the Master Servicer's determination to waive the Trust's right to receive such accrued Additional Interest must be reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Additional Interest. The Master Servicer will not have any liability to the Trust, the Certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The Pooling Agreement will also limit the Master Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

         All modifications, waivers and amendments entered into in respect of the Mortgage Loans are to be in writing. Each of the Master Servicer and the Special Servicer must deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to each such modification, waiver or amendment agreed to thereby, promptly following the execution thereof.

The Controlling Class Representative

         Election, Resignation and Removal. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to select a representative (the "Controlling Class Representative") having certain rights described below or replace an existing Controlling Class Representative.

         Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify all the Holders (and, in the case of Certificates held in book-entry form, to the extent actually known to certain designated officers (each, a "Responsible Officer") of the Trustee, all the beneficial owners) of Certificates of the Controlling Class that they may select a Controlling Class Representative.

         Such notice will explain the process established by the Trustee in order to select a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any Holder of Certificates representing a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative will be effective until such person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to the Pooling Agreement may deal (including their names, titles, work addresses and telecopy numbers).

         Controlling Class. As of any date of determination, the "Controlling Class" will be the most subordinate Class of Principal Balance Certificates then outstanding (the Class A-1A and Class A-1B Certificates being treated as a single Class for this purpose) that has a then-current aggregate Certificate Principal Balance that is not less than 25% (or, in the case of the Class C Certificates, 20%) of such Class' initial aggregate Certificate Principal Balance as of the Closing Date; provided that, if no Class of Principal Balance Certificates has an aggregate Certificate Principal Balance that satisfies such requirement, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest aggregate Certificate Principal Balance then outstanding.

         The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Certificates held in book-entry form, each beneficial owner) of Certificates of the Controlling Class. The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing greater than 50% of the aggregate Certificate Principal Balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

         Certain Rights of the Controlling Class Representative. Prior to taking any of the following actions, the Special Servicer must notify the Controlling Class Representative of its intent to take such action, must provide the Controlling Class Representative with copies of documentation relating to its proposed action, must afford the Controlling Class Representative a 10-business day period following such notice within which to discuss such action and must provide the Controlling Class Representative with all reasonably requested information relating to such action:

         o any foreclosure upon or other conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

         o any modification, amendment or waiver of a Specially Serviced Mortgage Loan;

         o any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Offered Certificates--Termination" in this Prospectus Supplement);

         o        any acceptance of a discounted payoff;

         o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

         o any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

         o any acceptance of substitute or additional collateral for a Mortgage Loan;

         o any determination to seek a deficiency judgment against the Borrower under any Specially Serviced Mortgage Loan; and

         o the appointment of any subservicer with respect to any Specially Serviced Mortgage Loan or REO Property.

         In addition, the Controlling Class Representative may advise the Special Servicer with respect to such matters as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement. Under the Pooling Agreement, the Special Servicer must, upon reasonable request, provide the Controlling Class Representative with any information in the Special Servicer's possession regarding such matters.

         The foregoing notwithstanding, the Special Servicer will not be required to follow any advice given by the Controlling Class Representative and will, in all cases, remain obligated to service and administer the Specially Serviced Assets in accordance with the Pooling Agreement, including the Special Servicer's obligation thereunder to act in accordance with the Servicing Standard.

         Liability to Borrowers. Any and all expenses of the Controlling Class Representative are to be borne by the Holders (or, if applicable, the beneficial owners) of the Certificates of the Controlling Class, pro rata according to their respective percentage interests in such Class, and not by the Trust.

         Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to the Pooling Agreement or any particular Mortgage Loan, the Controlling Class Representative is to immediately notify the Trustee, the Master Servicer and the Special Servicer. If (a) the Special Servicer or the Trust are also named parties to the same action, and (b) in the sole judgment of the Special Servicer, (i) the Controlling Class Representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative, then the Special Servicer on behalf of the Trust will, subject to the discussion under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, assume the defense of any such claim against the Controlling Class Representative.

         Liability to the Trust and Certificateholders. The Controlling Class Representative may have special relationships and interests that conflict with those of the Holders of one or more Classes of Certificates. In addition, the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class. It may act solely in the interests of the Certificateholders of the Controlling Class and will have no liability to any other Certificateholders for having done so. No Certificateholder may take any action against the Controlling Class Representative for having acted solely in the interests of the Certificateholders of the Controlling Class.

Replacement of the Special Servicer

         The Holders (or, in the case of Certificates held in book-entry form, the beneficial owners) of Certificates representing more than 50% of the aggregate Certificate Principal Balance of the Controlling Class may terminate an existing Special Servicer and appoint a successor. Any such appointment of a successor special servicer will be subject to, among other things,

                  (i) written confirmation from each Rating Agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any Class of Certificates, and

                  (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling Agreement against the proposed Special Servicer.

         Subject to the foregoing, any Holder (or, in the case of Certificates held in book-entry, form, beneficial owner) of a Certificate or any affiliate thereof may be appointed as Special Servicer.

         If the termination of an existing Special Servicer is without cause, the costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the Holders (or, if applicable, the beneficial owners) of Certificates of the Controlling Class that voted to remove the terminated Special Servicer, as such parties may agree.

Sale of Defaulted Mortgage Loans

         The Pooling Agreement grants to the Master Servicer, the Special Servicer and any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its reasonable, good faith judgment, that any defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances described below is in accordance with the Servicing Standard, the Special Servicer will be required to give prompt written notice of such determination to the Trustee and the Master Servicer. The Trustee will then be required, within five days after receipt of such notice, to provide a similar notice to all Holders of Certificates of the Controlling Class. Any Holder or Holders of Certificates evidencing a majority interest in the Controlling Class may at its or their option purchase from the Trust, at a cash price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 30 days of their having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order of priority, may at its option purchase such defaulted Mortgage Loan from the Trust at a cash price equal to the applicable Purchase Price. The Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the two preceding sentences, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Any such offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for such Mortgage Loan.

         Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). Furthermore, the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

         Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

         In connection with the sale of any defaulted Mortgage Loan, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account.

         If a defaulted Mortgage Loan is neither sold as described above in this "--Sale of Defaulted Mortgage Loans" section nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents" above, the Special Servicer is to proceed with respect thereto as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

Inspections; Collection of Operating Information

         The Special Servicer will be required, at its expense, to inspect or cause an inspection of the related Mortgaged Property as soon as practicable after any Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 1999, the Master Servicer will be required, at its expense, to inspect or cause an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so in that period as described in the preceding sentence. The Master Servicer and Special Servicer will each be required to prepare a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property of which the Master Servicer or the Special Servicer, as applicable, is aware or (ii) any change in the property's condition, occupancy or value that the Master Servicer or the Special Servicer, as applicable, considers to be material.

         The Special Servicer, in the case of each Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each Performing Mortgage Loan, will each be required to use reasonable efforts to collect from the related Borrower and review (i) the annual operating statements, budgets and rent rolls of the related Mortgaged Property and (ii) the financial statements of such Borrower. The Special Servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered by a Borrower will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

         The Certificates will be issued, on or about the Closing Date, pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. The Trust Fund will include:

         o        the Mortgage Loans;

         o any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution);

         o        the Mortgage Files for the Mortgage Loans;

         o        any REO Properties;

         o such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and

         o certain rights incidental to the representations and warranties made by Column and the Third Party Originators as described under "Description of the Mortgage
                  Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" in this Prospectus Supplement.

         The Certificates will include 17 separate Classes, eight (8) of which are Classes of Offered Certificates and nine (9) of which are Classes of Private Certificates. The tables below set forth the Class designation, the approximate initial aggregate Certificate Principal Balance or Certificate Notional Amount and the initial Pass-Through Rate for each Class of Certificates.


                            The Offered Certificates

                                                Initial
                                          Aggregate Certificate
                                            Principal Balance
                                              or Certificate               Approx. % of                 Initial
Class Designation                           Notional Amount(1)          Initial Pool Balance       Pass-Through Rate(3)
-----------------                           ------------------          --------------------       --------------------
Class S                                     $ 1,149,622,805(2)                   N/A
Class A-1A                                  $   226,315,000                     19.7%
Class A-1B                                  $   601,417,000                     52.3%
Class A-2                                   $    57,482,000                      5.0%
Class A-3                                   $    63,230,000                      5.5%
Class A-4                                   $    14,370,000                      1.2%
Class B-1                                   $    43,111,000                      3.8%
Class B-2                                   $    17,245,000                      1.5%

---------------
(1) The initial aggregate Certificate Principal Balance or Certificate Notional Amount of any Class of Offered Certificates may be as much as 7.5% larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown above.

(2) Aggregate Certificate Notional Amount. The Class S Certificates will not have Certificate Principal Balances.

(3) The Pass-Through Rate for the Class A-1A Certificates will be fixed. The Pass-Through Rate for each other Class of Offered Certificates will be variable or otherwise subject to change and will be calculated pursuant to a formula described under "--Distributions--Calculation of Pass-Through Rates" below.

                            The Private Certificates

                                                Initial
                                           Aggregate Certificate            Approx. % of                 Initial
Class Designation                          Principal Balance(1)         Initial Pool Balance       Pass-Through Rate(3)
-----------------                          --------------------         --------------------       --------------------
Class B-3                                     $  54,607,000                     4.7%
Class B-4                                     $  11,496,000                     1.0%
Class B-5                                     $  22,993,000                     2.0%
Class B-6                                     $  14,370,000                     1.2%
Class C                                       $  22,986,805                     2.0%
Class D                                           N/A(2)                       N/A(2)                     N/A(2)
Class R-I                                         N/A(2)                       N/A(2)                     N/A(2)
Class R-II                                        N/A(2)                       N/A(2)                     N/A(2)
Class R-III                                       N/A(2)                       N/A(2)                     N/A(2)

------------------
(1) The initial aggregate Certificate Principal Balance of any Class of Private Certificates may be as much as 7.5% larger or smaller than the aggregate principal balance shown above.

(2) The Class D, Class R-I, Class R-II and Class R-III Certificates do not have Certificate Principal Balances, Certificate Notional Amounts or Pass-Through Rates.

(3) The Pass-Through Rates for the Class B-3, Class B-4, Class B-5, Class B-6 and Class C Certificates will, in each case, be fixed.

         The "Certificate Principal Balance" of any Principal Balance Certificate will represent the aggregate distributions of principal to which the Holder of such Certificate is entitled over time out of payments (or Advances in lieu thereof) and other collections on the assets of the Trust. The aggregate Certificate Principal Balance of an entire Class of Principal Balance Certificates is referred to in this Prospectus Supplement as the "Class Principal Balance" thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to such Class of Certificates on such Distribution Date. On any particular Distribution Date, the Class Principal Balance of a Class of Principal Balance Certificates may also be permanently reduced as and to the extent described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in such section).

         The Class S Certificates will not have Certificate Principal Balances or entitle the Holders thereof to receive distributions of principal. The "Certificate Notional Amount" of any Class S Certificate will represent the principal amount on which interest will accrue in respect of such Certificate from time to time. The aggregate Certificate Notional Amount of all the Class S Certificates is referred to in this Prospectus Supplement as the "Class Notional Amount" of such Class.

         The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each such Class Principal Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class S Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates (e.g., the Class Principal Balance of the Class A-1A Certificates outstanding from time to time will constitute Component A-1A of the Class Notional Amount of the Class S Certificates)).

         For purposes of determining the Certificate Principal Balance or Certificate Notional Amount of any of your Certificates from time to time, you can multiply the original Certificate Principal Balance or Certificate Notional Amount of such Certificate as of the Closing Date, by the then applicable Certificate Factor for the relevant Class. The "Certificate Factor" for any Class of Offered Certificates, as of any date of determination, will be a fraction (expressed as a percentage), the numerator of which will be the outstanding Class Principal Balance or Class Notional Amount, as applicable, of such Class as of such date of determination, and the denominator of which will be the original Class Principal Balance or Class Notional Amount, as applicable, of such Class as of the Closing Date. Certificate Factors will be reported monthly in the Trustee Report.

         A Class of Offered Certificates will be considered to be outstanding until its Class Principal Balance or Class Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders thereof may thereafter be entitled to certain payments in reimbursement of any reductions made in the Class Principal Balance, if any, of such Class of Certificates as described under "--Allocations of Realized Losses and Certain Other Shortfalls and Expenses" in this Prospectus Supplement, in connection with Realized Losses and Additional Trust Fund Expenses.

         As described under "Federal Income Tax Consequences" in this Prospectus Supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this Prospectus Supplement as the "REMIC Residual Certificates". The Principal Balance Certificates and the Class S Certificates will evidence REMIC regular interests and are referred to in this Prospectus Supplement as the "REMIC Regular Certificates". The Class D Certificates will evidence undivided interests in the Grantor Trust.

         The Depositor is only offering the Offered Certificates pursuant to this Prospectus Supplement and the accompanying Prospectus. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this Prospectus Supplement contains information regarding the terms of the Private Certificates, the Depositor has provided such information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

Registration and Denominations

         The Offered Certificates will be issued in book-entry form in original denominations of:

         o in the case of the Class S Certificates, $10,000 initial Certificate Notional Amount and in any whole dollar denomination in excess thereof;

         o in the case of the Class A-1A and Class A-1B Certificates, $10,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof; and

         o in the case of the other Offered Certificates, $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

         Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as nominee of DTC.

         You will not be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

         All references in this Prospectus Supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this Prospectus Supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

         As a result of the foregoing, you may experience certain delays in the receipt of payments on, and notices, reports and statements with respect to, your Certificates and may have difficulty in pledging your Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

         The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

Seniority

         The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

         o making distributions of interest and, if and when applicable, distributions of principal, and

         o        allocating Realized Losses and Additional Trust Fund Expenses.

         Each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.


                                                 Expanded Seniority Chart
                         ------------------------------------------------------------------------
Most Senior                                 Class A-1A, Class A-1B and Class S                                  Most Senior
                         ------------------------------------------------------------------------

                                         ----------------------------------------
                                                        Class A-2
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class A-3
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class A-4
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class B-1
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class B-2
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class B-3
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class B-4
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class B-5
                                         ----------------------------------------

                                         ----------------------------------------
                                                        Class B-6
                                         ----------------------------------------

                                         ----------------------------------------
                                                         Class C
                                         ----------------------------------------

                         ------------------------------------------------------------------------
Most Subordinate                          Classes of REMIC Residual Certificates                           Most Subordinate
                         ------------------------------------------------------------------------

         The only form of credit support for any Class of Offered Certificates will be the above-referenced subordination of the other Classes of Certificates listed below it in the Expanded Seniority Chart, including all of the Private Certificates (other than the Class D Certificates).

         The Class D Certificates will entitle the Holders thereof only to those amounts, if any, applied as Additional Interest in respect of the ARD Loans. Accordingly, the Class D Certificates are not necessarily senior or subordinate to any other Class of Certificates (except to the extent that amounts received on any particular ARD Loan are applied first to pay amounts other than Additional Interest).

Certain Relevant Characteristics of the Mortgage Loans

         The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this Prospectus Supplement, relevant to the following discussions in this "Description of the Offered Certificates" section:

         The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

         o in the case of each 30/360 Mortgage Loan, an annual rate equal to (a) the Mortgage Rate for such Mortgage Loan as of the Cut-off Date, minus (b) 0.05% per annum, and

         o in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) the product of (i) the related Mortgage Rate in effect as of the Cut-off Date, multiplied by (ii) a fraction, the numerator of which is the number of days in the calendar month immediately preceding the month in which such Distribution Date occurs, and the denominator of which is 30, minus (b) 0.05% per annum.

         Stated Principal Balance. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance (or, in the case of a Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received) and will permanently be reduced on each subsequent Distribution Date (to not less than zero) by--

         o that portion, if any, of the Principal Distribution Amount for such Distribution Date that is attributable to such Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

         o the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

Distributions

         General. Subject to available funds, the Trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any REMIC Regular Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

         In order to receive its distributions by wire transfer, a Certificateholder must provide the Trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

         Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through DTC and your DTC Participant. See "--Registration and Denominations" above.

         The Available Distribution Amount. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this Prospectus Supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

         (1) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (a) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

                  (b) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates as described below in this Prospectus Supplement);

                  (c) amounts that are payable or reimbursable to any person other than the Certificateholders, including
                           (i) amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on Advances, Default Interest and late payment charges),
                           (ii) amounts payable in reimbursement of outstanding Advances, together with interest thereon, and (iii) amounts payable in respect of other expenses of the Trust; and

                  (d) amounts deposited in the Certificate Account in error; and

         (2) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

         See "--Allocations of Losses and Certain Other Shortfalls and Expenses" below and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

         Calculations of Interest. Each Class of REMIC Regular Certificates will bear interest, such interest to accrue during each Interest Accrual Period based upon--

         o        The Pass-Through Rate for such Class for the related
                  Distribution Date.

         o The Class Principal Balance or Class Notional Amount, as the case may be, of such Class outstanding immediately prior to the related Distribution Date.

         o The assumption that each year consists of twelve 30-day months.

         The total amount of interest accrued from time to time with respect to each Class of REMIC Regular Certificates is referred to in this Prospectus Supplement as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date.

         The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period that is actually distributable thereon is referred to in this Prospectus Supplement as the "Distributable Certificate Interest" for such Class. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of such Class for such Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to such Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

         Calculation of Pass-Through Rates. The Class A-1A Certificates will bear interest at a fixed Pass-Through Rate of % per annum. The Pass-Through Rate for the Class A-1B Certificates for any Distribution Date will equal the lesser of % per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class A-2 Certificates for any Distribution Date will equal the lesser of % per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rate for the Class A-3 Certificates for any Distribution Date will equal the lesser of % per annum and the Weighted Average Mortgage Pass-Through Rate for such Distribution Date. The Pass-Through Rates for the Class A-4, Class B-1 and Class B-2 Certificates for any Distribution Date will, in the case of each such Class, equal the Weighted Average Mortgage Pass-Through Rate for such Distribution Date.

         The Pass-Through Rate applicable to the Class S Certificates for each Distribution Date will equal the weighted average of the then applicable Class S Strip Rates for the respective Components of the Class Notional Amount of the Class S Certificates (weighted on the basis of the relative sizes of such Components immediately prior to such Distribution Date). The "Class S Strip Rate" in respect of any Component of the Class Notional Amount of the Class S Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for such Distribution Date, over
(ii) the Pass-Through Rate then applicable to the Class of Principal Balance Certificates whose Class Principal Balance constitutes such Component. The Class S Strip Rates for Components A-4, B-1 and B-2 of Class Notional Amount of the Class S Certificates will in all cases be 0% per annum.

         The Pass-Through Rates for the Class B-3, Class B-4, Class B-5, Class
B-6 and Class C Certificates will be fixed at   %,   %,   %,   % and   % per
annum, respectively.

         The Class D Certificates and the REMIC Residual Certificates will not have Pass-Through Rates.

         The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for such Distribution Date (weighted on the basis of such Mortgage Loans' respective Stated Principal Balances immediately prior to such Distribution Date).

         Calculation of the Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal Balance Certificates for such Distribution Date. The Principal Distribution Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

                  (a) all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

                  (b) the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

                  (c) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

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                  (d) all other collections (including Liquidation Proceeds,
         Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

                  (e) the principal portions of all P&I Advances made in respect of the Mortgage Loans for such Distribution Date.

         Priority of Payments.

         General. Distributions of interest and principal are to be made to the Holders of the various Classes of REMIC Regular Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the Trustee will make distributions of interest and principal on the Class A-1A, Class A-1B and Class S Certificates (collectively, the "Senior Certificates") prior to making such distributions in respect of any other Class of REMIC Regular Certificates.

         Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period,

                  (2) to pay principal to the Holders of the Class A-1A and Class A-1B Certificates (allocable between such two Classes of Certificateholders as described below), up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of such Classes of Certificates and (b) the Principal Distribution Amount for such Distribution Date, and

                  (3) if applicable, to reimburse the Holders of the Class A-1A and Class A-1B Certificates, up to an amount equal to, and pro rata as between such two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

         In general, all distributions of principal on the Class A-1A and Class A-1B Certificates on any Distribution Date will be distributable, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of the Class A-1A Certificates is reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates. However, if (a) the aggregate Certificate Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior to any Distribution Date, reduced (to not less than zero) by the lesser of
(i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all required distributions of interest on the Senior Certificates have been made, exceeds (b) the aggregate Stated Principal Balance of the Mortgage Pool expected to be outstanding immediately following such Distribution Date, then (assuming the Class A-1A Certificates still remain outstanding) all distributions of principal in respect of the Class A-1A and Class A-1B Certificates on such Distribution Date will be made on a pro rata basis in accordance with the respective Class Principal Balances of such Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1A and Class A-1B Certificates on the final Distribution Date in connection with a termination of the Trust (see "--Termination" below) will be made on the same pro rata basis.

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         All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". The portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates is referred to in this Prospectus Supplement as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

         Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the Trustee will apply the Subordinate Available Distribution Amount for such date for the following purposes and in the following order of priority:

                  (1) to pay interest to the Holders of the Class A-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (2) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (3) if applicable, to reimburse the Holders of the Class A-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (4) to pay interest to the Holders of the Class A-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (5) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (6) if applicable, to reimburse the Holders of the Class A-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (7) to pay interest to the Holders of the Class A-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (8) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class A-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (9) if applicable, to reimburse the Holders of the Class A-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of

         Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (10) to pay interest to the Holders of the Class B-1 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (11) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (12) if applicable, to reimburse the Holders of the Class B-1 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (13) to pay interest to the Holders of the Class B-2 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (14) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (15) if applicable, to reimburse the Holders of the Class B-2 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (16) to pay interest to the Holders of the Class B-3 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (17) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (18) if applicable, to reimburse the Holders of the Class B-3 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (19) to pay interest to the Holders of the Class B-4 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (20) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (21) if applicable, to reimburse the Holders of the Class B-4 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (22) to pay interest to the Holders of the Class B-5 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (23) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-5 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (24) if applicable to reimburse the Holders of the Class B-5 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (25) to pay interest to the Holders of the Class B-6 Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (26) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (27) if applicable, to reimburse the Holders of the Class B-6 Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

                  (28) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of such Class of Certificates through the end of the related Interest Accrual Period;

                  (29) if the Class Principal Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

                  (30) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, made to the Class Principal Balance of such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

                  (31) to pay to the Holders of the REMIC Residual Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26) and (29) above shall, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for such date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance of such Class of Certificates outstanding immediately prior to such final Distribution Date (and without regard to the Principal Distribution Amount for such Distribution Date).

         Distributions of Prepayment Premiums and Yield Maintenance Charges. If any Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period (including a Prepayment Premium collected in respect of a Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge), then such Prepayment Premium will be distributed as additional interest on the Distribution Date corresponding to such Collection Period to the Holders of the Class S Certificates.

         If any Yield Maintenance Charge is collected with respect to any Mortgage Loan during any particular Collection Period (including a Yield Maintenance Charge collected in respect of a Mortgage Loan that provides for Prepayment Consideration equal to the greater of a specified Prepayment Premium and a Yield Maintenance Charge), then such Yield Maintenance Charge will be distributed as additional interest on the Distribution Date corresponding to such Collection Period as follows:

        o The Holders of the Class (or Classes) of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (1) the amount of such Yield Maintenance Charge, multiplied by (2) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Principal Balance Certificates for such Distribution Date, (or, if two or more Classes are involved, the Pass- Through Rate applicable to such of those Classes as has the most senior right of payment or, in the case of the Class A-1A Class A-1B Certificates, the earliest Assumed Final Distribution Date) over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If more than one Class of Principal Balance Certificates is entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal.

         o Any portion of such Yield Maintenance Charge that may remain after such distributions on the Principal Balance Certificates will be distributed to the Holders of the Class S Certificates.

         For purposes of the foregoing, the relevant "Discount Rate" will be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the stated maturity (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the prepaid Mortgage Loan. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

         Neither the Depositor nor the Underwriter makes any representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

         Distributions of Additional Interest. It is anticipated that the Class D Certificates will be delivered to and retained by an affiliate of Column. The Class D Certificates will entitle the Holders thereof to all amounts, if any, applied as Additional Interest on the ARD Loans.

         Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of all fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from such REO Property (after application thereof to pay, or to reimburse the Master Servicer, the Special Servicer and/or the Trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan. As and to the extent described under "--P&I Advances" below, the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Allocation of Realized Losses and Certain Other Shortfalls and Expenses

         As a result of Realized Losses and Additional Trust Fund Expenses, the aggregate Stated Principal Balance of the Mortgage Pool may decline below the aggregate Certificate Principal Balance of the Principal Balance Certificates, thereby resulting in a Mortgage Pool Deficit equal to the difference. The Pooling Agreement provides that if a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Class Principal Balances of the various Classes of Principal Balance Certificates are to be successively reduced in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until such Mortgage Pool Deficit is eliminated. The first Class Principal Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction will be made to the Class Principal Balance of any Class of Principal Balance Certificates until the Class Principal Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If it is necessary to make any such reductions in the Class Principal Balances of the Class A-1A and Class A-1B Certificates at a time when both such Classes are outstanding, such reductions will be made on a pro rata basis in accordance with relative sizes of such Class Principal Balances.

         The foregoing reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular Mortgage Pool Deficit. Any such reduction in the Class Principal Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class S Certificates.

         "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive, however, of any such accrued and unpaid interest that constitutes Default Interest or Additional Interest) and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven (other than Default Interest and Additional Interest) also will be treated as a Realized Loss.

         An "Additional Trust Fund Expense" is, in general, an expense of the Trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

         o        any Workout Fees and Liquidation Fees paid to the Special
                  Servicer;

         o any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not covered out of late payment charges and Default Interest actually collected on the related Mortgage Loans);

         o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund;

        o certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" in this Prospectus Supplement and "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus; and

         o any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus).

         The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date among the respective Classes of REMIC Regular Certificates, up to, and on a pro rata basis, in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

P&I Advances

         The Master Servicer will be required to make for each Distribution Date (either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date) an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments (other than Balloon Payments) and any Assumed P&I Payments, in each case net of related Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the respective Borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (also as defined below), then the Master Servicer will reduce the interest portion (but not the principal portion) of each P&I Advance that it must make in respect of such Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made in respect of a Required Appraisal Loan as to which there exists an Appraisal Reduction Amount, will equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

         If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such Advance. See "--The Trustee" below.

         The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from Related Proceeds. Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that, in its reasonable, good faith judgment, would not be ultimately recoverable out of Related Proceeds (any P&I Advance not so recoverable, a "Nonrecoverable P&I Advance"). If the Master Servicer or the Trustee makes any P&I Advance that it subsequently determines, in its reasonable, good faith judgment, is a Nonrecoverable P&I Advance, it may obtain reimbursement for such P&I Advance out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

         The Master Servicer and the Trustee will each be entitled to receive interest on P&I Advances made thereby. Such interest will accrue on the amount of each P&I Advance for so long as it is outstanding at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

         o at any time, out of Default Interest and late payment charges collected on the related Mortgage Loan, and

         o if such P&I Advance has been reimbursed, out of any amounts then on deposit in the Certificate Account.

         Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

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         An "Assumed P&I Payment" is an amount deemed due in respect of:

         o each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts, including an extension of maturity; and

         o each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

The Assumed P&I Payment deemed due on any such Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on such date if the related Balloon Payment had not come due (but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to such maturity date). The Assumed P&I Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Scheduled P&I Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment) due on the last Due Date prior to the acquisition of such REO Property. Assumed P&I Payments for ARD Loans do not include Additional Interest or Accelerated Amortization Payments.

Appraisal Reductions

         Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the Master Servicer or the Special Servicer, as applicable, must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior twelve months--

         o Such Mortgage Loan becomes a Modified Mortgage Loan (as defined below).

         o The related Borrower fails to make any Scheduled P&I Payment with respect to such Mortgage Loan and the failure continues for 60 days (or, in certain cases, 30 days).

         o A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing such Mortgage Loan.

         o The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

         o The Mortgaged Property securing such Mortgage Loan becomes an REO Property.

         As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the first relevant Appraisal Trigger Event occurred) equal to the excess, if any, of "x" over "y" where--

         o        "x" is equal to the sum of:

                  (i) the Stated Principal Balance of such Required Appraisal Loan;

                  (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (excluding Default Interest and, in the case of an ARD Loan after

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                           its Anticipated Repayment Date, Additional Interest)
                           on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date;

                  (iii) all accrued but unpaid Servicing Fees in respect of such Required Appraisal Loan;

                  (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest thereon; and

                  (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item); and

         o "y" is equal to 90% of the resulting appraised value of the related Mortgaged Property or REO Property (as such appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on such property that are prior to the lien of the Required Appraisal Loan).

         Appraisal Reduction Amounts are relevant to the determination of the amount of any P&I Advance required to be made in respect of the related Required Appraisal Loan. See "--P&I Advances" above.

         If, however, any Required Appraisal is not obtained within 60 days of an Appraisal Trigger Event (and no comparable appraisal had been obtained during the 12-month period prior to such Appraisal Trigger Event), then until such Required Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan. After receipt of such Required Appraisal, the Appraisal Reduction Amount, if any, for such Required Appraisal Loan will be calculated as described above.

         For so long as any Mortgage Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal. Based upon such update, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. A Mortgage Loan will cease to be a Required Appraisal Loan if and when such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for at least twelve consecutive Scheduled P&I Payments, and no other Servicing Transfer Event has occurred during the preceding twelve months.

         The cost of each Required Appraisal (and any update thereof) will be advanced by the Master Servicer and will be reimbursable thereto as a Servicing Advance.

         At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an appraisal that satisfies certain the criteria for a Required Appraisal. Upon the written request of the Controlling Class Representative, the Special Servicer will be required to recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal and notify the Trustee, the Master Servicer and the Controlling Class Representative of the recalculated Appraisal Reduction Amount.

         A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:

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         (A)      affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Scheduled P&I Payments with respect to such Mortgage
                  Loan);

         (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

         (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

         Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward (electronically or upon request, by first class mail) on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of, and containing the information set forth in, Exhibit B hereto, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties.

         Book-Entry Certificates. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Trustee Reports as if you were a Certificateholder, provided that you deliver a written certification to the Trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the information contained in the Trustee Reports will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

         Information Available Electronically. The Trustee will make available each month, to any interested party, the Trustee Report via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Holder or beneficial owner of a Certificate held in book-entry form, via the Trustee's Internet Website. The Trustee's Internet Website will initially be located at "www.ctslink.com/cmbs". "CSSA" refers to the Commercial Real Estate Secondary Market and Securitization Association.

         The Trustee's electronic bulletin board may be accessed by calling
(301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600.

         The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information made available by the Trustee for which it is not the original source.

         In connection with providing access to the Trustee's electronic bulletin board and Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

         With the consent of the Depositor, certain information and reports with respect to the Offered Certificates and the Mortgage Loans may be made available on the Internet Web Site of the Master Servicer, "www.bomcm.com".

         Other Information. The Pooling Agreement will obligate the Trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the Trustee by any such Holder or beneficial owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

         o        the Pooling Agreement and any amendments thereto;

         o all Trustee Reports delivered to Certificateholders since the Closing Date;

         o all officer's certificates delivered to the Trustee by the Master Servicer and/or Special Servicer since the Closing Date as described under "Description of the Pooling
                  Agreements--Evidence as to Compliance" in the Prospectus;

         o all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or Special Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus;

         o the most recent inspection report in respect of each Mortgaged Property prepared by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement;

         o the most recent appraisal, if any, with respect to each Mortgaged Property obtained by the Master Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above);

         o the most recent quarterly and annual operating statement and rent roll for each Mortgaged Property and financial statements of the related Borrower collected by the Master Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this Prospectus Supplement; and

         o the Mortgage Files, including all documents (e.g., modifications, waivers and amendments of the Mortgage Loans) that are to be added thereto from time to time.

Copies of any and all of the foregoing items will be available from the Trustee upon request. However, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

         In connection with providing access to or copies of the items described above, the Trustee may require:

         o in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

         o in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Holder, beneficial owner or prospective transferee of any Certificate or interest therein will be required to keep confidential any information that has previously been filed with the SEC, and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

Voting Rights

         At all times during the term of the Pooling Agreement, 99% of the voting rights for the series offered by this Prospectus Supplement (the "Voting Rights") will be allocated among the respective Classes of Principal Balance Certificates in proportion to the Class Principal Balances thereof. 1% of such Voting Rights will be allocated to the Class S Certificates. Voting Rights allocated to a Class of Certificates will be allocated among such Certificates in proportion to the percentage interests in such Class evidenced thereby.

Termination

         The obligations created by the Pooling Agreement will terminate following the earliest of

         (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and

         (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, the Special Servicer or any Holder or Holders of Certificates representing a majority interest in the Controlling Class (in that order of preference).

         Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

         Any such purchase by the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price (the "Termination Price") equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the appraised value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer or the Special Servicer) the aggregate of all amounts payable or reimbursable to the purchaser under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or any majority Holder or Holders of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The Termination Price (exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders) will constitute part of the Available Distribution Amount for the final Distribution Date.

The Trustee

         Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 515-5240.

         The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the foregoing, the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         The Depositor, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Servicer and the Trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Fund. All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly (or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee).

         The Master Servicer will be responsible for paying the fees of the Trustee out of the Master Servicing Fee.

         For so long as the same entity acts as Trustee and REMIC Administrator, such entity will be entitled, in its capacity as REMIC Administrator, to the same limitations on liability and rights to reimbursement and indemnification as it has in its capacity as Trustee.

         See also "Description of the Pooling Agreements--the Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.


                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

         General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things,

         (i)      the Pass-Through Rate for such Certificate,

         (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate,

         (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and shortfalls are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and

         (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

         Pass-Through Rates. The Pass-Through Rate applicable to the Class S Certificates will be variable and will equal the weighted average of the Class S Strip Rates at which interest accrues on the respective Components of the related Class Notional Amount from time to time. Each such strip rate (as well as the Pass-Through Rates for the Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates) will, in turn, be calculated based on the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yields on the Class S, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for Class S Certificates will vary with changes in the relative sizes of the Class Principal Balances of the respective Classes of Principal Balance Certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this Prospectus Supplement and "--Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on the Class S Certificates will be extremely sensitive to, and the yield to maturity on other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases or other removals of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this Prospectus Supplement. Furthermore, the ability of a Borrower under an ARD Loan to repay its Mortgage Loan on the related Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such Borrower may have little incentive to repay its Mortgage Loan on the related Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its Anticipated Repayment Date.

         The extent to which the yield to maturity on any Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class S Certificates or if you purchase any other Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

         In general, assuming you purchased your Certificates at a discount or a premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Principal Balance or Certificate Notional Amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         If you are contemplating an investment in the Class S Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

         Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month. Although any such shortfalls may be made up on future Distribution Dates, no interest would accrue on any such shortfalls. Thus, any such shortfalls would adversely affect the yield to maturity of your Certificates.

         If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses result in a reduction of the distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate Certificate Principal Balance or Certificate Notional Amount of your Certificates, such losses may still affect the timing of distributions on (and, accordingly, the weighted average life and yield to maturity of) your Certificates.

         Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including:

         o        prevailing interest rates;

         o the terms of the Mortgage Loans (for example, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges, provisions requiring Lock-out Periods and amortization terms that require Balloon Payments);

         o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

         o the general supply and demand for rental apartments, office space, retail shopping space, hotel and motel rooms, industrial space or mobile home park pads, as the case may be, in such areas;

         o         the quality of management of the Mortgaged Properties;

         o         the servicing of the Mortgage Loans;

         o         possible changes in tax laws; and

         o         other opportunities for investment.

         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this Prospectus Supplement and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

         The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of an ARD Loan, out of certain net cash flow from the related Mortgaged Property). Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which (net of the minimum required debt service, approved property expenses and any required reserves) must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

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         The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

         CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "constant prepayment rate" ("CPR") model, which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

         Unpaid Distributable Certificate Interest. If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to Holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Lives of Certain Classes of Offered Certificates

         For purposes in this Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this Prospectus Supplement, the weighted average life of a Principal Balance Certificate (such as a Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 or Class B-2 Certificate) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Principal Balance Certificate. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations with respect to the Mortgage Loans as described in this Prospectus Supplement. The weighted average life of any Principal Balance Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan from the Trust or the optional termination of the Trust as described under "Description of the Offered Certificates--Termination" in this Prospectus Supplement. Such a purchase from the Trust will have the same effect on distributions to the Certificateholders as if the related Mortgage Loan(s) had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.

         The tables set forth on Exhibit C to this Prospectus Supplement have been prepared on the basis of the following assumptions (the "Maturity Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof:

         o as of the date of issuance of the Certificates, the Mortgage Loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1 to this Prospectus Supplement;

         o each ARD Loan is paid in full on its Anticipated Repayment Date, no Mortgage Loan is prepaid during its Lock-out Period, during its Prepayment Consideration Period or during any period that defeasance thereof may be required and, otherwise, each Mortgage Loan is assumed to prepay at the specified CPR;

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         o        no Mortgage Loan is repurchased or replaced as a result of a
                  Material Breach of a representation or warranty, and none of the Master Servicer, the Special Servicer or any Holder of Certificates evidencing a majority interest in the Controlling Class exercises its option to purchase the Mortgage Loans and thereby cause a termination of the Trust;

         o there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the maturity date of any Mortgage Loan;

         o payments on the Certificates will be made on the 12th day of each month, commencing in January 1999;

         o        payments on the Mortgage Loans earn no reinvestment return;

         o there are no additional ongoing Trust expenses payable out of the Trust Fund other than the Master Servicing Fee (out of which the Trustee's fees and the primary servicing fees will be paid), and there are no Additional Trust Fund Expenses;

         o the respective Classes of REMIC Regular Certificates will, in each such case, be issued with the initial Class Principal Balance or Class Notional Amount set forth in this Prospectus Supplement;

         o the Pass-Through Rates for the respective Classes of REMIC Regular Certificates will be as set forth or described in this Prospectus Supplement; and

         o the Certificates will be settled with investors on December , 1998 (the "Assumed Settlement Date").

         The actual characteristics and performance of the Mortgage Loans will differ from the Maturity Assumptions used in calculating the tables set forth on Exhibit C to this Prospectus Supplement, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the respective Classes of Principal Balance Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

         Subject to the foregoing discussion and assumptions, the tables set forth on Exhibit C to this Prospectus Supplement indicate the respective weighted average lives of those Classes of the Offered Certificates with Class Principal Balances, and set forth the percentages of the respective initial Class Principal Balances of such Classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown.

Yield Sensitivity of the Class S Certificates

         The yield to investors on the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. If you are contemplating an investment in the Class S Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment on and/or liquidation of the Mortgage Loans could result in your the failure to recoup fully your initial investment.

         The tables set forth on Exhibit D to this Prospectus Supplement show pre-tax corporate bond equivalent ("CBE") yields for the Class S Certificates based on the Maturity Assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are expressed in
32nds (e.g.,   means  %) as a percentage of the initial Class Notional Amount of the Class S Certificates and are exclusive of accrued interest.

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         The yields set forth in the tables on Exhibit D to this Prospectus
Supplement were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of each assumed stream of cash flows to equal the assumed aggregate purchase prices of such Class of Certificates, plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including the Cut-off Date to but excluding the Assumed Settlement Date, and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently do not purport to reflect the return on any investment on such Class of Certificates when such reinvestment rates are considered.

         There can be no assurance that the Mortgage Loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D to this Prospectus Supplement, that the Mortgage Loans will prepay as assumed at any of the rates shown in such tables, that the Mortgage Loans will not experience losses, that Mortgage Loans will not be liquidated during any applicable Lock-out Period, that the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, that the cash flows on the Class S Certificates will correspond to the cash flows shown in this Prospectus Supplement or that the aggregate purchase price of the Class S Certificates will be as assumed. It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the Class S Certificates may be materially different than those indicated on Exhibit D to this Prospectus Supplement and, under certain circumstances, could be negative. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificates.


                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                         FEDERAL INCOME TAX CONSEQUENCES

General

         Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement (and subject to certain other assumptions set forth in such opinion), REMIC I, REMIC II AND REMIC III, respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account, but will exclude any collections of Additional Interest on the ARD Loans. For federal income tax purposes, (a) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I,
(c) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III, and (f) the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III. The Class D Certificates will represent beneficial interests in the portion of the Trust Fund consisting of any amounts applied as Additional Interest on the ARD Loans, and such portion will be treated as a grantor trust for federal income tax purposes.

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Discount and Premium; Prepayment Consideration

         For federal income tax reporting purposes, it is anticipated that the Class S Certificates will, and the other Classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption (the "Prepayment Assumption") that subsequent to the date of any determination the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, no Mortgage Loan will otherwise be prepaid prior to maturity and there will be no extensions of maturity for any Mortgage Loan. However, no representation is made as to the actual rate at which the Mortgage Loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult with your own tax advisor concerning the tax treatment of your Certificates.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Holder of Certificates, a possibility of particular relevance to a Holder of Class S Certificates, the amount of original issue discount allocable to such period would be zero and such Holder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a Holder of a Class S Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Holder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class S Certificates, which evidence the ownership of multiple regular interests, will be based on such aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class S Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class S Certificates.

         Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. If you acquire an interest in any such Class of Certificates, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Holders of each Class of Certificates entitled thereto as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the Holders of a Class of Certificates entitled thereto

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only after the Master Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. If such projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of such income is not entirely clear, however, and you should consider consulting your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Constructive Sales of Class S Certificates

         The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only Class S Certificates, which do not have a Certificate Principal Balance, could be subject to this provision and only if a Holder of a Class S Certificate engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

         Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code, and consequently the Offered Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Offered Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

         The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this Prospectus Supplement and "Federal Income Tax Consequences--REMICs-- Characterization of Investments in REMIC Certificates" in the Prospectus.

Possible Taxes on Income From Foreclosure Property and Other Taxes

         In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such REO Property. After the Special Servicer reviews the operation of such REO Property and consults with the REMIC

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Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such REO Property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such REO Property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any hospitality property that becomes an REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

         To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, if (but only if)--

         o        such person has sufficient assets to do so, and

         o such tax arises out of a breach of such person's obligations under certain specified sections of the Pooling Agreement.

Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust resulting in a reduction in amounts available for distribution to the Certificateholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

Reporting and Other Administrative Matters

         Reporting of interest income, including any original issue discount, if any, with respect to the REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual Holders of REMIC Regular Certificates and the IRS; Holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The Trust must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the Holder's purchase price that the Trust may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.


                          CERTAIN ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

         The U.S. Department of Labor has issued an individual prohibited transaction exemption (a "PTE") to the Underwriter (PTE 90-83). Subject to the satisfaction of certain conditions set forth therein, PTE 90-83 (referred to in this Prospectus Supplement as the "Exemption") generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

         (a)      the Underwriter,

         (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter, and

         (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

         o first, the acquisition of such Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o second, the rights and interests evidenced by such Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

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         o        third, at the time of its acquisition by the Plan, such Senior
                  Certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Duff & Phelps Credit Rating Co. ("DCR") or Standard & Poor's Ratings Service, a Division of the McGraw-Hill Companies, Inc. ("S&P").

         o fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of the Exemption-Favored Parties, the Depositor, the Master Servicer, the Special Servicer, any sub-servicers, the Mortgage Loan Seller, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

         o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        o sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Senior Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial Trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Closing Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a Senior Certificate.

         The Exemption also requires that the Trust meet the following requirements:

         o the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of a Senior Certificate; and

         o certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Senior Certificate.

The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date in this Prospectus Supplement.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, the Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or Mortgagor is a Party in Interest (as defined in the Prospectus) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an Excluded Plan (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of this Prospectus Supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

         Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a Borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan, and (iii) the holding of Senior Certificates by a Plan.

         Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Trust Fund.

         Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

         o the Senior Certificates constitute "certificates" for purposes of the Exemption, and

         o the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

         In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, a Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

         The characteristics of the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates do not meet the requirements of the Exemption. Accordingly, the Certificates of those Classes may not be acquired by or on behalf of a Plan or with Plan assets, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of PTCE 95-60 (discussed below).

         Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates (such as the Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates) that do not meet the requirements of the Exemptions solely because they (a) are subordinated to other Classes of Certificates in the Trust or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, DCR and S&P. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

         Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         The sale of Offered Certificates to a Plan is in no respect a representation or warranty by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

         Upon issuance, the Class S, Class A-1A, Class A-1B and Class A-2 Certificates (the "SMMEA Certificates") will constitute "mortgage related securities" for purposes of SMMEA. However, in order to remain "mortgage related securities", the SMMEA Certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the SMMEA Certificates will constitute "mortgage related securities" in part because they evidence interest in notes secured by first (or effectively first) mortgage liens on one or more parcels of real estate upon which is located a residential, commercial or mixed residential and commercial structure. No representation is made as to the effect on their status as "mortgage related securities" if any of the Borrowers entitled to do so elects to defease their respective Mortgage Loans. Such defeasance may not occur within two years of the Closing Date.

         The Class A-3, Class A-4, Class B-1 and Class B-2 Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

         The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

         All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

         See "Legal Investment" in the Prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement dated November , 1998 (the "Underwriting Agreement"), between the Depositor and the Underwriter, the Underwriter has agreed to purchase from the Depositor and the Depositor has agreed to sell to the Underwriter each Class of the Offered Certificates. It is expected that delivery of the Certificates will be made to the Underwriter in book-entry form through the Same Day Funds Settlement System of DTC on or about December 3, 1998, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately % of the aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

         The Depositor has also been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Certificates--Risks Associated With Liquidity and Market Value" in this Prospectus Supplement and "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.


                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for each of the Depositor and the Underwriter by Sidley & Austin, New York, New York.


                                     RATINGS

         It is a condition to the issuance of the Certificates that the respective Classes of Offered Certificates receive the following credit ratings from Moody's and Fitch:


Class                             Moody's                   Fitch
-----                             -------                   -----

Class S                             Aaa                      AAA
Class A-1A                          Aaa                      AAA
Class A-1B                          Aaa                      AAA
Class A-2                           Aa2                       AA
Class A-3                            A2                       A
Class A-4                            A3                       A-
Class B-1                           Baa2                     BBB
Class B-2                           Baa3                     BBB-

         The ratings on the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class S Certificates, the ultimate receipt by the Holders thereof of all payments of principal to which they are entitled on or before the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and/or principal required under the Offered Certificates.

         The ratings on the respective Classes of Offered Certificates do not represent any assessment of--

         o The tax attributes of the Offered Certificates or of the Trust.

         o Whether or to what extent prepayments of principal may be received on the Mortgage Loans.

         o The likelihood or frequency of prepayments of principal on the Mortgage Loans.

         o The degree to which the amount or frequency of such prepayments might differ from those originally anticipated.

         o Whether or to what extent the interest distributable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls.

         o Whether and to what extent Prepayment Premiums, Yield Maintenance Charges, Default Interest and/or Additional Interest will be received.

         Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings address credit risk and not prepayment risk. As described in this Prospectus Supplement, the amounts payable with respect to the Class S Certificates consist only of interest (and, to the extent described in this Prospectus Supplement, may consist of a portion of the Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans). Even if the entire pool were to prepay in the initial month, with the result that the Class S Certificateholders receive only a single month's Distributable Certificate Interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid. Such result would be consistent with the respective ratings received on the Class S Certificates. The Class Notional Amount of the Class S Certificates is subject to reduction by the payment of principal on, and the allocation of Realized Losses and Additional Trust Fund Expenses to, some or all of the respective Classes of Principal Balance Certificates as described in this Prospectus Supplement. The ratings of the Class S Certificates do not address the timing or magnitude of reduction of the Class Notional Amount of such Certificates, but only the obligation to pay interest timely on such Class Notional Amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

         The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS


30/360 Basis................................................................S-56
30/360 Mortgage Loans.......................................................S-56
Accelerated Amortization Payments...........................................S-56
Accrued Certificate Interest...............................................S-105
ACMs........................................................................S-46
Actual/360 Basis............................................................S-56
Actual/360 Mortgage Loans...................................................S-56
ADA.........................................................................S-51
Additional Interest.........................................................S-56
Additional Interest Rate....................................................S-56
Additional Trust Fund Expense..............................................S-113
Advances....................................................................S-21
American Real Estate Borrowers..............................................S-77
American Real Estate Loans..................................................S-77
American Real Estate Manager................................................S-78
American Real Estate Mortgages..............................................S-77
American Real Estate Properties.............................................S-77
Annual Debt Service.........................................................S-67
Anticipated Repayment Date..................................................S-31
Apple Bank...................................................................S-8
Appraisal Reduction Amount....................................S-22, S-115, S-116
Appraisal Trigger Event....................................................S-115
Appraisal Trigger Events....................................................S-22
Appraisals..................................................................S-72
Appraised Value.............................................................S-67
ARD.........................................................................S-31
ARD Loan....................................................................S-56
ARD Loans...................................................................S-31
Assumed Final Distribution Date.............................................S-10
Assumed P&I Payment........................................................S-115
Assumed Settlement Date....................................................S-125
Available Distribution Amount..............................................S-104
Balloon Loan..........................................................S-30, S-57
Balloon Payment.............................................................S-30
Banc One....................................................................S-34
Base Estimated Annual Revenues..............................................S-64
Borrower....................................................................S-22
Buyer.......................................................................S-78
CBE........................................................................S-125
Central Accounts............................................................S-75
CERCLA......................................................................S-46
Certificate Factor.........................................................S-101
Certificate Notional Amount................................................S-100
Certificate Principal Balance..............................................S-100
Certificate Registrar......................................................S-102
Certificateholders...........................................................S-7
Certificates.................................................................S-7
Chanin Borrower.............................................................S-76
Chanin Loan.................................................................S-76
Chanin Property.............................................................S-76
Class........................................................................S-7
Class Notional Amount......................................................S-100
Class Principal Balance....................................................S-100
Class S Strip Rate.........................................................S-106
Closing Date.................................................................S-9
Collection Period............................................................S-9
Column.......................................................................S-8
Column Mortgage Loans.......................................................S-79
Commercial Properties.......................................................S-64
Compensating Interest Payment...............................................S-89
Component..................................................................S-100
Contractual Recurring Replacement Reserve...................................S-75
Controlling Class...........................................................S-95
Controlling Class Representative............................................S-94
Corrected Mortgage Loan.....................................................S-87
Cost Approach...............................................................S-73
CPR........................................................................S-124
Cross-Collateralized Group..................................................S-48
Cross-Collateralized Mortgage Loans.........................................S-48
CSSA.......................................................................S-117
Cut-off Date.................................................................S-9
Cut-off Date Balance........................................................S-51
Cut-off Date Loan-to-Value Ratio............................................S-67
Cut-off Date LTV Ratio......................................................S-67
DCR........................................................................S-131
Default Interest............................................................S-88
Defeasance Collateral.......................................................S-61
Defeasance Loan.............................................................S-61
Defeasance Loans............................................................S-32
Definitive Certificate.....................................................S-101
Determination Date...........................................................S-9
Discount Rate..............................................................S-111
Distributable Certificate Interest.........................................S-105
Distribution Date............................................................S-9
DTC.........................................................................S-12
DTC Participants...........................................................S-101
Due Date....................................................................S-30
Engineering Reserves........................................................S-76
ERISA......................................................................S-130
Estimated Annual Operating Expenses.........................................S-64
Estimated Annual Revenues...................................................S-63
Excluded Plan..............................................................S-132
Exemption..................................................................S-130
Exemption Favored Parties..................................................S-130

Expense Modifications.......................................................S-65
Expenses....................................................................S-69
FF&E........................................................................S-65
FIRREA......................................................................S-73
Fitch........................................................................S-2
Form 8-K.....................................................................S-7
Fully Amortizing Loan.......................................................S-57
Fully Amortizing Loans......................................................S-31
GAAP........................................................................S-66
Grantor Trust...............................................................S-13
Historical Annual Operating Expenses........................................S-65
Holders......................................................................S-7
Hospitality Properties......................................................S-41
Income Approach.............................................................S-72
Inland Loans................................................................S-50
Interest Accrual Period......................................................S-9
IRS........................................................................S-127
LC & TI.....................................................................S-68
Leasable Square Footage.....................................................S-67
Liquidation Fee.............................................................S-90
Liquidation Fee Rate........................................................S-90
Lock-out Period.............................................................S-58
LUSTs.......................................................................S-47
Major Tenant................................................................S-68
Manufactured Housing Properties.............................................S-64
Master Servicer..............................................................S-7
Master Servicing Fee........................................................S-88
Master Servicing Fee Rate...................................................S-88
Material Breach.............................................................S-82
Maturity Assumptions.......................................................S-124
Maturity/ARD Balance........................................................S-69
Maturity/ARD Loan-to-Value Ratio............................................S-69
Maturity/ARD LTV............................................................S-69
Modified Mortgage Loan.....................................................S-116
Moody's......................................................................S-2
Mortgage....................................................................S-52
Mortgage File...............................................................S-81
Mortgage Loan Seller.........................................................S-8
Mortgage Loans...............................................................S-7
Mortgage Note...............................................................S-52
Mortgage Pass-Through Rate.................................................S-104
Mortgage Pool...............................................................S-22
Mortgage Pool Deficit.......................................................S-21
Mortgage Rate...............................................................S-30
Mortgaged Property..........................................................S-22
Most Recent DSCR............................................................S-68
Most Recent Expenses........................................................S-68
Most Recent NOI.............................................................S-68
Most Recent Operating Statement Date........................................S-68
Most Recent Revenues........................................................S-68
Multifamily Rental Properties...............................................S-38
Net Aggregate Prepayment Interest Shortfall.................................S-89
NOI.........................................................................S-68
Non-REMIC Assets............................................................S-13
Nonrecoverable P&I Advance.................................................S-114
Nonrecoverable Servicing Advance............................................S-92
Norwest Bank...............................................................S-120
O&M Plan....................................................................S-71
Occupancy Rate at U/W.......................................................S-67
Occupancy Rate at Underwriting..............................................S-67
Offered Certificates........................................................S-10
Office Properties ..........................................................S-41
OID Regulations............................................................S-127
Open Period.................................................................S-58
Originators..................................................................S-8
P&I Advance.................................................................S-21
Pass-Through Rate...........................................................S-11
Performing Mortgage Loans...................................................S-86
Permitted Investments.......................................................S-88
Plan.......................................................................S-130
Plan Assets................................................................S-130
Pooling Agreement............................................................S-7
Prepayment Assumption......................................................S-127
Prepayment Consideration....................................................S-48
Prepayment Consideration Period.............................................S-59
Prepayment Interest Excess..................................................S-88
Prepayment Interest Shortfall...............................................S-89
Prepayment Premium..........................................................S-48
Principal Balance Certificates..............................................S-19
Principal Distribution Amount..............................................S-106
Private Certificates........................................................S-10
Prospectus...................................................................S-2
Prospectus Supplement........................................................S-2
PTCE........................................................................S-35
PTCE 95-60.................................................................S-133
PTE........................................................................S-130
Purchase Price..............................................................S-83
Rated Final Distribution Date................................................S-9
Rating Agencies..............................................................S-2
Realized Losses............................................................S-113
Record Date..................................................................S-9
Related Proceeds............................................................S-91
REMIC.......................................................................S-13
REMIC Administrator..........................................................S-8
REMIC I.....................................................................S-13
REMIC II....................................................................S-13
REMIC III...................................................................S-13
REMIC Regular Certificates.................................................S-101
REMIC Residual Certificates................................................S-101

REO Property................................................................S-86
REO Tax....................................................................S-129
Replacement Mortgage Loan...................................................S-83
Required Appraisal.........................................................S-115
Required Appraisal Loan....................................................S-115
Responsible Officer.........................................................S-94
Restricted Group...........................................................S-131
Retail Sales and Service Properties.........................................S-39
Revenue Modifications.......................................................S-64
Revenues....................................................................S-68
Revised Rate................................................................S-56
Rooms.......................................................................S-67
S.F. .......................................................................S-67
S&P........................................................................S-131
Sales Comparison Approach...................................................S-72
Scheduled P&I Payments......................................................S-30
SEC..........................................................................S-3
Securities Act...............................................................S-3
Senior Certificates........................................................S-107
Servicing Advance...........................................................S-21
Servicing Fees..............................................................S-89
Servicing Standard..........................................................S-85
Servicing Transfer Event....................................................S-86
Similar Law................................................................S-133
SMMEA.......................................................................S-14
SMMEA Certificates.........................................................S-133
Special Servicer.............................................................S-8
Special Servicing Fee.......................................................S-89
Special Servicing Fee Rate..................................................S-89
Specially Serviced Assets...................................................S-86
Specially Serviced Mortgage Loan............................................S-86
Sq. Ft. ....................................................................S-67
Stated Principal Balance...................................................S-104
Subordinate Available Distribution Amount..................................S-108
Subordinate Certificates...................................................S-108
Substitution Shortfall Amount...............................................S-83
Tax and Insurance Escrows...................................................S-75
Termination Price .........................................................S-119
Third Party Originator Loans................................................S-79
Third Party Originators......................................................S-8
Treasury Rate..............................................................S-111
Triple Net Lease............................................................S-69
Trust........................................................................S-7
Trust Fund...................................................................S-7
Trustee......................................................................S-8
Trustee Report.............................................................S-117
U/W DSCR....................................................................S-67
U/W Leasing Commissions and Tenant Improvements.............................S-65
U/W NCF.....................................................................S-63
U/W NOI.....................................................................S-67
U/W Recurring Replacement Reserves..........................................S-65
Underwriter..................................................................S-1
Underwriting Agreement.....................................................S-134
Underwritten  Debt Service Coverage Ratio...................................S-67
Underwritten Cash Flow......................................................S-63
Underwritten DSCR...........................................................S-67
Underwritten NCF............................................................S-63
Underwritten Net Operating Income...........................................S-67
Underwritten NOI............................................................S-67
Union Capital................................................................S-8
Units.......................................................................S-67
Voting Rights..............................................................S-119
Warranting Party............................................................S-81
Weighted Average Mortgage Pass-Through Rate................................S-106
Workout Fee.................................................................S-90
Workout Fee Rate............................................................S-90
Year Built..................................................................S-68
Year Renovated..............................................................S-68
Yield Maintenance Charge....................................................S-48

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                    MORTGAGE LOANS AND MORTGAGED PROPERTIES


                      See this Exhibit for tables titled:


               Managers and Locations of the Mortgaged Properties

                    Descriptions of the Mortgaged Properties

                     Characteristics of the Mortgage Loans

            Engineering Reserves and Recurring Replacement Reserves

              Major Tenants of the Commercial Mortgaged Properties

                      Additional Mortgage Loan Information

                              Multifamily Schedule

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

               Managers and Locations of the Mortgaged Properties


   #    Property Name                                           Manager
  ---   -------------                                           -------
      1 Chanin Building                                         Colliers ABR, Inc.
      2 250 South Clinton Street (1A)                           American Real Estate Management, Inc.
      3 GATX Warehouse (1A)                                     American Real Estate Management, Inc.
      4 1001 and 1011 Airport Industrial Park (1A)              American Real Estate Management, Inc.
      5 Northeast Industrial Park Building # 21 (1A)            American Real Estate Management, Inc.
      6 507 Plum Street (1A)                                    American Real Estate Management, Inc.
      7 Zanesville (1A)                                         American Real Estate Management, Inc.
      8 Northeast Industrial Park Building # 8 (1A)             American Real Estate Management, Inc.
      9 Northeast Industrial Park Building # 22 (1A)            American Real Estate Management, Inc.
     10 4, 5 & 8 Marway Circle (1A)                             American Real Estate Management, Inc.
     11 Marysville (1A)                                         American Real Estate Management, Inc.
     12 One Clinton Square (1A)                                 American Real Estate Management, Inc.
     13 The Center at Rancho Niguel (1B)                        Pacific West Asset Management Corporation
     14 The Edwards Center at Rancho Niguel (1B)                Pacific West Asset Management Corporation
     15 Rivertree Court Shopping Center (1C)                    Inland Commercial Property Management
     16 Woodland Heights Shopping Center (1C)                   Inland Commercial Property Management
     17 Winnetka Commons Shopping Center (1C)                   Inland Commercial Property Management
     18 Berwyn Plaza Shopping Center (1C)                       Inland Commercial Property Management
     19 Walgreen's Store (1C)                                   Inland Commercial Property Management
     20 Heritage Pointe                                         MidAmerica Management Corp.
     21 Best Western Inn of Chicago                             Shell Hospitality Group, Inc.
     22 Christiana Hilton Inn - Newark, DE                      MJ Hotels of Wilmington, Inc.
     23 Embassy Crossing (2)                                    Infinity Property Management Corp.
     24 Jefferson at Treetops Apartments                        JPI Apartment Management, LP
     25 Dominion Tower & Parking Garage                         I.D.M. Management, Inc.
     26 Holiday Inn Hurstbourne                                 Ridgewood Hotels, Inc.
     27 Blue Ash Portfolio (1D)                                 Community Management Corporation
     28 Springdale Office Center (1D)                           Community Management Corporation
     29 Executive Center East (1D)                              Community Management Corporation
     30 McDonald's (1D)                                         Community Management Corporation
     31 11 Park Place                                           Williams Real Estate Co., Inc.
     32 Twin Creek Apartments                                   CPG Holdings, Inc.
     33 Storage Box / Stowaway Storage (1E)                     Owner Managed
     34 Maplewood Mobile Estates (1E)                           Owner Managed
     35 Corporate Office Park                                   Chase Commercial Real Estate Services, Inc.
     36 Knights Bridge II Apartments                            Grady Holdings, LLP
     37 Preston Stonebrooke Shopping Center                     Netzer Management, Inc.
     38 Run in Foods DP #4 (1F)                                 RUN IN Food Stores, Inc.
     39 Run in Foods DP #7 (1F)                                 RUN IN Food Stores, Inc.
     40 Run in Foods #401 (1F)                                  RUN IN Food Stores, Inc.
     41 Run in Foods #406 (1F)                                  RUN IN Food Stores, Inc.
     42 Run in Foods #402 (1F)                                  RUN IN Food Stores, Inc.
     43 Run in Foods #403 (1F)                                  RUN IN Food Stores, Inc.
     44 Run in Foods #404 (1F)                                  RUN IN Food Stores, Inc.
     45 Run in Foods #410 (1F)                                  RUN IN Food Stores, Inc.
     46 Super 8-Midtown (1G)                                    DVC
     47 Super 8-East (1G)                                       DVC
     48 Super 8-West (1G)                                       DVC
     49 Wellington Woods & Lakes                                Harbor Group Management Company
     50 Hampton Inn - Indianapolis, IN                          Indy Downtown, Inc.
     51 Chidlaw Building                                        Fieldhill Properties
     52 Mahwah Business Park                                    Owner Managed
     53 Grandview Garden Apartments                             J & P Realty Corp.
     54 Cornerstone Office Park                                 Asset Management Associates, Inc.
     55 160 Pine Street                                         Trammell Crow NW, Inc.
     56 River Run Apartments                                    Harbor Group Management Company
     57 180 N. Michigan Avenue Office Building                  M & J Wilkow, Ltd.
     58 Oak Hills Apartments                                    Hartex Property Group, Inc.
     59 145 Rosemary Street                                     Twenty-First Century Corporation
     60 Holiday Inn - Metroplex-Youngstown, OH                  Youngstown Management Corp.
     61 Tierra Verde Marine Center                              TPA Resorts, Inc.
     62 MCOM Building                                           Owner Managed
     63 Mayport Trace Apartments                                CNC Investments, Inc.
     64 Mercantile Bank Building                                H.T. Paul Company, Inc.
     65 Brook Forest Apartments                                 MidAmerica Management Corp.
     66 Midfield Shopping Center                                The Brookhill Group
     67 Far East Plaza                                          Pioneer West, Inc.
     68 Highland Square Shopping Center                         Phillips Investments, Inc.
     69 Spanish Villa Apartments                                Fulcrum Properties, Inc.
     70 Greens Corner Shopping Center (3)                       Infinity Property Management Corp.
     71 Mountain Ridge Apartments                               Suncase Corporation
     72 Radisson Suites - Huntsville, AL                        Yedla Management Company
     73 Holiday Campground                                      Owner Managed



     #  Property Name                                      Address                                              City
    --- -------------                                      -------                                              ----
      1 Chanin Building                                    122 East 42nd Street                                 New York
      2 250 South Clinton Street (1A)                      250 South Clinton Street                             Syracuse
      3 GATX Warehouse (1A)                                4472 and 4580 Steelway Boulevard                     Clay
      4 1001 and 1011 Airport Industrial Park (1A)         1001 and 1011 Air Park Drive                         Swatara
      5 Northeast Industrial Park Building # 21 (1A)       Route 146                                            Guilderland
      6 507 Plum Street (1A)                               507 Plum Street                                      Syracuse
      7 Zanesville (1A)                                    3530 East Pike                                       Zanesville
      8 Northeast Industrial Park Building # 8 (1A)        Route 146                                            Guilderland
      9 Northeast Industrial Park Building # 22 (1A)       Route 146                                            Guilderland
     10 4, 5 & 8 Marway Circle (1A)                        4, 5 & 8 Marway Circle                               Gates
     11 Marysville (1A)                                    16725 Square Drive                                   Marysville
     12 One Clinton Square (1A)                            One Clinton Square                                   Syracuse
     13 The Center at Rancho Niguel (1B)                   28121-28141 Crown Valley Parkway &
                                                           28201-28251 Crown Valley Parkway                     Laguna Niguel
     14 The Edwards Center at Rancho Niguel (1B)           25461-25471 Rancho Niguel Road                       Laguna Niguel
     15 Rivertree Court Shopping Center (1C)               701 N. Milwaukee Avenue                              Vernon Hills
     16 Woodland Heights Shopping Center (1C)              225 Irving Park Road                                 Streamwood
     17 Winnetka Commons Shopping Center (1C)              3540 Winnetka Avenue North                           New Hope
     18 Berwyn Plaza Shopping Center (1C)                  6901 West Ogden Avenue                               Berwyn
     19 Walgreen's Store (1C)                              331 North Irving                                     Woodstock
     20 Heritage Pointe                                    10018 Holly Lane                                     Des Plaines
     21 Best Western Inn of Chicago                        162 East Ohio Street                                 Chicago
     22 Christiana Hilton Inn - Newark, DE                 100 Continental Drive                                Newark
     23 Embassy Crossing (2)                               9570 U.S. Highway 19                                 Port Richey
     24 Jefferson at Treetops Apartments                   5217 Old Spicewood Springs Road                      Austin
     25 Dominion Tower & Parking Garage                    1400 NW 10th Avenue                                  Miami
     26 Holiday Inn Hurstbourne                            1325 South Hurstbourne Parkway                       Louisville
     27 Blue Ash Portfolio (1D)                            10925 Reed Hartman Highway                           Blue Ash
     28 Springdale Office Center (1D)                      230, 260 & 270 Northland Blvd.                       Springdale
     29 Executive Center East (1D)                         4030 Mt. Carmel Tobasco Road                         Union Township
     30 McDonald's (1D)                                    5055 Old Taylor Mill Road                            Taylor Mill
     31 11 Park Place                                      11 Park Place                                        New York
     32 Twin Creek Apartments                              1111 James Donlon Boulevard                          Antioch
     33 Storage Box / Stowaway Storage (1E)                810 Jimmy Ann Drive / 3742 Nova Road                 Daytona Beach /
                                                                                                                Port Orange
     34 Maplewood Mobile Estates (1E)                      5608 Newman Drive                                    Port Orange
     35 Corporate Office Park                              4900-4970 Corporate Drive                            Huntsville
     36 Knights Bridge II Apartments                       4000 Greencastle Road                                Silver Spring
     37 Preston Stonebrooke Shopping Center                SWC of Preston Road & Stonebrooke Parkway            Frisco
     38 Run in Foods DP #4 (1F)                            1551 Florida State Route 559                         Polk City
     39 Run in Foods DP #7 (1F)                            29502 Florida State Route 52                         San Antonio
     40 Run in Foods #401 (1F)                             11511 North U.S. Highway 301                         Thonotosassa
     41 Run in Foods #406 (1F)                             4911 N. 110th Avenue                                 Pinellas Park
     42 Run in Foods #402 (1F)                             3002 North U.S. Highway 301                          Tampa
     43 Run in Foods #403 (1F)                             401 East Sligh Avenue                                Tampa
     44 Run in Foods #404 (1F)                             18226 Powell Road                                    Brooksville
     45 Run in Foods #410 (1F)                             6513 W. 14th Street                                  Bradenton
     46 Super 8-Midtown (1G)                               2500 University Boulevard                            Albuquerque
     47 Super 8-East (1G)                                  450 Paisano Street                                   Albuquerque
     48 Super 8-West (1G)                                  6030 Iliff Road                                      Albuquerque
     49 Wellington Woods & Lakes                           136 Wellington Lakes Drive &
                                                           1704 Lafayette Boulevard                             Fredericksburg
     50 Hampton Inn - Indianapolis, IN                     105 S. Meridian Street                               Indianapolis
     51 Chidlaw Building                                   2221 E. Bijou Street                                 Colorado Springs
     52 Mahwah Business Park                               Ramapo Valley Road                                   Mahwah
     53 Grandview Garden Apartments                        1500 S. Waterford Drive                              Florissant
     54 Cornerstone Office Park                            1289-1335 S. Linden Road                             Flint Township
     55 160 Pine Street                                    160 Pine Street                                      San Francisco
     56 River Run Apartments                               141 Old Orange Park Road                             Orange Park
     57 180 N. Michigan Avenue Office Building             180 N. Michigan Avenue                               Chicago
     58 Oak Hills Apartments                               1913 Estrada Parkway Drive                           Irving
     59 145 Rosemary Street                                145 Rosemary Street                                  Needham
     60 Holiday Inn - Metroplex-Youngstown, OH             1620 Motor Inn Drive                                 Youngstown
     61 Tierra Verde Marine Center                         100 Pinellas Bayway                                  Tierra Verde
     62 MCOM Building                                      1045 Firestone Parkway                               Nashville
     63 Mayport Trace Apartments                           2160 Mayport Road                                    Jacksonville
     64 Mercantile Bank Building                           800 SW Jackson Street                                Topeka
     65 Brook Forest Apartments                            3300-3400 169th Street                               Hammond
     66 Midfield Shopping Center                           201 Midfield Street                                  Midfield/Birmingham
     67 Far East Plaza                                     727 North Broadway                                   Los Angeles
     68 Highland Square Shopping Center                    2010 S. Caraway Road                                 Jonesboro
     69 Spanish Villa Apartments                           10611 Abercorn Extension                             Savannah
     70 Greens Corner Shopping Center (3)                  4975 Jimmy Carter Boulevard                          Atlanta
     71 Mountain Ridge Apartments                          2626 Duncanville Road                                Dallas
     72 Radisson Suites - Huntsville, AL                   6000 S. Memorial Parkway                             Huntsville
     73 Holiday Campground                                 10000 Park Boulevard                                 Seminole

                                                                                                     Zip
     #  Property Name                                               County                State     Code
    --- -------------                                               ------                -----     ----
      1 Chanin Building                                             New York                 NY     10168
      2 250 South Clinton Street (1A)                               Onondaga                 NY     13202
      3 GATX Warehouse (1A)                                         Onondaga                 NY     13080
      4 1001 and 1011 Airport Industrial Park (1A)                  Dauphin                  PA     17057
      5 Northeast Industrial Park Building # 21 (1A)                Albany                   NY     12084
      6 507 Plum Street (1A)                                        Onondaga                 NY     13204
      7 Zanesville (1A)                                             Muskingum                OH     43701
      8 Northeast Industrial Park Building # 8 (1A)                 Albany                   NY     12084
      9 Northeast Industrial Park Building # 22 (1A)                Albany                   NY     12084
     10 4, 5 & 8 Marway Circle (1A)                                 Monroe                   NY     14624
     11 Marysville (1A)                                             Union                    OH     43040
     12 One Clinton Square (1A)                                     Onondaga                 NY     13202
     13 The Center at Rancho Niguel (1B)
                                                                    Orange                   CA     92677
     14 The Edwards Center at Rancho Niguel (1B)                    Orange                   CA     92677
     15 Rivertree Court Shopping Center (1C)                        Lake                     IL     60061
     16 Woodland Heights Shopping Center (1C)                       Cook                     IL     60107
     17 Winnetka Commons Shopping Center (1C)                       Hennepin                 MN     55427
     18 Berwyn Plaza Shopping Center (1C)                           Cook                     IL     60402
     19 Walgreen's Store (1C)                                       McHenry                  IL     60098
     20 Heritage Pointe                                             Cook                     IL     60016
     21 Best Western Inn of Chicago                                 Cook                     IL     60611
     22 Christiana Hilton Inn - Newark, DE                          New Castle               DE     19713
     23 Embassy Crossing (2)                                        Pasco                    FL     34668
     24 Jefferson at Treetops Apartments                            Travis                   TX     78759
     25 Dominion Tower & Parking Garage                             Dade                     FL     33128
     26 Holiday Inn Hurstbourne                                     Jefferson                KY     40222
     27 Blue Ash Portfolio (1D)                                     Hamilton                 OH     45242
     28 Springdale Office Center (1D)                               Hamilton                 OH     45246
     29 Executive Center East (1D)                                  Clermont                 OH     45255
     30 McDonald's (1D)                                             Kenton                   KY     41015
     31 11 Park Place                                               New York                 NY     10007
     32 Twin Creek Apartments                                       Contra Costa             CA     94509
     33 Storage Box / Stowaway Storage (1E)                         Volusia                  FL     32119
     34 Maplewood Mobile Estates (1E)                               Volusia                  FL     32127
     35 Corporate Office Park                                       Madison                  AL     35804
     36 Knights Bridge II Apartments                                Montgomery               MD     20866
     37 Preston Stonebrooke Shopping Center                         Collin                   TX     75034
     38 Run in Foods DP #4 (1F)                                     Polk                     FL     33868
     39 Run in Foods DP #7 (1F)                                     Pasco                    FL     33576
     40 Run in Foods #401 (1F)                                      Hillsborough             FL     33592
     41 Run in Foods #406 (1F)                                      Pinellas                 FL     33609
     42 Run in Foods #402 (1F)                                      Hillsborough             FL     33619
     43 Run in Foods #403 (1F)                                      Hillsborough             FL     33604
     44 Run in Foods #404 (1F)                                      Hernando                 FL     33609
     45 Run in Foods #410 (1F)                                      Manatee                  FL     34207
     46 Super 8-Midtown (1G)                                        Bernalillo               NM     87107
     47 Super 8-East (1G)                                           Bernalillo               NM     87123
     48 Super 8-West (1G)                                           Bernalillo               NM     87121
     49 Wellington Woods & Lakes                                    N/A                      VA     22401
     50 Hampton Inn - Indianapolis, IN                              Marion                   IN     46225
     51 Chidlaw Building                                            El Paso                  CO     80909
     52 Mahwah Business Park                                        Bergen                   NJ     07430
     53 Grandview Garden Apartments                                 St. Louis                MO     63033
     54 Cornerstone Office Park                                     Genesee                  MI     48532
     55 160 Pine Street                                             San Francisco            CA     94111
     56 River Run Apartments                                        Clay                     FL     32073
     57 180 N. Michigan Avenue Office Building                      Cook                     IL     60601
     58 Oak Hills Apartments                                        Dallas                   TX     75061
     59 145 Rosemary Street                                         Norfolk                  MA     02194
     60 Holiday Inn - Metroplex-Youngstown, OH                      Trumbull                 OH     44420
     61 Tierra Verde Marine Center                                  Pinellas                 FL     33715
     62 MCOM Building                                               Davidson                 TN     37086
     63 Mayport Trace Apartments                                    Duval                    FL     32233
     64 Mercantile Bank Building                                    Shawnee                  KS     66612
     65 Brook Forest Apartments                                     Lake                     IN     46323
     66 Midfield Shopping Center                                    Jefferson                AL     35228
     67 Far East Plaza                                              Los Angeles              CA     90012
     68 Highland Square Shopping Center                             Craighead                AR     72401
     69 Spanish Villa Apartments                                    Chatham                  GA     31419
     70 Greens Corner Shopping Center (3)                           Gwinnett                 GA     30093
     71 Mountain Ridge Apartments                                   Dallas                   TX     75211
     72 Radisson Suites - Huntsville, AL                            Madison                  AL     35802
     73 Holiday Campground                                          Pinellas                 FL     33777

               Managers and Locations of the Mortgaged Properties


   #    Property Name                                           Manager
  ---   -------------                                           -------
     74 Plantation Meadows Apartments                           Spyros Papageorge
     75 Gresham Townhomes                                       Seltzer-Doren Management Company, Inc.
     76 Lakewood Apartments                                     Mid-America Management Corp.
     77 Imperial Plaza Shopping Center                          Continental Equities
     78 Super 8 -  Las Vegas, NV                                KVC
     79 Thunder Hollow                                          Harbor Group Management Company
     80 Woodlake Village Apartments                             SJS Enterprises
     81 K-Mart Montwood Point                                   Owner Managed
     82 Trabuco Marketplace                                     O Hill Partners Inc.
     83 Indian Valley Apartments                                CNC Investments, Inc.
     84 Flamingo West Centre                                    MDL Group
     85 Mill Creek Shopping Center                              Richard J. McGoldrich
     86 High Vista Apartments                                   EMES Management Corp.
     87 Woodland Office Center                                  Orvick Management Group
     88 Bayfair Apartments                                      Fuller Enterprises
     89 University Green Apartments                             JMG Realty, Inc.
     90 El Dorado Mobile Home Estates                           Synergised Real Estate
     91 Holiday Inn - Danbury, CT                               Motel Hotel Associates, Inc.
     92 Country Inn & Suites Hotel                              Yedla Management Company
     93 Center Ridge Apartments                                 Westmark Management Company
     94 The Marriott Building                                   EEI Holding Corporation
     95 Silicon Valley Inn                                      Owner Managed
     96 Best Western -  Sunnyvale                               Owner Managed
     97 Golden Valley Commons                                   Tri-Star Management, Inc.
     98 West Park Place                                         Universal Management Corporation
     99 Naperville Office Court                                 M & J Wilkow, Ltd.
    100 Holiday Inn Express Hotel & Suites - Mountain View, CA  Owner Managed
    101 Best Buy / Drug Emporium                                Owner Managed
    102 Medical Arts Building                                   Butler Commercial Realty
    103 Comfort Inn - Sunnyvale                                 Owner Managed
    104 Holiday Inn North Denver                                Doramar Hotels, inc.
    105 Windlands Shopping Center (4)                           Infinity Property Management Corp.
    106 Northborough Woods Apartments                           CNC Investments, Inc.
    107 Madison Building                                        Owner Managed
    108 Victory Townhomes                                       Seltzer-Doren Management Company, Inc.
    109 Dairy Plaza Shopping Center                             Vanguard Commercial Realty, Inc.
    110 Comfort Inn - Concord, NH                               Linchris Hotel Corporation
    111 Peconic Plaza                                           Volta Realty II LLC
    112 Bayou Village Place Apartments                          Tarantino Properties, Inc.
    113 Country Suites - Chattanooga, TN                        Owner Managed
    114 Southlake Plaza II                                      Terraco, Inc.
    115 531 West Deming                                         The Hayman Company
    116 Camelot Apartments                                      Property Services Group, Inc.
    117 Sevilla Apartments                                      Suncase Corporation
    118 The Way III Apartments                                  Alton Management Corp.
    119 Glenview Office and Industrial Park                     Schmid Management, Inc.
    120 Hampton Inn - Decatur, AL                               Yedla Management Company
    121 Mission Industrial Park (1H)                            Birkeland, Cooper & Associates
    122 Jurupa Business Park (1H)                               Birkeland, Cooper & Associates
    123 Colony Square Shopping Center                           Larry Blumberg & Associates, Inc.
    124 Vintage Business Park                                   Owner Managed
    125 Bruno's Shopping Center                                 Owner Managed
    126 Crossroads Shopping Center                              Collett & Associates, Inc.
    127 High Country Plaza                                      Sanders & Associates
    128 Glencoe Avenue Industrial                               Owner Managed
    129 St. Charles Apartments (1I)                             Owner Managed
    130 St. James Apartments (1I)                               Owner Managed
    131 Plaza at Sunrise                                        Wessman Development Company
    132 Shannon Arms III Apartments                             Owner Managed
    133 River Valley Square Shopping Center                     Russell Development, Inc.
    134 Rio Commercial Center                                   Owner Managed
    135 Alexis Apartment Complex                                Greco Rentals Management Company, LLC
    136 Beltway Plaza 4710                                      Kenwood Management Company, LLC
    137 Casa Linda MHP                                          Follett Investment Properties, Inc.
    138 Mesa Ridge Apartments                                   Owner Managed
    139 Vintage Business Park II                                Owner Managed
    140 Mountain Village Shopping Center                        Brantley Properties, Inc.
    141 Rock River Tower Apartments                             Superior Investment Development Corp.
    142 Durango Plaza Retail Center                             Crossroads Realty and Development
    143 Beatrice Avenue Industrial                              William D. Feldman & Associates
    144 Miller Apartments                                       Jean McDaniel
    145 University Square Outlet Mall                           Graham Associates, Ltd.
    146 Ridgewood Plaza                                         Mid-Northern Equities Management, Ltd.

     #  Property Name                                                 Address                              City
    --- -------------                                                 -------                              ----
     74 Plantation Meadows Apartments                                 7221 NW 16th Street                  Plantation
     75 Gresham Townhomes                                             21051 Gresham Street                 Canoga Park
     76 Lakewood Apartments                                           2121 Stone Lake                      Woodstock
     77 Imperial Plaza Shopping Center                                303-319 Havendale Boulevard          Auburndale
     78 Super 8 -  Las Vegas, NV                                      4250 Koval Lane                      Las Vegas
     79 Thunder Hollow                                                3780 Idlebrook Circle                Casselberry
     80 Woodlake Village Apartments                                   5080 Westerville Road                Columbus
     81 K-Mart Montwood Point                                         11330-60 Montwood Drive              El Paso
     82 Trabuco Marketplace                                           21602, 21612 & 21702
                                                                      Plano Trabuo Road                    Rancho Santa Margarita
     83 Indian Valley Apartments                                      3536 Indian Creek Road               Clarkston
     84 Flamingo West Centre                                          4850 West Flamingo Road              Las Vegas
     85 Mill Creek Shopping Center                                    9 & 50 Market Street                 South Portland
     86 High Vista Apartments                                         5041 Alabama Street                  El Paso
     87 Woodland Office Center                                        500 East Calaveras Street            Milpitas
     88 Bayfair Apartments                                            16077 Ashland Avenue                 San Lorenzo
     89 University Green Apartments                                   1620 Bay Area Boulevard              Houston
     90 El Dorado Mobile Home Estates                                 4525 West Twain Avenue               Las Vegas
     91 Holiday Inn - Danbury, CT                                     80 Newtown Road                      Danbury
     92 Country Inn & Suites Hotel                                    4880 University Drive                Huntsville
     93 Center Ridge Apartments                                       700 West Center Street               Duncanville
     94 The Marriott Building                                         509 South Sixth Street               Springfield
     95 Silicon Valley Inn                                            690 N. Mathilda Avenue               Sunnyvale
     96 Best Western -  Sunnyvale                                     940 W. Weddell Drive                 Sunnyvale
     97 Golden Valley Commons                                         7700 Olson Memorial Highway          Golden Valley
     98 West Park Place                                               7400 West Greenfield Avenue          West Allis
     99 Naperville Office Court                                       1801-1813 N. Mill Street             Naperville
    100 Holiday Inn Express Hotel & Suites - Mountain View, CA        93 El Camino Real (SR 82)            Mountain View
    101 Best Buy / Drug Emporium                                      1580 Southlake Parkway               Morrow
    102 Medical Arts Building                                         1307 8th Avenue                      Fort Worth
    103 Comfort Inn - Sunnyvale                                       595 N. Mathilda Avenue               Sunnyvale
    104 Holiday Inn North Denver                                      4849 Bannock Street                  Denver
    105 Windlands Shopping Center (4)                                 3760 Nolensville Pike                Nashville
    106 Northborough Woods Apartments                                 13502 Northborough Drive             Houston
    107 Madison Building                                              412 Madison Street                   Tampa
    108 Victory Townhomes                                             22301 Victory Boulevard              Woodland Hills
    109 Dairy Plaza Shopping Center                                   1527-1561 N. Singleton Avenue        Titusville
    110 Comfort Inn - Concord, NH                                     71 Hall Street                       Concord
    111 Peconic Plaza                                                 North Side of Old Country Road
                                                                      (Route 58)                           Riverhead
    112 Bayou Village Place Apartments                                6310 Dumfries Drive                  Houston
    113 Country Suites - Chattanooga, TN                              7051 McCutcheon Road                 Chattanooga
    114 Southlake Plaza II                                            2871-2891 US Highway 30              Hobart
    115 531 West Deming                                               531 West  Deming                     Chicago
    116 Camelot Apartments                                            2906 Washtenaw Avenue                Ypsilanti Township
    117 Sevilla Apartments                                            1455 North Perry Road                Carrollton
    118 The Way III Apartments                                        5301 Marvin D. Love Freeway          Dallas
    119 Glenview Office and Industrial Park                           1800-1884 Johns Drive                Glenview
    120 Hampton Inn - Decatur, AL                                     2041 Beltline Road                   Decatur
    121 Mission Industrial Park (1H)                                  4748 Mission Boulevard               Ontario
    122 Jurupa Business Park (1H)                                     7101 Jurupa Avenue                   Riverside
    123 Colony Square Shopping Center                                 3074 Ross Clark Circle               Dothan
    124 Vintage Business Park                                         3000 Vintage Drive,
                                                                      3017-3025 Clinton Drive              Juneau
    125 Bruno's Shopping Center                                       NWC US 72/Wall-Triana Highway        Madison
    126 Crossroads Shopping Center                                    US Highway 52                        Darlington
    127 High Country Plaza                                            15817 Bernardo Center Drive          San Diego
    128 Glencoe Avenue Industrial                                     4040 Del Rey Avenue and
                                                                      4051 Glencoe Avenue                  Los Angeles
    129 St. Charles Apartments (1I)                                   1034 Elm Avenue                      Americus
    130 St. James Apartments (1I)                                     1008 E. 24th Avenue                  Cordele
    131 Plaza at Sunrise                                              SWC Ramon Road & Sunrise Way         Palm Springs
    132 Shannon Arms III Apartments                                   9029 Jamacha Road                    Spring Valley
    133 River Valley Square Shopping Center                           NWC Telegraph Rd. & Lorain St.       Monroe
    134 Rio Commercial Center                                         779-895 NE Dixie Highway             Jensen Beach
    135 Alexis Apartment Complex                                      3500 Foothills Road                  Las Cruces
    136 Beltway Plaza 4710                                            4710 Auth Place                      Camp Springs
    137 Casa Linda MHP                                                5250 E. Lake Mead Boulevard          Las Vegas
    138 Mesa Ridge Apartments                                         8000 Creek Bend Drive                Houston
    139 Vintage Business Park II                                      3030-3032 Vintage Drive              Juneau
    140 Mountain Village Shopping Center                              749 E. Main Street                   Jefferson
    141 Rock River Tower Apartments                                   913 Main Street                      Rockford
    142 Durango Plaza Retail Center                                   4420-4450 South Durango Drive        Las Vegas
    143 Beatrice Avenue Industrial                                    12636 Beatrice Street                Los Angeles
    144 Miller Apartments                                             2335 Stuart Avenue                   Albany
    145 University Square Outlet Mall                                 816 College Road                     Wilmington
    146 Ridgewood Plaza                                               SWC Ridge Rd. & Manor Ave.           Munster

                                                                                                     Zip
     #  Property Name                                               County                State     Code
    --- -------------                                               ------                -----     ----
     74 Plantation Meadows Apartments                               Broward               FL        33313
     75 Gresham Townhomes                                           Los Angeles           CA        91306
     76 Lakewood Apartments                                         McHenry               IL        60098
     77 Imperial Plaza Shopping Center                              Polk                  FL        33823
     78 Super 8 -  Las Vegas, NV                                    Clark                 NV        89109
     79 Thunder Hollow                                              Seminole              FL        32707
     80 Woodlake Village Apartments                                 Franklin              OH        43081
     81 K-Mart Montwood Point                                       El Paso               TX        79936
     82 Trabuco Marketplace                                         Orange                CA        92679
     83 Indian Valley Apartments                                    Dekalb                GA        30021
     84 Flamingo West Centre                                        Clark                 NV        89103
     85 Mill Creek Shopping Center                                  Cumberland            ME        04112
     86 High Vista Apartments                                       El Paso               TX        79930
     87 Woodland Office Center                                      Santa Clara           CA        95035
     88 Bayfair Apartments                                          Alameda               CA        94502
     89 University Green Apartments                                 Harris                TX        77058
     90 El Dorado Mobile Home Estates                               Clark                 NV        89103
     91 Holiday Inn - Danbury, CT                                   Fairfield             CT        06810
     92 Country Inn & Suites Hotel                                  Madison               AL        35816
     93 Center Ridge Apartments                                     Dallas                TX        75116
     94 The Marriott Building                                       Sangamon              IL        62701
     95 Silicon Valley Inn                                          Santa Clara           CA        94086
     96 Best Western -  Sunnyvale                                   Santa Clara           CA        94089
     97 Golden Valley Commons                                       Hennepin              MN        55427
     98 West Park Place                                             Milwaukee             WI        53214
     99 Naperville Office Court                                     DuPage                IL        60563
    100 Holiday Inn Express Hotel & Suites - Mountain View, CA      Santa Clara           CA        94040
    101 Best Buy / Drug Emporium                                    Clayton               GA        30260
    102 Medical Arts Building                                       Tarrant               TX        76104
    103 Comfort Inn - Sunnyvale                                     Santa Clara           CA        94086
    104 Holiday Inn North Denver                                    Denver                CO        80216
    105 Windlands Shopping Center (4)                               Davidson              TN        37211
    106 Northborough Woods Apartments                               Harris                TX        77067
    107 Madison Building                                            Hillsborough          FL        33602
    108 Victory Townhomes                                           Los Angeles           CA        91303
    109 Dairy Plaza Shopping Center                                 Brevard               FL        32796
    110 Comfort Inn - Concord, NH                                   Merrimack             NH        03301
    111 Peconic Plaza                                               Suffolk               NY        11901
    112 Bayou Village Place Apartments                              Harris                TX        77096
    113 Country Suites - Chattanooga, TN                            Hamilton              TN        37421
    114 Southlake Plaza II                                          Lake                  IN        46342
    115 531 West Deming                                             Cook                  IL        60614
    116 Camelot Apartments                                          Washtenaw             MI        48197
    117 Sevilla Apartments                                          Dallas                TX        75006
    118 The Way III Apartments                                      Dallas                TX        75232
    119 Glenview Office and Industrial Park                         Cook                  IL        60025
    120 Hampton Inn - Decatur, AL                                   Morgan                AL        35601
    121 Mission Industrial Park (1H)                                San Bernardino        CA        91762
    122 Jurupa Business Park (1H)                                   Riverside             CA        92504
    123 Colony Square Shopping Center                               Houston               AL        36301
    124 Vintage Business Park                                       Juneau                AK        99801
    125 Bruno's Shopping Center                                     Madison               AL        37558
    126 Crossroads Shopping Center                                  Darlington            SC        29532
    127 High Country Plaza                                          San Diego             CA        92127
    128 Glencoe Avenue Industrial                                   Los Angeles           CA        90292
    129 St. Charles Apartments (1I)                                 Sumter                GA        31709
    130 St. James Apartments (1I)                                   Crisp                 GA        31015
    131 Plaza at Sunrise                                            Riverside             CA        92264
    132 Shannon Arms III Apartments                                 San Diego             CA        91977
    133 River Valley Square Shopping Center                         Monroe                MI        48162
    134 Rio Commercial Center                                       Martin                FL        34957
    135 Alexis Apartment Complex                                    Dona Ana              NM        88011
    136 Beltway Plaza 4710                                          Prince George         MD        20746
    137 Casa Linda MHP                                              Clark                 NV        89114
    138 Mesa Ridge Apartments                                       Harris                TX        77071
    139 Vintage Business Park II                                    Juneau                AK        99801
    140 Mountain Village Shopping Center                            Ashe                  NC        28640
    141 Rock River Tower Apartments                                 Winnebago             IL        61103
    142 Durango Plaza Retail Center                                 Clark                 NV        89117
    143 Beatrice Avenue Industrial                                  Los Angeles           CA        90066
    144 Miller Apartments                                           Dougherty             GA        31707
    145 University Square Outlet Mall                               New Hanover           NC        28402
    146 Ridgewood Plaza                                             Lake                  IN        46321

               Managers and Locations of the Mortgaged Properties


   #    Property Name                                           Manager
  ---   -------------                                           -------
    147 Chase Village Apartments                                Carlisle Apartments, Inc.
    148 Warsaw Village Shopping Center                          Barnett Properties, Inc.
    149 Provident Place Office Building                         Regent Development Corporation
    150 920 S. Waukegan Road                                    New Horizons Management Company
    151 Amberley Suite Hotel                                    Yedla Management Company
    152 Rite-Aid of Maine, Inc. (5)                             Commercial Properties, Inc.
    153 Stuart Towne Apartments                                 John M. Trask, Jr.
    154 Santa Ana Villa                                         Sequoia Real Estate
    155 Orland Park Outlots                                     Terraco, Inc.
    156 Brazos Square Shopping Center                           DH Real Estate Investment Company
    157 Community Mall                                          Crossroads Realty, Inc.
    158 Comfort Inn - Fife, WA                                  Hans Motel Investment Inc.
    159 Aspen Business Center                                   Crown Properties, LLC
    160 Hampton Inn - Ft. Pierce, FL                            Owner Managed
    161 Oak Tree Mobile Home Park                               Owner Managed
    162 Walnut Square Apartments                                Laurence Wolf Properties
    163 Royal Oaks Mobile Home Park                             Bruce E. Davis and Douglas M. Davis
    164 Plymouth Square Apartments                              Dietz Management Company
    165 Watchung View Apartments                                Kamson Corporation
    166 Embassy Apartments                                      Vinod K. Luthra
    167 Best Buy - West Dundee                                  L and N Bolton Living Trust
    168 1400 Destrehan Avenue                                   Michael M. Seago
    169 Breckenridge Condominiums                               Sherron Associates of Texas, Inc.
    170 Rosemont Terrace Apartments                             Saratoga Capital, Inc.
    171 Days Inn - Dover, DE                                    Owner Managed
    172 Iberia Center                                           Boardwalk Development, Inc.
    173 Shadydale Village Mobile Home Park                      Love Properties, Inc.
    174 Park Terrace Shopping Center                            Park City Developments, Inc.
    175 Hanover Village Apartments                              Westmark Management Company
    176 Travelodge Hotel-Seatac                                 Travelodge Hotels Inc.
    177 Harlem Furniture                                        Owner Managed
    178 Tree Tops Apartments                                    Westmark Management Company
    179 Old Town Place Apartments                               Owner Managed
    180 The Meadows Apartments                                  Saratoga Capital, Inc.
    181 Chapman & Feldner Shopping Center                       Owner Managed
    182 BCH Office Building                                     Carson Development Co., Inc.
    183 Colonial Pines Mobile Estates                           Owner Managed
    184 NationsBank Professional Center                         Kew Management Corporation
    185 Belmeade Office Park                                    46 Corp.
    186 Central Building                                        Owner Managed
    187 710 Amsterdam Avenue                                    Weinstein Industries, Inc.
    188 Sandstone Apartments & Vista North Apartments           Owner Managed
    189 Highland Park Place Shopping Center                     First Commercial Realty & Development Co., Inc.
    190 Salem Creek Apartment Complex                           Carlisle Apartments, Inc.
    191 Country Greens Apartments                               Alton Management Corp.
    192 Quail Ridge Apartments                                  Piper Management Co.
    193 Harold Gilstrap Shopping Center                         Sierra Management Corp.
    194 Sahara West Plaza                                       Americana Commercial Group
    195 Walgreen's                                              Owner Managed
    196 Econolodge - Bangor, ME                                 Diamond Properties, Inc.
    197 Comfort Inn - Bangor, ME                                C.C. Management, Inc.
    198 Point Clinton                                           Aram Papazian
    199 Rite-Aid Pharmacy                                       Baxter Property Management
    200 Ravenscroft Apartments                                  Owner Managed
    201 Coach Country Corral MHP                                Owner Managed
    202 Taft and Cleveland Paradise Apartments                  Owner Managed
    203 Tyrone Village MHP                                      Town & Country Investments, LLC
    204 Steamboat Road                                          Owner Managed
    205 Kerr Station Village                                    Graham Associates, Ltd.
    206 Meadow Run Apartments                                   Westmark Management Company
    207 45 Church Street                                        Amdour, Inc.
    208 New Brunswick Apartments                                Kamson Corporation
    209 Fiesta RV Resort                                        Owner Managed
    210 Cedar Place Office Park                                 David Epstein Company
    211 Oak Hollow Mobile Home Park                             Owner Managed
    212 Centerline Plaza Apartments                             Ivanhoe Investment Limited Partnership
    213 Gottschalk's Department Store                           Jack Baskin, Inc.
    214 Southport Place                                         David A. Mack Properties, LLC
    215 Bell Building                                           EEI Holding Corporation
    216 Days Inn - Bangor, ME                                   Diamond Properties, Inc.
    217 Stratford Shopping Center                               Robert Mark Associates
    218 Country Aire Manor                                      Owner Managed
    219 Corlett Creek Apartments                                Mid-America Management Corp.

     #  Property Name                                      Address                                               City
    --- -------------                                      -------                                               ----
    147 Chase Village Apartments                           8028 Gessner Drive                                    Austin
    148 Warsaw Village Shopping Center                     US Highway 360                                        Warsaw
    149 Provident Place Office Building                    2220 San Jacinto Blvd.                                Denton
    150 920 S. Waukegan Road                               920 S. Waukegan Road                                  Lake Forest
    151 Amberley Suite Hotel                               807 Bank St.                                          Decatur
    152 Rite-Aid of Maine, Inc. (5)                        37 Portland Street-U.S. Route 1                       Kennebunk
    153 Stuart Towne Apartments                            1901 Old Shell Road                                   Port Royal
    154 Santa Ana Villa                                    2204 North Peach Avenue                               Clovis
    155 Orland Park Outlots                                9310-9396 159th Street                                Orland Park
    156 Brazos Square Shopping Center                      120 State Highway 332                                 Lake Jackson
    157 Community Mall                                     Route 37 West                                         Toms River
    158 Comfort Inn - Fife, WA                             5601 Pacific Highway East                             Fife
    159 Aspen Business Center                              9942 and 9934 N. Alpine Road                          Machesney Park
    160 Hampton Inn - Ft. Pierce, FL                       2831 Reynolds Drive                                   Ft. Pierce
    161 Oak Tree Mobile Home Park                          565 Diamond Road                                      Jackson Township
    162 Walnut Square Apartments                           1440 Linden Road                                      Flint
    163 Royal Oaks Mobile Home Park                        4069 South Pacific Highway                            Medford
    164 Plymouth Square Apartments                         9421 Marguerite Road                                  Plymouth Township
    165 Watchung View Apartments                           650 Somerset Avenue                                   North Plainfield
    166 Embassy Apartments                                 4, 20, 34, 42 & 45 Embassy Square                     Tonawanda
    167 Best Buy - West Dundee                             979 Main Street                                       West Dundee
    168 1400 Destrehan Avenue                              1400 Destrehan Avenue                                 Harvey
    169 Breckenridge Condominiums                          1701 Big Sur Drive                                    Arlington
    170 Rosemont Terrace Apartments                        3690 South Port Drive                                 Rancho Cordova
    171 Days Inn - Dover, DE                               272 North Dupont Highway                              Dover
    172 Iberia Center                                      16588 Bernardo Center Drive                           San Diego
    173 Shadydale Village Mobile Home Park                 100 Apollo Avenue                                     Fayetteville
    174 Park Terrace Shopping Center                       2223 NC Highway 54                                    Durham
    175 Hanover Village Apartments                         S/W/S of Division Street                              Hanover Township
    176 Travelodge Hotel-Seatac                            14845 Pacific Highway South                           Tukwila
    177 Harlem Furniture                                   2575 N. Elston Avenue                                 Chicago
    178 Tree Tops Apartments                               3421 Old Vineyard Road                                Winston-Salem
    179 Old Town Place Apartments                          1506 School Road                                      Carrollton
    180 The Meadows Apartments                             10108 Malaga Way                                      Rancho Cordova
    181 Chapman & Feldner Shopping Center                  1708-1724 West Chapman Avenue                         Orange
    182 BCH Office Building                                1717 Second St & 1722 Third St                        Sacramento
    183 Colonial Pines Mobile Estates                      2101 Colonial Avenue                                  Navarre
    184 NationsBank Professional Center                    8181 W. Broward Blvd.                                 Plantation
    185 Belmeade Office Park                               2910 Belmeade, 2410 & 2420 Tarpley Road               Carrollton
    186 Central Building                                   245 Main Street                                       Salinas
    187 710 Amsterdam Avenue                               710 Amsterdam Avenue                                  New York
    188 Sandstone Apartments & Vista North Apartments      1502 and 1616 Calle Del Norte                         Laredo
    189 Highland Park Place Shopping Center                14461-14529 Woodward Avenue                           Highland Park
    190 Salem Creek Apartment Complex                      802-803 Flame Circle                                  San Antonio
    191 Country Greens Apartments                          630 Stevens Village Drive                             Dallas
    192 Quail Ridge Apartments                             1001 North State Road                                 Davison
    193 Harold Gilstrap Shopping Center                    601 S. Main Street                                    Salem
    194 Sahara West Plaza                                  4601 West Sahara Avenue                               Las Vegas
    195 Walgreen's                                         2690 Mission Street                                   San Francisco
    196 Econolodge - Bangor, ME                            327 Odlin Road                                        Bangor
    197 Comfort Inn - Bangor, ME                           750 Hogan Road                                        Bangor
    198 Point Clinton                                      186 Center Street                                     Clinton
    199 Rite-Aid Pharmacy                                  1623 White Mountain Highway - Routes 16 & 302         Conway
    200 Ravenscroft Apartments                             25 Fairview Avenue                                    Phillipsburg
    201 Coach Country Corral MHP                           1921 208th Street East                                Spanaway
    202 Taft and Cleveland Paradise Apartments             2545 Taft Street & 1720 Cleveland Street              Hollywood
    203 Tyrone Village MHP                                 13618 North Florida Avenue                            Tampa
    204 Steamboat Road                                     702-708 Steamboat Road                                Greenwich
    205 Kerr Station Village                               S. Kerr Ave. & Franklin                               Wilmington
    206 Meadow Run Apartments                              3301 Abbeville Highway                                Anderson
    207 45 Church Street                                   45 Church Street                                      Stamford
    208 New Brunswick Apartments                           119 Livingston Ave.                                   New Brunswick
    209 Fiesta RV Resort                                   46421 Madison Street                                  Indio
    210 Cedar Place Office Park                            813 East 86th Street                                  Indianapolis
    211 Oak Hollow Mobile Home Park                        2746 North Oak Harbor Drive                           Oak Harbor
    212 Centerline Plaza Apartments                        25005 Lawrence Street                                 Warren
    213 Gottschalk's Department Store                      372 Elm Avenue                                        Auburn
    214 Southport Place                                    30 Jelliff Lane                                       Southport
    215 Bell Building                                      424 S. 5th Street                                     Springfield
    216 Days Inn - Bangor, ME                              250 Odlin Road                                        Bangor
    217 Stratford Shopping Center                          25-41 South White Horse Pike                          Stratford
    218 Country Aire Manor                                 17102 Meridian Street East                            Puyallup
    219 Corlett Creek Apartments                           1105 N. Chipman St.                                   Owosso

                                                                                                     Zip
     #  Property Name                                               County                State     Code
    --- -------------                                               ------                -----     ----
    147 Chase Village Apartments                                    Travis                TX        78753
    148 Warsaw Village Shopping Center                              Richmond              VA        22572
    149 Provident Place Office Building                             Denton                TX        76205
    150 920 S. Waukegan Road                                        Lake                  IL        60045
    151 Amberley Suite Hotel                                        Morgan                AL        35601
    152 Rite-Aid of Maine, Inc. (5)                                 York                  ME        04043
    153 Stuart Towne Apartments                                     Beaufort              SC        29935
    154 Santa Ana Villa                                             Fresno                CA        93612
    155 Orland Park Outlots                                         Cook                  IL        60462
    156 Brazos Square Shopping Center                               Brazoria              TX        77566
    157 Community Mall                                              Ocean                 NJ        08753
    158 Comfort Inn - Fife, WA                                      Pierce                WA        98424
    159 Aspen Business Center                                       Winnebago             IL        60115
    160 Hampton Inn - Ft. Pierce, FL                                St. Lucie             FL        34945
    161 Oak Tree Mobile Home Park                                   Ocean                 NJ        08527
    162 Walnut Square Apartments                                    Genesee               MI        48532
    163 Royal Oaks Mobile Home Park                                 Jackson               OR        97051
    164 Plymouth Square Apartments                                  Wayne                 MI        48170
    165 Watchung View Apartments                                    Somerset              NJ        07060
    166 Embassy Apartments                                          Erie                  NY        14150
    167 Best Buy - West Dundee                                      Kane                  IL        60118
    168 1400 Destrehan Avenue                                       Jefferson             LA        70058
    169 Breckenridge Condominiums                                   Tarrant               TX        75007
    170 Rosemont Terrace Apartments                                 Sacramento            CA        95670
    171 Days Inn - Dover, DE                                        Kent                  DE        19901
    172 Iberia Center                                               San Diego             CA        92128
    173 Shadydale Village Mobile Home Park                          Fayette               GA        30214
    174 Park Terrace Shopping Center                                Durham                NC        27713
    175 Hanover Village Apartments                                  Luzerne               PA        18702
    176 Travelodge Hotel-Seatac                                     King                  WA        98168
    177 Harlem Furniture                                            Cook                  IL        60606
    178 Tree Tops Apartments                                        Forsyth               NC        27103
    179 Old Town Place Apartments                                   Dallas                TX        75006
    180 The Meadows Apartments                                      Sacramento            CA        95670
    181 Chapman & Feldner Shopping Center                           Orange                CA        92668
    182 BCH Office Building                                         Sacramento            CA        95814
    183 Colonial Pines Mobile Estates                               Santa Rosa            FL        32566
    184 NationsBank Professional Center                             Broward               FL        33324
    185 Belmeade Office Park                                        Dallas                TX        75006
    186 Central Building                                            Monterey              CA        93901
    187 710 Amsterdam Avenue                                        New York              NY        10025
    188 Sandstone Apartments & Vista North Apartments               Webb                  TX        78041
    189 Highland Park Place Shopping Center                         Wayne                 MI        48203
    190 Salem Creek Apartment Complex                               Bexar                 TX        78221
    191 Country Greens Apartments                                   Dallas                TX        75208
    192 Quail Ridge Apartments                                      Genesee               MI        48423
    193 Harold Gilstrap Shopping Center                             Washington            IN        47167
    194 Sahara West Plaza                                           Clark                 NV        89108
    195 Walgreen's                                                  San Francisco         CA        94110
    196 Econolodge - Bangor, ME                                     Penobscot             ME        04401
    197 Comfort Inn - Bangor, ME                                    Penobscot             ME        04401
    198 Point Clinton                                               Hunterdon             NJ        08809
    199 Rite-Aid Pharmacy                                           Carroll               NH        03818
    200 Ravenscroft Apartments                                      Warren                NJ        08865
    201 Coach Country Corral MHP                                    Pierce                WA        98387
    202 Taft and Cleveland Paradise Apartments                      Broward               FL        33020
    203 Tyrone Village MHP                                          Hillsborough          FL        33613
    204 Steamboat Road                                              Fairfield             CT        06830
    205 Kerr Station Village                                        New Hanover           NC        28402
    206 Meadow Run Apartments                                       Anderson              SC        29624
    207 45 Church Street                                            Fairfield             CT        06906
    208 New Brunswick Apartments                                    Middlesex             NJ        13760
    209 Fiesta RV Resort                                            Riverside             CA        92201
    210 Cedar Place Office Park                                     Marion                IN        46240
    211 Oak Hollow Mobile Home Park                                 Island                WA        98277
    212 Centerline Plaza Apartments                                 Macomb                MI        48091
    213 Gottschalk's Department Store                               Placer                CA        95603
    214 Southport Place                                             Fairfield             CT        06490
    215 Bell Building                                               Sangamon              IL        62701
    216 Days Inn - Bangor, ME                                       Penobscot             ME        04401
    217 Stratford Shopping Center                                   Camden                NJ        08084
    218 Country Aire Manor                                          Pierce                WA        98375
    219 Corlett Creek Apartments                                    Shiawassee            MI        48867

               Managers and Locations of the Mortgaged Properties


   #    Property Name                                           Manager
  ---   -------------                                           -------
    220 Anchor Bay Apartments                                   Ivanhoe Investment Limited Partnership
    221 Tall Pines Shopping Center                              Stanaland Realty Company
    222 Skyline Professional Building                           Owner Managed
    223 Southwood Acres MHP                                     Owner Managed
    224 Nalbert Apartments                                      Owner Managed
    225 1220 South University Avenue                            Suburban Campus Properties Inc.
    226 Ware's Van & Storage Co.                                Owner Managed
    227 49 Commerce Drive / 81 Ethan Allen Drive                K.P.S. Management L.L.C.
    228 3211 Battleground                                       Kotis Properties, Inc.
    229 Gardner Building                                        Ashley North Avenue, Inc.
    230 778 Main Street                                         MacBride Management, Inc.
    231 Briarwood Apartments                                    CIH Properties, Inc.
    232 Walton Village Shopping Center                          L.G. Bones, L.L.C.
    233 Rancho Santa Fe Shopping Center                         Realty 2000, Inc.
    234 Winston Place Apartments                                Westmark Management Company
    235 Hondo Park Apartments                                   Larry Jennings
    236 Allegheny Apartments                                    MJW Investments, Inc.
    237 Huntington North Apartments                             Owner Managed
    238 Rite-Aid - Yarmouth                                     Owner Managed
    239 Sylvan Apartments                                       MJW Investments, Inc.
    240 Finger Lakes/Farmington Court Apartments                Indus Associates
    241 Woodlake Resort Village Apartments                      Owner Managed
    242 Walnut Villas Apartments                                Westmark Management Company
    243 Portsmouth Place Apartments                             Portsmouth Housing Authority
    244 70 Warren Avenue                                        Owner Managed
    245 Martinsville Plaza                                      Owner Managed
    246 Route 66 Business World                                 Owner Managed
    247 Woodwinds Condominiums                                  Sherron Associates, Inc.
    248 College Square Apartments                               National Realty Management, Inc.
    249 Car Engineering Building                                DiFelice B.C. Inc.
    250 Executive Townhomes                                     Weeden Management, LLC
    251 Parkside Place Apartments                               J & EE Property Management, Inc.
    252 Hartford Crossing Retail Plaza                          Capstone  Properties Inc.
    253 Cypress Plaza Shopping Center                           Investment Concepts, Inc.
    254 Sarasota Place Apartments                               Owner Managed
    255 Clayton Forest Apartments                               DEL Development Corporation
    256 Checker Auto Parts Store                                Owner Managed
    257 Southpointe Center                                      Investment Concepts, Inc.
    258 Maple Court Apartments                                  Kamson Corporation
    259 Crestwood MHP                                           Owner Managed
    260 Hyde Park Place Apartments                              Eaglestar Group
    261 Allen Medical Office Building                           Swearingen Realty Group
    262 Canyon View Offices                                     Owner Managed
    263 Firehouse Square                                        Key Investment Properties, Inc.
    264 Plymouth Place Plaza                                    Plymouth Plaza Investors, LLC
    265 Meridian Mobile Estates                                 Owner Managed
    266 Country Mobile Estates                                  Owner Managed
    267 Village Apartments                                      Owner Managed
    268 Ackels Mobile Home Park                                 Goodman/Maple Management Associates
    269 Redford Manor Apartments                                Cormorant Company, Inc.
    270 Doms Business Park                                      Owner Managed
    271 Bradfield Creek Townhomes                               Owner Managed
    272 San Remo Apartments                                     Burlington Ventures, Inc.
    273 Consolidated Printing                                   Owner Managed
    274 Knightsbridge Apartments                                Habitat America, LLC
    275 Whispering Meadows                                      California Property Management Inc.
    276 Buckingham Court Apartments                             Owner Managed
    277 Homestead Apartments                                    Westmark Management Company
    278 4th Avenue West Estates                                 Owner Managed
    279 Long Point Plaza Apartments                             Owner Managed
    280 Treaty Oaks Apartments                                  United Management Services Inc.
    281 Wilshire Estates MHP                                    VSOP, Inc.
    282 Hollywood Video                                         Owner Managed
    283 5 Milk Street                                           Fore River Company
    284 Cardi Building                                          DiFelice B.C. Inc.
    285 Boulevard of Chevy Chase Apartments                     Town & Country Investments, LLC
    286 10 McKinley Street                                      B & B Realty, LLC
    287 Londonaire Townhouses                                   Vinod K. Luthra
    288 Heon Court Apartments                                   Theresa Dube
    289 One Cameron Place Shopping Center                       British American Cattle Company
    290 197 U.S. Route One                                      Owner Managed
    291 980 Forest Avenue                                       Owner Managed
    292 Chandler Crossing Apartments                            Cascavilla Properties

     #  Property Name                                   Address                                         City
    --- -------------                                   -------                                         ----
    220 Anchor Bay Apartments                           50620 Jefferson Road                            New Baltimore
    221 Tall Pines Shopping Center                      905-911 Pine Crest Drive                        Marshall
    222 Skyline Professional Building                   12940 Harriet Avenue South                      Burnsville
    223 Southwood Acres MHP                             Irish Hill Road & Lexington Mill Road           Magnolia
    224 Nalbert Apartments                              1301, 1315, 1317 and 1319 Ft. Meyer Drive       Arlington
    225 1220 South University Avenue                    1220 South University Avenue                    Ann Arbor
    226 Ware's Van & Storage Co.                        1344 North West Boulevard                       Vineland
    227 49 Commerce Drive / 81 Ethan Allen Drive        49 Commerce Dr. & 81 Ethan Allen Drive          South Burlington
    228 3211 Battleground                               3211 Battleground Avenue                        Greensboro
    229 Gardner Building                                17-19 Gardner Road                              Fairfield
    230 778 Main Street                                 778 Main Street                                 South Portland
    231 Briarwood Apartments                            3500 Briarwood Drive                            Dumfries
    232 Walton Village Shopping Center                  3021-3095 Walton Boulevard                      Auburn Hills
    233 Rancho Santa Fe Shopping Center                 5081 North Rainbow Boulevard                    Las Vegas
    234 Winston Place Apartments                        3108 Winston Place                              Manhattan
    235 Hondo Park Apartments                           2544 Hondo Avenue                               Dallas
    236 Allegheny Apartments                            12001-12021 Allegheny Street                    Sun Valley
    237 Huntington North Apartments                     298-326 Auburn Street                           Portland
    238 Rite-Aid - Yarmouth                             US Route 1                                      Yarmouth
    239 Sylvan Apartments                               13727-13749 Sylvan Street                       Los Angeles
    240 Finger Lakes/Farmington Court Apartments        1214 Mertensia Road                             Farmington
    241 Woodlake Resort Village Apartments              6000 Woodlake Parkway                           San Antonio
    242 Walnut Villas Apartments                        1027 East Florence Avenue                       Vineland
    243 Portsmouth Place Apartments                     263 Rockland Avenue                             Portsmouth
    244 70 Warren Avenue                                70 Warren Avenue                                Chelsea
    245 Martinsville Plaza                              1966 Washington Valley Road                     Martinsville
    246 Route 66 Business World                         7215 New Market Court                           Manassas
    247 Woodwinds Condominiums                          3947 Pleasant Run Road                          Irving
    248 College Square Apartments                       6210-6220 South 51st Street                     Greendale
    249 Car Engineering Building                        51 Victor Heights Parkway                       Victor
    250 Executive Townhomes                             2501 N. Bishop Street                           San Marcos
    251 Parkside Place Apartments                       2833 Community Drive                            Dallas
    252 Hartford Crossing Retail Plaza                  550 Hartford Avenue                             Providence
    253 Cypress Plaza Shopping Center                   9801-9969 Walker Street & 5481 Ball Road        Cypress
    254 Sarasota Place Apartments                       4815-4845 Bradenton Road                        Sarasota
    255 Clayton Forest Apartments                       4711 Waldrop Drive                              Forest Park
    256 Checker Auto Parts Store                        911 North Circle Drive / 1005 West Highway 50   Colorado Springs / Pueblo
    257 Southpointe Center                              24021 Alessandro Boulevard                      Moreno Valley
    258 Maple Court Apartments                          25 Teaneck Road                                 Ridgefield Park
    259 Crestwood MHP                                   4404 Ruddell Road SE                            Lacey
    260 Hyde Park Place Apartments                      3627 Gillham Road                               Kansas City
    261 Allen Medical Office Building                   515 W. Main Street                              Allen
    262 Canyon View Offices                             21308 Pathfinder Road                           Diamond Bar
    263 Firehouse Square                                602/620 Auburn Way South                        Auburn
    264 Plymouth Place Plaza                            34706-34730 Plymouth Road                       Livonia
    265 Meridian Mobile Estates                         202 27th Avenue SE                              Puyallup
    266 Country Mobile Estates                          16308 B Street East                             Spanaway
    267 Village Apartments                              2458 Westgate Drive                             Commerce
    268 Ackels Mobile Home Park                         25151 Dequindre Road                            Madison Heights
    269 Redford Manor Apartments                        27000 Joy Road                                  Redford
    270 Doms Business Park                              41-995 Boardwalk                                Palm Desert
    271 Bradfield Creek Townhomes                       2122 Woodnote                                   Garland
    272 San Remo Apartments                             2204 San Gabriel Street                         Austin
    273 Consolidated Printing                           1301-B Governor Court                           Abingdon
    274 Knightsbridge Apartments                        5906-5912 Park Heights Avenue                   Baltimore
    275 Whispering Meadows                              640-660 South Porter Street                     Manchester
    276 Buckingham Court Apartments                     3524 Buckingham Road                            Garland
    277 Homestead Apartments                            5401 56th Street                                Lubbock
    278 4th Avenue West Estates                         11100 4th Avenue West                           Everett
    279 Long Point Plaza Apartments                     1742 Woodvine Drive                             Houston
    280 Treaty Oaks Apartments                          3700 Manchaca Road                              Austin
    281 Wilshire Estates MHP                            228 Billy Avenue                                Warner Robins
    282 Hollywood Video                                 6473 Niles Street                               Bakersfield
    283 5 Milk Street                                   5 Milk Street                                   Portland
    284 Cardi Building                                  833 Phillips Road                               Victor
    285 Boulevard of Chevy Chase Apartments             4733 Bradley Boulevard                          Bethesda
    286 10 McKinley Street                              10 McKinley Street                              Closter
    287 Londonaire Townhouses                           6119 Strauss Road                               Lockport
    288 Heon Court Apartments                           109-111 Allds Street                            Nashua
    289 One Cameron Place Shopping Center               7901 Cameron Road                               Austin
    290 197 U.S. Route One                              197 US Route 1                                  Scarborough
    291 980 Forest Avenue                               980 Forest Avenue                               Portland
    292 Chandler Crossing Apartments                    809 N. Broad                                    Chandler

                                                                                                    Zip
     #  Property Name                                           County                   State     Code
    --- -------------                                           ------                   -----     ----
    220 Anchor Bay Apartments                                   Macomb                   MI        48047
    221 Tall Pines Shopping Center                              Harrison                 TX        75670
    222 Skyline Professional Building                           Dakota                   MN        55337
    223 Southwood Acres MHP                                     Kent                     DE        19962
    224 Nalbert Apartments                                      Arlington                VA        22209
    225 1220 South University Avenue                            Washtenaw                MI        48104
    226 Ware's Van & Storage Co.                                Cumberland               NJ        08360
    227 49 Commerce Drive / 81 Ethan Allen Drive                Chittenden               VT        05403
    228 3211 Battleground                                       Guilford                 NC        27408
    229 Gardner Building                                        Essex                    NJ        07004
    230 778 Main Street                                         Cumberland               ME        04106
    231 Briarwood Apartments                                    Prince William           VA        22026
    232 Walton Village Shopping Center                          Oakland                  MI        48321
    233 Rancho Santa Fe Shopping Center                         Clark                    NV        89103
    234 Winston Place Apartments                                Riley                    KS        66502
    235 Hondo Park Apartments                                   Dallas                   TX        75219
    236 Allegheny Apartments                                    Los Angeles              CA        91352
    237 Huntington North Apartments                             Cumberland               ME        04102
    238 Rite-Aid - Yarmouth                                     Cumberland               ME        04096
    239 Sylvan Apartments                                       Los Angeles              CA        91401
    240 Finger Lakes/Farmington Court Apartments                Ontario                  NY        14425
    241 Woodlake Resort Village Apartments                      Bexar                    TX        78244
    242 Walnut Villas Apartments                                Cumberland               NJ        08360
    243 Portsmouth Place Apartments                             Rockingham               NH        03101
    244 70 Warren Avenue                                        Suffolk                  MA        01250
    245 Martinsville Plaza                                      Somerset                 NJ        08836
    246 Route 66 Business World                                 Prince George's          VA        22110
    247 Woodwinds Condominiums                                  Dallas                   TX        75038
    248 College Square Apartments                               Milwaukee                WI        53129
    249 Car Engineering Building                                Ontario                  NY        14564
    250 Executive Townhomes                                     Hays                     TX        78666
    251 Parkside Place Apartments                               Dallas                   TX        75220
    252 Hartford Crossing Retail Plaza                          Providence               RI        02903
    253 Cypress Plaza Shopping Center                           Orange                   CA        90630
    254 Sarasota Place Apartments                               Sarasota                 FL        34234
    255 Clayton Forest Apartments                               Clayton                  GA        30297
    256 Checker Auto Parts Store                                El Paso and Pueblo       CO       Various
    257 Southpointe Center                                      Riverside                CA        92553
    258 Maple Court Apartments                                  Bergen                   NJ        07660
    259 Crestwood MHP                                           Thurston                 WA        98503
    260 Hyde Park Place Apartments                              Jackson                  MO        64111
    261 Allen Medical Office Building                           Collin                   TX        75013
    262 Canyon View Offices                                     Los Angeles              CA        91765
    263 Firehouse Square                                        King                     WA        98002
    264 Plymouth Place Plaza                                    Wayne                    MI        48150
    265 Meridian Mobile Estates                                 Pierce                   WA        98374
    266 Country Mobile Estates                                  Pierce                   WA        98445
    267 Village Apartments                                      Hunt                     TX        75148
    268 Ackels Mobile Home Park                                 Oakland                  MI        48071
    269 Redford Manor Apartments                                Wayne                    MI        48239
    270 Doms Business Park                                      Riverside                CA        92211
    271 Bradfield Creek Townhomes                               Dallas                   TX        75040
    272 San Remo Apartments                                     Travis                   TX        78705
    273 Consolidated Printing                                   Harford                  MD        21040
    274 Knightsbridge Apartments                                Baltimore                MD        21215
    275 Whispering Meadows                                      Hillsborough             NH        03103
    276 Buckingham Court Apartments                             Dallas                   TX        75042
    277 Homestead Apartments                                    Lubbock                  TX        79414
    278 4th Avenue West Estates                                 Snohomish                WA        98204
    279 Long Point Plaza Apartments                             Harris                   TX        77055
    280 Treaty Oaks Apartments                                  Travis                   TX        78704
    281 Wilshire Estates MHP                                    Houston                  GA        31093
    282 Hollywood Video                                         Kern                     CA        93301
    283 5 Milk Street                                           Cumberland               ME        04112
    284 Cardi Building                                          Ontario                  NY        14564
    285 Boulevard of Chevy Chase Apartments                     Montgomery               MD        20815
    286 10 McKinley Street                                      Bergen                   NJ        07624
    287 Londonaire Townhouses                                   Niagara                  NY        14094
    288 Heon Court Apartments                                   Hillsborough             NH        03060
    289 One Cameron Place Shopping Center                       Travis                   TX        78753
    290 197 U.S. Route One                                      Cumberland               ME        04074
    291 980 Forest Avenue                                       Cumberland               ME        04103
    292 Chandler Crossing Apartments                            Henderson                TX        75758

               Managers and Locations of the Mortgaged Properties

     #  Property Name                                           Manager
    --- -------------                                           -------
    293 Kingswood Place Apartments                              Alori Properties
    294 4525-4535 McEwen Road                                   Owner Managed
    295 Doms Metroplex Park                                     EED Enterprises
    296 Baxter Mills Apartments                                 Owner Managed
    297 Seven Eleven                                            Mosbacher Properties, Inc.
    298 Royal North Apartments                                  SSL Investments, L.L.C.
    299 3314 Mount Pleasant Apartments                          Owner Managed
    300 Virginia Apartments                                     Owner Managed
    301 Pagewood Oval Apartments                                Lannan Company, Inc.
    302 Creekview Condominiums                                  Owner Managed
    303 Park Hill Apartments                                    Bhoopinder S. Mehta
    304 Amherst Gardens                                         Owner Managed
    305 Arlington Arms Apartments                               Arlington Arms LLC
    306 Rebecca Apartments                                      Owner Managed
    307 Barstow Plaza                                           Owner Managed
    308 Fleur de Lis Apartments                                 Owner Managed
    309 2602 Penny Lane                                         213 West 4th St. Partners G.P.
    310 3246 Navarre Avenue                                     Tom Helberg (husband of 50% of borrower)
    311 Tara Apartments                                         Owner Managed
    312 Mark V Apartments                                       213 West 4th St. Partners G.P.
    313 Hallmark Apartments                                     Alori Properties Management
    314 Mirage Apartments                                       Kit Lane Condominiums
    315 Main Street Studios                                     Owner Managed
    316 Summertree Apartments                                   Bobby R. Collins
    317 Prestige State Bank                                     West Clinton Associates LLC
    318 Masonic Temple                                          Radhey Khanna


     #  Property Name                                   Address                                          City
    --- -------------                                   -------                                          ----
    293 Kingswood Place Apartments                      4318 Bull Creek Road                             Austin
    294 4525-4535 McEwen Road                           4525-4535 McEwen Road                            Farmers Branch
    295 Doms Metroplex Park                             72-096 Dunham Way                                Thousand Palms
    296 Baxter Mills Apartments                         80 Buffumsville Road                             Somersworth
    297 Seven Eleven                                    112-05/11 Liberty Avenue                         Ozone Park
    298 Royal North Apartments                          4422 & 4525 Weaver Road                          Houston
    299 3314 Mount Pleasant Apartments                  3314 Mount Pleasant                              Washington
    300 Virginia Apartments                             2010 Betty Lane                                  Richmond
    301 Pagewood Oval Apartments                        6 Page Road                                      Litchfield
    302 Creekview Condominiums                          1601 Beltline Road                               Garland
    303 Park Hill Apartments                            250 Johnson Street                               Palmyra
    304 Amherst Gardens                                 464 Boston Post Road                             Amherst
    305 Arlington Arms Apartments                       18 1/2 Arlington Street                          Nashua
    306 Rebecca Apartments                              9707 Timberside                                  Houston
    307 Barstow Plaza                                   1303-1311 E. Main Street                         Barstow
    308 Fleur de Lis Apartments                         100 South Williams Street                        Natchitoches
    309 2602 Penny Lane                                 2602 Penny Lane                                  Austin
    310 3246 Navarre Avenue                             3246 Navarre Avenue                              Oregon
    311 Tara Apartments                                 65 Lambert Street                                Portland
    312 Mark V Apartments                               3914 Avenue D                                    Austin
    313 Hallmark Apartments                             710 W. 34th Street                               Austin
    314 Mirage Apartments                               13343 Maham Road                                 Dallas
    315 Main Street Studios                             4311 Main Street                                 Dallas
    316 Summertree Apartments                           312 Second Street                                Natchitoches
    317 Prestige State Bank                             92 Old Highway 22 (SR 173)                       Clinton
    318 Masonic Temple                                  90 Washington Street                             Dover



                                                                                                    Zip
     #  Property Name                                           County                   State     Code
    --- -------------                                           ------                   -----     ----
    293 Kingswood Place Apartments                              Travis                   TX        78731
    294 4525-4535 McEwen Road                                   Dallas                   TX        75244
    295 Doms Metroplex Park                                     Riverside                CA        92211
    296 Baxter Mills Apartments                                 Strafford                NH        03878
    297 Seven Eleven                                            Queens                   NY        11419
    298 Royal North Apartments                                  Harris                   TX        77016
    299 3314 Mount Pleasant Apartments                          Lucas                    DC        20010
    300 Virginia Apartments                                     Henrico                  VA        23226
    301 Pagewood Oval Apartments                                Hillsborough             NH        03052
    302 Creekview Condominiums                                  Dallas                   TX        75044
    303 Park Hill Apartments                                    Wayne                    NY        14522
    304 Amherst Gardens                                         Hillsborough             NH        03031
    305 Arlington Arms Apartments                               Hillsborough             NH        03060
    306 Rebecca Apartments                                      Harris                   TX        77025
    307 Barstow Plaza                                           San Bernardino           CA        92311
    308 Fleur de Lis Apartments                                 Natchitoches             LA        71457
    309 2602 Penny Lane                                         Travis                   TX        78757
    310 3246 Navarre Avenue                                     Lucas                    OH        43616
    311 Tara Apartments                                         Cumberland               ME        04102
    312 Mark V Apartments                                       Travis                   TX        78751
    313 Hallmark Apartments                                     Travis                   TX        78703
    314 Mirage Apartments                                       Dallas                   TX        75240
    315 Main Street Studios                                     Dallas                   TX        75226
    316 Summertree Apartments                                   Natchitoches             LA        71457
    317 Prestige State Bank                                     Hunterdon                NJ        08809
    318 Masonic Temple                                          Strafford                NH        03840

     (1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

     (1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

     (1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

     (1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

     (1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

     (1F) The Mortgage Loans secured by Run in Foods DP #4, Run in Foods Unit DP #7, Run in Foods #401, Run in Foods #406, Run in Foods #402, Run in Foods #403, Run in Foods # 404, Run in Foods Unit #410, respectively, are cross-collateralized and cross-defaulted. The appraised value of each such Mortgage Loan includes as estimated enterprise value and an appraised real estate value. The aggregate of the appraised real estate values of such Mortgage Loans is $12,240,000.

     (1G) The Mortgage Loans secured by Super 8Midtown, Super 8East and Super 8West, respectively, are cross-collateralized and cross-defaulted.

     (1H) The Mortgage Loans secured by Mission Industrial Park and Jurupa Business Park, respectively, are cross-collateralized and cross-defaulted.

     (1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.

     (2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

     (3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

     (4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

     (5) The Mortgage Loan secured by RiteAid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.

                    Descriptions of the Mortgaged Properties
                                                                                             Units/
                                                                                            Sq. Ft./
                                                                                             Rooms/      Fee Simple/          Year
      # Property Name (1)                                        Property Type                Pads        Leasehold          Built
        -----------------                                        -------------                ----        ---------          -----
      1 Chanin Building                                          Office                       848,562     Leasehold           1929
      2 250 South Clinton Street (1A)                            Office                       182,446   Fee/Leasehold         1991
      3 GATX Warehouse (1A)                                      Industrial                   655,500        Fee              1972
      4 1001 and 1011 Airport Industrial Park (1A)               Industrial                   284,262        Fee              1991
      5 Northeast Industrial Park Building # 21 (1A)             Industrial                   100,000        Fee              1988
      6 507 Plum Street (1A)                                     Office                        71,449   Fee/Leasehold         1991
      7 Zanesville (1A)                                          Industrial                   300,000        Fee              1992
      8 Northeast Industrial Park Building # 8 (1A)              Industrial                   192,645        Fee              1947
      9 Northeast Industrial Park Building # 22 (1A)             Industrial                   104,000        Fee              1989
     10 4, 5 & 8 Marway Circle (1A)                              Industrial                   171,155        Fee              1975
     11 Marysville (1A)                                          Industrial                   133,500        Fee              1987
     12 One Clinton Square (1A)                                  Office                        39,610        Fee              1875
     13 The Center at Rancho Niguel (1B)                         Retail                       120,867        Fee              1988
     14 The Edwards Center at Rancho Niguel (1B)                 Retail                        35,600        Fee              1988
     15 Rivertree Court Shopping Center (1C)                     Retail                       299,055        Fee              1988
     16 Woodland Heights Shopping Center (1C)                    Retail                       120,436        Fee              1956
     17 Winnetka Commons Shopping Center (1C)                    Retail                        42,415        Fee              1990
     18 Berwyn Plaza Shopping Center (1C)                        Retail                        18,138        Fee              1983
     19 Walgreen's Store (1C)                                    Retail                        15,856        Fee              1956
     20 Heritage Pointe                                          Multifamily                      924        Fee              1973
     21 Best Western Inn of Chicago                              Hotel                            358        Fee              1929
     22 Christiana Hilton Inn - Newark, DE                       Hotel                            266        Fee              1986
     23 Embassy Crossing (2)                                     Retail                       336,777        Fee              1987
     24 Jefferson at Treetops Apartments                         Multifamily                      240        Fee              1996
     25 Dominion Tower & Parking Garage                          Mixed Use                    209,313        Fee              1968
     26 Holiday Inn Hurstbourne                                  Hotel                            267        Fee              1968
     27 Blue Ash Portfolio (1D)                                  Mixed Use                    232,526        Fee              1980
     28 Springdale Office Center (1D)                            Office                        88,040        Fee              1973
     29 Executive Center East (1D)                               Office                        25,260        Fee              1973
     30 McDonald's (1D)                                          Retail                         4,575        Fee              1993
     31 11 Park Place                                            Office                       189,530        Fee              1927
     32 Twin Creek Apartments                                    Multifamily                      240        Fee              1986
     33 Storage Box / Stowaway Storage (1E)                      Self Storage                 148,992        Fee              1983
     34 Maplewood Mobile Estates (1E)                            Manufactured Housing             268        Fee              1972
     35 Corporate Office Park                                    Office                       184,844        Fee              1985
     36 Knights Bridge II Apartments                             Multifamily                      208        Fee              1985
     37 Preston Stonebrooke Shopping Center                      Retail                        61,853        Fee              1997
     38 Run in Foods DP #4 (1F)                                  Convenience Store             11,163        Fee              1988
     39 Run in Foods DP #7 (1F)                                  Convenience Store             12,069        Fee              1990
     40 Run in Foods #401 (1F)                                   Convenience Store              6,837        Fee              1988
     41 Run in Foods #406 (1F)                                   Convenience Store              5,106        Fee              1988
     42 Run in Foods #402 (1F)                                   Convenience Store              9,292        Fee              1984
     43 Run in Foods #403 (1F)                                   Convenience Store              3,912        Fee              1985
     44 Run in Foods #404 (1F)                                   Convenience Store              3,963        Fee              1976
     45 Run in Foods #410 (1F)                                   Convenience Store              3,825     Leasehold           1986
     46 Super 8-Midtown (1G)                                     Hotel                            243        Fee              1985
     47 Super 8-East (1G)                                        Hotel                            100        Fee              1996
     48 Super 8-West (1G)                                        Hotel                             98        Fee              1990
     49 Wellington Woods & Lakes                                 Multifamily                      274        Fee              1972
     50 Hampton Inn - Indianapolis, IN                           Hotel                            180        Fee              1929
     51 Chidlaw Building                                         Office                       281,561        Fee              1962
     52 Mahwah Business Park                                     Industrial                   401,074        Fee              1902
     53 Grandview Garden Apartments                              Multifamily                      424        Fee              1958
     54 Cornerstone Office Park                                  Office                        93,633        Fee              1988
     55 160 Pine Street                                          Mixed Use                     97,436        Fee              1956
     56 River Run Apartments                                     Multifamily                      284        Fee              1972
     57 180 N. Michigan Avenue Office Building                   Office                       210,353        Fee              1927
     58 Oak Hills Apartments                                     Multifamily                      244        Fee              1983
     59 145 Rosemary Street                                      Office                        86,269        Fee              1954
     60 Holiday Inn - Metroplex-Youngstown, OH                   Hotel                            153        Fee              1973
     61 Tierra Verde Marine Center                               Mixed Use                     82,271   Fee/Leasehold         1963
     62 MCOM Building                                            Industrial                   172,825        Fee              1997
     63 Mayport Trace Apartments                                 Multifamily                      203        Fee              1988
     64 Mercantile Bank Building                                 Office                       109,271        Fee              1969
     65 Brook Forest Apartments                                  Multifamily                      353        Fee              1969
     66 Midfield Shopping Center                                 Retail                       166,180        Fee              1977
     67 Far East Plaza                                           Retail                        46,314        Fee              1979
     68 Highland Square Shopping Center                          Retail                       214,550        Fee              1980
     69 Spanish Villa Apartments                                 Multifamily                      232        Fee              1969
     70 Greens Corner Shopping Center (3)                        Retail                       193,467        Fee              1986
     71 Mountain Ridge Apartments                                Multifamily                      236        Fee              1987
     72 Radisson Suites - Huntsville, AL                         Hotel                            153        Fee              1989
     73 Holiday Campground                                       RV Park                          650        Fee              1986

                                                                          Occupancy
                                                                 Year      Rate at           Appraised   Cut-off Date  Maturity/ARD
#    Property Name (1)                                         Renovated   U/W (6)             Value      LTV Ratio       Balance
     -----------------                                         ---------  -----------          -----      ---------    ------------
   1 Chanin Building                                             1997       95.0%       $   105,000,000     71.2%       $59,863,684
   2 250 South Clinton Street (1A)                                N/A      100.0%            20,700,000     79.9%        14,629,627
   3 GATX Warehouse (1A)                                         1978      100.0%            13,900,000     79.9%         9,823,759
   4 1001 and 1011 Airport Industrial Park (1A)                   N/A      100.0%             9,100,000     79.9%         6,431,381
   5 Northeast Industrial Park Building # 21 (1A)                 N/A      100.0%             6,600,000     79.9%         4,664,518
   6 507 Plum Street (1A)                                         N/A      100.0%             6,500,000     79.9%         4,593,845
   7 Zanesville (1A)                                              N/A      100.0%             5,750,000     79.9%         4,063,785
   8 Northeast Industrial Park Building # 8 (1A)                 1992      100.0%             5,400,000     79.9%         3,816,424
   9 Northeast Industrial Park Building # 22 (1A)                 N/A      100.0%             4,600,000     79.9%         3,251,029
  10 4, 5 & 8 Marway Circle (1A)                                  N/A       98.0%             4,425,000     79.9%         3,127,348
  11 Marysville (1A)                                              N/A      100.0%             2,800,000     79.9%         1,978,888
  12 One Clinton Square (1A)                                     1997      100.0%             2,170,000     77.4%         1,484,166
  13 The Center at Rancho Niguel (1B)                             N/A      100.0%            28,500,000     80.6%        19,864,500
  14 The Edwards Center at Rancho Niguel (1B)                     N/A      100.0%             7,100,000     80.2%         4,922,941
  15 Rivertree Court Shopping Center (1C)                         N/A       99.0%            32,500,000     56.0%        18,190,000
  16 Woodland Heights Shopping Center (1C)                       1997       86.0%             9,650,000     32.1%         3,100,000
  17 Winnetka Commons Shopping Center (1C)                        N/A      100.0%             4,700,000     50.5%         2,375,000
  18 Berwyn Plaza Shopping Center (1C)                            N/A      100.0%             1,900,000     38.9%           740,000
  19 Walgreen's Store (1C)                                       1985      100.0%             1,200,000     49.6%           595,000
  20 Heritage Pointe                                              N/A       96.0%            36,000,000     69.4%        22,223,087
  21 Best Western Inn of Chicago                                 1981        N/A             30,700,000     71.3%        15,218,904
  22 Christiana Hilton Inn - Newark, DE                          1997        N/A             33,000,000     65.0%        17,190,022
  23 Embassy Crossing (2)                                        1993       97.0%            25,000,000     80.0%        17,773,135
  24 Jefferson at Treetops Apartments                             N/A       93.0%            24,800,000     78.8%        17,009,502
  25 Dominion Tower & Parking Garage                             1989      100.0%            23,500,000     79.2%        15,121,397
  26 Holiday Inn Hurstbourne                                     1986        N/A             25,000,000     73.6%        14,982,403
  27 Blue Ash Portfolio (1D)                                     1996       95.0%            15,380,000     70.3%         9,458,097
  28 Springdale Office Center (1D)                                N/A       94.0%             5,380,000     69.8%         3,286,206
  29 Executive Center East (1D)                                  1987       97.0%             1,600,000     69.8%           977,310
  30 McDonald's (1D)                                              N/A      100.0%               550,000     49.9%           239,964
  31 11 Park Place                                               1991       93.0%            20,500,000     72.9%        13,075,369
  32 Twin Creek Apartments                                        N/A      100.0%            16,000,000     79.7%        11,112,768
  33 Storage Box / Stowaway Storage (1E)                         1995       83.0%             8,300,000     73.9%         4,969,655
  34 Maplewood Mobile Estates (1E)                                N/A      100.0%             7,300,000     79.8%         5,079,080
  35 Corporate Office Park                                       1988       86.0%            14,800,000     75.8%        10,005,169
  36 Knights Bridge II Apartments                                 N/A       96.0%            12,200,000     78.8%         8,407,333
  37 Preston Stonebrooke Shopping Center                          N/A       96.0%            11,500,000     77.3%         7,670,702
  38 Run in Foods DP #4 (1F)                                      N/A      100.0%             3,630,000     71.0%         1,870,504
  39 Run in Foods DP #7 (1F)                                      N/A      100.0%             3,425,000     70.2%         1,744,799
  40 Run in Foods #401 (1F)                                       N/A      100.0%             1,250,000     69.8%           633,558
  41 Run in Foods #406 (1F)                                       N/A      100.0%             1,220,000     69.7%           617,520
  42 Run in Foods #402 (1F)                                       N/A      100.0%             1,100,000     70.4%           561,726
  43 Run in Foods #403 (1F)                                       N/A      100.0%               900,000     69.5%           453,977
  44 Run in Foods #404 (1F)                                       N/A      100.0%               620,000     70.8%           318,827
  45 Run in Foods #410 (1F)                                       N/A      100.0%                95,000     70.3%            48,468
  46 Super 8-Midtown (1G)                                        1994        N/A             10,350,000     55.8%           188,290
  47 Super 8-East (1G)                                            N/A        N/A              2,900,000     55.0%            51,944
  48 Super 8-West (1G)                                            N/A        N/A              3,100,000     38.6%            38,955
  49 Wellington Woods & Lakes                                    1997       92.0%            11,200,000     72.9%         7,148,961
  50 Hampton Inn  Indianapolis, IN                               1996        N/A             13,500,000     59.3%         6,505,515
  51 Chidlaw Building                                            1995       82.0%            11,350,000     70.3%         7,007,541
  52 Mahwah Business Park                                        1997       89.0%            13,850,000     57.5%         6,444,227
  53 Grandview Garden Apartments                                 1997       96.0%             9,775,000     79.1%         5,906,938
  54 Cornerstone Office Park                                     1996       92.0%             9,600,000     78.1%         6,514,679
  55 160 Pine Street                                             1987       97.0%            17,000,000     44.0%         6,577,119
  56 River Run Apartments                                        1997       92.0%             9,450,000     79.0%         6,538,684
  57 180 N. Michigan Avenue Office Building                      1985       95.0%             9,500,000     76.6%         6,389,370
  58 Oak Hills Apartments                                         N/A       96.0%             9,200,000     78.2%         6,803,982
  59 145 Rosemary Street                                         1995      100.0%             9,600,000     72.7%         5,593,252
  60 Holiday Inn - Metroplex-Youngstown, OH                      1990        N/A             10,100,000     69.1%         5,690,823
  61 Tierra Verde Marine Center                                  1994      100.0%             9,300,000     73.8%         5,577,855
  62 MCOM Building                                                N/A      100.0%             9,515,000     71.9%                 0
  63 Mayport Trace Apartments                                     N/A       93.0%             9,140,000     74.3%         5,926,475
  64 Mercantile Bank Building                                    1992       96.0%             9,250,000     73.3%         5,451,374
  65 Brook Forest Apartments                                      N/A       89.0%            11,300,000     58.2%         5,772,149
  66 Midfield Shopping Center                                     N/A       89.0%             8,200,000     79.1%         5,614,614
  67 Far East Plaza                                               N/A       94.0%             9,080,000     71.4%         4,078,268
  68 Highland Square Shopping Center                              N/A      100.0%            10,900,000     58.1%         5,132,116
  69 Spanish Villa Apartments                                    1998       99.0%             8,400,000     74.8%                 0
  70 Greens Corner Shopping Center (3)                            N/A       90.0%             7,850,000     79.5%         5,576,306
  71 Mountain Ridge Apartments                                   1993       94.0%             7,790,000     79.3%         5,428,815
  72 Radisson Suites - Huntsville, AL                             N/A        N/A              9,500,000     63.3%           105,492
  73 Holiday Campground                                          1987       76.0%             8,510,000     70.3%         5,299,845

                                                          Maturity/ARD      U/W          U/W
#    Property Name (1)                                   LTV Ratio (7)     NCF (8)     DSCR (9)
     -----------------                                   -------------     -------     -------
   1 Chanin Building                                          57.0%     $ 8,387,294     1.33x
   2 250 South Clinton Street (1A)                            70.7%       2,093,634     1.51
   3 GATX Warehouse (1A)                                      70.7%       1,324,630     1.42
   4 1001 and 1011 Airport Industrial Park (1A)               70.7%         813,025     1.33
   5 Northeast Industrial Park Building # 21 (1A)             70.7%         650,172     1.47
   6 507 Plum Street (1A)                                     70.7%         668,968     1.53
   7 Zanesville (1A)                                          70.7%         477,390     1.24
   8 Northeast Industrial Park Building # 8 (1A)              70.7%         524,124     1.45
   9 Northeast Industrial Park Building # 22 (1A)             70.7%         430,785     1.40
  10 4, 5 & 8 Marway Circle (1A)                              70.7%         418,896     1.41
  11 Marysville (1A)                                          70.7%         270,593     1.44
  12 One Clinton Square (1A)                                  68.4%         170,590     1.21
  13 The Center at Rancho Niguel (1B)                         69.7%       2,387,689     1.35
  14 The Edwards Center at Rancho Niguel (1B)                 69.3%         611,938     1.40
  15 Rivertree Court Shopping Center (1C)                     56.0%       2,935,214     2.23
  16 Woodland Heights Shopping Center (1C)                    32.1%         516,533     2.30
  17 Winnetka Commons Shopping Center (1C)                    50.5%         394,135     2.29
  18 Berwyn Plaza Shopping Center (1C)                        38.9%         123,043     2.30
  19 Walgreen's Store (1C)                                    49.6%          98,931     2.30
  20 Heritage Pointe                                          61.7%       3,450,664     1.61
  21 Best Western Inn of Chicago                              49.6%       3,279,579     1.55
  22 Christiana Hilton Inn - Newark, DE                       52.1%       3,251,846     1.79
  23 Embassy Crossing (2)                                     71.1%       2,239,065     1.36
  24 Jefferson at Treetops Apartments                         68.6%       2,044,305     1.33
  25 Dominion Tower & Parking Garage                          64.3%       2,117,226     1.29
  26 Holiday Inn Hurstbourne                                  59.9%       2,536,354     1.56
  27 Blue Ash Portfolio (1D)                                  61.5%       1,292,436     1.49
  28 Springdale Office Center (1D)                            61.1%         558,353     1.85
  29 Executive Center East (1D)                               61.1%         161,426     1.80
  30 McDonald's (1D)                                          43.6%          38,933     1.77
  31 11 Park Place                                            63.8%       1,592,867     1.33
  32 Twin Creek Apartments                                    69.5%       1,293,138     1.29
  33 Storage Box / Stowaway Storage (1E)                      59.9%         725,163     1.35
  34 Maplewood Mobile Estates (1E)                            69.6%         601,539     1.30
  35 Corporate Office Park                                    67.6%       1,214,662     1.27
  36 Knights Bridge II Apartments                             68.9%       1,004,695     1.31
  37 Preston Stonebrooke Shopping Center                      66.7%         950,413     1.40
  38 Run in Foods DP #4 (1F)                                  51.5%         412,783     1.52
  39 Run in Foods DP #7 (1F)                                  50.9%         385,173     1.52
  40 Run in Foods #401 (1F)                                   50.7%         139,435     1.52
  41 Run in Foods #406 (1F)                                   50.6%         136,676     1.52
  42 Run in Foods #402 (1F)                                   51.1%         124,248     1.52
  43 Run in Foods #403 (1F)                                   50.4%         100,780     1.53
  44 Run in Foods #404 (1F)                                   51.4%          70,467     1.52
  45 Run in Foods #410 (1F)                                   51.0%          11,043     1.57
  46 Super 8-Midtown (1G)                                      1.8%       1,035,700     1.92
  47 Super 8-East (1G)                                         1.8%         186,214     1.25
  48 Super 8-West (1G)                                         1.3%         271,737     2.43
  49 Wellington Woods & Lakes                                 63.8%         893,565     1.37
  50 Hampton Inn  Indianapolis, IN                            48.2%       1,192,057     1.70
  51 Chidlaw Building                                         61.7%         890,623     1.37
  52 Mahwah Business Park                                     46.5%         867,326     1.25
  53 Grandview Garden Apartments                              60.4%         903,278     1.47
  54 Cornerstone Office Park                                  67.9%         821,236     1.39
  55 160 Pine Street                                          38.7%         842,920     1.38
  56 River Run Apartments                                     69.2%         818,454     1.37
  57 180 N. Michigan Avenue Office Building                   67.3%         801,532     1.36
  58 Oak Hills Apartments                                     74.0%         879,980     1.34
  59 145 Rosemary Street                                      58.3%         740,305     1.25
  60 Holiday Inn - Metroplex-Youngstown, OH                   56.3%         863,480     1.39
  61 Tierra Verde Marine Center                               60.0%         761,824     1.26
  62 MCOM Building                                             0.0%         929,357     1.40
  63 Mayport Trace Apartments                                 64.8%         728,348     1.35
  64 Mercantile Bank Building                                 58.9%         733,973     1.26
  65 Brook Forest Apartments                                  51.1%         766,997     1.44
  66 Midfield Shopping Center                                 68.5%         682,357     1.36
  67 Far East Plaza                                           44.9%         805,777     1.48
  68 Highland Square Shopping Center                          47.1%         875,698     1.58
  69 Spanish Villa Apartments                                  0.0%         732,501     1.37
  70 Greens Corner Shopping Center (3)                        71.0%         675,021     1.28
  71 Mountain Ridge Apartments                                69.7%         724,155     1.44
  72 Radisson Suites - Huntsville, AL                          1.1%       1,060,022     1.64
  73 Holiday Campground                                       62.3%         709,750     1.41

                                                                                             Units/
                                                                                            Sq. Ft./
                                                                                             Rooms/      Fee Simple/          Year
      # Property Name (1)                                        Property Type                Pads        Leasehold          Built
        -----------------                                        -------------                ----        ---------          -----
     74 Plantation Meadows Apartments                            Multifamily                      170        Fee              1973
     75 Gresham Townhomes                                        Multifamily                       81        Fee              1982
     76 Lakewood Apartments                                      Multifamily                      320        Fee              1973
     77 Imperial Plaza Shopping Center                           Retail                       125,010        Fee              1977
     78 Super 8 - Las Vegas, NV                                  Hotel                            290        Fee              1989
     79 Thunder Hollow                                           Multifamily                      160        Fee              1985
     80 Woodlake Village Apartments                              Multifamily                      237        Fee              1974
     81 K-Mart Montwood Point                                    Retail                       102,017        Fee              1990
     82 Trabuco Marketplace                                      Retail                        24,311        Fee              1989
     83 Indian Valley Apartments                                 Multifamily                      208        Fee              1968
     84 Flamingo West Centre                                     Retail                        69,369        Fee              1986
     85 Mill Creek Shopping Center                               Retail                        72,471        Fee              1955
     86 High Vista Apartments                                    Multifamily                      242        Fee              1974
     87 Woodland Office Center                                   Office                        47,270        Fee              1985
     88 Bayfair Apartments                                       Multifamily                      135        Fee              1974
     89 University Green Apartments                              Multifamily                      194        Fee              1977
     90 El Dorado Mobile Home Estates                            Manufactured Housing             295        Fee              1974
     91 Holiday Inn - Danbury, CT                                Hotel                            114        Fee              1974
     92 Country Inn & Suites Hotel                               Hotel                            170        Fee              1984
     93 Center Ridge Apartments                                  Multifamily                      224        Fee              1978
     94 The Marriott Building                                    Office                        94,586        Fee              1923
     95 Silicon Valley Inn                                       Hotel                            101        Fee              1975
     96 Best Western - Sunnyvale                                 Hotel                             88        Fee              1974
     97 Golden Valley Commons                                    Retail                        37,955        Fee              1996
     98 West Park Place                                          Senior Housing                   131        Fee              1963
     99 Naperville Office Court                                  Office                        66,738        Fee              1980
    100 Holiday Inn Express Hotel & Suites - Mountain View, CA   Hotel                             58        Fee              1961
    101 Best Buy / Drug Emporium                                 Retail                        73,799        Fee              1986
    102 Medical Arts Building                                    Office                        88,804        Fee              1985
    103 Comfort Inn - Sunnyvale                                  Hotel                             52        Fee              1989
    104 Holiday Inn North Denver                                 Hotel                            204        Fee              1967
    105 Windlands Shopping Center (4)                            Retail                       106,634        Fee              1975
    106 Northborough Woods Apartments                            Multifamily                      240        Fee              1980
    107 Madison Building                                         Office                        94,554     Leasehold           1966
    108 Victory Townhomes                                        Multifamily                       45        Fee              1985
    109 Dairy Plaza Shopping Center                              Retail                        82,200        Fee              1985
    110 Comfort Inn - Concord, NH                                Hotel                            100        Fee              1989
    111 Peconic Plaza                                            Mixed Use                     38,108        Fee              1972
    112 Bayou Village Place Apartments                           Multifamily                      313        Fee              1972
    113 Country Suites - Chattanooga, TN                         Hotel                             82        Fee              1994
    114 Southlake Plaza II                                       Retail                        29,320        Fee              1996
    115 531 West Deming                                          Multifamily                       90        Fee              1965
    116 Camelot Apartments                                       Multifamily                      135        Fee              1967
    117 Sevilla Apartments                                       Multifamily                      104        Fee              1983
    118 The Way III Apartments                                   Multifamily                      200        Fee              1974
    119 Glenview Office and Industrial Park                      Industrial                    83,672        Fee              1987
    120 Hampton Inn - Decatur, AL                                Hotel                             91        Fee              1994
    121 Mission Industrial Park (1H)                             Industrial                   100,602        Fee              1955
    122 Jurupa Business Park (1H)                                Industrial                    51,014        Fee              1987
    123 Colony Square Shopping Center                            Retail                        48,047        Fee              1988
    124 Vintage Business Park                                    Office                        27,700        Fee              1984
    125 Bruno's Shopping Center                                  Retail                        68,400        Fee              1993
    126 Crossroads Shopping Center                               Retail                        44,800        Fee              1997
    127 High Country Plaza                                       Retail                        20,582        Fee              1987
    128 Glencoe Avenue Industrial                                Industrial                    41,030        Fee              1980
    129 St. Charles Apartments (1I)                              Multifamily                       42        Fee              1996
    130 St. James Apartments (1I)                                Multifamily                       36        Fee              1996
    131 Plaza at Sunrise                                         Mixed Use                     41,495        Fee              1990
    132 Shannon Arms III Apartments                              Multifamily                       80        Fee              1985
    133 River Valley Square Shopping Center                      Retail                        36,838        Fee              1991
    134 Rio Commercial Center                                    Industrial                   105,400        Fee              1980
    135 Alexis Apartment Complex                                 Multifamily                       94        Fee              1996
    136 Beltway Plaza 4710                                       Office                        71,429        Fee              1975
    137 Casa Linda MHP                                           Manufactured Housing             107        Fee              1975
    138 Mesa Ridge Apartments                                    Multifamily                      257        Fee              1970
    139 Vintage Business Park II                                 Office                        26,657     Leasehold           1985
    140 Mountain Village Shopping Center                         Retail                       103,135        Fee              1982
    141 Rock River Tower Apartments                              Multifamily                      110        Fee              1964
    142 Durango Plaza Retail Center                              Retail                        28,980        Fee              1997
    143 Beatrice Avenue Industrial                               Industrial                    44,750        Fee              1971
    144 Miller Apartments                                        Multifamily                      120        Fee              1971
    145 University Square Outlet Mall                            Retail                        48,358        Fee              1983
    146 Ridgewood Plaza                                          Retail                        36,307        Fee              1997

                                                                          Occupancy
                                                                 Year      Rate at           Appraised   Cut-off Date   Maturity/ARD
#    Property Name (1)                                         Renovated   U/W (6)             Value      LTV Ratio        Balance
     -----------------                                         ---------  -----------          -----      ---------     ------------
  74 Plantation Meadows Apartments                               1990       99.0%             7,300,000     79.9%         5,082,306
  75 Gresham Townhomes                                            N/A       98.0%             7,200,000     78.1%         4,911,334
  76 Lakewood Apartments                                          N/A       98.0%             9,300,000     60.0%         4,897,581
  77 Imperial Plaza Shopping Center                              1998       91.0%             6,950,000     77.5%         4,718,380
  78 Super 8 - Las Vegas, NV                                      N/A        N/A             13,150,000     40.9%           175,307
  79 Thunder Hollow                                               N/A       91.0%             7,100,000     75.7%         4,707,853
  80 Woodlake Village Apartments                                 1995       97.0%             6,750,000     77.5%         4,528,735
  81 K-Mart Montwood Point                                       1992       99.0%             6,750,000     77.4%           136,567
  82 Trabuco Marketplace                                         1992      100.0%             7,300,000     71.1%         3,898,481
  83 Indian Valley Apartments                                    1997       95.0%             7,100,000     73.0%         4,532,151
  84 Flamingo West Centre                                         N/A       95.0%             7,700,000     67.3%         4,175,151
  85 Mill Creek Shopping Center                                  1996       99.0%             7,580,000     68.0%           202,379
  86 High Vista Apartments                                        N/A       93.0%             6,900,000     73.7%         4,449,075
  87 Woodland Office Center                                       N/A      100.0%             8,300,000     61.2%         4,047,667
  88 Bayfair Apartments                                           N/A      100.0%             7,000,000     72.6%         4,469,772
  89 University Green Apartments                                 1997       99.0%             6,300,000     79.2%         4,330,787
  90 El Dorado Mobile Home Estates                                N/A       98.0%            10,300,000     48.4%         4,310,147
  91 Holiday Inn - Danbury, CT                                   1997        N/A              7,330,000     67.9%         4,063,215
  92 Country Inn & Suites Hotel                                  1996        N/A              9,600,000     51.8%            87,182
  93 Center Ridge Apartments                                     1996       95.0%             6,320,000     75.9%         4,218,668
  94 The Marriott Building                                       1996      100.0%             7,825,000     61.1%         2,540,588
  95 Silicon Valley Inn                                          1996        N/A              8,550,000     54.9%         3,799,036
  96 Best Western - Sunnyvale                                    1998        N/A              7,800,000     58.9%         3,731,696
  97 Golden Valley Commons                                        N/A       97.0%             6,100,000     74.5%         3,486,210
  98 West Park Place                                             1984       95.0%             7,000,000     64.1%         3,579,405
  99 Naperville Office Court                                      N/A       99.0%             5,935,000     75.6%         3,939,238
 100 Holiday Inn Express Hotel & Suites  Mountain View, CA       1998        N/A              7,000,000     62.6%           160,600
 101 Best Buy / Drug Emporium                                    1993      100.0%             5,680,000     74.1%         3,411,561
 102 Medical Arts Building                                        N/A       90.0%             5,200,000     79.6%         3,950,573
 103 Comfort Inn - Sunnyvale                                     1996        N/A              5,900,000     69.4%         3,326,078
 104 Holiday Inn North Denver                                    1980        N/A              9,650,000     42.3%         3,351,385
 105 Windlands Shopping Center (4)                                N/A       98.0%             4,900,000     79.6%         3,478,645
 106 Northborough Woods Apartments                               1992       98.0%             5,500,000     70.5%         3,400,600
 107 Madison Building                                            1971       81.0%             5,200,000     73.6%         3,101,828
 108 Victory Townhomes                                            N/A      100.0%             4,850,000     79.0%         3,357,418
 109 Dairy Plaza Shopping Center                                 1996       98.0%             4,700,000     79.6%         3,021,341
 110 Comfort Inn - Concord, NH                                    N/A        N/A              5,000,000     74.8%         2,998,261
 111 Peconic Plaza                                               1987       97.0%             4,950,000     74.0%         2,959,795
 112 Bayou Village Place Apartments                              1990       88.0%             4,900,000     73.4%         3,139,214
 113 Country Suites - Chattanooga, TN                             N/A        N/A              5,330,000     66.5%         2,867,391
 114 Southlake Plaza II                                           N/A      100.0%             4,700,000     75.0%         3,109,795
 115 531 West Deming                                              N/A       98.0%             4,800,000     72.8%         3,034,029
 116 Camelot Apartments                                          1987       96.0%             4,300,000     81.1%         3,056,597
 117 Sevilla Apartments                                           N/A       92.0%             4,400,000     79.2%         3,054,627
 118 The Way III Apartments                                      1997       99.0%             5,150,000     67.6%         2,216,033
 119 Glenview Office and Industrial Park                          N/A      100.0%             4,500,000     76.8%         2,998,538
 120 Hampton Inn - Decatur, AL                                    N/A        N/A              5,450,000     62.9%            60,155
 121 Mission Industrial Park (1H)                                1993       99.0%             2,470,000     74.8%         1,468,223
 122 Jurupa Business Park (1H)                                    N/A       87.0%             2,060,000     74.9%         1,354,345
 123 Colony Square Shopping Center                                N/A      100.0%             4,950,000     68.5%         2,739,990
 124 Vintage Business Park                                       1996       94.0%             4,755,000     71.1%         2,735,908
 125 Bruno's Shopping Center                                      N/A      100.0%             5,050,000     64.2%         1,769,106
 126 Crossroads Shopping Center                                   N/A      100.0%             4,160,000     77.0%         2,057,713
 127 High Country Plaza                                          1993      100.0%             4,350,000     73.5%         2,782,585
 128 Glencoe Avenue Industrial                                   1985      100.0%             4,400,000     72.6%         2,788,188
 129 St. Charles Apartments (1I)                                  N/A      100.0%             2,150,000     73.9%         1,075,884
 130 St. James Apartments (1I)                                    N/A      100.0%             1,900,000     83.6%         1,075,882
 131 Plaza at Sunrise                                             N/A       93.0%             4,875,000     62.3%         2,455,353
 132 Shannon Arms III Apartments                                  N/A      100.0%             3,850,000     78.9%         2,664,002
 133 River Valley Square Shopping Center                          N/A      100.0%             3,900,000     76.0%         2,609,039
 134 Rio Commercial Center                                        N/A       99.0%             4,040,000     73.1%         2,373,483
 135 Alexis Apartment Complex                                     N/A       99.0%             4,111,000     71.5%         2,276,550
 136 Beltway Plaza 4710                                          1988       94.0%             4,000,000     73.0%         2,554,373
 137 Casa Linda MHP                                               N/A       98.0%             3,630,000     79.2%         2,528,533
 138 Mesa Ridge Apartments                                       1995       90.0%             3,650,000     77.9%         2,297,778
 139 Vintage Business Park II                                     N/A      100.0%             3,833,000     74.2%         2,233,144
 140 Mountain Village Shopping Center                            1998      100.0%             3,845,000     73.7%         2,289,090
 141 Rock River Tower Apartments                                  N/A       93.0%             3,500,000     79.9%         2,401,778
 142 Durango Plaza Retail Center                                  N/A       77.0%             4,830,000     57.8%         2,254,702
 143 Beatrice Avenue Industrial                                  1996      100.0%             4,100,000     66.8%         2,220,228
 144 Miller Apartments                                           1978       97.0%             4,150,000     65.4%         2,367,778
 145 University Square Outlet Mall                                N/A       96.0%             4,100,000     65.8%         2,149,604
 146 Ridgewood Plaza                                              N/A       65.0%             4,900,000     54.9%         2,361,954

                                                            Maturity/ARD     U/W           U/W
#    Property Name (1)                                     LTV Ratio (7)    NCF (8)       DSCR (9)
     -----------------                                     -------------   ---------    -------
  74 Plantation Meadows Apartments                            69.6%           647,710     1.41
  75 Gresham Townhomes                                        68.2%           604,764     1.36
  76 Lakewood Apartments                                      52.7%           752,027     1.67
  77 Imperial Plaza Shopping Center                           67.9%           563,328     1.30
  78 Super 8 - Las Vegas, NV                                   1.3%         1,147,400     2.28
  79 Thunder Hollow                                           66.3%           560,489     1.30
  80 Woodlake Village Apartments                              67.1%           538,702     1.33
  81 K-Mart Montwood Point                                     2.0%           616,502     1.20
  82 Trabuco Marketplace                                      53.4%           582,125     1.47
  83 Indian Valley Apartments                                 63.8%           585,852     1.42
  84 Flamingo West Centre                                     54.2%           804,767     1.81
  85 Mill Creek Shopping Center                                2.7%           653,397     1.29
  86 High Vista Apartments                                    64.5%           625,704     1.54
  87 Woodland Office Center                                   48.8%           554,375     1.31
  88 Bayfair Apartments                                       63.9%           562,480     1.36
  89 University Green Apartments                              68.7%           509,363     1.31
  90 El Dorado Mobile Home Estates                            41.8%           839,709     2.20
  91 Holiday Inn - Danbury, CT                                55.4%           681,493     1.54
  92 Country Inn & Suites Hotel                                0.9%           738,031     1.38
  93 Center Ridge Apartments                                  66.8%           531,420     1.36
  94 The Marriott Building                                    32.5%           601,615     1.37
  95 Silicon Valley Inn                                       44.4%           727,234     1.77
  96 Best Western - Sunnyvale                                 47.8%           726,781     1.79
  97 Golden Valley Commons                                    57.2%           480,378     1.32
  98 West Park Place                                          51.1%           577,860     1.54
  99 Naperville Office Court                                  66.4%           546,704     1.50
 100 Holiday Inn Express Hotel & Suites  Mountain View, CA     2.3%           673,560     1.60
 101 Best Buy / Drug Emporium                                 60.1%           499,976     1.36
 102 Medical Arts Building                                    76.0%           432,481     1.25
 103 Comfort Inn - Sunnyvale                                  56.4%           611,071     1.69
 104 Holiday Inn North Denver                                 34.7%           485,279     1.31
 105 Windlands Shopping Center (4)                            71.0%           414,798     1.27
 106 Northborough Woods Apartments                            61.8%           396,203     1.28
 107 Madison Building                                         59.7%           399,771     1.20
 108 Victory Townhomes                                        69.2%           414,388     1.35
 109 Dairy Plaza Shopping Center                              64.3%           433,916     1.34
 110 Comfort Inn - Concord, NH                                60.0%           613,068     1.93
 111 Peconic Plaza                                            59.8%           415,316     1.31
 112 Bayou Village Place Apartments                           64.1%           410,978     1.43
 113 Country Suites - Chattanooga, TN                         53.8%           504,628     1.63
 114 Southlake Plaza II                                       66.2%           437,246     1.51
 115 531 West Deming                                          63.2%           390,537     1.43
 116 Camelot Apartments                                       71.1%           396,220     1.41
 117 Sevilla Apartments                                       69.4%           358,395     1.28
 118 The Way III Apartments                                   43.0%           476,844     1.60
 119 Glenview Office and Industrial Park                      66.6%           345,103     1.28
 120 Hampton Inn - Decatur, AL                                 1.1%           531,020     1.44
 121 Mission Industrial Park (1H)                             59.4%           236,480     1.54
 122 Jurupa Business Park (1H)                                65.7%           185,326     1.47
 123 Colony Square Shopping Center                            55.4%           373,469     1.27
 124 Vintage Business Park                                    57.5%           474,225     1.62
 125 Bruno's Shopping Center                                  35.0%           385,943     1.24
 126 Crossroads Shopping Center                               49.5%           364,317     1.31
 127 High Country Plaza                                       64.0%           376,116     1.49
 128 Glencoe Avenue Industrial                                63.4%           361,154     1.42
 129 St. Charles Apartments (1I)                              50.0%           191,952     1.32
 130 St. James Apartments (1I)                                56.6%           163,167     1.12
 131 Plaza at Sunrise                                         50.4%           423,549     1.61
 132 Shannon Arms III Apartments                              69.2%           335,465     1.37
 133 River Valley Square Shopping Center                      66.9%           361,606     1.49
 134 Rio Commercial Center                                    58.7%           339,988     1.35
 135 Alexis Apartment Complex                                 55.4%           327,592     1.37
 136 Beltway Plaza 4710                                       63.9%           375,454     1.60
 137 Casa Linda MHP                                           69.7%           315,848     1.34
 138 Mesa Ridge Apartments                                    63.0%           303,816     1.23
 139 Vintage Business Park II                                 58.3%           348,556     1.53
 140 Mountain Village Shopping Center                         59.5%           321,965     1.32
 141 Rock River Tower Apartments                              68.6%           301,933     1.44
 142 Durango Plaza Retail Center                              46.7%           365,732     1.51
 143 Beatrice Avenue Industrial                               54.2%           345,962     1.44
 144 Miller Apartments                                        57.1%           282,282     1.30
 145 University Square Outlet Mall                            52.4%           315,462     1.40
 146 Ridgewood Plaza                                          48.2%           357,430     1.64


                                                                                             Units/
                                                                                            Sq. Ft./
                                                                                             Rooms/      Fee Simple/          Year
      # Property Name (1)                                        Property Type                Pads        Leasehold          Built
        -----------------                                        -------------                ----        ---------          -----
    147 Chase Village Apartments                                 Multifamily                      128        Fee              1980
    148 Warsaw Village Shopping Center                           Retail                        60,300        Fee              1992
    149 Provident Place Office Building                          Office                        40,394        Fee              1986
    150 920 S. Waukegan Road                                     Office                        19,072        Fee              1991
    151 Amberley Suite Hotel                                     Hotel                            110        Fee              1986
    152 RiteAid of Maine, Inc. (5)                               Triple Net Lease              12,240        Fee              1998
    153 Stuart Towne Apartments                                  Multifamily                       96        Fee              1968
    154 Santa Ana Villa                                          Multifamily                      130        Fee              1972
    155 Orland Park Outlots                                      Retail                        21,200        Fee              1996
    156 Brazos Square Shopping Center                            Retail                        65,423        Fee              1985
    157 Community Mall                                           Office                        38,746        Fee              1971
    158 Comfort Inn - Fife, WA                                   Hotel                             70        Fee              1990
    159 Aspen Business Center                                    Office                        51,500        Fee              1997
    160 Hampton Inn - Ft. Pierce, FL                             Hotel                             72        Fee              1993
    161 Oak Tree Mobile Home Park                                Manufactured Housing             260        Fee              1968
    162 Walnut Square Apartments                                 Multifamily                       92        Fee              1973
    163 Royal Oaks Mobile Home Park                              Manufactured Housing             144        Fee              1962
    164 Plymouth Square Apartments                               Multifamily                       68        Fee              1973
    165 Watchung View Apartments                                 Multifamily                       68        Fee              1964
    166 Embassy Apartments                                       Multifamily                      106        Fee              1970
    167 Best Buy - West Dundee                                   Retail                        36,262        Fee              1993
    168 1400 Destrehan Avenue                                    Industrial                    88,962        Fee              1980
    169 Breckenridge Condominiums                                Multifamily                       68        Fee              1985
    170 Rosemont Terrace Apartments                              Multifamily                      100        Fee              1970
    171 Days Inn - Dover, DE                                     Hotel                             81        Fee              1988
    172 Iberia Center                                            Retail                         9,872        Fee              1997
    173 Shadydale Village Mobile Home Park                       Manufactured Housing             214        Fee              1973
    174 Park Terrace Shopping Center                             Retail                        24,813        Fee              1987
    175 Hanover Village Apartments                               Multifamily                      152        Fee              1972
    176 Travelodge Hotel-Seatac                                  Hotel                             72        Fee              1979
    177 Harlem Furniture                                         Retail                        20,198        Fee              1988
    178 Tree Tops Apartments                                     Multifamily                      102        Fee              1983
    179 Old Town Place Apartments                                Multifamily                       88        Fee              1984
    180 The Meadows Apartments                                   Multifamily                       88        Fee              1971
    181 Chapman & Feldner Shopping Center                        Retail                        15,557        Fee              1985
    182 BCH Office Building                                      Mixed Use                     38,531        Fee              1977
    183 Colonial Pines Mobile Estates                            Manufactured Housing             176        Fee              1968
    184 NationsBank Professional Center                          Office                        25,619        Fee              1982
    185 Belmeade Office Park                                     Industrial                    58,800        Fee              1983
    186 Central Building                                         Mixed Use                     30,804        Fee              1930
    187 710 Amsterdam Avenue                                     Multifamily                       18        Fee              1920
    188 Sandstone Apartments & Vista North Apartments            Multifamily                       97        Fee              1986
    189 Highland Park Place Shopping Center                      Retail                        22,280        Fee              1996
    190 Salem Creek Apartment Complex                            Multifamily                       78        Fee              1986
    191 Country Greens Apartments                                Multifamily                      116        Fee              1974
    192 Quail Ridge Apartments                                   Multifamily                      104        Fee              1973
    193 Harold Gilstrap Shopping Center                          Retail                        83,131        Fee              1982
    194 Sahara West Plaza                                        Retail                        29,156        Fee              1974
    195 Walgreen's                                               Retail                        23,000        Fee              1953
    196 Econolodge - Bangor, ME                                  Hotel                            127        Fee              1984
    197 Comfort Inn - Bangor, ME                                 Hotel                             96        Fee              1986
    198 Point Clinton                                            Mixed Use                     20,296        Fee              1992
    199 Rite-Aid Pharmacy                                        Triple Net Lease              11,180        Fee              1998
    200 Ravenscroft Apartments                                   Multifamily                       75        Fee              1965
    201 Coach Country Corral MHP                                 Manufactured Housing              82        Fee              1971
    202 Taft and Cleveland Paradise Apartments                   Multifamily                       70        Fee              1969
    203 Tyrone Village MHP                                       Manufactured Housing             110        Fee              1970
    204 Steamboat Road                                           Multifamily                       29        Fee              1830
    205 Kerr Station Village                                     Mixed Use                     37,297        Fee              1971
    206 Meadow Run Apartments                                    Multifamily                       96        Fee              1980
    207 45 Church Street                                         Office                        24,978        Fee              1971
    208 New Brunswick Apartments                                 Multifamily                       71        Fee              1932
    209 Fiesta RV Resort                                         RV Park                          200        Fee              1983
    210 Cedar Place Office Park                                  Office                        29,013        Fee              1986
    211 Oak Hollow Mobile Home Park                              Manufactured Housing              88        Fee              1960
    212 Centerline Plaza Apartments                              Multifamily                       61        Fee              1970
    213 Gottschalk's Department Store                            Retail                        40,000        Fee              1979
    214 Southport Place                                          Office                        16,182        Fee              1985
    215 Bell Building                                            Office                        25,066        Fee              1910
    216 Days Inn - Bangor, ME                                    Hotel                            101   Fee/Leasehold         1979
    217 Stratford Shopping Center                                Retail                        31,500        Fee              1971
    218 Country Aire Manor                                       Manufactured Housing              69        Fee              1984
    219 Corlett Creek Apartments                                 Multifamily                       77        Fee              1972

                                                                          Occupancy
                                                                 Year      Rate at           Appraised   Cut-off Date  Maturity/ARD
#    Property Name (1)                                         Renovated   U/W (6)             Value      LTV Ratio       Balance
     -----------------                                         ---------  -----------          -----      ---------    ------------
 147 Chase Village Apartments                                     N/A       99.0%             3,500,000     76.9%         2,373,393
 148 Warsaw Village Shopping Center                               N/A      100.0%             3,635,000     72.8%         2,086,320
 149 Provident Place Office Building                              N/A      100.0%             3,550,000     74.5%         2,299,687
 150 920 S. Waukegan Road                                         N/A      100.0%             3,575,000     73.9%         2,071,651
 151 Amberley Suite Hotel                                        1998        N/A              4,100,000     64.2%            46,208
 152 RiteAid of Maine, Inc. (5)                                   N/A      100.0%             2,860,000     91.2%            94,966
 153 Stuart Towne Apartments                                      N/A       97.0%             3,266,000     78.9%         1,843,968
 154 Santa Ana Villa                                              N/A       94.0%             3,535,000     72.0%         2,205,684
 155 Orland Park Outlots                                          N/A       86.0%             3,700,000     67.3%         2,199,009
 156 Brazos Square Shopping Center                                N/A       92.0%             4,700,000     52.9%         1,997,035
 157 Community Mall                                              1978      100.0%             3,700,000     66.7%            30,893
 158 Comfort Inn - Fife, WA                                       N/A        N/A              3,400,000     71.9%         1,990,298
 159 Aspen Business Center                                        N/A       97.0%             3,260,000     74.3%         2,121,316
 160 Hampton Inn - Ft. Pierce, FL                                 N/A        N/A              3,250,000     73.7%         1,823,080
 161 Oak Tree Mobile Home Park                                    N/A       99.0%             3,590,000     66.7%         1,898,333
 162 Walnut Square Apartments                                     N/A       98.0%             3,100,000     77.1%         2,080,818
 163 Royal Oaks Mobile Home Park                                  N/A      100.0%             3,300,000     71.1%         2,014,679
 164 Plymouth Square Apartments                                  1992       97.0%             2,925,000     79.6%         1,492,911
 165 Watchung View Apartments                                    1996       96.0%             2,975,000     77.5%         1,772,711
 166 Embassy Apartments                                           N/A       94.0%             2,925,000     77.5%         1,937,731
 167 Best Buy - West Dundee                                       N/A      100.0%             4,000,000     56.1%         1,605,914
 168 1400 Destrehan Avenue                                        N/A      100.0%             2,775,000     80.0%         1,754,818
 169 Breckenridge Condominiums                                    N/A       94.0%             2,950,000     72.1%         1,844,916
 170 Rosemont Terrace Apartments                                  N/A       91.0%             3,010,000     70.5%         1,856,703
 171 Days Inn - Dover, DE                                        1997        N/A              3,050,000     68.8%         1,702,065
 172 Iberia Center                                                N/A      100.0%             3,000,000     69.9%         1,831,695
 173 Shadydale Village Mobile Home Park                           N/A       93.0%             2,970,000     70.5%         1,685,825
 174 Park Terrace Shopping Center                                 N/A       95.0%             2,700,000     77.6%         1,826,616
 175 Hanover Village Apartments                                   N/A      100.0%             3,450,000     60.7%         1,832,237
 176 Travelodge Hotel-Seatac                                     1994        N/A              3,100,000     67.4%         1,723,143
 177 Harlem Furniture                                            1998      100.0%             2,800,000     74.6%            72,074
 178 Tree Tops Apartments                                         N/A       88.0%             4,200,000     49.6%         1,945,416
 179 Old Town Place Apartments                                    N/A      100.0%             2,850,000     72.8%         1,829,698
 180 The Meadows Apartments                                       N/A       92.0%             2,630,000     78.2%         1,800,042
 181 Chapman & Feldner Shopping Center                            N/A      100.0%             2,900,000     68.8%         1,612,476
 182 BCH Office Building                                          N/A      100.0%             2,750,000     72.5%         1,599,362
 183 Colonial Pines Mobile Estates                               1995       80.0%             2,890,000     69.0%         1,741,520
 184 NationsBank Professional Center                              N/A      100.0%             2,650,000     73.5%         1,692,680
 185 Belmeade Office Park                                         N/A      100.0%             2,630,000     74.0%         1,563,956
 186 Central Building                                            1988      100.0%             3,000,000     64.1%         1,333,952
 187 710 Amsterdam Avenue                                        1984      100.0%             2,500,000     76.5%         1,661,398
 188 Sandstone Apartments & Vista North Apartments                N/A       97.0%             2,550,000     74.4%         1,629,779
 189 Highland Park Place Shopping Center                          N/A      100.0%             2,450,000     75.3%         1,463,299
 190 Salem Creek Apartment Complex                                N/A       97.0%             2,375,000     77.6%         1,623,271
 191 Country Greens Apartments                                    N/A      100.0%             2,420,000     76.0%         1,177,623
 192 Quail Ridge Apartments                                      1996       94.0%             2,410,000     76.1%         1,601,117
 193 Harold Gilstrap Shopping Center                              N/A       97.0%             2,600,000     69.0%         1,438,079
 194 Sahara West Plaza                                            N/A       97.0%             2,500,000     71.8%         1,585,109
 195 Walgreen's                                                  1998      100.0%             3,400,000     52.7%           493,083
 196 Econolodge - Bangor, ME                                     1997        N/A              2,750,000     65.2%         1,466,696
 197 Comfort Inn - Bangor, ME                                    1996        N/A              2,700,000     66.4%         1,466,696
 198 Point Clinton                                                N/A       94.0%             2,400,000     74.6%         1,242,967
 199 Rite-Aid Pharmacy                                            N/A      100.0%             1,960,000     89.1%            56,444
 200 Ravenscroft Apartments                                       N/A       92.0%             2,350,000     74.3%         1,507,294
 201 Coach Country Corral MHP                                     N/A      100.0%             2,375,000     73.3%         1,408,622
 202 Taft and Cleveland Paradise Apartments                       N/A      100.0%             2,180,000     79.8%         1,126,096
 203 Tyrone Village MHP                                           N/A       96.0%             2,130,000     79.7%         1,482,587
 204 Steamboat Road                                              1960       97.0%             2,200,000     77.2%         1,370,360
 205 Kerr Station Village                                        1987       91.0%             2,650,000     64.1%         1,353,454
 206 Meadow Run Apartments                                        N/A       98.0%             2,100,000     80.6%         1,490,700
 207 45 Church Street                                            1997       93.0%             2,500,000     67.6%         1,379,262
 208 New Brunswick Apartments                                     N/A       97.0%             2,425,000     68.9%         1,285,409
 209 Fiesta RV Resort                                             N/A       30.0%             2,200,000     74.8%         1,333,542
 210 Cedar Place Office Park                                      N/A      100.0%             2,400,000     68.6%         1,439,788
 211 Oak Hollow Mobile Home Park                                  N/A       99.0%             2,300,000     71.5%         1,315,762
 212 Centerline Plaza Apartments                                  N/A       95.0%             2,330,000     70.4%         1,430,666
 213 Gottschalk's Department Store                               1994      100.0%             2,300,000     69.9%         1,307,661
 214 Southport Place                                              N/A      100.0%             2,150,000     74.3%         1,084,611
 215 Bell Building                                               1997      100.0%             2,140,000     74.6%         1,207,369
 216 Days Inn - Bangor, ME                                       1996        N/A              2,285,000     69.8%         1,301,148
 217 Stratford Shopping Center                                   1997      100.0%             2,200,000     72.4%         1,408,809
 218 Country Aire Manor                                           N/A      100.0%             2,050,000     77.7%         1,401,185
 219 Corlett Creek Apartments                                    1997       99.0%             1,960,000     80.3%         1,251,987



                                                          Maturity/ARD    U/W           U/W
#    Property Name (1)                                    LTV Ratio (7)  NCF (8)       DSCR (9)
     -----------------                                     -----------   -------       -------
 147 Chase Village Apartments                                 67.8%       293,486     1.32
 148 Warsaw Village Shopping Center                           57.4%       317,284     1.48
 149 Provident Place Office Building                          64.8%       280,033     1.35
 150 920 S. Waukegan Road                                     57.9%       298,729     1.42
 151 Amberley Suite Hotel                                      1.1%       450,185     1.59
 152 RiteAid of Maine, Inc. (5)                                3.3%       248,105     1.12
 153 Stuart Towne Apartments                                  56.5%       290,983     1.23
 154 Santa Ana Villa                                          62.4%       284,014     1.44
 155 Orland Park Outlots                                      59.4%       273,197     1.33
 156 Brazos Square Shopping Center                            42.5%       412,383     1.95
 157 Community Mall                                            0.8%       396,980     1.28
 158 Comfort Inn - Fife, WA                                   58.5%       353,535     1.63
 159 Aspen Business Center                                    65.1%       255,209     1.30
 160 Hampton Inn - Ft. Pierce, FL                             56.1%       300,937     1.43
 161 Oak Tree Mobile Home Park                                52.9%       302,298     1.53
 162 Walnut Square Apartments                                 67.1%       263,608     1.41
 163 Royal Oaks Mobile Home Park                              61.1%       253,374     1.44
 164 Plymouth Square Apartments                               51.0%       254,139     1.26
 165 Watchung View Apartments                                 59.6%       255,005     1.37
 166 Embassy Apartments                                       66.2%       271,706     1.63
 167 Best Buy - West Dundee                                   40.1%       333,746     1.84
 168 1400 Destrehan Avenue                                    63.2%       234,239     1.29
 169 Breckenridge Condominiums                                62.5%       227,096     1.37
 170 Rosemont Terrace Apartments                              61.7%       234,290     1.38
 171 Days Inn - Dover, DE                                     55.8%       274,488     1.48
 172 Iberia Center                                            61.1%       249,946     1.49
 173 Shadydale Village Mobile Home Park                       56.8%       218,298     1.21
 174 Park Terrace Shopping Center                             67.7%       224,109     1.35
 175 Hanover Village Apartments                               53.1%       250,903     1.50
 176 Travelodge Hotel-Seatac                                  55.6%       301,595     1.57
 177 Harlem Furniture                                          2.6%       268,835     1.35
 178 Tree Tops Apartments                                     46.3%       239,256     1.37
 179 Old Town Place Apartments                                64.2%       267,705     1.56
 180 The Meadows Apartments                                   68.4%       214,137     1.30
 181 Chapman & Feldner Shopping Center                        55.6%       237,244     1.37
 182 BCH Office Building                                      58.2%       235,567     1.39
 183 Colonial Pines Mobile Estates                            60.3%       210,868     1.33
 184 NationsBank Professional Center                          63.9%       209,516     1.37
 185 Belmeade Office Park                                     59.5%       226,176     1.36
 186 Central Building                                         44.5%       243,777     1.31
 187 710 Amsterdam Avenue                                     66.5%       209,662     1.40
 188 Sandstone Apartments & Vista North Apartments            63.9%       212,489     1.49
 189 Highland Park Place Shopping Center                      59.7%       236,321     1.56
 190 Salem Creek Apartment Complex                            68.3%       225,165     1.49
 191 Country Greens Apartments                                48.7%       234,150     1.48
 192 Quail Ridge Apartments                                   66.4%       195,528     1.34
 193 Harold Gilstrap Shopping Center                          55.3%       260,497     1.71
 194 Sahara West Plaza                                        63.4%       218,878     1.47
 195 Walgreen's                                               14.5%       264,270     1.66
 196 Econolodge - Bangor, ME                                  53.3%       264,514     1.64
 197 Comfort Inn - Bangor, ME                                 54.3%       245,290     1.52
 198 Point Clinton                                            51.8%       211,385     1.22
 199 Rite-Aid Pharmacy                                         2.9%       172,524     1.06
 200 Ravenscroft Apartments                                   64.1%       179,789     1.35
 201 Coach Country Corral MHP                                 59.3%       198,945     1.32
 202 Taft and Cleveland Paradise Apartments                   51.7%       197,084     1.29
 203 Tyrone Village MHP                                       69.6%       196,751     1.45
 204 Steamboat Road                                           62.3%       198,831     1.35
 205 Kerr Station Village                                     51.1%       188,451     1.32
 206 Meadow Run Apartments                                    71.0%       208,972     1.51
 207 45 Church Street                                         55.2%       205,288     1.37
 208 New Brunswick Apartments                                 53.0%       197,755     1.47
 209 Fiesta RV Resort                                         60.6%       212,765     1.48
 210 Cedar Place Office Park                                  60.0%       183,644     1.39
 211 Oak Hollow Mobile Home Park                              57.2%       200,748     1.45
 212 Centerline Plaza Apartments                              61.4%       178,938     1.38
 213 Gottschalk's Department Store                            56.9%       195,623     1.37
 214 Southport Place                                          50.4%       185,686     1.26
 215 Bell Building                                            56.4%       174,229     1.36
 216 Days Inn - Bangor, ME                                    56.9%       221,866     1.56
 217 Stratford Shopping Center                                64.0%       196,996     1.49
 218 Country Aire Manor                                       68.4%       164,663     1.27
 219 Corlett Creek Apartments                                 63.9%       190,460     1.46

                                                                                             Units/
                                                                                            Sq. Ft./
                                                                                             Rooms/      Fee Simple/          Year
      # Property Name (1)                                        Property Type                Pads        Leasehold          Built
        -----------------                                        -------------                ----        ---------          -----
    220 Anchor Bay Apartments                                    Multifamily                       58        Fee              1970
    221 Tall Pines Shopping Center                               Retail                        50,246        Fee              1982
    222 Skyline Professional Building                            Office                        24,881        Fee              1979
    223 Southwood Acres MHP                                      Manufactured Housing             101        Fee              1968
    224 Nalbert Apartments                                       Multifamily                       34        Fee              1949
    225 1220 South University Avenue                             Retail                        20,203        Fee              1986
    226 Ware's Van & Storage Co.                                 Industrial                    56,600        Fee              1973
    227 49 Commerce Drive / 81 Ethan Allen Drive                 Industrial                    44,351        Fee              1988
    228 3211 Battleground                                        Retail                        10,000        Fee              1997
    229 Gardner Building                                         Industrial                    56,400        Fee              1974
    230 778 Main Street                                          Office                        28,837        Fee              1988
    231 Briarwood Apartments                                     Multifamily                       70        Fee              1974
    232 Walton Village Shopping Center                           Retail                        40,849        Fee              1988
    233 Rancho Santa Fe Shopping Center                          Retail                        13,727        Fee              1996
    234 Winston Place Apartments                                 Multifamily                       80        Fee              1975
    235 Hondo Park Apartments                                    Multifamily                       67        Fee              1968
    236 Allegheny Apartments                                     Multifamily                       54        Fee              1964
    237 Huntington North Apartments                              Multifamily                       48        Fee              1973
    238 Rite-Aid - Yarmouth                                      Triple Net Lease              11,180     Leasehold           1998
    239 Sylvan Apartments                                        Multifamily                       48        Fee              1947
    240 Finger Lakes/Farmington Court Apartments                 Multifamily                       64        Fee              1966
    241 Woodlake Resort Village Apartments                       Multifamily                       50        Fee              1986
    242 Walnut Villas Apartments                                 Multifamily                      100        Fee              1971
    243 Portsmouth Place Apartments                              Multifamily                       48        Fee              1926
    244 70 Warren Avenue                                         Multifamily                       36        Fee              1971
    245 Martinsville Plaza                                       Retail                        11,750        Fee              1994
    246 Route 66 Business World                                  Retail                        21,825        Fee              1988
    247 Woodwinds Condominiums                                   Multifamily                       53        Fee              1983
    248 College Square Apartments                                Multifamily                       70        Fee              1971
    249 Car Engineering Building                                 Industrial                    37,000        Fee              1991
    250 Executive Townhomes                                      Multifamily                       61        Fee              1978
    251 Parkside Place Apartments                                Multifamily                       84        Fee              1971
    252 Hartford Crossing Retail Plaza                           Retail                        40,272        Fee              1987
    253 Cypress Plaza Shopping Center                            Retail                        91,637        Fee              1967
    254 Sarasota Place Apartments                                Multifamily                       48        Fee              1973
    255 Clayton Forest Apartments                                Multifamily                       64        Fee              1964
    256 Checker Auto Parts Store                                 Retail                        14,000        Fee              1998
    257 Southpointe Center                                       Retail                        42,648        Fee              1990
    258 Maple Court Apartments                                   Multifamily                       34        Fee              1965
    259 Crestwood MHP                                            Manufactured Housing              60        Fee              1987
    260 Hyde Park Place Apartments                               Multifamily                       60        Fee              1965
    261 Allen Medical Office Building                            Office                        15,000        Fee              1984
    262 Canyon View Offices                                      Office                        15,531        Fee              1977
    263 Firehouse Square                                         Retail                        21,020        Fee              1988
    264 Plymouth Place Plaza                                     Retail                        17,400        Fee              1959
    265 Meridian Mobile Estates                                  Manufactured Housing              51        Fee              1960
    266 Country Mobile Estates                                   Manufactured Housing              78        Fee              1968
    267 Village Apartments                                       Multifamily                      100        Fee              1970
    268 Ackels Mobile Home Park                                  Manufactured Housing             116        Fee              1957
    269 Redford Manor Apartments                                 Multifamily                       32        Fee              1961
    270 Doms Business Park                                       Mixed Use                     25,854        Fee              1987
    271 Bradfield Creek Townhomes                                Multifamily                       26        Fee              1982
    272 San Remo Apartments                                      Multifamily                       16        Fee              1993
    273 Consolidated Printing                                    Industrial                    21,600        Fee              1998
    274 Knightsbridge Apartments                                 Multifamily                       54        Fee              1959
    275 Whispering Meadows                                       Multifamily                       31        Fee              1986
    276 Buckingham Court Apartments                              Multifamily                       52        Fee              1983
    277 Homestead Apartments                                     Multifamily                      100        Fee              1972
    278 4th Avenue West Estates                                  Manufactured Housing              35        Fee              1996
    279 Long Point Plaza Apartments                              Multifamily                       84        Fee              1960
    280 Treaty Oaks Apartments                                   Multifamily                       48        Fee              1963
    281 Wilshire Estates MHP                                     Manufactured Housing             172        Fee              1972
    282 Hollywood Video                                          Retail                         7,000        Fee              1997
    283 5 Milk Street                                            Office                        25,106        Fee              1880
    284 Cardi Building                                           Office                        20,548        Fee              1985
    285 Boulevard of Chevy Chase Apartments                      Multifamily                       14        Fee              1989
    286 10 McKinley Street                                       Office                        12,180        Fee              1975
    287 Londonaire Townhouses                                    Multifamily                       48        Fee              1970
    288 Heon Court Apartments                                    Multifamily                       24        Fee              1900
    289 One Cameron Place Shopping Center                        Retail                         8,732        Fee              1986
    290 197 U.S. Route One                                       Mixed Use                     22,965        Fee              1974
    291 980 Forest Avenue                                        Office                        17,548        Fee              1976
    292 Chandler Crossing Apartments                             Multifamily                       46        Fee              1978


                                                                          Occupancy
                                                                 Year      Rate at           Appraised   Cut-off Date  Maturity/ARD
#    Property Name (1)                                         Renovated   U/W (6)             Value      LTV Ratio       Balance
     -----------------                                         ---------  -----------          -----      ---------    ------------
 220 Anchor Bay Apartments                                        N/A       93.0%             2,160,000     72.0%         1,356,740
 221 Tall Pines Shopping Center                                   N/A       93.0%             2,000,000     76.6%         1,039,427
 222 Skyline Professional Building                               1989       98.0%             2,050,000     74.3%         1,197,002
 223 Southwood Acres MHP                                         1992       95.0%             2,325,000     65.2%         1,318,389
 224 Nalbert Apartments                                           N/A      100.0%             1,900,000     79.7%         1,223,437
 225 1220 South University Avenue                                 N/A       92.0%             2,350,000     63.7%         1,307,658
 226 Ware's Van & Storage Co.                                    1986      100.0%             2,000,000     74.9%         1,048,641
 227 49 Commerce Drive / 81 Ethan Allen Drive                    1997       95.0%             2,000,000     74.5%                 0
 228 3211 Battleground                                            N/A      100.0%             2,000,000     74.4%           929,381
 229 Gardner Building                                            1997      100.0%             2,325,000     63.0%         1,181,734
 230 778 Main Street                                              N/A      100.0%             1,950,000     74.3%         1,150,768
 231 Briarwood Apartments                                         N/A       99.0%             2,050,000     70.6%         1,248,679
 232 Walton Village Shopping Center                               N/A      100.0%             3,575,000     40.4%           675,059
 233 Rancho Santa Fe Shopping Center                              N/A      100.0%             2,040,000     70.8%         1,163,506
 234 Winston Place Apartments                                     N/A       96.0%             1,850,000     77.7%         1,248,154
 235 Hondo Park Apartments                                       1992       97.0%             2,090,000     68.1%         1,247,664
 236 Allegheny Apartments                                        1997      100.0%             1,850,000     76.7%         1,239,836
 237 Huntington North Apartments                                  N/A      100.0%             1,878,000     75.3%            51,215
 238 Rite-Aid - Yarmouth                                          N/A      100.0%             1,620,000     87.3%            36,338
 239 Sylvan Apartments                                           1997       97.0%             1,850,000     75.6%         1,212,620
 240 Finger Lakes/Farmington Court Apartments                     N/A       98.0%             1,900,000     73.6%         1,199,528
 241 Woodlake Resort Village Apartments                          1994       94.0%             1,800,000     77.6%         1,230,897
 242 Walnut Villas Apartments                                     N/A       99.0%             2,000,000     69.8%         1,213,483
 243 Portsmouth Place Apartments                                 1987      100.0%             1,750,000     79.6%         1,113,065
 244 70 Warren Avenue                                            1994      100.0%             1,730,000     79.1%         1,114,566
 245 Martinsville Plaza                                           N/A      100.0%             2,050,000     65.7%         1,175,194
 246 Route 66 Business World                                     1994      100.0%             1,800,000     73.4%         1,073,745
 247 Woodwinds Condominiums                                       N/A       96.0%             2,450,000     53.2%         1,130,336
 248 College Square Apartments                                    N/A       97.0%             2,100,000     61.8%         1,095,303
 249 Car Engineering Building                                    1997      100.0%             1,750,000     74.2%         1,055,875
 250 Executive Townhomes                                          N/A       97.0%             2,100,000     61.8%         1,055,875
 251 Parkside Place Apartments                                   1997       99.0%             1,800,000     72.1%           892,842
 252 Hartford Crossing Retail Plaza                              1997       97.0%             1,760,000     73.6%         1,146,699
 253 Cypress Plaza Shopping Center                                N/A       75.0%             5,010,000     25.5%                 0
 254 Sarasota Place Apartments                                   1991      100.0%             1,625,000     78.0%         1,031,004
 255 Clayton Forest Apartments                                   1993       94.0%             1,600,000     77.9%         1,086,104
 256 Checker Auto Parts Store                                     N/A      100.0%             2,037,000     60.9%            45,903
 257 Southpointe Center                                           N/A       78.0%             2,350,000     52.3%                 0
 258 Maple Court Apartments                                       N/A      100.0%             1,650,000     74.1%           940,073
 259 Crestwood MHP                                                N/A      100.0%             1,700,000     71.8%         1,062,951
 260 Hyde Park Place Apartments                                   N/A      100.0%             1,525,000     79.8%         1,059,900
 261 Allen Medical Office Building                                N/A      100.0%             1,950,000     62.1%            26,277
 262 Canyon View Offices                                          N/A       95.0%             1,700,000     70.5%           981,904
 263 Firehouse Square                                             N/A       71.0%             1,500,000     79.8%         1,104,572
 264 Plymouth Place Plaza                                        1986      100.0%             1,600,000     74.7%           969,297
 265 Meridian Mobile Estates                                     1981      100.0%             1,630,000     73.3%           963,065
 266 Country Mobile Estates                                       N/A      100.0%             2,300,000     50.8%           721,789
 267 Village Apartments                                           N/A       92.0%             1,665,000     67.4%           913,912
 268 Ackels Mobile Home Park                                     1995       99.0%             2,500,000     43.9%           863,206
 269 Redford Manor Apartments                                     N/A      100.0%             1,400,000     78.1%           957,265
 270 Doms Business Park                                           N/A      100.0%             1,730,000     62.4%           877,190
 271 Bradfield Creek Townhomes                                    N/A      100.0%             1,540,000     68.0%           852,984
 272 San Remo Apartments                                          N/A      100.0%             1,300,000     79.8%           907,634
 273 Consolidated Printing                                        N/A      100.0%             1,400,000     73.1%           848,459
 274 Knightsbridge Apartments                                    1989      100.0%             1,260,000     79.3%           826,966
 275 Whispering Meadows                                           N/A      100.0%             1,250,000     79.7%           807,601
 276 Buckingham Court Apartments                                  N/A      100.0%             1,420,000     70.2%           881,066
 277 Homestead Apartments                                         N/A      100.0%             1,300,000     76.7%           873,544
 278 4th Avenue West Estates                                      N/A      100.0%             1,600,000     62.1%            17,625
 279 Long Point Plaza Apartments                                  N/A       96.0%             1,240,000     77.2%           665,406
 280 Treaty Oaks Apartments                                       N/A       92.0%             1,300,000     73.0%           771,601
 281 Wilshire Estates MHP                                         N/A      100.0%             1,360,000     69.2%            18,261
 282 Hollywood Video                                              N/A      100.0%             1,260,000     73.0%           640,113
 283 5 Milk Street                                               1982      100.0%             1,775,000     50.6%           730,991
 284 Cardi Building                                               N/A      100.0%             1,300,000     69.2%           730,991
 285 Boulevard of Chevy Chase Apartments                          N/A      100.0%             1,150,000     78.0%           788,879
 286 10 McKinley Street                                           N/A       93.0%             1,160,000     73.2%           690,379
 287 Londonaire Townhouses                                       1998       92.0%             1,100,000     77.1%           728,286
 288 Heon Court Apartments                                       1997      100.0%             1,060,000     79.1%           672,029
 289 One Cameron Place Shopping Center                            N/A      100.0%             1,160,000     71.0%           670,074
 290 197 U.S. Route One                                           N/A      100.0%             1,100,000     74.8%           666,162
 291 980 Forest Avenue                                            N/A       91.0%             1,130,000     71.4%           654,831
 292 Chandler Crossing Apartments                                1998       98.0%             1,000,000     79.7%           648,237



                                                           Maturity/ARD    U/W           U/W
#    Property Name (1)                                     LTV Ratio (7)  NCF (8)       DSCR (9)
     -----------------                                     ------------  -------       -------
 220 Anchor Bay Apartments                                    62.8%       163,121     1.32
 221 Tall Pines Shopping Center                               52.0%       217,293     1.49
 222 Skyline Professional Building                            58.4%       184,180     1.43
 223 Southwood Acres MHP                                      56.7%       236,617     1.99
 224 Nalbert Apartments                                       64.4%       185,003     1.41
 225 1220 South University Avenue                             55.6%       167,102     1.40
 226 Ware's Van & Storage Co.                                 52.4%       183,158     1.24
 227 49 Commerce Drive / 81 Ethan Allen Drive                  0.0%       215,809     1.35
 228 3211 Battleground                                        46.5%       182,744     1.21
 229 Gardner Building                                         50.8%       214,245     1.68
 230 778 Main Street                                          59.0%       156,331     1.30
 231 Briarwood Apartments                                     60.9%       173,713     1.57
 232 Walton Village Shopping Center                           18.9%       269,224     1.72
 233 Rancho Santa Fe Shopping Center                          57.0%       153,310     1.24
 234 Winston Place Apartments                                 67.5%       162,495     1.45
 235 Hondo Park Apartments                                    59.7%       146,241     1.27
 236 Allegheny Apartments                                     67.0%       156,527     1.39
 237 Huntington North Apartments                               2.7%       175,824     1.30
 238 Rite-Aid - Yarmouth                                       2.2%       142,495     1.14
 239 Sylvan Apartments                                        65.5%       179,016     1.64
 240 Finger Lakes/Farmington Court Apartments                 63.1%       164,818     1.58
 241 Woodlake Resort Village Apartments                       68.4%       153,811     1.33
 242 Walnut Villas Apartments                                 60.7%       167,156     1.53
 243 Portsmouth Place Apartments                              63.6%       166,053     1.42
 244 70 Warren Avenue                                         64.4%       171,244     1.41
 245 Martinsville Plaza                                       57.3%       134,690     1.26
 246 Route 66 Business World                                  59.7%       155,566     1.33
 247 Woodwinds Condominiums                                   46.1%       155,449     1.53
 248 College Square Apartments                                52.2%       177,402     1.94
 249 Car Engineering Building                                 60.3%       174,441     1.51
 250 Executive Townhomes                                      50.3%       178,812     1.55
 251 Parkside Place Apartments                                49.6%       164,658     1.34
 252 Hartford Crossing Retail Plaza                           65.2%       135,737     1.25
 253 Cypress Plaza Shopping Center                             0.0%       361,394     1.98
 254 Sarasota Place Apartments                                63.4%       155,842     1.40
 255 Clayton Forest Apartments                                67.9%       129,267     1.31
 256 Checker Auto Parts Store                                  2.3%       159,183     1.33
 257 Southpointe Center                                        0.0%       212,607     1.35
 258 Maple Court Apartments                                   57.0%       142,890     1.45
 259 Crestwood MHP                                            62.5%       125,378     1.31
 260 Hyde Park Place Apartments                               69.5%       166,704     1.74
 261 Allen Medical Office Building                             1.3%       176,220     1.29
 262 Canyon View Offices                                      57.8%       169,489     1.56
 263 Firehouse Square                                         73.6%       145,895     1.40
 264 Plymouth Place Plaza                                     60.6%       142,544     1.36
 265 Meridian Mobile Estates                                  59.1%       127,952     1.25
 266 Country Mobile Estates                                   31.4%       190,203     1.87
 267 Village Apartments                                       54.9%       152,975     1.53
 268 Ackels Mobile Home Park                                  34.5%       246,133     2.79
 269 Redford Manor Apartments                                 68.4%       121,735     1.38
 270 Doms Business Park                                       50.7%       131,645     1.37
 271 Bradfield Creek Townhomes                                55.4%       130,983     1.41
 272 San Remo Apartments                                      69.8%       126,351     1.52
 273 Consolidated Printing                                    60.6%       135,244     1.41
 274 Knightsbridge Apartments                                 65.6%       115,110     1.33
 275 Whispering Meadows                                       64.6%       114,626     1.31
 276 Buckingham Court Apartments                              62.0%       121,543     1.47
 277 Homestead Apartments                                     67.2%       102,777     1.28
 278 4th Avenue West Estates                                   1.1%       132,903     1.24
 279 Long Point Plaza Apartments                              53.7%       123,475     1.33
 280 Treaty Oaks Apartments                                   59.4%       118,484     1.41
 281 Wilshire Estates MHP                                      1.3%       139,610     1.34
 282 Hollywood Video                                          50.8%       114,457     1.28
 283 5 Milk Street                                            41.2%       113,342     1.42
 284 Cardi Building                                           56.2%       106,667     1.34
 285 Boulevard of Chevy Chase Apartments                      68.6%        95,177     1.30
 286 10 McKinley Street                                       59.5%        96,493     1.28
 287 Londonaire Townhouses                                    66.2%        97,434     1.54
 288 Heon Court Apartments                                    63.4%       101,399     1.42
 289 One Cameron Place Shopping Center                        57.8%        98,433     1.35
 290 197 U.S. Route One                                       60.6%       101,481     1.41
 291 980 Forest Avenue                                        57.9%        89,544     1.26
 292 Chandler Crossing Apartments                             64.8%        94,648     1.34

                                                                                             Units/
                                                                                            Sq. Ft./
                                                                                             Rooms/      Fee Simple/          Year
      # Property Name (1)                                        Property Type                Pads        Leasehold          Built
        -----------------                                        -------------                ----        ---------          -----
    293 Kingswood Place Apartments                               Multifamily                       32        Fee              1968
    294 4525-4535 McEwen Road                                    Industrial                    36,122        Fee              1968
    295 Doms Metroplex Park                                      Industrial                    23,573        Fee              1990
    296 Baxter Mills Apartments                                  Multifamily                       25        Fee              1946
    297 Seven Eleven                                             Retail                         6,500        Fee              1972
    298 Royal North Apartments                                   Multifamily                       85        Fee              1973
    299 3314 Mount Pleasant Apartments                           Multifamily                       36        Fee              1922
    300 Virginia Apartments                                      Multifamily                       31        Fee              1965
    301 Pagewood Oval Apartments                                 Multifamily                       30        Fee              1975
    302 Creekview Condominiums                                   Multifamily                       22        Fee              1984
    303 Park Hill Apartments                                     Multifamily                       32        Fee              1968
    304 Amherst Gardens                                          Manufactured Housing              53        Fee              1950
    305 Arlington Arms Apartments                                Multifamily                       19        Fee              1981
    306 Rebecca Apartments                                       Multifamily                       50        Fee              1961
    307 Barstow Plaza                                            Retail                        64,874        Fee              1974
    308 Fleur de Lis Apartments                                  Multifamily                       31        Fee              1973
    309 2602 Penny Lane                                          Multifamily                       20        Fee              1971
    310 3246 Navarre Avenue                                      Mixed Use                      9,816        Fee              1988
    311 Tara Apartments                                          Multifamily                       16        Fee              1980
    312 Mark V Apartments                                        Multifamily                       16        Fee              1969
    313 Hallmark Apartments                                      Multifamily                       16        Fee              1967
    314 Mirage Apartments                                        Multifamily                       18        Fee              1983
    315 Main Street Studios                                      Multifamily                        5        Fee              1986
    316 Summertree Apartments                                    Multifamily                       48        Fee              1974
    317 Prestige State Bank                                      Retail                         3,305        Fee              1976
    318 Masonic Temple                                           Mixed Use                     17,074        Fee              1907

                                                                          Occupancy
                                                                 Year      Rate at           Appraised   Cut-off Date  Maturity/ARD
#    Property Name (1)                                         Renovated   U/W (6)             Value      LTV Ratio       Balance
     -----------------                                         ---------  -----------          -----      ---------    ------------

 293 Kingswood Place Apartments                                   N/A      100.0%             1,150,000     68.0%           549,700
 294 4525-4535 McEwen Road                                       1996      100.0%             1,140,000     65.7%           612,770
 295 Doms Metroplex Park                                          N/A      100.0%             1,330,000     56.3%           609,160
 296 Baxter Mills Apartments                                     1995       92.0%               925,000     79.8%           599,344
 297 Seven Eleven                                                1996      100.0%               985,000     73.4%           582,731
 298 Royal North Apartments                                      1997       98.0%               980,000     73.5%           596,384
 299 3314 Mount Pleasant Apartments                               N/A      100.0%               950,000     74.5%           583,027
 300 Virginia Apartments                                         1996      100.0%               880,000     79.5%           566,413
 301 Pagewood Oval Apartments                                    1997      100.0%               960,000     70.1%           544,965
 302 Creekview Condominiums                                       N/A      100.0%               790,000     79.6%           511,791
 303 Park Hill Apartments                                        1986      100.0%               940,000     65.3%           526,936
 304 Amherst Gardens                                              N/A      100.0%             1,000,000     59.9%           483,743
 305 Arlington Arms Apartments                                   1997      100.0%               740,000     78.9%           468,020
 306 Rebecca Apartments                                          1992       92.0%               700,000     74.6%            26,442
 307 Barstow Plaza                                                N/A       85.0%             2,000,000     25.0%           410,325
 308 Fleur de Lis Apartments                                      N/A      100.0%               625,000     79.7%           415,991
 309 2602 Penny Lane                                             1995      100.0%               605,000     79.8%           396,580
 310 3246 Navarre Avenue                                          N/A      100.0%               610,000     74.8%           371,658
 311 Tara Apartments                                              N/A      100.0%               630,000     71.2%            16,230
 312 Mark V Apartments                                            N/A      100.0%               560,000     74.9%           343,755
 313 Hallmark Apartments                                         1997      100.0%               510,000     78.2%           330,745
 314 Mirage Apartments                                           1998      100.0%               485,000     79.8%           320,363
 315 Main Street Studios                                         1997      100.0%               600,000     63.2%           339,200
 316 Summertree Apartments                                        N/A       96.0%               525,000     70.4%           308,667
 317 Prestige State Bank                                         1997      100.0%               500,000     71.9%           298,486
 318 Masonic Temple                                              1971       94.0%               560,000     62.4%           286,867
-----------------------------------------------------------------------------------------------------------------------------------
     Total/Weighted Average                                                 96.0%       $ 1,638,075,000     71.6%      $895,085,709
===================================================================================================================================
     Maximum:                                                              100.0%       $   105,000,000     91.2%      $ 59,863,684
     Minimum:                                                               30.0%       $        95,000     25.0%      $          0


                                                          Maturity/ARD     U/W           U/W
#    Property Name (1)                                    LTV Ratio (7)   NCF (8)       DSCR (9)
     -----------------                                    -----------    -------       -------
 293 Kingswood Place Apartments                               47.8%        95,122     1.23
 294 4525-4535 McEwen Road                                    53.8%        90,309     1.33
 295 Doms Metroplex Park                                      45.8%        89,803     1.35
 296 Baxter Mills Apartments                                  64.8%        92,454     1.42
 297 Seven Eleven                                             59.2%        84,552     1.36
 298 Royal North Apartments                                   60.9%        92,310     1.37
 299 3314 Mount Pleasant Apartments                           61.4%        87,541     1.35
 300 Virginia Apartments                                      64.4%        87,729     1.43
 301 Pagewood Oval Apartments                                 56.8%        86,977     1.48
 302 Creekview Condominiums                                   64.8%        80,206     1.44
 303 Park Hill Apartments                                     56.1%        72,749     1.58
 304 Amherst Gardens                                          48.4%        94,905     1.82
 305 Arlington Arms Apartments                                63.2%        66,559     1.34
 306 Rebecca Apartments                                        3.8%        72,425     1.32
 307 Barstow Plaza                                            20.5%       107,050     2.34
 308 Fleur de Lis Apartments                                  66.6%        60,581     1.27
 309 2602 Penny Lane                                          65.6%        61,456     1.40
 310 3246 Navarre Avenue                                      60.9%        51,751     1.28
 311 Tara Apartments                                           2.6%        54,332     1.26
 312 Mark V Apartments                                        61.4%        49,057     1.29
 313 Hallmark Apartments                                      64.9%        51,245     1.37
 314 Mirage Apartments                                        66.1%        46,134     1.28
 315 Main Street Studios                                      56.5%        42,386     1.28
 316 Summertree Apartments                                    58.8%        46,162     1.31
 317 Prestige State Bank                                      59.7%        42,660     1.26
 318 Masonic Temple                                           51.2%        44,497     1.40
-------------------------------------------------------------------------------------------
     Total/Weighted Average                                   60.1%   $ 1,443,638     1.45x
===========================================================================================
     Maximum:                                                 76.0%   $ 8,387,294     2.79x
     Minimum:                                                  3.3%   $    11,043     1.06X


(1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

(1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Run in Foods DP #4, Run in Foods Unit DP #7, Run in Foods #401, Run in Foods #406, Run in Foods #402, Run in Foods #403, Run in Foods # 404, Run in Foods Unit #410, respectively, are cross-collateralized and cross-defaulted. The appraised value of each such Mortgage Loan includes as estimated enterprise value and an appraised real estate value. The aggregate of the appraised real estate values of such Mortgage Loans is $12,240,000.

(1G) The Mortgage Loans secured by Super 8-Midtown, Super 8-East and Super 8-West, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Mission Industrial Park and Jurupa Business Park, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.

(2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(5) The Mortgage Loan secured by Rite-Aid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.

(6)  Does not include any Mortgage Loans secured by hotel properties.

(7)  At maturity with respect to Balloon Loans only or at the ARD.
     Does not include Fully Amortizing Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.

(8) Underwriting NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(9)  U/W DSCR is based on the amount of the monthly payments presented.

                     Characteristics of the Mortgage Loans

                                                                                              Original     Remaining      Original
                                                    Original                 Percentage of  Amortization  Amortization    Term to
                                                    Principal   Cut-off Date      Initial        Term          Term       Maturity
   # Property Name(1)                                Balance    Balance(6)    Pool Balance    (months)      (months)    (months)(7)
   -------------------                               -------    -----------   ------------    --------      --------    ------------

  1 Chanin Building                               $ 75,000,000 $74,732,033        6.5%           300          297            120
  2 250 South Clinton Street (1A)                   16,560,000  16,547,710        1.4%           360          359            120
  3 GATX Warehouse (1A)                             11,120,000  11,111,747        1.0%           360          359            120
  4 1001 and 1011 Airport Industrial Park (1A)       7,280,000   7,274,597        0.6%           360          359            120
  5 Northeast Industrial Park Building # 21 (1A)     5,280,000   5,276,081        0.5%           360          359            120
  6 507 Plum Street (1A)                             5,200,000   5,196,141        0.5%           360          359            120
  7 Zanesville (1A)                                  4,600,000   4,596,586        0.4%           360          359            120
  8 Northeast Industrial Park Building # 8 (1A)      4,320,000   4,316,794        0.4%           360          359            120
  9 Northeast Industrial Park Building # 22 (1A)     3,680,000   3,677,269        0.3%           360          359            120
 10 4, 5 & 8 Marway Circle (1A)                      3,540,000   3,537,373        0.3%           360          359            120
 11 Marysville (1A)                                  2,240,000   2,238,338        0.2%           360          359            120
 12 One Clinton Square (1A)                          1,680,000   1,678,753        0.1%           360          359            120
 13 The Center at Rancho Niguel (1B)                23,000,000  22,979,767        2.0%           360          359            120
 14 The Edwards Center at Rancho Niguel (1B)         5,700,000   5,694,986        0.5%           360          359            120
 15 Rivertree Court Shopping Center (1C)            18,190,000  18,190,000        1.6%            IO           IO            120
 16 Woodland Heights Shopping Center (1C)            3,100,000   3,100,000        0.3%            IO           IO            120
 17 Winnetka Commons Shopping Center (1C)            2,375,000   2,375,000        0.2%            IO           IO            120
 18 Berwyn Plaza Shopping Center (1C)                  740,000     740,000        0.1%            IO           IO            120
 19 Walgreen's Store (1C)                              595,000     595,000        0.1%            IO           IO            120
 20 Heritage Pointe                                 25,000,000  24,982,355        2.2%           360          359            120
 21 Best Western Inn of Chicago                     22,000,000  21,883,901        1.9%           240          237            120
 22 Christiana Hilton Inn-Newark, DE                21,500,000  21,450,788        1.9%           300          298            120
 23 Embassy Crossing (2)                            20,000,000  20,000,000        1.7%           336          336            120
 24 Jefferson at Treetops Apartments                19,600,000  19,540,212        1.7%           360          356            120
 25 Dominion Tower & Parking Garage                 18,700,000  18,600,917        1.6%           300          295            120
 26 Holiday Inn Hurstbourne                         18,500,000  18,402,920        1.6%           300          295            120
 27 Blue Ash Portfolio (1D)                         10,839,000  10,814,420        0.9%           360          357            120
 28 Springdale Office Center (1D)                    3,766,000   3,757,460        0.3%           360          357            120
 29 Executive Center East (1D)                       1,120,000   1,117,460        0.1%           360          357            120
 30 McDonald's (1D)                                    275,000     274,376        0.0%           360          357            120
 31 11 Park Place                                   15,000,000  14,946,276        1.3%           360          355            120
 32 Twin Creek Apartments                           12,800,000  12,752,406        1.1%           360          355            120
 33 Storage Box / Stowaway Storage (1E)              6,160,000   6,133,110        0.5%           300          296            120
 34 Maplewood Mobile Estates (1E)                    5,840,000   5,822,523        0.5%           360          356            120
 35 Corporate Office Park                           11,300,000  11,222,769        1.0%           360          350            120
 36 Knights Bridge II Apartments                     9,650,000   9,615,263        0.8%           360          355            120
 37 Preston Stonebrooke Shopping Center              8,900,000   8,885,682        0.8%           360          358            120
 38 Run in Foods DP #4 (1F)                          2,604,000   2,576,894        0.2%           240          233            120
 39 Run in Foods DP #7 (1F)                          2,429,000   2,403,716        0.2%           240          233            120
 40 Run in Foods #401 (1F)                             882,000     872,819        0.1%           240          233            120
 41 Run in Foods #406 (1F)                             859,675     850,726        0.1%           240          233            120
 42 Run in Foods #402 (1F)                             782,000     773,860        0.1%           240          233            120
 43 Run in Foods #403 (1F)                             632,000     625,421        0.1%           240          233            120
 44 Run in Foods #404 (1F)                             443,850     439,230        0.0%           240          233            120
 45 Run in Foods #410 (1F)                              67,475      66,773        0.0%           240          233            120
 46 Super 8 - Midtown (1G)                           5,800,000   5,778,801        0.5%           240          238            240
 47 Super 8 - East (1G)                              1,600,000   1,594,152        0.1%           240          238            240
 48 Super 8 - West (1G)                              1,200,000   1,195,614        0.1%           240          238            240
 49 Wellington Woods & Lakes                         8,200,000   8,163,754        0.7%           360          354            120
 50 Hampton Inn  Indianapolis, IN                    8,050,000   8,007,182        0.7%           300          295            120
 51 Chidlaw Building                                 8,000,000   7,977,577        0.7%           360          356            120
 52 Mahwah Business Park                             8,000,000   7,964,752        0.7%           300          296            120
 53 Grandview Garden Apartments                      7,750,000   7,732,025        0.7%           360          357            180
 54 Cornerstone Office Park                          7,500,000   7,493,668        0.7%           360          359            120
 55 160 Pine Street                                  7,500,000   7,483,711        0.7%           360          357            120
 56 River Run Apartments                             7,500,000   7,466,848        0.6%           360          354            120
 57 180 N. Michigan Avenue Office Building           7,300,000   7,279,388        0.6%           360          356            120
 58 Oak Hills Apartments                             7,240,000   7,198,183        0.6%           360          350            84
 59 145 Rosemary Street                              7,000,000   6,983,919        0.6%           300          298            120
 60 Holiday Inn - Metroplex - Youngstown, OH         7,000,000   6,977,499        0.6%           300          297            120
 61 Tierra Verde Marine Center                       6,900,000   6,863,370        0.6%           300          295            120
 62 MCOM Building                                    6,900,000   6,836,759        0.6%           240          235            240
 63 Mayport Trace Apartments                         6,800,000   6,790,078        0.6%           360          358            120
 64 Mercantile Bank Building                         6,800,000   6,776,289        0.6%           300          297            120
 65 Brook Forest Apartments                          6,600,000   6,581,227        0.6%           360          356            120
 66 Midfield Shopping Center                         6,500,000   6,489,738        0.6%           360          358            120
 67 Far East Plaza                                   6,500,000   6,484,764        0.6%           300          298            180
 68 Highland Square Shopping Center                  6,350,000   6,336,379        0.6%           300          298            120
 69 Spanish Villa Apartments                         6,300,000   6,284,400        0.5%           300          298            300
 70 Greens Corner Shopping Center (3)                6,240,000   6,240,000        0.5%           336          336            120
 71 Mountain Ridge Apartments                        6,200,000   6,178,732        0.5%           360          355            120
 72 Radisson Suites - Huntsville, AL                 6,050,000   6,012,231        0.5%           180          178            180
 73 Holiday Campground                               6,000,000   5,981,166        0.5%           360          355            120

                                                    Remaining
                                                    Term to                                First
                                                    Maturity      Mortgage    Monthly     Payment   Maturity
  # Property Name(1)                               (months)(7)     Rate       Payment      Date       Date       ARD(8)
  ------------------                               ------------   --------    -------     -------   --------     ------

  1 Chanin Building                                     117        6.930%  $ 526,739.98   10/1/98     6/1/22     9/1/08
  2 250 South Clinton Street (1A)                       119        7.500%    115,789.92   12/1/98    11/1/08
  3 GATX Warehouse (1A)                                 119        7.500%     77,752.65   12/1/98    11/1/08
  4 1001 and 1011 Airport Industrial Park (1A)          119        7.500%     50,902.82   12/1/98    11/1/08
  5 Northeast Industrial Park Building # 21 (1A)        119        7.500%     36,918.53   12/1/98    11/1/08
  6 507 Plum Street (1A)                                119        7.500%     36,359.15   12/1/98    11/1/08
  7 Zanesville (1A)                                     119        7.500%     32,163.87   12/1/98    11/1/08
  8 Northeast Industrial Park Building # 8 (1A)         119        7.500%     30,206.07   12/1/98    11/1/08
  9 Northeast Industrial Park Building # 22 (1A)        119        7.500%     25,731.09   12/1/98    11/1/08
 10 4, 5 & 8 Marway Circle (1A)                         119        7.500%     24,752.19   12/1/98    11/1/08
 11 Marysville (1A)                                     119        7.500%     15,662.40   12/1/98    11/1/08
 12 One Clinton Square (1A)                             119        7.500%     11,746.80   12/1/98    11/1/08
 13 The Center at Rancho Niguel (1B)                    119        6.640%    147,499.71   12/1/98    11/1/08
 14 The Edwards Center at Rancho Niguel (1B)            119        6.640%     36,554.28   12/1/98    11/1/08
 15 Rivertree Court Shopping Center (1C)                119        7.000%    109,645.28   12/1/98    11/1/08
 16 Woodland Heights Shopping Center (1C)               119        7.000%     18,686.11   12/1/98    11/1/08
 17 Winnetka Commons Shopping Center (1C)               119        7.000%     14,315.97   12/1/98    11/1/08
 18 Berwyn Plaza Shopping Center (1C)                   119        7.000%      4,460.56   12/1/98    11/1/08
 19 Walgreen's Store (1C)                               119        7.000%      3,586.53   12/1/98    11/1/08
 20 Heritage Pointe                                     119        7.750%    179,103.06   12/1/98    11/1/08
 21 Best Western Inn of Chicago                         117        7.450%    176,558.50   10/1/98     9/1/18     9/1/08
 22 Christiana Hilton Inn - Newark, DE                  118        6.980%    151,683.33   11/1/98    10/1/23    10/1/08
 23 Embassy Crossing (2)                                116        7.090%    137,109.41    9/1/98     8/1/08
 24 Jefferson at Treetops Apartments                    116        6.810%    127,907.92    9/1/98     8/1/08
 25 Dominion Tower & Parking Garage                     115        7.340%    136,251.07    8/1/98     7/1/08
 26 Holiday Inn Hurstbourne                             115        7.390%    135,392.43    8/1/98     7/1/23     7/1/08
 27 Blue Ash Portfolio (1D)                             117        7.020%     72,257.78   10/1/98     9/1/08
 28 Springdale Office Center (1D)                       117        7.020%     25,105.90   10/1/98     9/1/08
 29 Executive Center East (1D)                          117        7.020%      7,466.44   10/1/98     9/1/08
 30 McDonald's (1D)                                     117        7.020%      1,833.28   10/1/98     9/1/08
 31 11 Park Place                                       115        6.970%     99,493.34    8/1/98     7/1/08
 32 Twin Creek Apartments                               115        6.820%     83,617.02    8/1/98     7/1/08
 33 Storage Box / Stowaway Storage (1E)                 116        7.270%     44,604.31    9/1/98     8/1/08
 34 Maplewood Mobile Estates (1E)                       116        6.890%     38,423.19    9/1/98     8/1/08
 35 Corporate Office Park                               110        7.610%     79,864.12    3/1/98    1/31/08
 36 Knights Bridge II Apartments                        115        6.950%     63,877.97    8/1/98     7/1/08
 37 Preston Stonebrooke Shopping Center                 118        6.560%     56,605.70   11/1/98    10/1/08
 38 Run in Foods DP #4 (1F)                             113        8.520%     22,631.09    6/1/98     5/1/08
 39 Run in Foods DP #7 (1F)                             113        8.520%     21,110.18    6/1/98     5/1/08
 40 Run in Foods #401 (1F)                              113        8.520%      7,665.37    6/1/98     5/1/08
 41 Run in Foods #406 (1F)                              113        8.520%      7,471.35    6/1/98     5/1/08
 42 Run in Foods #402 (1F)                              113        8.520%      6,796.28    6/1/98     5/1/08
 43 Run in Foods #403 (1F)                              113        8.520%      5,492.65    6/1/98     5/1/08
 44 Run in Foods #404 (1F)                              113        8.520%      3,857.45    6/1/98     5/1/08
 45 Run in Foods #410 (1F)                              113        8.520%        586.42    6/1/98     5/1/08
 46 Super 8 - Midtown (1G)                              238        7.000%     44,967.34   11/1/98    10/1/18
 47 Super 8 - East (1G)                                 238        7.000%     12,404.78   11/1/98    10/1/18
 48 Super 8 - West (1G)                                 238        7.000%      9,303.59   11/1/98    10/1/18
 49 Wellington Woods & Lakes                            114        6.980%     54,444.71    7/1/98     6/1/08
 50 Hampton Inn  Indianapolis, IN                       115        7.320%     58,549.49    8/1/98     7/1/23     7/1/08
 51 Chidlaw Building                                    116        7.160%     54,086.60    9/1/98     8/1/08
 52 Mahwah Business Park                                116        7.220%     57,670.02    9/1/98     8/1/08
 53 Grandview Garden Apartments                         177        6.920%     51,145.23   10/1/98     9/1/13
 54 Cornerstone Office Park                             119        6.850%     49,144.44   12/1/98    11/1/08
 55 160 Pine Street                                     117        7.210%     50,959.90   10/1/98     9/1/08
 56 River Run Apartments                                114        6.980%     49,796.99    7/1/98     6/1/08
 57 180 N. Michigan Avenue Office Building              116        7.130%     49,206.09    9/1/98     8/1/08
 58 Oak Hills Apartments                                 74        8.330%     54,799.42    3/1/98     2/1/05
 59 145 Rosemary Street                                 118        6.960%     49,296.07   11/1/98    10/1/08
 60 Holiday Inn - Metroplex - Youngstown, OH            117        7.530%     51,866.06   10/1/98     9/1/23     9/1/08
 61 Tierra Verde Marine Center                          115        7.330%     50,229.86    8/1/98     7/1/23     7/1/08
 62 MCOM Building                                       235        7.480%     55,501.58    8/1/98     7/1/18
 63 Mayport Trace Apartments                            118        6.970%     45,103.65   11/1/98    10/1/08
 64 Mercantile Bank Building                            117        7.070%     48,365.07   10/1/98     9/1/08
 65 Brook Forest Apartments                             116        7.100%     44,354.11    9/1/98     8/1/08
 66 Midfield Shopping Center                            118        6.640%     41,684.70   11/1/98    10/1/08
 67 Far East Plaza                                      178        6.850%     45,320.55   11/1/98    10/1/13
 68 Highland Square Shopping Center                     118        7.330%     46,226.03   11/1/98    10/1/08
 69 Spanish Villa Apartments                            298        7.000%     44,527.09   11/1/98    10/1/23
 70 Greens Corner Shopping Center (3)                   115        7.350%     43,856.09    8/1/98     7/1/08
 71 Mountain Ridge Apartments                           115        7.140%     41,833.34    8/1/98     7/1/08
 72 Radisson Suites - Huntsville, AL                    178        6.810%     53,738.48   11/1/98    10/1/13
 73 Holiday Campground                                  115        7.480%     41,870.73    8/1/98     7/1/08



                                                      Prepayment Provision           Defeasance
   # Property Name(1)                                 as of Origination (9)          Option (10)
   ------------------                                 ---------------------          -----------

  1 Chanin Building                                   L (9.5), O (0.5)                   Yes
  2 250 South Clinton Street (1A)                     L (9.5), O (0.5)                   Yes
  3 GATX Warehouse (1A)                               L (9.5), O (0.5)                   Yes
  4 1001 and 1011 Airport Industrial Park (1A)        L (9.5), O (0.5)                   Yes
  5 Northeast Industrial Park Building # 21 (1A)      L (9.5), O (0.5)                   Yes
  6 507 Plum Street (1A)                              L (9.5), O (0.5)                   Yes
  7 Zanesville (1A)                                   L (9.5), O (0.5)                   Yes
  8 Northeast Industrial Park Building # 8 (1A)       L (9.5), O (0.5)                   Yes
  9 Northeast Industrial Park Building # 22 (1A)      L (9.5), O (0.5)                   Yes
 10 4, 5 & 8 Marway Circle (1A)                       L (9.5), O (0.5)                   Yes
 11 Marysville (1A)                                   L (9.5), O (0.5)                   Yes
 12 One Clinton Square (1A)                           L (9.5), O (0.5)                   Yes
 13 The Center at Rancho Niguel (1B)                  L (9.5), O (0.5)                   Yes
 14 The Edwards Center at Rancho Niguel (1B)          L (9.5), O (0.5)                   Yes
 15 Rivertree Court Shopping Center (1C)              L (9.5), O (0.5)                   Yes
 16 Woodland Heights Shopping Center (1C)             L (9.5), O (0.5)                   Yes
 17 Winnetka Commons Shopping Center (1C)             L (9.5), O (0.5)                   Yes
 18 Berwyn Plaza Shopping Center (1C)                 L (9.5), O (0.5)                   Yes
 19 Walgreen's Store (1C)                             L (9.5), O (0.5)                   Yes
 20 Heritage Pointe                                   L (9.5), O (0.5)                   Yes
 21 Best Western Inn of Chicago                       L (9.5), O (0.5)                   Yes
 22 Christiana Hilton Inn - Newark, DE                L (9.5), O (0.5)                   Yes
 23 Embassy Crossing (2)                              L (9.5), O (0.5)                   Yes
 24 Jefferson at Treetops Apartments                  L (9.5), O (0.5)                   Yes
 25 Dominion Tower & Parking Garage                   L (9.5), O (0.5)                   Yes
 26 Holiday Inn Hurstbourne                           L (9.5), O (0.5)                   Yes
 27 Blue Ash Portfolio (1D)                           L (9.5), O (0.5)                   Yes
 28 Springdale Office Center (1D)                     L (9.5), O (0.5)                   Yes
 29 Executive Center East (1D)                        L (9.5), O (0.5)                   Yes
 30 McDonald's (1D)                                   L (9.5), O (0.5)                   Yes
 31 11 Park Place                                     L (9.5), O (0.5)                   Yes
 32 Twin Creek Apartments                             L (9.5), O (0.5)                   Yes
 33 Storage Box / Stowaway Storage (1E)               L (9.5), O (0.5)                   Yes
 34 Maplewood Mobile Estates (1E)                     L (9.5), O (0.5)                   Yes
 35 Corporate Office Park                             L (10)                             Yes
 36 Knights Bridge II Apartments                      L (5), YM 1% (4.5), O (0.5)        No
 37 Preston Stonebrooke Shopping Center               L (9.5), O (0.5)                   Yes
 38 Run in Foods DP #4 (1F)                           L (9.42), O (0.58)                 Yes
 39 Run in Foods DP #7 (1F)                           L (9.42), O (0.58)                 Yes
 40 Run in Foods #401 (1F)                            L (9.42), O (0.58)                 Yes
 41 Run in Foods #406 (1F)                            L (9.42), O (0.58)                 Yes
 42 Run in Foods #402 (1F)                            L (9.42), O (0.58)                 Yes
 43 Run in Foods #403 (1F)                            L (9.42), O (0.58)                 Yes
 44 Run in Foods #404 (1F)                            L (9.42), O (0.58)                 Yes
 45 Run in Foods #410 (1F)                            L (9.42), O (0.58)                 Yes
 46 Super 8 - Midtown (1G)                            L (19.42), O (0.58)                Yes
 47 Super 8 - East (1G)                               L (19.42), O (0.58)                Yes
 48 Super 8 - West (1G)                               L (19.42), O (0.58)                Yes
 49 Wellington Woods & Lakes                          L (5), YM 1% (4.42), O (0.58)     Both
 50 Hampton Inn  Indianapolis, IN                     L (9.5), O (0.5)                   Yes
 51 Chidlaw Building                                  L (9.5), O (0.5)                   Yes
 52 Mahwah Business Park                              L (9.5), O (0.5)                   Yes
 53 Grandview Garden Apartments                       L (14.5), O (0.5)                  Yes
 54 Cornerstone Office Park                           L (9.5), O (0.5)                   Yes
 55 160 Pine Street                                   L (9.5), O (0.5)                   Yes
 56 River Run Apartments                              L (5), YM 1% (4.42), O (0.58)     Both
 57 180 N. Michigan Avenue Office Building            L (9.5), O (0.5)                   Yes
 58 Oak Hills Apartments                              L (2), 1% (3), O (2)               No
 59 145 Rosemary Street                               L (9.5), O (0.5)                   Yes
 60 Holiday Inn - Metroplex - Youngstown, OH          L (9.5), O (0.5)                   Yes
 61 Tierra Verde Marine Center                        L (9.5), O (0.5)                   Yes
 62 MCOM Building                                     L (19.5), O (0.5)                  Yes
 63 Mayport Trace Apartments                          L (9.5), O (0.5)                   Yes
 64 Mercantile Bank Building                          L (9.5), O (0.5)                   Yes
 65 Brook Forest Apartments                           L (9.5), O (0.5)                   Yes
 66 Midfield Shopping Center                          L (9.5), O (0.5)                   Yes
 67 Far East Plaza                                    L (14.5), O (0.5)                  Yes
 68 Highland Square Shopping Center                   L (9.5), O (0.5)                   Yes
 69 Spanish Villa Apartments                          L (24.5), O (0.5)                  Yes
 70 Greens Corner Shopping Center (3)                 L (9.5), O (0.5)                   Yes
 71 Mountain Ridge Apartments                         L (9.5), O (0.5)                   Yes
 72 Radisson Suites - Huntsville, AL                  L (14.5), O (0.5)                  Yes
 73 Holiday Campground                                L (9.5), O (0.5)                   Yes

                                                                                              Original     Remaining      Original
                                                    Original                 Percentage of  Amortization  Amortization    Term to
                                                    Principal   Cut-off Date     Initial         Term          Term       Maturity
   # Property Name(1)                                Balance    Balance(6)    Pool Balance    (months)      (months)    (months)(7)
   ------------------                                -------    -----------   ------------    --------      --------    ------------

 74 Plantation Meadows Apartments                 5,850,000     5,832,325         0.5%          360            356          120
 75 Gresham Townhomes                             5,650,000     5,624,359         0.5%          360            354          120
 76 Lakewood Apartments                           5,600,000     5,584,071         0.5%          360            356          120
 77 Imperial Plaza Shopping Center                5,393,936     5,389,365         0.5%          355            354          115
 78 Super 8 - Las Vegas, NV                       5,400,000     5,380,263         0.5%          240            238          240
 79 Thunder Hollow                                5,400,000     5,376,131         0.5%          360            354          120
 80 Woodlake Village Apartments                   5,240,000     5,231,766         0.5%          360            358          120
 81 K-Mart Montwood Point                         5,250,000     5,226,550         0.5%          216            214          216
 82 Trabuco Marketplace                           5,200,000     5,191,635         0.5%          360            358          180
 83 Indian Valley Apartments                      5,200,000     5,184,735         0.5%          360            356          120
 84 Flamingo West Centre                          5,200,000     5,182,026         0.5%          300            297          120
 85 Mill Creek Shopping Center                    5,200,000     5,156,062         0.4%          240            235          240
 86 High Vista Apartments                         5,100,000     5,088,408         0.4%          360            357          120
 87 Woodland Office Center                        5,100,000     5,081,203         0.4%          300            297          120
 88 Bayfair Apartments                            5,100,000     5,078,525         0.4%          360            354          120
 89 University Green Apartments                   5,000,000     4,992,290         0.4%          360            358          120
 90 El Dorado Mobile Home Estates                 5,000,000     4,987,467         0.4%          360            357          120
 91 Holiday Inn-Danbury, CT                       5,000,000     4,979,134         0.4%          300            296          120
 92 Country Inn & Suites Hotel                    5,000,000     4,968,786         0.4%          180            178          180
 93 Center Ridge Apartments                       4,816,000     4,795,622         0.4%          360            354          120
 94 The Marriott Building                         4,800,000     4,779,387         0.4%          228            226          144
 95 Silicon Valley Inn                            4,700,000     4,694,503         0.4%          300            299          120
 96 Best Western - Sunnyvale                      4,600,000     4,594,723         0.4%          300            299          120
 97 Golden Valley Commons                         4,550,000     4,543,457         0.4%          360            358          180
 98 West Park Place                               4,500,000     4,483,613         0.4%          300            297          120
 99 Naperville Office Court                       4,500,000     4,484,524         0.4%          360            355          120
100 Holiday Inn Express Hotel &
    Suites-Mountain View, CA                      4,400,000     4,384,751         0.4%          240            238          240
101 Best Buy / Drug Emporium                      4,230,000     4,211,500         0.4%          300            296          120
102 Medical Arts Building                         4,150,000     4,136,799         0.4%          360            355          60
103 Comfort Inn - Sunnyvale                       4,100,000     4,095,296         0.4%          300            299          120
104 Holiday Inn North Denver                      4,100,000     4,079,752         0.4%          300            295          120
105 Windlands Shopping Center (4)                 3,900,000     3,900,000         0.3%          336            336          120
106 Northborough Woods Apartments                 3,900,000     3,880,220         0.3%          360            353          120
107 Madison Building                              3,850,000     3,829,125         0.3%          300            295          120
108 Victory Townhomes                             3,850,000     3,833,023         0.3%          360            354          120
109 Dairy Plaza Shopping Center                   3,760,000     3,743,186         0.3%          300            296          120
110 Comfort Inn - Concord, NH                     3,750,000     3,741,417         0.3%          300            298          120
111 Peconic Plaza                                 3,675,000     3,662,519         0.3%          300            297          120
112 Bayou Village Place Apartments                3,600,000     3,594,772         0.3%          360            358          120
113 Country Suites - Chattanooga, TN              3,550,000     3,542,357         0.3%          300            298          120
114 Southlake Plaza II                            3,540,000     3,525,421         0.3%          360            354          120
115 531 West Deming                               3,500,000     3,494,642         0.3%          360            358          120
116 Camelot Apartments                            3,500,000     3,487,684         0.3%          360            355          120
117 Sevilla Apartments                            3,500,000     3,484,678         0.3%          360            354          120
118 The Way III Apartments                        3,500,000     3,480,251         0.3%          300            295          180
119 Glenview Office and Industrial Park           3,460,000     3,454,690         0.3%          360            358          120
120 Hampton Inn - Decatur, AL                     3,450,000     3,428,463         0.3%          180            178          180
121 Mission Industrial Park (1H)                  1,850,000     1,847,624         0.2%          300            299          120
122 Jurupa Business Park (1H)                     1,545,000     1,542,864         0.1%          360            358          120
123 Colony Square Shopping Center                 3,400,000     3,388,493         0.3%          300            297          120
124 Vintage Business Park                         3,400,000     3,381,424         0.3%          300            295          120
125 Bruno's Shopping Center                       3,300,000     3,243,772         0.3%          264            252          180
126 Crossroads Shopping Center                    3,225,000     3,203,312         0.3%          300            294          180
127 High Country Plaza                            3,200,000     3,197,320         0.3%          360            359          120
128 Glencoe Avenue Industrial                     3,200,000     3,195,319         0.3%          360            358          120
129 St. Charles Apartments (1I)                   1,595,000     1,588,971         0.1%          240            238          120
130 St. James Apartments (1I)                     1,595,000     1,588,971         0.1%          240            238          120
131 Plaza at Sunrise                              3,050,000     3,036,512         0.3%          300            296          120
132 Shannon Arms III Apartments                   3,050,000     3,036,744         0.3%          360            354          120
133 River Valley Square Shopping Center           2,975,000     2,964,951         0.3%          360            355          120
134 Rio Commercial Center                         2,962,500     2,952,134         0.3%          300            297          120
135 Alexis Apartment Complex                      2,950,000     2,939,984         0.3%          360            355          180
136 Beltway Plaza 4710                            2,925,000     2,918,412         0.3%          360            357          120
137 Casa Linda MHP                                2,880,000     2,876,077         0.3%          360            358          120
138 Mesa Ridge Apartments                         2,850,000     2,843,795         0.2%          300            298          120
139 Vintage Business Park II                      2,850,000     2,842,693         0.2%          300            298          120
140 Mountain Village Shopping Center              2,850,000     2,834,250         0.2%          300            295          120
141 Rock River Tower Apartments                   2,800,000     2,795,314         0.2%          360            358          120
142 Durango Plaza Retail Center                   2,800,000     2,793,858         0.2%          300            298          120
143 Beatrice Avenue Industrial                    2,750,000     2,740,791         0.2%          300            297          120
144 Miller Apartments                             2,715,000     2,712,775         0.2%          360            359          120
145 University Square Outlet Mall                 2,700,000     2,696,587         0.2%          300            299          120
146 Ridgewood Plaza                               2,700,000     2,692,339         0.2%          360            356          120

                                                    Remaining
                                                    Term to                                First
                                                    Maturity      Mortgage    Monthly     Payment   Maturity
  # Property Name(1)                               (months)(7)     Rate       Payment      Date       Date       ARD(8)
  -----------------                                -----------    --------    -------     -------   --------     ------

 74 Plantation Meadows Apartments                     116          6.850%    38,332.66     9/1/98    8/1/08
 75 Gresham Townhomes                                 114          6.870%    37,097.60     7/1/98    6/1/08
 76 Lakewood Apartments                               116          7.100%    37,633.79     9/1/98    8/1/08
 77 Imperial Plaza Shopping Center                    114          7.000%    36,035.41     12/1/98   6/1/08
 78 Super 8 - Las Vegas, NV                           238          7.000%    41,866.14     11/1/98   10/1/18
 79 Thunder Hollow                                    114          6.980%    35,853.83     7/1/98    6/1/08
 80 Woodlake Village Apartments                       118          6.660%    33,673.65     11/1/98   10/1/08
 81 K-Mart Montwood Point                             214          6.990%    42,783.20     11/1/98   10/1/16
 82 Trabuco Marketplace                               178          6.560%    33,072.99     11/1/98   10/1/13
 83 Indian Valley Apartments                          116          6.970%    34,491.02     9/1/98    8/1/08
 84 Flamingo West Centre                              117          7.120%    37,151.54     10/1/98   9/1/08
 85 Mill Creek Shopping Center                        235          7.550%    42,049.97     8/1/98    7/1/18
 86 High Vista Apartments                             117          7.010%    33,964.69     10/1/98   9/1/08
 87 Woodland Office Center                            117          6.750%    35,236.49     10/1/98   9/1/23       9/1/08
 88 Bayfair Apartments                                114          7.180%    34,549.18     7/1/98    6/1/08
 89 University Green Apartments                       118          6.740%    32,396.68     11/1/98   10/1/08
 90 El Dorado Mobile Home Estates                     117          6.570%    31,833.93     10/1/98   9/1/08
 91 Holiday Inn - Danbury, CT                         116          7.510%    36,982.09     9/1/98    8/1/23       8/1/08
 92 Country Inn & Suites Hotel                        178          6.810%    44,411.97     11/1/98   10/1/13
 93 Center Ridge Apartments                           114          7.160%    32,560.13     7/1/98    6/1/08
 94 The Marriott Building                             142          6.500%    36,713.09     11/1/98   10/1/10
 95 Silicon Valley Inn                                119          7.340%    34,244.92     12/1/98   11/1/08
 96 Best Western - Sunnyvale                          119          7.460%    33,874.00     12/1/98   11/1/08
 97 Golden Valley Commons                             178          7.030%    30,362.99     11/1/98   10/1/13
 98 West Park Place                                   117          6.820%    31,290.22     10/1/98   9/1/08
 99 Naperville Office Court                           115          7.130%    30,332.52     8/1/98    7/1/08
100 Holiday Inn Express Hotel &
    Suites - Mountain View, CA                        238          7.390%    35,150.74     11/1/98   10/1/18
101 Best Buy / Drug Emporium                          116          7.260%    30,601.99     9/1/98    8/1/08
102 Medical Arts Building                              55          7.430%    28,818.74     8/1/98    7/1/03
103 Comfort Inn - Sunnyvale                           119          7.460%    30,192.04     12/1/98   11/1/08
104 Holiday Inn North Denver                          115          7.700%    30,834.02     8/1/98    7/1/23       7/1/08
105 Windlands Shopping Center (4)                     115          7.260%    27,176.07     8/1/98    7/1/08
106 Northborough Woods Apartments                     113          6.980%    25,894.43     6/1/98    5/1/08
107 Madison Building                                  115          7.220%    27,753.70     8/1/98    7/1/08
108 Victory Townhomes                                 114          6.990%    25,588.29     7/1/98    6/1/08
109 Dairy Plaza Shopping Center                       116          7.140%    26,911.64     9/1/98    8/1/08
110 Comfort Inn - Concord, NH                         118          6.980%    26,456.39     11/1/98   10/1/08
111 Peconic Plaza                                     117          7.220%    26,492.16     10/1/98   9/1/08
112 Bayou Village Place Apartments                    118          6.990%    23,926.72     11/1/98   10/1/08
113 Country Suites - Chattanooga, TN                  118          7.310%    25,797.03     11/1/98   10/1/08
114 Southlake Plaza II                                114          7.270%    24,197.08     7/1/98    6/1/08
115 531 West Deming                                   118          6.770%    22,747.48     11/1/98   10/1/08
116 Camelot Apartments                                115          7.040%    23,379.69     8/1/98    7/1/08
117 Sevilla Apartments                                114          7.020%    23,332.62     7/1/98    6/1/08
118 The Way III Apartments                            175          7.010%    24,759.60     8/1/98    7/1/13
119 Glenview Office and Industrial Park               118          6.760%    22,464.50     11/1/98   10/1/08
120 Hampton Inn - Decatur, AL                         178          6.810%    30,644.26     11/1/98   10/1/13
121 Mission Industrial Park (1H)                      119          6.750%    12,781.86     12/1/98   11/1/08
122 Jurupa Business Park (1H)                         118          7.190%    10,476.82     11/1/98   10/1/08
123 Colony Square Shopping Center                     117          7.240%    24,553.53     10/1/98   9/1/08
124 Vintage Business Park                             115          7.180%    24,422.31     8/1/98    7/1/08
125 Bruno's Shopping Center                           168          7.680%    25,932.88     1/1/98    12/1/12
126 Crossroads Shopping Center                        174          7.160%    23,123.85     7/1/98    6/1/13
127 High Country Plaza                                119          6.890%    21,053.80     12/1/98   11/1/08
128 Glencoe Avenue Industrial                         118          6.960%    21,203.78     11/1/98   10/1/08
129 St. Charles Apartments (1I)                       118          6.750%    12,127.80     11/1/98   10/1/08
130 St. James Apartments (1I)                         118          6.750%    12,127.81     11/1/98   10/1/08
131 Plaza at Sunrise                                  116          7.200%    21,947.46     9/1/98    8/1/08
132 Shannon Arms III Apartments                       114          7.050%    20,394.25     7/1/98    6/1/08
133 River Valley Square Shopping Center               115          7.200%    20,193.95     8/1/98    7/1/08
134 Rio Commercial Center                             117          7.050%    21,032.92     10/1/98   9/1/08
135 Alexis Apartment Complex                          175          7.180%    19,984.33     8/1/98    7/1/13
136 Beltway Plaza 4710                                117          7.050%    19,558.42     10/1/98   9/1/08
137 Casa Linda MHP                                    118          7.250%    19,646.68     11/1/98   10/1/08
138 Mesa Ridge Apartments                             118          7.250%    20,600.00     11/1/98   10/1/08
139 Vintage Business Park II                          118          6.350%    18,977.13     11/1/98   10/1/08
140 Mountain Village Shopping Center                  115          7.120%    20,361.90     8/1/98    7/1/08
141 Rock River Tower Apartments                       118          6.390%    17,495.84     11/1/98   10/1/08
142 Durango Plaza Retail Center                       118          7.210%    20,166.49     11/1/98   10/1/08
143 Beatrice Avenue Industrial                        117          7.300%    19,965.86     10/1/98   9/1/08
144 Miller Apartments                                 119          7.000%    18,062.96     12/1/98   11/1/08
145 University Square Outlet Mall                     119          6.850%    18,825.46     12/1/98   11/1/08
146 Ridgewood Plaza                                   116          7.110%    18,163.07     9/1/98    8/1/08



                                                 Prepayment Provision           Defeasance
   # Property Name(1)                            as of Origination(9)           Option(10)
   -------------------                          ---------------------          -----------

 74 Plantation Meadows Apartments                L (9.5), O (0.5)                   Yes
 75 Gresham Townhomes                            L (9.5), O (0.5)                   Yes
 76 Lakewood Apartments                          L (9.5), O (0.5)                   Yes
 77 Imperial Plaza Shopping Center               L (3), YM 1% (6.5), O (0.08)       No
 78 Super 8 - Las Vegas, NV                      L (19.42), O (0.58)                Yes
 79 Thunder Hollow                               L (5), YM 1% (4.42), O (0.58)     Both
 80 Woodlake Village Apartments                  L (9.5), O (0.5)                   Yes
 81 K-Mart Montwood Point                        L (17.5), O (0.5)                  Yes
 82 Trabuco Marketplace                          L (14.5), O (0.5)                  Yes
 83 Indian Valley Apartments                     L (9.5), O (0.5)                   Yes
 84 Flamingo West Centre                         L (9.5), O (0.5)                   Yes
 85 Mill Creek Shopping Center                   L (19.5), O (0.5)                  Yes
 86 High Vista Apartments                        L (9.5), O (0.5)                   Yes
 87 Woodland Office Center                       L (9.5), O (0.5)                   Yes
 88 Bayfair Apartments                           L (9.5), O (0.5)                   Yes
 89 University Green Apartments                  L (9.5), O (0.5)                   Yes
 90 El Dorado Mobile Home Estates                L (9.5), O (0.5)                   Yes
 91 Holiday Inn - Danbury, CT                    L (9.5), O (0.5)                   Yes
 92 Country Inn & Suites Hotel                   L (14.5), O (0.5)                  Yes
 93 Center Ridge Apartments                      L (9.5), O (0.5)                   Yes
 94 The Marriott Building                        L (11.5), O (0.5)                  Yes
 95 Silicon Valley Inn                           L (9.5), O (0.5)                   Yes
 96 Best Western - Sunnyvale                     L (9.5), O (0.5)                   Yes
 97 Golden Valley Commons                        L (14.5), O (0.5)                  Yes
 98 West Park Place                              L (9.5), O (0.5)                   Yes
 99 Naperville Office Court                      L (9.5), O (0.5)                   Yes
100 Holiday Inn Express Hotel &
    Suites - Mountain View, CA                   L (19.5), O (0.5)                  Yes
101 Best Buy / Drug Emporium                     L (9.5), O (0.5)                   Yes
102 Medical Arts Building                        L (4.5), O (0.5)                   Yes
103 Comfort Inn - Sunnyvale                      L (9.5), O (0.5)                   Yes
104 Holiday Inn North Denver                     L (9.5), O (0.5)                   Yes
105 Windlands Shopping Center (4)                L (9.5), O (0.5)                   Yes
106 Northborough Woods Apartments                L (9.5), O (0.5)                   Yes
107 Madison Building                             L (9.5), O (0.5)                   Yes
108 Victory Townhomes                            L (9.5), O (0.5)                   Yes
109 Dairy Plaza Shopping Center                  L (9.5), O (0.5)                   Yes
110 Comfort Inn - Concord, NH                    L (9.5), O (0.5)                   Yes
111 Peconic Plaza                                L (9.5), O (0.5)                   Yes
112 Bayou Village Place Apartments               L (9.5), O (0.5)                   Yes
113 Country Suites - Chattanooga, TN             L (9.5), O (0.5)                   Yes
114 Southlake Plaza II                           L (9.5), O (0.5)                   Yes
115 531 West Deming                              L (9.5), O (0.5)                   Yes
116 Camelot Apartments                           L (9.5), O (0.5)                   Yes
117 Sevilla Apartments                           L (9.5), O (0.5)                   Yes
118 The Way III Apartments                       L (14.5), O (0.5)                  Yes
119 Glenview Office and Industrial Park          L (9.5), O (0.5)                   Yes
120 Hampton Inn - Decatur, AL                    L (14.5), O (0.5)                  Yes
121 Mission Industrial Park (1H)                 L (9.5), O (0.5)                   Yes
122 Jurupa Business Park (1H)                    L (9.5), O (0.5)                   Yes
123 Colony Square Shopping Center                L (9.5), O (0.5)                   Yes
124 Vintage Business Park                        L (9.5), O (0.5)                   Yes
125 Bruno's Shopping Center                      L (14.5), O (0.5)                  Yes
126 Crossroads Shopping Center                   L (14.5), O (0.5)                  Yes
127 High Country Plaza                           L (9.5), O (0.5)                   Yes
128 Glencoe Avenue Industrial                    L (9.5), O (0.5)                   Yes
129 St. Charles Apartments (1I)                  L (9.5), O (0.5)                   Yes
130 St. James Apartments (1I)                    L (9.5), O (0.5)                   Yes
131 Plaza at Sunrise                             L (9.5), O (0.5)                   Yes
132 Shannon Arms III Apartments                  L (9.5), O (0.5)                   Yes
133 River Valley Square Shopping Center          L (9.5), O (0.5)                   Yes
134 Rio Commercial Center                        L (9.5), O (0.5)                   Yes
135 Alexis Apartment Complex                     L (14.5), O (0.5)                  Yes
136 Beltway Plaza 4710                           L (9.5), O (0.5)                   Yes
137 Casa Linda MHP                               L (9.5), O (0.5)                   Yes
138 Mesa Ridge Apartments                        L (9.5), O (0.5)                   Yes
139 Vintage Business Park II                     L (9.5), O (0.5)                   Yes
140 Mountain Village Shopping Center             L (9.5), O (0.5)                   Yes
141 Rock River Tower Apartments                  L (9.5), O (0.5)                   Yes
142 Durango Plaza Retail Center                  L (9.5), O (0.5)                   Yes
143 Beatrice Avenue Industrial                   L (9.5), O (0.5)                   Yes
144 Miller Apartments                            L (9.5), O (0.5)                   Yes
145 University Square Outlet Mall                L (9.5), O (0.5)                   Yes
146 Ridgewood Plaza                              L (9.5), O (0.5)                   Yes

                                                                                              Original     Remaining      Original
                                                    Original                 Percentage of  Amortization  Amortization    Term to
                                                    Principal   Cut-off Date     Initial         Term          Term       Maturity
   # Property Name(1)                                Balance    Balance(6)    Pool Balance    (months)      (months)    (months)(7)
   ------------------                                -------    ------------  ------------    --------      --------    ------------

147 Chase Village Apartments                      2,700,000     2,691,090         0.2%           360           355           120
148 Warsaw Village Shopping Center                2,650,000     2,646,461         0.2%           300           299           120
149 Provident Place Office Building               2,650,000     2,645,982         0.2%           360           358           120
150 920 S. Waukegan Road                          2,650,000     2,643,121         0.2%           300           298           120
151 Amberley Suite Hotel                          2,650,000     2,633,457         0.2%           180           178           180
152 Rite-Aid of Maine, Inc. (5)                   2,625,000     2,608,053         0.2%           307           301           240
153 Stuart Towne Apartments                       2,600,000     2,578,376         0.2%           252           247           120
154 Santa Ana Villa                               2,550,000     2,546,021         0.2%           360           358           120
155 Orland Park Outlots                           2,500,000     2,489,830         0.2%           360           354           120
156 Brazos Square Shopping Center                 2,500,000     2,488,424         0.2%           300           296           120
157 Community Mall                                2,500,000     2,467,051         0.2%           144           141           144
158 Comfort Inn - Fife, WA                        2,450,000     2,444,911         0.2%           300           298           120
159 Aspen Business Center                         2,425,000     2,421,580         0.2%           360           358           120
160 Hampton Inn - Ft. Pierce, FL                  2,400,000     2,396,482         0.2%           276           275           120
161 Oak Tree Mobile Home Park                     2,400,000     2,394,157         0.2%           300           298           120
162 Walnut Square Apartments                      2,400,000     2,390,965         0.2%           360           355           120
163 Royal Oaks Mobile Home Park                   2,350,000     2,347,823         0.2%           360           359           120
164 Plymouth Square Apartments                    2,340,000     2,329,575         0.2%           300           296           180
165 Watchung View Apartments                      2,310,000     2,304,820         0.2%           360           357           180
166 Embassy Apartments                            2,270,000     2,266,050         0.2%           360           358           120
167 Best Buy - West Dundee                        2,250,000     2,244,978         0.2%           360           357           204
168 1400 Destrehan Avenue                         2,225,000     2,219,495         0.2%           300           298           120
169 Breckenridge Condominiums                     2,130,000     2,126,716         0.2%           360           358           120
170 Rosemont Terrace Apartments                   2,130,000     2,122,371         0.2%           360           355           120
171 Days Inn - Dover, DE                          2,100,000     2,097,579         0.2%           300           299           120
172 Iberia Center                                 2,100,000     2,096,958         0.2%           360           358           120
173 Shadydale Village Mobile Home Park            2,100,000     2,095,307         0.2%           300           298           120
174 Park Terrace Shopping Center                  2,100,000     2,095,107         0.2%           360           357           120
175 Hanover Village Apartments                    2,100,000     2,093,895         0.2%           360           356           120
176 Travelodge Hotel - Seatac                     2,100,000     2,089,894         0.2%           300           295           120
177 Harlem Furniture                              2,100,000     2,088,578         0.2%           240           237           240
178 Tree Tops Apartments                          2,100,000     2,084,949         0.2%           360           350           84
179 Old Town Place Apartments                     2,080,000     2,075,606         0.2%           360           357           120
180 The Meadows Apartments                        2,065,000     2,057,604         0.2%           360           355           120
181 Chapman & Feldner Shopping Center             2,000,000     1,995,645         0.2%           300           298           120
182 BCH Office Building                           2,000,000     1,992,928         0.2%           300           297           120
183 Colonial Pines Mobile Estates                 2,000,000     1,992,764         0.2%           360           355           120
184 NationsBank Professional Center               1,950,000     1,947,050         0.2%           360           358           120
185 Belmeade Office Park                          1,950,000     1,945,618         0.2%           300           298           120
186 Central Building                              1,925,000     1,921,524         0.2%           240           239           120
187 710 Amsterdam Avenue                          1,915,000     1,912,089         0.2%           360           358           120
188 Sandstone Apartments &
    Vista North Apartments                        1,900,000     1,896,820         0.2%           360           358           120
189 Highland Park Place Shopping Center           1,850,000     1,845,496         0.2%           300           298           120
190 Salem Creek Apartment Complex                 1,850,000     1,843,783         0.2%           360           355           120
191 Country Greens Apartments                     1,850,000     1,839,757         0.2%           300           295           180
192 Quail Ridge Apartments                        1,840,000     1,834,520         0.2%           360           356           120
193 Harold Gilstrap Shopping Center               1,800,000     1,793,602         0.2%           300           297           120
194 Sahara West Plaza                             1,800,000     1,794,168         0.2%           360           355           120
195 Walgreen's                                    1,800,000     1,792,496         0.2%           276           273           240
196 Econolodge - Bangor, ME                       1,800,000     1,792,615         0.2%           300           296           120
197 Comfort Inn - Bangor, ME                      1,800,000     1,792,615         0.2%           300           296           120
198 Point Clinton                                 1,800,000     1,790,438         0.2%           240           237           120
199 Rite-Aid Pharmacy                             1,760,000     1,746,971         0.2%           240           236           240
200 Ravenscroft Apartments                        1,750,000     1,745,584         0.2%           360           357           120
201 Coach Country Corral MHP                      1,750,000     1,740,457         0.2%           300           295           120
202 Taft and Cleveland Paradise Apartments        1,750,000     1,738,574         0.2%           300           294           180
203 Tyrone Village MHP                            1,700,000     1,698,607         0.1%           360           359           120
204 Steamboat Road                                1,700,000     1,697,983         0.1%           300           299           120
205 Kerr Station Village                          1,700,000     1,697,851         0.1%           300           299           120
206 Meadow Run Apartments                         1,700,000     1,692,877         0.1%           360           354           120
207 45 Church Street                              1,700,000     1,691,182         0.1%           300           295           120
208 New Brunswick Apartments                      1,675,000     1,671,244         0.1%           360           357           180
209 Fiesta RV Resort                              1,650,000     1,646,461         0.1%           300           298           120
210 Cedar Place Office Park                       1,650,000     1,646,258         0.1%           360           357           120
211 Oak Hollow Mobile Home Park                   1,650,000     1,644,074         0.1%           300           297           120
212 Centerline Plaza Apartments                   1,645,000     1,640,077         0.1%           360           356           120
213 Gottschalk's Department Store                 1,610,000     1,608,165         0.1%           300           299           120
214 Southport Place                               1,600,000     1,596,887         0.1%           240           239           120
215 Bell Building                                 1,600,000     1,595,934         0.1%           300           298           132
216 Days Inn - Bangor, ME                         1,600,000     1,594,866         0.1%           300           297           120
217 Stratford Shopping Center                     1,600,000     1,593,556         0.1%           360           354           120
218 Country Aire Manor                            1,600,000     1,593,213         0.1%           360           354           120
219 Corlett Creek Apartments                      1,580,000     1,574,126         0.1%           300           297           120

                                                    Remaining
                                                    Term to                                First
                                                    Maturity      Mortgage    Monthly     Payment   Maturity
  # Property Name(1)                               (months)(7)     Rate       Payment      Date       Date       ARD(8)
  ------------------                               -----------    --------    -------     -------   --------     ------

147 Chase Village Apartments                           115         7.290%    18,492.07     8/1/98    7/1/08
148 Warsaw Village Shopping Center                     119         6.500%    17,892.99     12/1/98   11/1/08
149 Provident Place Office Building                    118         6.810%    17,293.67     11/1/98   10/1/08
150 920 S. Waukegan Road                               118         6.280%    17,530.41     11/1/98   10/1/08
151 Amberley Suite Hotel                               178         6.810%    23,538.34     11/1/98   10/1/13
152 Rite-Aid of Maine, Inc. (5)                        234         7.080%    18,528.39     7/1/98    6/1/18
153 Stuart Towne Apartments                            115         6.960%    19,657.07     8/1/98    7/1/08
154 Santa Ana Villa                                    118         6.690%    16,437.68     11/1/98   10/1/08
155 Orland Park Outlots                                114         7.320%    17,173.27     7/1/98    6/1/08
156 Brazos Square Shopping Center                      116         6.950%    17,589.82     9/1/98    8/1/08
157 Community Mall                                     141         7.060%    25,789.56     10/1/98   9/1/10
158 Comfort Inn  Fife, WA                              118         7.500%    18,105.28     11/1/98   10/1/08
159 Aspen Business Center                              118         7.110%    16,313.13     11/1/98   10/1/08
160 Hampton Inn  Ft. Pierce, FL                        119         7.000%    17,518.06     12/1/98   11/1/08
161 Oak Tree Mobile Home Park                          118         6.640%    16,415.55     11/1/98   10/1/08
162 Walnut Square Apartments                           115         6.770%    15,598.27     8/1/98    7/1/08
163 Royal Oaks Mobile Home Park                        119         6.375%    14,660.94     12/1/98   11/1/08
164 Plymouth Square Apartments                         176         7.160%    16,778.24     9/1/98    8/1/13
165 Watchung View Apartments                           177         7.070%    15,477.24     10/1/98   9/1/13
166 Embassy Apartments                                 118         6.220%    13,932.52     11/1/98   10/1/08
167 Best Buy - West Dundee                             201         7.090%    15,105.55     10/1/98   9/1/15
168 1400 Destrehan Avenue                              118         6.550%    15,092.95     11/1/98   10/1/08
169 Breckenridge Condominiums                          118         6.740%    13,800.98     11/1/98   10/1/08
170 Rosemont Terrace Apartments                        115         6.970%    14,128.05     8/1/98    7/1/08
171 Days Inn - Dover, DE                               119         7.430%    15,423.32     12/1/98   11/1/08
172 Iberia Center                                      118         7.000%    13,971.35     11/1/98   10/1/08
173 Shadydale Village Mobile Home Park                 118         7.110%    14,990.05     11/1/98   10/1/08
174 Park Terrace Shopping Center                       117         6.900%    13,830.60     10/1/98   9/1/08
175 Hanover Village Apartments                         116         7.010%    13,985.46     9/1/98    8/1/08
176 Travelodge Hotel- Seatac                           115         7.830%    15,972.36     8/1/98    7/1/08
177 Harlem Furniture                                   237         7.220%    16,559.75     10/1/98   9/1/18
178 Tree Tops Apartments                                74         7.400%    14,539.98     3/1/98    2/1/05
179 Old Town Place Apartments                          117         7.330%    14,302.31     10/1/98   9/1/08
180 The Meadows Apartments                             115         6.970%    13,696.92     8/1/98    7/1/08
181 Chapman & Feldner Shopping Center                  118         7.250%    14,456.14     11/1/98   10/1/08
182 BCH Office Building                                117         6.990%    14,122.83     10/1/98   9/1/08
183 Colonial Pines Mobile Estates                      115         6.930%    13,212.16     8/1/98    7/1/08
184 NationsBank Professional Center                    118         6.820%    12,738.53     11/1/98   10/1/08
185 Belmeade Office Park                               118         7.080%    13,881.87     11/1/98   10/1/08
186 Central Building                                   119         7.500%    15,507.67     12/1/98   11/1/08
187 710 Amsterdam Avenue                               118         6.800%    12,484.37     11/1/98   10/1/08
188 Sandstone Apartments &
    Vista North Apartments                             118         6.390%    11,872.17     11/1/98   10/1/08
189 Highland Park Place Shopping Center                118         6.640%    12,653.65     11/1/98   10/1/08
190 Salem Creek Apartment Complex                      115         7.220%    12,582.64     8/1/98    7/1/08
191 Country Greens Apartments                          175         7.110%    13,205.52     8/1/98    7/1/13
192 Quail Ridge Apartments                             116         6.910%    12,130.55     9/1/98    8/1/08
193 Harold Gilstrap Shopping Center                    117         6.960%    12,676.13     10/1/98   9/1/08
194 Sahara West Plaza                                  115         7.360%    12,413.76     8/1/98    7/1/08
195 Walgreen's                                         237         7.090%    13,239.70     10/1/98   9/1/18
196 Econolodge - Bangor, ME                            116         7.600%    13,419.14     9/1/98    8/1/08
197 Comfort Inn - Bangor, ME                           116         7.600%    13,419.14     9/1/98    8/1/08
198 Point Clinton                                      117         7.400%    14,390.81     10/1/98   9/1/08
199 Rite-Aid Pharmacy                                  236         6.950%    13,592.49     9/1/98    8/1/18
200 Ravenscroft Apartments                             117         6.540%    11,107.27     10/1/98   9/1/08
201 Coach Country Corral MHP                           115         7.190%    12,581.55     8/1/98    7/1/08
202 Taft and Cleveland Paradise Apartments             174         7.320%    12,728.15     7/1/98    6/1/13
203 Tyrone Village MHP                                 119         7.000%    11,310.14     12/1/98   11/1/08
204 Steamboat Road                                     119         7.250%    12,287.72     12/1/98   11/1/08
205 Kerr Station Village                               119         6.850%    11,853.07     12/1/98   11/1/08
206 Meadow Run Apartments                              114         7.200%    11,539.40     7/1/98    6/1/08
207 45 Church Street                                   115         7.450%    12,507.61     8/1/98    7/1/08
208 New Brunswick Apartments                           177         7.070%    11,222.67     10/1/98   9/1/13
209 Fiesta RV Resort                                   118         7.330%    12,011.49     11/1/98   10/1/08
210 Cedar Place Office Park                            117         7.020%    10,999.66     10/1/98   9/1/08
211 Oak Hollow Mobile Home Park                        117         6.900%    11,556.81     10/1/98   9/1/08
212 Centerline Plaza Apartments                        116         6.890%    10,822.97     9/1/98    8/1/08
213 Gottschalk's Department Store                      119         7.500%    11,897.76     12/1/98   11/1/08
214 Southport Place                                    119         6.890%    12,299.36     12/1/98   11/1/08
215 Bell Building                                      130         6.400%    10,703.55     11/1/98   10/1/09
216 Days Inn - Bangor, ME                              117         7.540%    11,865.52     10/1/98   9/1/08
217 Stratford Shopping Center                          114         7.360%    11,034.45     7/1/98    6/1/08
218 Country Aire Manor                                 114         7.150%    10,806.51     7/1/98    6/1/08
219 Corlett Creek Apartments                           117         6.700%    10,866.57     10/1/98   9/1/08



                                                 Prepayment Provision          Defeasance
   # Property Name(1)                            as of Origination(9)          Option(10)
   ------------------                            --------------------          -----------

147 Chase Village Apartments                     L (9.5), O (0.5)                    Yes
148 Warsaw Village Shopping Center               L (9.5), O (0.5)                    Yes
149 Provident Place Office Building              L (9.5), O (0.5)                    Yes
150 920 S. Waukegan Road                         L (9.5), O (0.5)                    Yes
151 Amberley Suite Hotel                         L (14.5), O (0.5)                   Yes
152 Rite-Aid of Maine, Inc. (5)                  L (19.5), O (0.5)                   Yes
153 Stuart Towne Apartments                      L (9.5), O (0.5)                    Yes
154 Santa Ana Villa                              L (9.5), O (0.5)                    Yes
155 Orland Park Outlots                          L (9.5), O (0.5)                    Yes
156 Brazos Square Shopping Center                L (9.5), O (0.5)                    Yes
157 Community Mall                               L (11.5), O (0.5)                   Yes
158 Comfort Inn  Fife, WA                        L (9.5), O (0.5)                    Yes
159 Aspen Business Center                        L (9.5), O (0.5)                    Yes
160 Hampton Inn  Ft. Pierce, FL                  L (9.5), O (0.5)                    Yes
161 Oak Tree Mobile Home Park                    L (9.5), O (0.5)                    Yes
162 Walnut Square Apartments                     L (9.5), O (0.5)                    Yes
163 Royal Oaks Mobile Home Park                  L (9.5), O (0.5)                    Yes
164 Plymouth Square Apartments                   L (7), YM 1% (5), O (3)             No
165 Watchung View Apartments                     L (14.5), O (0.5)                   Yes
166 Embassy Apartments                           L (9.5), O (0.5)                    Yes
167 Best Buy - West Dundee                       L (16.5), O (0.5)                   Yes
168 1400 Destrehan Avenue                        L (9.5), O (0.5)                    Yes
169 Breckenridge Condominiums                    L (9.5), O (0.5)                    Yes
170 Rosemont Terrace Apartments                  L (5), YM 1% (4.5), O (0.5)         No
171 Days Inn - Dover, DE                         L (9.5), O (0.5)                    Yes
172 Iberia Center                                L (9.5), O (0.5)                    Yes
173 Shadydale Village Mobile Home Park           L (9.5), O (0.5)                    Yes
174 Park Terrace Shopping Center                 L (9.5), O (0.5)                    Yes
175 Hanover Village Apartments                   L (9.5), O (0.5)                    Yes
176 Travelodge Hotel - Seatac                    L (9.5), O (0.5)                    Yes
177 Harlem Furniture                             L (19.5), O (0.5)                   Yes
178 Tree Tops Apartments                         L (5), O (2)                        No
179 Old Town Place Apartments                    L (9.5), O (0.5)                    Yes
180 The Meadows Apartments                       L (5), YM 1% (4.5), O (0.5)         No
181 Chapman & Feldner Shopping Center            L (3), YM 1% (6.58), O (0.42)       No
182 BCH Office Building                          L (9.5), O (0.5)                    Yes
183 Colonial Pines Mobile Estates                L (9.5), O (0.5)                    Yes
184 NationsBank Professional Center              L (9.5), O (0.5)                    Yes
185 Belmeade Office Park                         L (9.5), O (0.5)                    Yes
186 Central Building                             L (3), YM 1% (6.58), O (0.42)       No
187 710 Amsterdam Avenue                         L (9.5), O (0.5)                    Yes
188 Sandstone Apartments &
    Vista North Apartments                       L (9.5), O (0.5)                    Yes
189 Highland Park Place Shopping Center          L (9.5), O (0.5)                    Yes
190 Salem Creek Apartment Complex                L (9.5), O (0.5)                    Yes
191 Country Greens Apartments                    L (14.5), O (0.5)                   Yes
192 Quail Ridge Apartments                       L (9.5), O (0.5)                    Yes
193 Harold Gilstrap Shopping Center              L (9.5), O (0.5)                    Yes
194 Sahara West Plaza                            L (9.5), O (0.5)                    Yes
195 Walgreen's                                   L (19.5), O (0.5)                   Yes
196 Econolodge - Bangor, ME                      L (9.5), O (0.5)                    Yes
197 Comfort Inn - Bangor, ME                     L (9.5), O (0.5)                    Yes
198 Point Clinton                                L (9.5), O (0.5)                    Yes
199 Rite-Aid Pharmacy                            L (19.5), O (0.5)                   Yes
200 Ravenscroft Apartments                       L (9.5), O (0.5)                    Yes
201 Coach Country Corral MHP                     L (9.5), O (0.5)                    Yes
202 Taft and Cleveland Paradise Apartments       L (14.5), O (0.5)                   Yes
203 Tyrone Village MHP                           L (9.5), O (0.5)                    Yes
204 Steamboat Road                               L (3), YM 1% (6.5), O (0.5)         No
205 Kerr Station Village                         L (9.5), O (0.5)                    Yes
206 Meadow Run Apartments                        L (9.5), O (0.5)                    Yes
207 45 Church Street                             L (9.5), O (0.5)                    Yes
208 New Brunswick Apartments                     L (14.5), O (0.5)                   Yes
209 Fiesta RV Resort                             L (9.5), O (0.5)                    Yes
210 Cedar Place Office Park                      L (9.5), O (0.5)                    Yes
211 Oak Hollow Mobile Home Park                  L (9.5), O (0.5)                    Yes
212 Centerline Plaza Apartments                  L (9.5), O (0.5)                    Yes
213 Gottschalk's Department Store                L (3), YM 1% (6.58), O (0.42)       No
214 Southport Place                              L (9.5), O (0.5)                    Yes
215 Bell Building                                L (10.5), O (0.5)                   Yes
216 Days Inn - Bangor, ME                        L (9.5), O (0.5)                    Yes
217 Stratford Shopping Center                    L (9.5), O (0.5)                    Yes
218 Country Aire Manor                           L (9.5), O (0.5)                    Yes
219 Corlett Creek Apartments                     L (9.5), O (0.5)                    Yes

                                                                                              Original     Remaining      Original
                                                    Original                 Percentage of  Amortization  Amortization    Term to
                                                    Principal   Cut-off Date     Initial         Term          Term       Maturity
   # Property Name(1)                                Balance    Balance (6)   Pool Balance    (months)      (months)    (months)(7)
   ------------------                                -------    -----------   ------------    --------      --------    -----------

220 Anchor Bay Apartments                         1,560,000     1,555,331         0.1%          360           356             120
221 Tall Pines Shopping Center                    1,550,000     1,532,164         0.1%          240           234             120
222 Skyline Professional Building                 1,525,000     1,523,886         0.1%          360           359             180
223 Southwood Acres MHP                           1,520,000     1,515,341         0.1%          360           356             120
224 Nalbert Apartments                            1,520,000     1,514,819         0.1%          300           297             120
225 1220 South University Avenue                  1,500,000     1,497,817         0.1%          360           358             120
226 Ware's Van & Storage Co.                      1,500,000     1,497,373         0.1%          240           239             120
227 49 Commerce Drive / 81 Ethan Allen Drive      1,500,000     1,490,301         0.1%          180           178             180
228 3211 Battleground                             1,500,000     1,487,111         0.1%          216           212             120
229 Gardner Building                              1,466,000     1,464,261         0.1%          300           299             120
230 778 Main Street                               1,450,000     1,448,138         0.1%          300           299             120
231 Briarwood Apartments                          1,450,000     1,447,651         0.1%          360           358             120
232 Walton Village Shopping Center                1,450,000     1,445,425         0.1%          180           179             120
233 Rancho Santa Fe Shopping Center               1,450,000     1,444,971         0.1%          300           297             120
234 Winston Place Apartments                      1,440,000     1,436,546         0.1%          360           357             120
235 Hondo Park Apartments                         1,425,000     1,423,866         0.1%          360           359             120
236 Allegheny Apartments                          1,425,000     1,419,806         0.1%          360           355             120
237 Huntington North Apartments                   1,420,000     1,415,052         0.1%          240           238             240
238 Rite Aid  Yarmouth                            1,420,000     1,414,258         0.1%          240           238             240
239 Sylvan Apartments                             1,400,000     1,397,841         0.1%          360           358             120
240 Finger Lakes/Farmington Court Apartments      1,400,000     1,397,635         0.1%          360           358             120
241 Woodlake Resort Village Apartments            1,400,000     1,397,029         0.1%          360           357             120
242 Walnut Villas Apartments                      1,400,000     1,396,642         0.1%          360           357             120
243 Portsmouth Place Apartments                   1,400,000     1,393,339         0.1%          300           296             120
244 70 Warren Avenue                              1,372,000     1,369,150         0.1%          300           298             120
245 Martinsville Plaza                            1,350,000     1,346,876         0.1%          360           357             120
246 Route 66 Business World                       1,322,000     1,320,493         0.1%          300           299             120
247 Woodwinds Condominiums                        1,305,000     1,302,988         0.1%          360           358             120
248 College Square Apartments                     1,300,000     1,298,650         0.1%          360           359             120
249 Car Engineering Building                      1,300,000     1,298,518         0.1%          300           299             120
250 Executive Townhomes                           1,300,000     1,298,518         0.1%          300           299             120
251 Parkside Place Apartments                     1,300,000     1,297,579         0.1%          240           239             120
252 Hartford Crossing Retail Plaza                1,300,000     1,294,855         0.1%          360           354             120
253 Cypress Plaza Shopping Center                 1,300,000     1,277,569         0.1%          120           117             120
254 Sarasota Place Apartments                     1,275,000     1,268,244         0.1%          300           295             120
255 Clayton Forest Apartments                     1,250,000     1,247,061         0.1%          360           357             120
256 Checker Auto Parts Store                      1,250,000     1,241,293         0.1%          240           236             240
257 Southpointe Center                            1,250,000     1,228,185         0.1%          144           140             144
258 Maple Court Apartments                        1,225,000     1,222,253         0.1%          360           357             180
259 Crestwood MHP                                 1,225,000     1,220,422         0.1%          360           355             120
260 Hyde Park Place Apartments                    1,220,000     1,216,314         0.1%          360           356             120
261 Allen Medical Office Building                 1,225,000     1,210,700         0.1%          180           176             180
262 Canyon View Offices                           1,200,000     1,198,686         0.1%          300           299             120
263 Firehouse Square                              1,200,000     1,197,382         0.1%          300           298              60
264 Plymouth Place Plaza                          1,200,000     1,194,801         0.1%          300           296             120
265 Meridian Mobile Estates                       1,200,000     1,194,594         0.1%          300           296             120
266 Country Mobile Estates                        1,175,000     1,167,889         0.1%          300           295             180
267 Village Apartments                            1,125,000     1,122,663         0.1%          300           298             120
268 Ackels Mobile Home Park                       1,100,000     1,098,508         0.1%          300           299             120
269 Redford Manor Apartments                      1,096,000     1,092,844         0.1%          360           356             120
270 Doms Business Park                            1,080,000     1,078,769         0.1%          300           299             120
271 Bradfield Creek Townhomes                     1,050,000     1,047,819         0.1%          300           298             120
272 San Remo Apartments                           1,040,000     1,036,984         0.1%          360           356             120
273 Consolidated Printing                         1,025,000     1,023,948         0.1%          300           299             120
274 Knightsbridge Apartments                      1,000,000       998,938         0.1%          312           311             120
275 Whispering Meadows                            1,000,000       996,657         0.1%          300           297             120
276 Buckingham Court Apartments                   1,000,000       996,777         0.1%          360           355             120
277 Homestead Apartments                          1,000,000       996,490         0.1%          360           355             120
278 4th Avenue West Estates                       1,000,000       993,781         0.1%          180           178             180
279 Long Point Plaza Apartments                     960,000       956,723         0.1%          240           238             120
280 Treaty Oaks Apartments                          950,000       948,917         0.1%          300           299             120
281 Wilshire Estates MHP                            950,000       941,325         0.1%          180           177             180
282 Hollywood Video                                 925,000       920,125         0.1%          240           237             120
283 5 Milk Street                                   900,000       898,974         0.1%          300           299             120
284 Cardi Building                                  900,000       898,974         0.1%          300           299             120
285 Boulevard of Chevy Chase Apartments             900,000       896,944         0.1%          360           355             120
286 10 McKinley Street                              850,000       849,031         0.1%          300           299             120
287 Londonaire Townhouses                           850,000       848,564         0.1%          360           358             120
288 Heon Court Apartments                           840,000       838,084         0.1%          300           298             120
289 One Cameron Place Shopping Center               825,000       824,060         0.1%          300           299             120
290 197 U.S. Route One                              825,000       823,220         0.1%          300           298             120
291 980 Forest Avenue                               809,000       807,281         0.1%          300           298             120
292 Chandler Crossing Apartments                    800,000       797,377         0.1%          300           297             120

                                                    Remaining
                                                    Term to                                First
                                                    Maturity      Mortgage    Monthly     Payment   Maturity
  # Property Name(1)                               (months)(7)     Rate       Payment      Date       Date       ARD(8)
  ------------------                               -----------    --------    -------     -------   --------     ------
220 Anchor Bay Apartments                              116        6.890%     10,263.73    9/1/98     8/1/08
221 Tall Pines Shopping Center                         114        7.130%     12,138.38    7/1/98     6/1/08
222 Skyline Professional Building                      179        7.580%     10,746.68    12/1/98    11/1/13
223 Southwood Acres MHP                                116        6.790%      9,899.14    9/1/98     8/1/08
224 Nalbert Apartments                                 117        7.200%     10,937.75    10/1/98    9/1/08
225 1220 South University Avenue                       118        6.980%      9,959.40    11/1/98    10/1/08
226 Ware's Van & Storage Co.                           119        7.750%     12,314.23    12/1/98    11/1/08
227 49 Commerce Drive / 81 Ethan Allen Drive           178        6.750%     13,273.64    11/1/98    10/1/13
228 3211 Battleground                                  116        7.370%     12,558.91    9/1/98     8/1/08
229 Gardner Building                                   119        7.250%     10,596.35    12/1/98    11/1/08
230 778 Main Street                                    119        6.750%     10,018.22    12/1/98    11/1/08
231 Briarwood Apartments                               118        6.530%      9,193.61    11/1/98    10/1/08
232 Walton Village Shopping Center                     119        7.000%     13,033.01    12/1/98    11/1/08
233 Rancho Santa Fe Shopping Center                    117        7.100%     10,340.98    10/1/98    9/1/08
234 Winston Place Apartments                           117        6.770%      9,358.96    10/1/98    9/1/08
235 Hondo Park Apartments                              119        7.150%      9,624.55    12/1/98    11/1/08
236 Allegheny Apartments                               115        6.900%      9,385.05    8/1/98     7/1/08
237 Huntington North Apartments                        238        7.350%     11,309.54    11/1/98    10/1/18
238 Rite Aid  Yarmouth                                 238        6.240%     10,370.91    11/1/98    10/1/18
239 Sylvan Apartments                                  118        6.740%      9,071.07    11/1/98    10/1/08
240 Finger Lakes/Farmington Court Apartments           118        6.350%      8,711.30    11/1/98    10/1/08
241 Woodlake Resort Village Apartments                 117        7.310%      9,607.51    10/1/98    9/1/08
242 Walnut Villas Apartments                           117        6.770%      9,098.99    10/1/98    9/1/08
243 Portsmouth Place Apartments                        116        6.800%      9,717.01    9/1/98     8/1/08
244 70 Warren Avenue                                   118        7.500%     10,138.96    11/1/98    10/1/08
245 Martinsville Plaza                                 117        6.930%      8,918.21    10/1/98    9/1/08
246 Route 66 Business World                            119        7.500%      9,769.46    12/1/98    11/1/08
247 Woodwinds Condominiums                             118        6.740%      8,455.53    11/1/98    10/1/08
248 College Square Apartments                          119        5.780%      7,611.24    12/1/98    11/1/08
249 Car Engineering Building                           119        7.500%      9,606.89    12/1/98    11/1/08
250 Executive Townhomes                                119        7.500%      9,606.89    12/1/98    11/1/08
251 Parkside Place Apartments                          119        7.250%     10,274.89    12/1/98    11/1/08
252 Hartford Crossing Retail Plaza                     114        7.430%      9,027.56    7/1/98     6/1/08
253 Cypress Plaza Shopping Center                      117        7.190%     15,221.71    10/1/98    9/1/08
254 Sarasota Place Apartments                          115        7.340%      9,289.85    8/1/98     7/1/08
255 Clayton Forest Apartments                          117        6.860%      8,199.09    10/1/98    9/1/08
256 Checker Auto Parts Store                           236        7.400%      9,993.62    9/1/98     8/1/18
257 Southpointe Center                                 140        7.430%     13,143.06    9/1/98     8/1/10
258 Maple Court Apartments                             177        7.070%      8,207.63    10/1/98    9/1/13
259 Crestwood MHP                                      115        6.800%      7,986.08    8/1/98     7/1/08
260 Hyde Park Place Apartments                         116        6.850%      7,994.16    9/1/98     8/1/08
261 Allen Medical Office Building                      176        7.590%     11,418.64    9/1/98     8/1/13
262 Canyon View Offices                                119        7.750%      9,063.95    12/1/98    11/1/08
263 Firehouse Square                                    58        7.240%      8,665.95    11/1/98    10/1/03
264 Plymouth Place Plaza                               116        7.310%      8,720.12    9/1/98     8/1/08
265 Meridian Mobile Estates                            116        7.100%      8,558.06    9/1/98     8/1/08
266 Country Mobile Estates                             175        7.200%      8,455.17    8/1/98     7/1/13
267 Village Apartments                                 118        7.500%      8,313.65    11/1/98    10/1/08
268 Ackels Mobile Home Park                            119        6.400%      7,358.69    12/1/98    11/1/08
269 Redford Manor Apartments                           116        7.050%      7,328.56    9/1/98     8/1/08
270 Doms Business Park                                 119        7.500%      7,981.10    12/1/98    11/1/08
271 Bradfield Creek Townhomes                          118        7.500%      7,759.41    11/1/98    10/1/08
272 San Remo Apartments                                116        7.020%      6,933.12    9/1/98     8/1/08
273 Consolidated Printing                              119        8.150%      8,013.24    12/1/98    11/1/08
274 Knightsbridge Apartments                           119        7.400%      7,228.43    12/1/98    11/1/08
275 Whispering Meadows                                 117        7.310%      7,266.77    10/1/98    9/1/08
276 Buckingham Court Apartments                        115        7.380%      6,910.16    8/1/98     7/1/08
277 Homestead Apartments                               115        7.050%      6,686.64    8/1/98     7/1/08
278 4th Avenue West Estates                            178        6.850%      8,904.63    11/1/98    10/1/13
279 Long Point Plaza Apartments                        118        7.500%      7,733.69    11/1/98    10/1/08
280 Treaty Oaks Apartments                             119        7.500%      7,020.42    12/1/98    11/1/08
281 Wilshire Estates MHP                               177        7.230%      8,661.49    10/1/98    9/1/13
282 Hollywood Video                                    117        7.460%      7,429.13    10/1/98    9/1/08
283 5 Milk Street                                      119        7.500%      6,650.92    12/1/98    11/1/08
284 Cardi Building                                     119        7.500%      6,650.92    12/1/98    11/1/08
285 Boulevard of Chevy Chase Apartments                115        7.180%      6,096.91    8/1/98     7/1/08
286 10 McKinley Street                                 119        7.500%      6,281.43    12/1/98    11/1/08
287 Londonaire Townhouses                              118        6.350%      5,289.00    11/1/98    10/1/08
288 Heon Court Apartments                              118        7.000%      5,936.95    11/1/98    10/1/08
289 One Cameron Place Shopping Center                  119        7.500%      6,096.68    12/1/98    11/1/08
290 197 U.S. Route One                                 118        7.300%      5,989.76    11/1/98    10/1/08
291 980 Forest Avenue                                  118        7.380%      5,915.44    11/1/98    10/1/08
292 Chandler Crossing Apartments                       117        7.420%      5,870.36    10/1/98    9/1/08



                                                 Prepayment Provision           Defeasance
   # Property Name(1)                            as of Origination(9)           Option (10)
   ------------------                            --------------------           -----------

220 Anchor Bay Apartments                        L (9.5), O (0.5)                   Yes
221 Tall Pines Shopping Center                   L (9.5), O (0.5)                   Yes
222 Skyline Professional Building                L (14.5), O (0.5)                  Yes
223 Southwood Acres MHP                          L (9.5), O (0.5)                   Yes
224 Nalbert Apartments                           L (3), YM 1% (6.58), O (0.42)      No
225 1220 South University Avenue                 L (5), YM 1% (4.5), O (0.5)        No
226 Ware's Van & Storage Co.                     L (3), YM 1% (6.5), O (0.5)        No
227 49 Commerce Drive / 81 Ethan Allen Drive     L (14.5), O (0.5)                  Yes
228 3211 Battleground                            L (9.5), O (0.5)                   Yes
229 Gardner Building                             L (3), YM 1% (6.5), O (0.5)        No
230 778 Main Street                              L (9.5), O (0.5)                   Yes
231 Briarwood Apartments                         L (9.5), O (0.5)                   Yes
232 Walton Village Shopping Center               L (9.5), O (0.5)                   Yes
233 Rancho Santa Fe Shopping Center              L (9.5), O (0.5)                   Yes
234 Winston Place Apartments                     L (9.5), O (0.5)                   Yes
235 Hondo Park Apartments                        L (9.5), O (0.5)                   Yes
236 Allegheny Apartments                         L (9.5), O (0.5)                   Yes
237 Huntington North Apartments                  L (10), YM 1% (9.5), O (0.5)       No
238 Rite-Aid  Yarmouth                           L (19.5), O (0.5)                  Yes
239 Sylvan Apartments                            L (9.5), O (0.5)                   Yes
240 Finger Lakes/Farmington Court Apartments     L (9.5), O (0.5)                   Yes
241 Woodlake Resort Village Apartments           L (3), YM 1% (6.5), O (0.5)        No
242 Walnut Villas Apartments                     L (9.5), O (0.5)                   Yes
243 Portsmouth Place Apartments                  L (9.5), O (0.5)                   Yes
244 70 Warren Avenue                             L (3), YM 1% (6.5), O (0.5)        No
245 Martinsville Plaza                           L (9.5), O (0.5)                   Yes
246 Route 66 Business World                      L (3), YM 1% (6.58), O (0.42)      No
247 Woodwinds Condominiums                       L (9.5), O (0.5)                   Yes
248 College Square Apartments                    L (9.5), O (0.5)                   Yes
249 Car Engineering Building                     L (3), YM 1% (6.5), O (0.5)        No
250 Executive Townhomes                          L (3), YM 1% (6.58), O (0.42)      No
251 Parkside Place Apartments                    L (3), YM 1% (6.5), O (0.5)        No
252 Hartford Crossing Retail Plaza               L (9.5), O (0.5)                   Yes
253 Cypress Plaza Shopping Center                L (9.5), O (0.5)                   Yes
254 Sarasota Place Apartments                    L (3), YM 1% (6.5), O (0.5)        No
255 Clayton Forest Apartments                    L (9.5), O (0.5)                   Yes
256 Checker Auto Parts Store                     L (19.5), O (0.5)                  Yes
257 Southpointe Center                           L (11.5), O (0.5)                  Yes
258 Maple Court Apartments                       L (14.5), O (0.5)                  Yes
259 Crestwood MHP                                L (9.5), O (0.5)                   Yes
260 Hyde Park Place Apartments                   L (9.5), O (0.5)                   Yes
261 Allen Medical Office Building                L (14.5), O (0.5)                  Yes
262 Canyon View Offices                          L (3), YM 1% (6.5), O (0.5)        No
263 Firehouse Square                             L (4.5), O (0.5)                   Yes
264 Plymouth Place Plaza                         L (9.5), O (0.5)                   Yes
265 Meridian Mobile Estates                      L (9.5), O (0.5)                   Yes
266 Country Mobile Estates                       L (14.5), O (0.5)                  Yes
267 Village Apartments                           L (3), YM 1% (6.5), O (0.5)        No
268 Ackels Mobile Home Park                      L (9.5), O (0.5)                   Yes
269 Redford Manor Apartments                     L (9.5), O (0.5)                   Yes
270 Doms Business Park                           L (3), YM 1% (6.58), O (0.42)      No
271 Bradfield Creek Townhomes                    L (3), YM 1% (6.5), O (0.5)        No
272 San Remo Apartments                          L (9.5), O (0.5)                   Yes
273 Consolidated Printing                        L (3), YM 1% (6.5), O (0.5)        No
274 Knightsbridge Apartments                     L (3), YM 1% (6.5), O (0.5)        No
275 Whispering Meadows                           L (3), YM 1% (6.5), O (0.5)        No
276 Buckingham Court Apartments                  L (9.5), O (0.5)                   Yes
277 Homestead Apartments                         L (9.5), O (0.5)                   Yes
278 4th Avenue West Estates                      L (14.5), O (0.5)                  Yes
279 Long Point Plaza Apartments                  L (3), YM 1% (6.58), O (0.42)      No
280 Treaty Oaks Apartments                       L (3), YM 1% (6.58), O (0.42)      No
281 Wilshire Estates MHP                         L (14.5), O (0.5)                  Yes
282 Hollywood Video                              L (3), YM 1% (6.58), O (0.42)      No
283 5 Milk Street                                L (3), YM 1% (6.5), O (0.5)        No
284 Cardi Building                               L (3), YM 1% (6.5), O (0.5)        No
285 Boulevard of Chevy Chase Apartments          L (9.5), O (0.5)                   Yes
286 10 McKinley Street                           L (3.08), YM 1% (6.42), O (0.5)    No
287 Londonaire Townhouses                        L (9.5), O (0.5)                   Yes
288 Heon Court Apartments                        L (3), YM 1% (6.5), O (0.5)        No
289 One Cameron Place Shopping Center            L (3), YM 1% (6.58), O (0.42)      No
290 197 U.S. Route One                           L (3), YM 1% (6.5), O (0.5)        No
291 980 Forest Avenue                            L (3), YM 1% (6.5), O (0.5)        No
292 Chandler Crossing Apartments                 L (3), YM 1% (6.5), O (0.5)        No

                                                                                              Original     Remaining      Original
                                                  Original                   Percentage of  Amortization  Amortization    Term to
                                                  Principal     Cut-off Date     Initial         Term          Term       Maturity
   # Property Name(1)                              Balance      Balance(6)    Pool Balance    (months)      (months)    (months)(7)
   ------------------                              -------      -----------   ------------    --------      --------    -----------

293 Kingswood Place Apartments                    785,000          782,426       0.1%           240           238           120
294 4525-4535 McEwen Road                         750,000          749,172       0.1%           300           299           120
295 Doms Metroplex Park                           750,000          749,145       0.1%           300           299           120
296 Baxter Mills Apartments                       740,000          738,433       0.1%           300           298           120
297 Seven Eleven                                  725,000          723,392       0.1%           300           298           120
298 Royal North Apartments                        722,500          720,387       0.1%           300           297           120
299 3314 Mount Pleasant Apartments                710,000          707,854       0.1%           300           297           120
300 Virginia Apartments                           700,000          699,186       0.1%           300           299           120
301 Pagewood Oval Apartments                      675,000          672,740       0.1%           300           297           120
302 Creekview Condominiums                        630,000          628,691       0.1%           300           298           120
303 Park Hill Apartments                          615,000          613,961       0.1%           360           358           120
304 Amherst Gardens                               600,000          598,694       0.1%           300           298           120
305 Arlington Arms Apartments                     585,000          583,666       0.1%           300           298           120
306 Rebecca Apartments                            525,000          521,866       0.0%           240           236           240
307 Barstow Plaza                                 500,000          499,461       0.0%           300           299           120
308 Fleur de Lis Apartments                       500,000          498,217       0.0%           300           296           120
309 2602 Penny Lane                               484,000          483,049       0.0%           300           298           120
310 3246 Navarre Avenue                           457,500          456,550       0.0%           300           298           120
311 Tara Apartments                               450,000          448,432       0.0%           240           238           240
312 Mark V Apartments                             420,000          419,168       0.0%           300           298           120
313 Hallmark Apartments                           400,000          398,843       0.0%           300           297           120
314 Mirage Apartments                             388,000          386,867       0.0%           300           297           120
315 Main Street Studios                           380,000          379,302       0.0%           360           357           120
316 Summertree Apartments                         371,000          369,677       0.0%           300           296           120
317 Prestige State Bank                           360,000          359,347       0.0%           300           298           120
318 Masonic Temple                                350,000          349,314       0.0%           300           298           120

=================================================================================================================================
    Total/Weighted Average                $ 1,153,250,436  $ 1,149,622,805     100.0%           315           312           130
=================================================================================================================================
    Maximum:                              $    75,000,000  $    74,732,033       6.5%           360           359           300
    Minimum:                              $        67,475  $        66,773       0.0%           120           117            60

                                                    Remaining
                                                    Term to                                First
                                                    Maturity      Mortgage    Monthly     Payment   Maturity
  # Property Name(1)                               (months)(7)     Rate       Payment      Date       Date       ARD(8)
  -----------------                                -----------    --------    -------     -------   --------     ------
293 Kingswood Place Apartments                         118         7.790%    6,463.83     11/1/98    10/1/08
294 45254535 McEwen Road                               119         7.700%    5,640.47     12/1/98    11/1/08
295 Doms Metroplex Park                                119         7.500%    5,542.43     12/1/98    11/1/08
296 Baxter Mills Apartments                            118         7.400%    5,420.49     11/1/98    10/1/08
297 Seven Eleven                                       118         7.150%    5,193.73     11/1/98    10/1/08
298 Royal North Apartments                             117         8.050%    5,600.32     10/1/98    9/1/08
299 3314 Mount Pleasant Apartments                     117         7.870%    5,418.89     10/1/98    9/1/08
300 Virginia Apartments                                119         7.375%    5,116.16     12/1/98    11/1/08
301 Pagewood Oval Apartments                           117         7.300%    4,900.71     10/1/98    9/1/08
302 Creekview Condominiums                             118         7.500%    4,655.64     11/1/98    10/1/08
303 Park Hill Apartments                               118         6.350%    3,826.75     11/1/98    10/1/08
304 Amherst Gardens                                    118         7.250%    4,336.84     11/1/98    10/1/08
305 Arlington Arms Apartments                          118         7.000%    4,134.66     11/1/98    10/1/08
306 Rebecca Apartments                                 236         8.500%    4,556.07     9/1/98     8/1/18
307 Barstow Plaza                                      119         7.850%    3,809.53     12/1/98    11/1/08
308 Fleur de Lis Apartments                            116         8.320%    3,965.67     9/1/98     8/1/08
309 2602 Penny Lane                                    118         7.790%    3,668.51     11/1/98    10/1/08
310 3246 Navarre Avenue                                118         7.500%    3,380.88     11/1/98    10/1/08
311 Tara Apartments                                    238         7.350%    3,584.01     11/1/98    10/1/18
312 Mark V Apartments                                  118         7.750%    3,172.28     11/1/98    10/1/08
313 Hallmark Apartments                                117         8.110%    3,116.47     10/1/98    9/1/08
314 Mirage Apartments                                  117         8.060%    3,010.09     10/1/98    9/1/08
315 Main Street Studios                                117         7.920%    2,767.14     10/1/98    9/1/08
316 Summertree Apartments                              116         8.320%    2,942.52     9/1/98     8/1/08
317 Prestige State Bank                                118         8.200%    2,826.40     11/1/98    10/1/08
318 Masonic Temple                                     118         7.800%    2,655.15     11/1/98    10/1/08

============================================================================================================
                                                       126         7.120%  $ 8,113,579    9/24/98     7/7/11
============================================================================================================

                                                       298         8.520%  $   526,740    12/1/98    10/1/23
                                                        55         5.780%  $       586     1/1/98     7/1/03

                                                 Prepayment Provision           Defeasance
   # Property Name(1)                            as of Origination(9)           Option(10)
   ------------------                            --------------------           ----------

293 Kingswood Place Apartments                   L (3), YM 1% (6.58), O (0.42)       No
294 45254535 McEwen Road                         L (3), YM 1% (6.5), O (0.5)         No
295 Doms Metroplex Park                          L (3), YM 1% (6.58), O (0.42)       No
296 Baxter Mills Apartments                      L (3), YM 1% (6.5), O (0.5)         No
297 Seven Eleven                                 L (3), YM 1% (6.58), O (0.42)       No
298 Royal North Apartments                       L (3), YM 1% (6.5), O (0.5)         No
299 3314 Mount Pleasant Apartments               L (3), YM 1% (6.58), O (0.42)       No
300 Virginia Apartments                          L (3), YM 1% (6.58), O (0.42)       No
301 Pagewood Oval Apartments                     L (3), YM 1% (6.5), O (0.5)         No
302 Creekview Condominiums                       L (3), YM 1% (6.5), O (0.5)         No
303 Park Hill Apartments                         L (9.5), O (0.5)                    Yes
304 Amherst Gardens                              L (3), YM 1% (6.5), O (0.5)         No
305 Arlington Arms Apartments                    L (3), YM 1% (6.5), O (0.5)         No
306 Rebecca Apartments                           L (3), YM 1% (6.5), O (10.5)        No
307 Barstow Plaza                                L (3), YM 1% (6.58), O (0.42)       No
308 Fleur de Lis Apartments                      L (3), YM 1% (6.5), O (0.5)         No
309 2602 Penny Lane                              L (3), YM 1% (6.58), O (0.42)       No
310 3246 Navarre Avenue                          L (3), YM 1% (6.5), O (0.5)         No
311 Tara Apartments                              L (10), YM 1% (9.5), O (0.5)        No
312 Mark V Apartments                            L (3), YM 1% (6.58), O (0.42)       No
313 Hallmark Apartments                          L (3), YM 1% (6.58), O (0.42)       No
314 Mirage Apartments                            L (3), YM 1% (6.5), O (0.5)         No
315 Main Street Studios                          L (3), YM 1% (6.58), O (0.42)       No
316 Summertree Apartments                        L (3), YM 1% (6.5), O (0.5)         No
317 Prestige State Bank                          L (3), YM 1% (6.5), O (0.5)         No
318 Masonic Temple                               L (3), YM 1% (6.5), O (0.5)         No


(1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building
      # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

(1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Run in Foods DP #4, Run in Foods Unit DP #7, Run in Foods #401, Run in Foods #406, Run in Foods #402, Run in
      Foods #403, Run in Foods # 404, Run in Foods Unit #410, respectively, are cross-collateralized and cross-defaulted. The appraised value of each such Mortgage Loan includes as estimated enterprise value and an appraised real estate value. The aggregate of the appraised real estate values of such Mortgage Loans is $12,240,000.


(1G) The Mortgage Loans secured by Super 8-Midtown, Super 8 - East and Super 8-West, respectively, are cross-collateralized and cross-defaulted.


(1H)  The Mortgage Loans secured by Mission Industrial Park and Jurupa
      Business Park, respectively, are cross-collateralized and cross-defaulted.


(1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.


(2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.


(3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.


(4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.


(5) The Mortgage Loan secured by Rite-Aid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.


(6)   Assumes a Cut-off Date of December 1, 1998.


(7) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.


(8)   Anticipated Repayment Date.


(9) Prepayment Provision as of Origination: L(x) = Lockout or Defeasance for x years YM A%(x) = Greater of Yield Maintenance Premium and A% Prepayment for x years O(x) = Prepayable at par for x years


(10) "Yes" means that defeasance is permitted (as otherwise described in this Prospectus Supplement) notwithstanding the Lockout Period. "Both" means that the Mortgage Loan provides for a Lockout Period followed by a period during which defeasance is permitted and, for purposes of the "Prepayment Provision" set forth in this table and described in this Prospectus Supplement, the two periods are together presented as a "Lockout Period" during which defeasance is permitted (as otherwise described in this Prospectus Supplement).

            Engineering Reserves and Recurring Replacement Reserves

                                                                                                            Contractual
                                                                                           Engineering       Recurring
                                                             Property                      Reserve at       Replacement
  #    Property Name (1)                                     Type                          Origination        Reserve
  -    -----------------                                     ----                          -----------        -------

  1    Chanin Building                                       Office                          $3,438            $0.20
  2    250 South Clinton Street (1A)                         Office                            N/A             $0.25
  3    GATX Warehouse (1A)                                   Industrial                      $3,500            $0.12
  4    1001 and 1011 Airport Industrial Park (1A)            Industrial                      $8,875            $0.10
  5    Northeast Industrial Park Building # 21 (1A)          Industrial                      $12,649           $0.10
  6    507 Plum Street (1A)                                  Office                          $1,038            $0.31
  7    Zanesville (1A)                                       Industrial                      $23,750           $0.10
  8    Northeast Industrial Park Building # 8 (1A)           Industrial                      $8,815            $0.10
  9    Northeast Industrial Park Building # 22 (1A)          Industrial                      $10,349           $0.10
  10   4, 5 & 8 Marway Circle (1A)                           Industrial                     $116,438           $0.12
  11   Marysville (1A)                                       Industrial                      $12,500           $0.10
  12   One Clinton Square (1A)                               Office                          $1,875            $0.20
  13   The Center at Rancho Niguel (1B)                      Retail                          $39,704            N/A
  14   The Edwards Center at Rancho Niguel (1B)              Retail                          $14,446            N/A
  15   Rivertree Court Shopping Center (1C)                  Retail                         $191,875            N/A
  16   Woodland Heights Shopping Center (1C)                 Retail                          $6,875             N/A
  17   Winnetka Commons Shopping Center (1C)                 Retail                            N/A              N/A
  18   Berwyn Plaza Shopping Center (1C)                     Retail                            N/A              N/A
  19   Walgreen's Store (1C)                                 Retail                          $6,875             N/A
  20   Heritage Pointe                                       Multifamily                       N/A             $250
  21   Best Western Inn of Chicago                           Hotel                           $18,750           4.50%
  22   Christiana Hilton Inn - Newark, DE                    Hotel                            $750             4.00%
  23   Embassy Crossing (2)                                  Retail                          $28,299           $0.15
  24   Jefferson at Treetops Apartments                      Multifamily                       N/A             $205
  25   Dominion Tower & Parking Garage                       Mixed Use                       $21,875           $0.16
  26   Holiday Inn Hurstbourne                               Hotel                           $28,125           4.00%
  27   Blue Ash Portfolio (1D)                               Mixed Use                       $23,125            N/A
  28   Springdale Office Center (1D)                         Office                          $41,750            N/A
  29   Executive Center East (1D)                            Office                          $10,250            N/A
  30   McDonald's (1D)                                       Retail                           $625              N/A
  31   11 Park Place                                         Office                         $191,250           $0.25
  32   Twin Creek Apartments                                 Multifamily                       N/A             $250
  33   Storage Box / Stowaway Storage (1E)                   Self Storage                      N/A             $0.20
  34   Maplewood Mobile Estates (1E)                         Manufactured Housing              N/A              N/A
  35   Corporate Office Park                                 Office                            N/A             $0.15
  36   Knights Bridge II Apartments                          Multifamily                    $155,855           $200
  37   Preston Stonebrooke Shopping Center                   Retail                          $37,885            N/A
  38   Run in Foods DP #4 (1F)                               Convenience Store               $23,744            N/A
  39   Run in Foods DP #7 (1F)                               Convenience Store               $41,774            N/A
  40   Run in Foods #401 (1F)                                Convenience Store                 N/A              N/A
  41   Run in Foods #406 (1F)                                Convenience Store               $2,754             N/A
  42   Run in Foods #402 (1F)                                Convenience Store                 N/A              N/A
  43   Run in Foods #403 (1F)                                Convenience Store               $3,092             N/A
  44   Run in Foods #404 (1F)                                Convenience Store               $19,636            N/A
  45   Run in Foods #410 (1F)                                Convenience Store                 N/A              N/A
  46   Super 8-Midtown (1G)                                  Hotel                           $1,345            4.00%
  47   Super 8-East (1G)                                     Hotel                            $377             4.00%
  48   Super 8-West (1G)                                     Hotel                            $403             4.00%
  49   Wellington Woods & Lakes                              Multifamily                     $1,625            $250
  50   Hampton Inn - Indianapolis, IN                        Hotel                             N/A             4.00%
  51   Chidlaw Building                                      Office                            N/A              N/A
  52   Mahwah Business Park                                  Industrial                     $214,870            N/A
  53   Grandview Garden Apartments                           Multifamily                     $46,750           $250
  54   Cornerstone Office Park                               Office                          $48,750            N/A
  55   160 Pine Street                                       Mixed Use                         N/A              N/A
  56   River Run Apartments                                  Multifamily                     $2,650            $250
  57   180 N. Michigan Avenue Office Building                Office                         $148,875            N/A
  58   Oak Hills Apartments                                  Multifamily                    $375,000           $250
  59   145 Rosemary Street                                   Office                          $16,375           $0.20
  60   Holiday Inn - Metroplex-Youngstown, OH                Hotel                           $71,200           4.00%
  61   Tierra Verde Marine Center                            Mixed Use                       $4,675            $0.15
  62   MCOM Building                                         Industrial                        N/A              N/A
  63   Mayport Trace Apartments                              Multifamily                     $13,938           $251
  64   Mercantile Bank Building                              Office                          $43,625            N/A
  65   Brook Forest Apartments                               Multifamily                       N/A             $250
  66   Midfield Shopping Center                              Retail                          $15,000           $0.15
  67   Far East Plaza                                        Retail                          $1,875             N/A
  68   Highland Square Shopping Center                       Retail                            N/A              N/A
  69   Spanish Villa Apartments                              Multifamily                     $76,410           $250
  70   Greens Corner Shopping Center (3)                     Retail                          $45,986           $0.15
  71   Mountain Ridge Apartments                             Multifamily                     $10,250           $250
  72   Radisson Suites - Huntsville, AL                      Hotel                             N/A             4.00%
  73   Holiday Campground                                    RV Park                         $1,875             N/A



                                                                    U/W
                                                                  Recurring          U/W          Tax &
                                                                 Replacement        LC&TI       Insurance
  #    Property Name (1)                                           Reserve       Per Sq. Ft.     Escrows
  -    -----------------                                           -------       -----------     -------

  1    Chanin Building                                              $0.20           $2.20          Both
  2    250 South Clinton Street (1A)                                $0.25           $1.59          Both
  3    GATX Warehouse (1A)                                          $0.15           $0.23          Both
  4    1001 and 1011 Airport Industrial Park (1A)                   $0.10           $0.28          Both
  5    Northeast Industrial Park Building # 21 (1A)                 $0.10           $0.27          Both
  6    507 Plum Street (1A)                                         $0.31           $1.49          Both
  7    Zanesville (1A)                                              $0.10           $0.24          Both
  8    Northeast Industrial Park Building # 8 (1A)                  $0.10           $0.25          Both
  9    Northeast Industrial Park Building # 22 (1A)                 $0.10           $0.25          Both
  10   4, 5 & 8 Marway Circle (1A)                                  $0.20           $0.25          Both
  11   Marysville (1A)                                              $0.10           $0.26          Both
  12   One Clinton Square (1A)                                      $0.20           $1.29          Both
  13   The Center at Rancho Niguel (1B)                             $0.15           $0.47          Both
  14   The Edwards Center at Rancho Niguel (1B)                     $0.10           $0.15          Both
  15   Rivertree Court Shopping Center (1C)                         $0.17           $0.60          Both
  16   Woodland Heights Shopping Center (1C)                        $0.15           $0.30          Both
  17   Winnetka Commons Shopping Center (1C)                        $0.15           $0.91          Both
  18   Berwyn Plaza Shopping Center (1C)                            $0.15           $1.12          Both
  19   Walgreen's Store (1C)                                        $0.20            N/A           Both
  20   Heritage Pointe                                               $250            N/A           Both
  21   Best Western Inn of Chicago                                  4.00%            N/A           Both
  22   Christiana Hilton Inn - Newark, DE                           5.00%            N/A           Both
  23   Embassy Crossing (2)                                         $0.17           $0.41          Both
  24   Jefferson at Treetops Apartments                              $250            N/A           Both
  25   Dominion Tower & Parking Garage                              $0.33           $0.63          Both
  26   Holiday Inn Hurstbourne                                      5.00%            N/A           Both
  27   Blue Ash Portfolio (1D)                                      $0.15           $0.76          Both
  28   Springdale Office Center (1D)                                $0.15           $0.59          Both
  29   Executive Center East (1D)                                   $0.19           $1.03          Both
  30   McDonald's (1D)                                              $0.23            N/A           Both
  31   11 Park Place                                                $0.25           $1.49          Both
  32   Twin Creek Apartments                                         $250            N/A           Both
  33   Storage Box / Stowaway Storage (1E)                          $0.20            N/A           Both
  34   Maplewood Mobile Estates (1E)                                 $50             N/A           Both
  35   Corporate Office Park                                        $0.15           $0.75          Both
  36   Knights Bridge II Apartments                                  $250            N/A           Both
  37   Preston Stonebrooke Shopping Center                          $0.15           $1.01          Both
  38   Run in Foods DP #4 (1F)                                       N/A             N/A           Both
  39   Run in Foods DP #7 (1F)                                       N/A             N/A           Both
  40   Run in Foods #401 (1F)                                        N/A             N/A           Both
  41   Run in Foods #406 (1F)                                        N/A             N/A           Both
  42   Run in Foods #402 (1F)                                        N/A             N/A           Both
  43   Run in Foods #403 (1F)                                        N/A             N/A           Both
  44   Run in Foods #404 (1F)                                        N/A             N/A           Both
  45   Run in Foods #410 (1F)                                        N/A             N/A           Both
  46   Super 8-Midtown (1G)                                         5.00%            N/A           Both
  47   Super 8-East (1G)                                            5.00%            N/A           Both
  48   Super 8-West (1G)                                            5.00%            N/A           Both
  49   Wellington Woods & Lakes                                      $250            N/A           Both
  50   Hampton Inn - Indianapolis, IN                               4.00%            N/A           Both
  51   Chidlaw Building                                             $0.16           $0.44          Both
  52   Mahwah Business Park                                         $0.21           $0.30          Both
  53   Grandview Garden Apartments                                   $250            N/A           Both
  54   Cornerstone Office Park                                      $0.15           $1.26          Both
  55   160 Pine Street                                              $0.20           $1.46          Both
  56   River Run Apartments                                          $250            N/A           Both
  57   180 N. Michigan Avenue Office Building                       $0.22           $1.11          Both
  58   Oak Hills Apartments                                          $250            N/A           Both
  59   145 Rosemary Street                                          $0.20           $1.12          Both
  60   Holiday Inn - Metroplex-Youngstown, OH                       5.00%            N/A           Both
  61   Tierra Verde Marine Center                                   $0.15           $0.30          Both
  62   MCOM Building                                                $0.15           $0.30          Both
  63   Mayport Trace Apartments                                      $250            N/A           Both
  64   Mercantile Bank Building                                     $0.19           $1.07          Both
  65   Brook Forest Apartments                                       $250            N/A           Both
  66   Midfield Shopping Center                                     $0.15           $0.39          Both
  67   Far East Plaza                                               $0.15           $0.67          Both
  68   Highland Square Shopping Center                              $0.17           $0.49          Both
  69   Spanish Villa Apartments                                      $250            N/A           Both
  70   Greens Corner Shopping Center (3)                            $0.15           $0.28          Both
  71   Mountain Ridge Apartments                                     $250            N/A           Both
  72   Radisson Suites - Huntsville, AL                             4.00%            N/A           Both
  73   Holiday Campground                                            $50             N/A           Both


           Engineering Reserves and Recurring Replacement Reserves

                                                                                                            Contractual
                                                                                           Engineering       Recurring
                                                             Property                      Reserve at       Replacement
  #    Property Name (1)                                     Type                          Origination        Reserve
  -    -----------------                                     ----                          -----------        -------

  74   Plantation Meadows Apartments                         Multifamily                       N/A             $250
  75   Gresham Townhomes                                     Multifamily                       N/A             $250
  76   Lakewood Apartments                                   Multifamily                     $78,125           $250
  77   Imperial Plaza Shopping Center                        Retail                          $4,438            $0.20
  78   Super 8 - Las Vegas, NV                               Hotel                             N/A             4.00%
  79   Thunder Hollow                                        Multifamily                       N/A             $250
  80   Woodlake Village Apartments                           Multifamily                     $43,923           $223
  81   K-Mart Montwood Point                                 Retail                            N/A             $0.15
  82   Trabuco Marketplace                                   Retail                            N/A              N/A
  83   Indian Valley Apartments                              Multifamily                     $43,380           $250
  84   Flamingo West Centre                                  Retail                            N/A              N/A
  85   Mill Creek Shopping Center                            Retail                          $40,688            N/A
  86   High Vista Apartments                                 Multifamily                       N/A             $250
  87   Woodland Office Center                                Office                            N/A              N/A
  88   Bayfair Apartments                                    Multifamily                    $258,000           $250
  89   University Green Apartments                           Multifamily                     $3,050            $250
  90   El Dorado Mobile Home Estates                         Manufactured Housing              N/A              N/A
  91   Holiday Inn - Danbury, CT                             Hotel                             N/A             4.00%
  92   Country Inn & Suites Hotel                            Hotel                           $7,725            4.00%
  93   Center Ridge Apartments                               Multifamily                    $247,000           $250
  94   The Marriott Building                                 Office                          $36,250            N/A
  95   Silicon Valley Inn                                    Hotel                           $2,850            4.00%
  96   Best Western  - Sunnyvale                             Hotel                           $1,806            4.00%
  97   Golden Valley Commons                                 Retail                            N/A              N/A
  98   West Park Place                                       Senior Housing                   $625             $250
  99   Naperville Office Court                               Office                          $26,563            N/A
 100   Holiday Inn Express Hotel & Suites - Mountain
       View, CA                                              Hotel                             N/A             4.00%
 101   Best Buy / Drug Emporium                              Retail                            N/A             $0.23
 102   Medical Arts Building                                 Office                            N/A              N/A
 103   Comfort Inn - Sunnyvale                               Hotel                             N/A             4.00%
 104   Holiday Inn North Denver                              Hotel                             N/A             4.00%
 105   Windlands Shopping Center (4)                         Retail                          $6,025            $0.15
 106   Northborough Woods Apartments                         Multifamily                     $23,111           $250
 107   Madison Building                                      Office                          $28,125           $0.20
 108   Victory Townhomes                                     Multifamily                       N/A             $250
 109   Dairy Plaza Shopping Center                           Retail                          $12,250            N/A
 110   Comfort Inn - Concord, NH                             Hotel                           $38,688           4.00%
 111   Peconic Plaza                                         Mixed Use                        $625             $0.19
 112   Bayou Village Place Apartments                        Multifamily                    $199,563           $251
 113   Country Suites - Chattanooga, TN                      Hotel                             N/A             4.00%
 114   Southlake Plaza II                                    Retail                          $1,500             N/A
 115   531 West Deming                                       Multifamily                       N/A             $250
 116   Camelot Apartments                                    Multifamily                     $80,125           $250
 117   Sevilla Apartments                                    Multifamily                     $8,250            $250
 118   The Way III Apartments                                Multifamily                     $65,250           $250
 119   Glenview Office and Industrial Park                   Industrial                      $16,250            N/A
 120   Hampton Inn - Decatur, AL                             Hotel                             N/A             4.00%
 121   Mission Industrial Park (1H)                          Industrial                      $1,563             N/A
 122   Jurupa Business Park (1H)                             Industrial                      $9,337             N/A
 123   Colony Square Shopping Center                         Retail                            N/A             $0.15
 124   Vintage Business Park                                 Office                          $22,388            N/A
 125   Bruno's Shopping Center                               Retail                            N/A              N/A
 126   Crossroads Shopping Center                            Retail                            N/A              N/A
 127   High Country Plaza                                    Retail                            N/A              N/A
 128   Glencoe Avenue Industrial                             Industrial                        N/A              N/A
 129   St. Charles Apartments (1I)                           Multifamily                       N/A             $250
 130   St. James Apartments (1I)                             Multifamily                       N/A             $250
 131   Plaza at Sunrise                                      Mixed Use                         N/A              N/A
 132   Shannon Arms III Apartments                           Multifamily                       N/A             $250
 133   River Valley Square Shopping Center                   Retail                          $10,625            N/A
 134   Rio Commercial Center                                 Industrial                        N/A              N/A
 135   Alexis Apartment Complex                              Multifamily                      $875             $250
 136   Beltway Plaza 4710                                    Office                          $25,875            N/A
 137   Casa Linda MHP                                        Manufactured Housing            $23,938            N/A
 138   Mesa Ridge Apartments                                 Multifamily                     $1,938            $252
 139   Vintage Business Park II                              Office                            N/A              N/A
 140   Mountain Village Shopping Center                      Retail                          $76,456            N/A
 141   Rock River Tower Apartments                           Multifamily                    $213,981           $250
 142   Durango Plaza Retail Center                           Retail                            N/A              N/A
 143   Beatrice Avenue Industrial                            Industrial                        N/A              N/A
 144   Miller Apartments                                     Multifamily                     $2,906            $250
 145   University Square Outlet Mall                         Retail                          $11,125            N/A
 146   Ridgewood Plaza                                       Retail                            N/A              N/A


                                                                      U/W
                                                                   Recurring          U/W          Tax &
                                                                  Replacement        LC&TI       Insurance
  #    Property Name (1)                                            Reserve       Per Sq. Ft.     Escrows
  -    -----------------                                            -------       -----------     -------

  74   Plantation Meadows Apartments                                  $250            N/A           Both
  75   Gresham Townhomes                                              $250            N/A           Both
  76   Lakewood Apartments                                            $250            N/A           Both
  77   Imperial Plaza Shopping Center                                $0.25           $0.42          Both
  78   Super 8 - Las Vegas, NV                                       5.00%            N/A           Both
  79   Thunder Hollow                                                 $250            N/A           Both
  80   Woodlake Village Apartments                                    $250            N/A           Both
  81   K-Mart Montwood Point                                         $0.15           $0.15          Both
  82   Trabuco Marketplace                                           $0.16           $1.10          Both
  83   Indian Valley Apartments                                       $250            N/A           Both
  84   Flamingo West Centre                                          $0.31           $1.29          Both
  85   Mill Creek Shopping Center                                    $0.15           $0.88          Both
  86   High Vista Apartments                                          $250            N/A           Both
  87   Woodland Office Center                                        $0.23           $1.56          Both
  88   Bayfair Apartments                                             $250            N/A           Both
  89   University Green Apartments                                    $250            N/A           Both
  90   El Dorado Mobile Home Estates                                  $50             N/A           Both
  91   Holiday Inn - Danbury, CT                                     5.00%            N/A           Both
  92   Country Inn & Suites Hotel                                    4.00%            N/A           Both
  93   Center Ridge Apartments                                        $250            N/A           Both
  94   The Marriott Building                                         $0.20           $1.09          Both
  95   Silicon Valley Inn                                            4.00%            N/A           Both
  96   Best Western  - Sunnyvale                                     4.00%            N/A           Both
  97   Golden Valley Commons                                         $0.15           $0.87          Both
  98   West Park Place                                                $250            N/A           Both
  99   Naperville Office Court                                       $0.21           $0.98          Both
 100   Holiday Inn Express Hotel & Suites - Mountain View, CA        4.00%            N/A           Both
 101   Best Buy / Drug Emporium                                      $0.23            N/A           Both
 102   Medical Arts Building                                         $0.17           $1.10          Both
 103   Comfort Inn - Sunnyvale                                       4.00%            N/A           Both
 104   Holiday Inn North Denver                                      5.00%            N/A           Both
 105   Windlands Shopping Center (4)                                 $0.15           $0.51          Both
 106   Northborough Woods Apartments                                  $250            N/A           Both
 107   Madison Building                                              $0.20           $0.82          Both
 108   Victory Townhomes                                              $250            N/A           Both
 109   Dairy Plaza Shopping Center                                   $0.18           $0.26          Both
 110   Comfort Inn - Concord, NH                                     4.00%            N/A           Both
 111   Peconic Plaza                                                 $0.19           $1.57          Both
 112   Bayou Village Place Apartments                                 $251            N/A           Both
 113   Country Suites - Chattanooga, TN                              5.00%            N/A           Both
 114   Southlake Plaza II                                            $0.15           $1.02          Both
 115   531 West Deming                                                $250            N/A           Both
 116   Camelot Apartments                                             $250            N/A           Both
 117   Sevilla Apartments                                             $250            N/A           Both
 118   The Way III Apartments                                         $250            N/A           Both
 119   Glenview Office and Industrial Park                           $0.26           $0.42          Both
 120   Hampton Inn - Decatur, AL                                     4.00%            N/A           Both
 121   Mission Industrial Park (1H)                                  $0.10           $0.25          Both
 122   Jurupa Business Park (1H)                                     $0.16           $0.27          Both
 123   Colony Square Shopping Center                                 $0.15           $0.43          Both
 124   Vintage Business Park                                         $0.15           $1.35          Both
 125   Bruno's Shopping Center                                       $0.13           $0.10          Both
 126   Crossroads Shopping Center                                    $0.10           $0.14          Both
 127   High Country Plaza                                            $0.18           $0.99          Both
 128   Glencoe Avenue Industrial                                     $0.16           $0.71          Both
 129   St. Charles Apartments (1I)                                    $250            N/A           Both
 130   St. James Apartments (1I)                                      $250            N/A           Both
 131   Plaza at Sunrise                                              $0.15           $1.07          Both
 132   Shannon Arms III Apartments                                    $250            N/A           Both
 133   River Valley Square Shopping Center                           $0.17           $0.71          Both
 134   Rio Commercial Center                                         $0.15           $0.20          Both
 135   Alexis Apartment Complex                                       $250            N/A           Both
 136   Beltway Plaza 4710                                            $0.26           $1.02          Both
 137   Casa Linda MHP                                                 $50             N/A           Both
 138   Mesa Ridge Apartments                                          $252            N/A           Both
 139   Vintage Business Park II                                      $0.20           $1.47          Both
 140   Mountain Village Shopping Center                              $0.12           $0.56          Both
 141   Rock River Tower Apartments                                    $250            N/A           Both
 142   Durango Plaza Retail Center                                   $0.15           $1.53          Both
 143   Beatrice Avenue Industrial                                    $0.15           $0.63          Both
 144   Miller Apartments                                              $250            N/A           Both
 145   University Square Outlet Mall                                 $0.23           $0.95          Both
 146   Ridgewood Plaza                                               $0.15           $0.58          Both

         Engineering Reserves and Recurring Replacement Reserves

                                                                                                            Contractual
                                                                                           Engineering       Recurring
                                                             Property                      Reserve at       Replacement
  #    Property Name (1)                                     Type                          Origination        Reserve
  -    -----------------                                     ----                          -----------        -------

 147   Chase Village Apartments                              Multifamily                     $9,063            $250
 148   Warsaw Village Shopping Center                        Retail                            N/A              N/A
 149   Provident Place Office Building                       Office                          $2,000             N/A
 150   920 S. Waukegan Road                                  Office                           $625              N/A
 151   Amberley Suite Hotel                                  Hotel                             N/A             4.00%
 152   Rite-Aid of Maine, Inc. (5)                           Triple Net Lease                  N/A              N/A
 153   Stuart Towne Apartments                               Multifamily                     $93,382           $250
 154   Santa Ana Villa                                       Multifamily                    $120,000           $350
 155   Orland Park Outlots                                   Retail                            N/A              N/A
 156   Brazos Square Shopping Center                         Retail                            N/A              N/A
 157   Community Mall                                        Office                         $165,686            N/A
 158   Comfort Inn - Fife, WA                                Hotel                             N/A             4.00%
 159   Aspen Business Center                                 Office                          $5,625             N/A
 160   Hampton Inn - Ft. Pierce, FL                          Hotel                           $1,250            4.00%
 161   Oak Tree Mobile Home Park                             Manufactured Housing           $400,000            N/A
 162   Walnut Square Apartments                              Multifamily                     $12,750           $250
 163   Royal Oaks Mobile Home Park                           Manufactured Housing            $40,331            N/A
 164   Plymouth Square Apartments                            Multifamily                     $7,500            $250
 165   Watchung View Apartments                              Multifamily                       N/A             $250
 166   Embassy Apartments                                    Multifamily                     $24,180           $287
 167   Best Buy - West Dundee                                Retail                          $4,375             N/A
 168   1400 Destrehan Avenue                                 Industrial                        N/A             $0.10
 169   Breckenridge Condominiums                             Multifamily                     $12,188           $250
 170   Rosemont Terrace Apartments                           Multifamily                     $45,575           $399
 171   Days Inn - Dover, DE                                  Hotel                           $12,431           3.70%
 172   Iberia Center                                         Retail                            N/A              N/A
 173   Shadydale Village Mobile Home Park                    Manufactured Housing              N/A              N/A
 174   Park Terrace Shopping Center                          Retail                          $2,063            $0.15
 175   Hanover Village Apartments                            Multifamily                    $137,813           $250
 176   Travelodge Hotel--Seatac                              Hotel                           $2,031            4.00%
 177   Harlem Furniture                                      Retail                            N/A              N/A
 178   Tree Tops Apartments                                  Multifamily                     $6,875            $250
 179   Old Town Place Apartments                             Multifamily                     $6,344            $250
 180   The Meadows Apartments                                Multifamily                       N/A             $250
 181   Chapman & Feldner Shopping Center                     Retail                            N/A             $0.64
 182   BCH Office Building                                   Mixed Use                       $12,200            N/A
 183   Colonial Pines Mobile Estates                         Manufactured Housing              N/A              N/A
 184   NationsBank Professional Center                       Office                          $5,188            $0.15
 185   Belmeade Office Park                                  Industrial                      $15,000            N/A
 186   Central Building                                      Mixed Use                       $65,000           $0.20
 187   710 Amsterdam Avenue                                  Multifamily                     $5,813            $319
 188   Sandstone Apartments & Vista North Apartments         Multifamily                     $14,750           $258
 189   Highland Park Place Shopping Center                   Retail                            N/A              N/A
 190   Salem Creek Apartment Complex                         Multifamily                     $2,125            $250
 191   Country Greens Apartments                             Multifamily                     $3,625            $250
 192   Quail Ridge Apartments                                Multifamily                     $29,525           $250
 193   Harold Gilstrap Shopping Center                       Retail                          $8,761            $0.15
 194   Sahara West Plaza                                     Retail                          $5,200             N/A
 195   Walgreen's                                            Retail                            N/A             $0.15
 196   Econolodge - Bangor, ME                               Hotel                           $19,188           5.00%
 197   Comfort Inn - Bangor, ME                              Hotel                           $12,125           5.00%
 198   Point Clinton                                         Mixed Use                         N/A              N/A
 199   Rite-Aid Pharmacy                                     Triple Net Lease                  N/A              N/A
 200   Ravenscroft Apartments                                Multifamily                     $37,375           $250
 201   Coach Country Corral MHP                              Manufactured Housing              N/A              N/A
 202   Taft and Cleveland Paradise Apartments                Multifamily                       N/A             $279
 203   Tyrone Village MHP                                    Manufactured Housing            $13,000            N/A
 204   Steamboat Road                                        Multifamily                       N/A             $197
 205   Kerr Station Village                                  Mixed Use                       $5,000             N/A
 206   Meadow Run Apartments                                 Multifamily                     $11,375           $250
 207   45 Church Street                                      Office                          $88,172            N/A
 208   New Brunswick Apartments                              Multifamily                     $41,875           $250
 209   Fiesta RV Resort                                      RV Park                           N/A              N/A
 210   Cedar Place Office Park                               Office                            N/A              N/A
 211   Oak Hollow Mobile Home Park                           Manufactured Housing            $3,525             N/A
 212   Centerline Plaza Apartments                           Multifamily                     $6,125            $250
 213   Gottschalk's Department Store                         Retail                            N/A             $0.18
 214   Southport Place                                       Office                            $90              N/A
 215   Bell Building                                         Office                            N/A              N/A
 216   Days Inn - Bangor, ME                                 Hotel                           $34,994           5.00%
 217   Stratford Shopping Center                             Retail                          $55,250           $0.15
 218   Country Aire Manor                                    Manufactured Housing              N/A              N/A
 219   Corlett Creek Apartments                              Multifamily                     $23,650           $261







                                                                   U/W
                                                                Recurring          U/W          Tax &
                                                               Replacement        LC&TI       Insurance
  #    Property Name (1)                                         Reserve       Per Sq. Ft.     Escrows
  -    -----------------                                         -------       -----------     -------

 147   Chase Village Apartments                                    $250            N/A           Both
 148   Warsaw Village Shopping Center                             $0.15           $0.35          Both
 149   Provident Place Office Building                            $0.15           $1.12          Both
 150   920 S. Waukegan Road                                       $0.15           $1.35          Both
 151   Amberley Suite Hotel                                       4.00%            N/A           Both
 152   Rite-Aid of Maine, Inc. (5)                                $0.10            N/A           Both
 153   Stuart Towne Apartments                                     $250            N/A           Both
 154   Santa Ana Villa                                             $350            N/A           Both
 155   Orland Park Outlots                                        $0.15           $0.63          Both
 156   Brazos Square Shopping Center                              $0.15           $0.94          Both
 157   Community Mall                                             $0.39           $0.68          Both
 158   Comfort Inn - Fife, WA                                     4.00%            N/A           Both
 159   Aspen Business Center                                      $0.15           $0.72          Both
 160   Hampton Inn - Ft. Pierce, FL                               4.00%            N/A           Both
 161   Oak Tree Mobile Home Park                                   $174            N/A           Both
 162   Walnut Square Apartments                                    $250            N/A           Both
 163   Royal Oaks Mobile Home Park                                 $49             N/A           Both
 164   Plymouth Square Apartments                                  $250            N/A           Both
 165   Watchung View Apartments                                    $250            N/A           Both
 166   Embassy Apartments                                          $314            N/A           Both
 167   Best Buy - West Dundee                                     $0.15           $0.20          None
 168   1400 Destrehan Avenue                                      $0.10            N/A           Both
 169   Breckenridge Condominiums                                   $250            N/A           Both
 170   Rosemont Terrace Apartments                                 $257            N/A           Both
 171   Days Inn - Dover, DE                                       4.00%            N/A           Both
 172   Iberia Center                                              $0.15           $1.00          Both
 173   Shadydale Village Mobile Home Park                          $50             N/A           Both
 174   Park Terrace Shopping Center                               $0.18           $1.00          Both
 175   Hanover Village Apartments                                  $276            N/A           Both
 176   Travelodge Hotel--Seatac                                   4.00%            N/A           Both
 177   Harlem Furniture                                           $0.15            N/A           Both
 178   Tree Tops Apartments                                        $250            N/A           Both
 179   Old Town Place Apartments                                   $250            N/A           Both
 180   The Meadows Apartments                                      $311            N/A           Both
 181   Chapman & Feldner Shopping Center                          $0.17           $1.00          Both
 182   BCH Office Building                                        $0.16           $0.76          Both
 183   Colonial Pines Mobile Estates                               $50             N/A           Both
 184   NationsBank Professional Center                            $0.15           $1.22          Both
 185   Belmeade Office Park                                       $0.15           $0.56          Both
 186   Central Building                                           $0.20           $0.75          Both
 187   710 Amsterdam Avenue                                        $319            N/A           Both
 188   Sandstone Apartments & Vista North Apartments               $258            N/A           Both
 189   Highland Park Place Shopping Center                        $0.15           $0.79          Both
 190   Salem Creek Apartment Complex                               $250            N/A           Both
 191   Country Greens Apartments                                   $250            N/A           Both
 192   Quail Ridge Apartments                                      $250            N/A           Both
 193   Harold Gilstrap Shopping Center                            $0.15           $0.04          Both
 194   Sahara West Plaza                                          $0.20           $0.63          Both
 195   Walgreen's                                                 $0.15            N/A           Both
 196   Econolodge - Bangor, ME                                    5.00%            N/A           Both
 197   Comfort Inn - Bangor, ME                                   5.00%            N/A           Both
 198   Point Clinton                                              $0.15           $1.08          Both
 199   Rite-Aid Pharmacy                                          $0.15            N/A           Both
 200   Ravenscroft Apartments                                      $250            N/A           Both
 201   Coach Country Corral MHP                                    $50             N/A           Both
 202   Taft and Cleveland Paradise Apartments                      $250            N/A           Both
 203   Tyrone Village MHP                                          $66             N/A           Both
 204   Steamboat Road                                              $250            N/A           Both
 205   Kerr Station Village                                       $0.19           $0.95          Both
 206   Meadow Run Apartments                                       $250            N/A           Both
 207   45 Church Street                                           $0.15           $1.41          Both
 208   New Brunswick Apartments                                    $250            N/A           Both
 209   Fiesta RV Resort                                            $50             N/A           Both
 210   Cedar Place Office Park                                    $0.21           $0.67          Both
 211   Oak Hollow Mobile Home Park                                 $49             N/A           Both
 212   Centerline Plaza Apartments                                 $250            N/A           Both
 213   Gottschalk's Department Store                              $0.18            N/A           Both
 214   Southport Place                                            $0.15           $1.74          Both
 215   Bell Building                                              $0.20           $1.09          Both
 216   Days Inn - Bangor, ME                                      5.00%            N/A           Both
 217   Stratford Shopping Center                                  $0.15           $0.88          Both
 218   Country Aire Manor                                          $50             N/A           Both
 219   Corlett Creek Apartments                                    $261            N/A           Both

          Engineering Reserves and Recurring Replacement Reserves

                                                                                                            Contractual
                                                                                           Engineering       Recurring
                                                             Property                      Reserve at       Replacement
  #    Property Name (1)                                     Type                          Origination        Reserve
  -    -----------------                                     ----                          -----------        -------

 220   Anchor Bay Apartments                                 Multifamily                     $3,038            $250
 221   Tall Pines Shopping Center                            Retail                          $7,813            $0.17
 222   Skyline Professional Building                         Office                            N/A              N/A
 223   Southwood Acres MHP                                   Manufactured Housing              N/A              N/A
 224   Nalbert Apartments                                    Multifamily                       N/A             $170
 225   1220 South University Avenue                          Retail                          $2,388             N/A
 226   Ware's Van & Storage Co.                              Industrial                      $77,064           $0.15
 227   49 Commerce Drive / 81 Ethan Allen Drive              Industrial                      $3,313             N/A
 228   3211 Battleground                                     Retail                            N/A              N/A
 229   Gardner Building                                      Industrial                       $620             $0.15
 230   778 Main Street                                       Office                          $1,500             N/A
 231   Briarwood Apartments                                  Multifamily                    $119,625           $250
 232   Walton Village Shopping Center                        Retail                          $41,938            N/A
 233   Rancho Santa Fe Shopping Center                       Retail                            N/A              N/A
 234   Winston Place Apartments                              Multifamily                     $65,875           $264
 235   Hondo Park Apartments                                 Multifamily                     $1,250            $250
 236   Allegheny Apartments                                  Multifamily                     $21,875           $250
 237   Huntington North Apartments                           Multifamily                     $3,119            $250
 238   Rite Aid - Yarmouth                                   Triple Net Lease                $1,250             N/A
 239   Sylvan Apartments                                     Multifamily                     $8,750            $250
 240   Finger Lakes/Farmington Court Apartments              Multifamily                     $37,500           $280
 241   Woodlake Resort Village Apartments                    Multifamily                     $7,625            $249
 242   Walnut Villas Apartments                              Multifamily                    $136,235           $250
 243   Portsmouth Place Apartments                           Multifamily                     $12,350           $250
 244   70 Warren Avenue                                      Multifamily                     $2,125            $185
 245   Martinsville Plaza                                    Retail                          $6,588             N/A
 246   Route 66 Business World                               Retail                            N/A             $0.15
 247   Woodwinds Condominiums                                Multifamily                     $7,313            $250
 248   College Square Apartments                             Multifamily                     $74,250           $250
 249   Car Engineering Building                              Industrial                        N/A             $0.17
 250   Executive Townhomes                                   Multifamily                     $2,500            $256
 251   Parkside Place Apartments                             Multifamily                     $14,125           $250
 252   Hartford Crossing Retail Plaza                        Retail                          $53,500            N/A
 253   Cypress Plaza Shopping Center                         Retail                         $138,639            N/A
 254   Sarasota Place Apartments                             Multifamily                     $23,837           $295
 255   Clayton Forest Apartments                             Multifamily                     $1,250            $221
 256   Checker Auto Parts Store                              Retail                            N/A              N/A
 257   Southpointe Center                                    Retail                          $4,375             N/A
 258   Maple Court Apartments                                Multifamily                     $11,375           $250
 259   Crestwood MHP                                         Manufactured Housing              N/A              N/A
 260   Hyde Park Place Apartments                            Multifamily                     $8,125            $250
 261   Allen Medical Office Building                         Office                          $3,250             N/A
 262   Canyon View Offices                                   Office                          $1,438            $0.23
 263   Firehouse Square                                      Retail                            N/A              N/A
 264   Plymouth Place Plaza                                  Retail                          $8,688             N/A
 265   Meridian Mobile Estates                               Manufactured Housing            $3,500             N/A
 266   Country Mobile Estates                                Manufactured Housing            $5,034             N/A
 267   Village Apartments                                    Multifamily                     $2,343            $150
 268   Ackels Mobile Home Park                               Manufactured Housing            $7,719             $50
 269   Redford Manor Apartments                              Multifamily                     $5,738            $275
 270   Doms Business Park                                    Mixed Use                       $2,500            $0.23
 271   Bradfield Creek Townhomes                             Multifamily                       N/A             $250
 272   San Remo Apartments                                   Multifamily                       N/A             $319
 273   Consolidated Printing                                 Industrial                        N/A             $0.15
 274   Knightsbridge Apartments                              Multifamily                       N/A             $250
 275   Whispering Meadows                                    Multifamily                     $27,470           $387
 276   Buckingham Court Apartments                           Multifamily                     $36,875           $250
 277   Homestead Apartments                                  Multifamily                     $38,125           $250
 278   4th Avenue West Estates                               Manufactured Housing              N/A              N/A
 279   Long Point Plaza Apartments                           Multifamily                     $60,000           $253
 280   Treaty Oaks Apartments                                Multifamily                     $10,000           $250
 281   Wilshire Estates MHP                                  Manufactured Housing            $3,750             N/A
 282   Hollywood Video                                       Retail                            N/A             $1.27
 283   5 Milk Street                                         Office                            N/A             $0.28
 284   Cardi Building                                        Office                            N/A             $0.20
 285   Boulevard of Chevy Chase Apartments                   Multifamily                       N/A             $250
 286   10 McKinley Street                                    Office                            N/A             $0.15
 287   Londonaire Townhouses                                 Multifamily                     $12,110           $264
 288   Heon Court Apartments                                 Multifamily                       N/A             $250
 289   One Cameron Place Shopping Center                     Retail                            N/A              N/A
 290   197 U.S. Route One                                    Mixed Use                         N/A             $0.15
 291   980 Forest Avenue                                     Office                            N/A             $0.16
 292   Chandler Crossing Apartments                          Multifamily                       N/A             $250







                                                                   U/W
                                                                Recurring          U/W          Tax &
                                                               Replacement        LC&TI       Insurance
  #    Property Name (1)                                         Reserve       Per Sq. Ft.     Escrows
  -    -----------------                                         -------       -----------     -------

 220   Anchor Bay Apartments                                       $250            N/A           Both
 221   Tall Pines Shopping Center                                 $0.15           $0.11          Both
 222   Skyline Professional Building                              $0.19           $1.42          Both
 223   Southwood Acres MHP                                         $50             N/A           Both
 224   Nalbert Apartments                                          $250            N/A           Both
 225   1220 South University Avenue                               $0.15           $0.71          Both
 226   Ware's Van & Storage Co.                                   $0.15           $0.30          Both
 227   49 Commerce Drive / 81 Ethan Allen Drive                   $0.18           $0.51          Both
 228   3211 Battleground                                          $0.10           $0.95          Both
 229   Gardner Building                                           $0.15           $0.30          Both
 230   778 Main Street                                            $0.27           $0.95          Both
 231   Briarwood Apartments                                        $250            N/A           Both
 232   Walton Village Shopping Center                             $0.25           $1.07          Both
 233   Rancho Santa Fe Shopping Center                            $0.15           $1.00          Both
 234   Winston Place Apartments                                    $264            N/A           Both
 235   Hondo Park Apartments                                       $250            N/A           Both
 236   Allegheny Apartments                                        $250            N/A           Both
 237   Huntington North Apartments                                 $250            N/A           Both
 238   Rite Aid - Yarmouth                                        $0.15            N/A           Both
 239   Sylvan Apartments                                           $250            N/A           Both
 240   Finger Lakes/Farmington Court Apartments                    $250            N/A           Both
 241   Woodlake Resort Village Apartments                          $250            N/A           Both
 242   Walnut Villas Apartments                                    $250            N/A           Both
 243   Portsmouth Place Apartments                                 $250            N/A           Both
 244   70 Warren Avenue                                            $250            N/A           Both
 245   Martinsville Plaza                                         $0.16           $1.01          Both
 246   Route 66 Business World                                    $0.15           $1.00          Both
 247   Woodwinds Condominiums                                      $250            N/A           Both
 248   College Square Apartments                                   $250            N/A           Both
 249   Car Engineering Building                                   $0.17           $0.30          Both
 250   Executive Townhomes                                         $256            N/A           Both
 251   Parkside Place Apartments                                   $250            N/A           Both
 252   Hartford Crossing Retail Plaza                             $0.25           $0.68          Both
 253   Cypress Plaza Shopping Center                              $0.26           $1.00          Both
 254   Sarasota Place Apartments                                   $263            N/A           Both
 255   Clayton Forest Apartments                                   $250            N/A           Both
 256   Checker Auto Parts Store                                   $0.15            N/A           None
 257   Southpointe Center                                         $0.15           $0.67          Both
 258   Maple Court Apartments                                      $250            N/A           Both
 259   Crestwood MHP                                               $50             N/A           Both
 260   Hyde Park Place Apartments                                  $250            N/A           Both
 261   Allen Medical Office Building                              $0.17           $1.05          Both
 262   Canyon View Offices                                        $0.23           $1.00          Both
 263   Firehouse Square                                           $0.15           $0.92          Both
 264   Plymouth Place Plaza                                       $0.15           $0.77          Both
 265   Meridian Mobile Estates                                     $50             N/A           Both
 266   Country Mobile Estates                                      $50             N/A           Both
 267   Village Apartments                                          $275            N/A           Both
 268   Ackels Mobile Home Park                                     $50             N/A           Both
 269   Redford Manor Apartments                                    $277            N/A           Both
 270   Doms Business Park                                         $0.23           $0.50          Both
 271   Bradfield Creek Townhomes                                   $250            N/A           Both
 272   San Remo Apartments                                         $300            N/A           Both
 273   Consolidated Printing                                      $0.15           $0.30          Both
 274   Knightsbridge Apartments                                    $250            N/A           Both
 275   Whispering Meadows                                          $306            N/A           Tax
 276   Buckingham Court Apartments                                 $250            N/A           Both
 277   Homestead Apartments                                        $250            N/A           Both
 278   4th Avenue West Estates                                     $50             N/A           Both
 279   Long Point Plaza Apartments                                 $290            N/A           Both
 280   Treaty Oaks Apartments                                      $300            N/A           Both
 281   Wilshire Estates MHP                                        $50             N/A           Both
 282   Hollywood Video                                            $0.15           $0.38          Both
 283   5 Milk Street                                              $0.28           $1.15          Both
 284   Cardi Building                                             $0.20           $1.00          Both
 285   Boulevard of Chevy Chase Apartments                         $250            N/A           Both
 286   10 McKinley Street                                         $0.15           $1.00          Both
 287   Londonaire Townhouses                                       $264            N/A           Both
 288   Heon Court Apartments                                       $250            N/A           Both
 289   One Cameron Place Shopping Center                          $0.15           $1.00          Both
 290   197 U.S. Route One                                         $0.15           $0.70          Both
 291   980 Forest Avenue                                          $0.16           $1.09          Both
 292   Chandler Crossing Apartments                                $250            N/A           Both

          Engineering Reserves and Recurring Replacement Reserves

                                                                                                            Contractual
                                                                                           Engineering       Recurring
                                                             Property                      Reserve at       Replacement
  #    Property Name (1)                                     Type                          Origination        Reserve
  -    -----------------                                     ----                          -----------        -------

 293   Kingswood Place Apartments                            Multifamily                       N/A             $250
 294   4525-4535 McEwen Road                                 Industrial                        N/A             $0.18
 295   Doms Metroplex Park                                   Industrial                      $2,688            $0.21
 296   Baxter Mills Apartments                               Multifamily                       N/A             $250
 297   Seven Eleven                                          Retail                          $18,025           $0.36
 298   Royal North Apartments                                Multifamily                      $750             $250
 299   3314 Mount Pleasant Apartments                        Multifamily                       N/A             $250
 300   Virginia Apartments                                   Multifamily                       N/A             $195
 301   Pagewood Oval Apartments                              Multifamily                       N/A             $250
 302   Creekview Condominiums                                Multifamily                       N/A             $250
 303   Park Hill Apartments                                  Multifamily                     $10,000           $276
 304   Amherst Gardens                                       Manufactured Housing              N/A              $50
 305   Arlington Arms Apartments                             Multifamily                       N/A             $250
 306   Rebecca Apartments                                    Multifamily                       N/A             $306
 307   Barstow Plaza                                         Retail                           $940             $0.19
 308   Fleur de Lis Apartments                               Multifamily                       N/A             $371
 309   2602 Penny Lane                                       Multifamily                       N/A             $250
 310   3246 Navarre Avenue                                   Mixed Use                        $313             $0.16
 311   Tara Apartments                                       Multifamily                     $3,750            $250
 312   Mark V Apartments                                     Multifamily                      $625             $251
 313   Hallmark Apartments                                   Multifamily                       N/A             $250
 314   Mirage Apartments                                     Multifamily                       N/A             $274
 315   Main Street Studios                                   Multifamily                       N/A             $250
 316   Summertree Apartments                                 Multifamily                       N/A             $212
 317   Prestige State Bank                                   Retail                            N/A             $0.37
 318   Masonic Temple                                        Mixed Use                       $23,313           $0.15

                                                                    U/W
                                                                 Recurring          U/W          Tax &
                                                                Replacement        LC&TI       Insurance
  #    Property Name (1)                                          Reserve       Per Sq. Ft.     Escrows
  -    -----------------                                          -------       -----------     -------

 293   Kingswood Place Apartments                                   $250            N/A           Both
 294   4525-4535 McEwen Road                                       $0.18           $0.30          Both
 295   Doms Metroplex Park                                         $0.21           $0.50          Both
 296   Baxter Mills Apartments                                      $250            N/A           Both
 297   Seven Eleven                                                $0.30           $0.60       Insurance
 298   Royal North Apartments                                       $250            N/A           Both
 299   3314 Mount Pleasant Apartments                               $250            N/A           Both
 300   Virginia Apartments                                          $250            N/A           Both
 301   Pagewood Oval Apartments                                     $250            N/A           Both
 302   Creekview Condominiums                                       $250            N/A           Both
 303   Park Hill Apartments                                         $250            N/A           Both
 304   Amherst Gardens                                              $50             N/A           Both
 305   Arlington Arms Apartments                                    $250            N/A           Both
 306   Rebecca Apartments                                           $306            N/A           Both
 307   Barstow Plaza                                               $0.19           $0.64          Both
 308   Fleur de Lis Apartments                                      $371            N/A           Both
 309   2602 Penny Lane                                              $250            N/A           Both
 310   3246 Navarre Avenue                                         $0.20           $0.75          Both
 311   Tara Apartments                                              $250            N/A           Both
 312   Mark V Apartments                                            $250            N/A           Both
 313   Hallmark Apartments                                          $250            N/A           Both
 314   Mirage Apartments                                            $274            N/A           Both
 315   Main Street Studios                                          $250            N/A           Both
 316   Summertree Apartments                                        $250            N/A           Both
 317   Prestige State Bank                                         $0.15           $1.00          Both
 318   Masonic Temple                                              $0.15           $1.00          Both

(1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

(1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Run in Foods DP #4, Run in Foods Unit DP #7, Run in Foods #401, Run in Foods #406, Run in Foods #402, Run in Foods #403, Run in Foods # 404, Run in Foods Unit #410, respectively, are cross-collateralized and cross-defaulted. The appraised value of each such Mortgage Loan includes as estimated enterprise value and an appraised real estate value. The aggregate of the appraised real estate values of such Mortgage Loans is $12,240,000.

(1G) The Mortgage Loans secured by Super 8-Midtown, Super 8-East and Super 8-West, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Mission Industrial Park and Jurupa Business Park, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.

(2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(5) The Mortgage Loan secured by Rite-Aid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.

            Major Tenants of the Commercial Mortgaged Properties (6)

                                                               Property                            Major Tenant #1
       # Property Name (1)                                       Type           Sq. Ft.                  Name
       -------------------                                       ----            ----                    ----

  1    Chanin Building                                         Office           848,562                     N/A
  2    250 South Clinton Street (1A)                           Office           182,446             AT&T Communications
  3    GATX Warehouse (1A)                                     Industrial       655,500             GATX Logistics, Inc.
  4    1001 and 1011 Airport Industrial Park (1A)              Industrial       284,262                 Bayard Sales
  5    Northeast Industrial Park Building # 21 (1A)            Industrial       100,000            Distribution Unlimited
  6    507 Plum Street (1A)                                    Office            71,449              Unity Mutual Life
  7    Zanesville (1A)                                         Industrial       300,000             Ownes Brockway Glass
  8    Northeast Industrial Park Building # 8 (1A)             Industrial       192,645              Moran Foods, Inc.
  9    Northeast Industrial Park Building # 22 (1A)            Industrial       104,000               Ameriserve Food
 10    4, 5 & 8 Marway Circle (1A)                             Industrial       171,155                Anixter, Inc.
 11    Marysville (1A)                                         Industrial       133,500            Midwest Express, Inc.
 12    One Clinton Square (1A)                                 Office            39,610                  Fleet Bank
 13    The Center at Rancho Niguel (1B)                        Retail           120,867                Hughes Market
 14    The Edwards Center at Rancho Niguel (1B)                Retail            35,600               Edwards Theaters
 15    Rivertree Court Shopping Center (1C)                    Retail           299,055                   Best Buy
 16    Woodland Heights Shopping Center (1C)                   Retail           120,436               Jewel Food Store
 17    Winnetka Commons Shopping Center (1C)                   Retail            42,415                  Walgreens
 18    Berwyn Plaza Shopping Center (1C)                       Retail            18,138                  Walgreens
 19    Walgreen's Store (1C)                                   Retail            15,856                  Walgreens
 23    Embassy Crossing (2)                                    Retail           336,777                   Wal-Mart
 25    Dominion Tower & Parking Garage                         Mixed Use        209,313                     N/A
 27    Blue Ash Portfolio (1D)                                 Mixed Use        232,526                     N/A
 28    Springdale Office Center (1D)                           Office            88,040                     N/A
 29    Executive Center East (1D)                              Office            25,260                     N/A
 30    McDonald's (1D)                                         Retail             4,575            McDonald's Corporation
 31    11 Park Place                                           Office           189,530      State of New York Liquor Authority
 33    Storage Box / Stowaway Storage (1E)                     Self Storage     148,992                     N/A
 35    Corporate Office Park                                   Office           184,844                     N/A
 37    Preston Stonebrooke Shopping Center                     Retail            61,853                     N/A
 51    Chidlaw Building                                        Office           281,561   American Teleconferencing Services, Ltd.
 52    Mahwah Business Park                                    Industrial       401,074             Mahwah Self Storage
 54    Cornerstone Office Park                                 Office            93,633                  TheraCare
 55    160 Pine Street                                         Mixed Use         97,436              KPMG Peat Marwick
 57    180 N. Michigan Avenue Office Building                  Office           210,353                     N/A
 59    145 Rosemary Street                                     Office            86,269                    Lanart
 61    Tierra Verde Marine Center                              Mixed Use         82,271             Tierra Verde Marina
 62    MCOM Building                                           Industrial       172,825        Music City Optical Media, Inc.
 64    Mercantile Bank Building                                Office           109,271       Kansas Dept. of Human Resources
 66    Midfield Shopping Center                                Retail           166,180                Alabama Thrift
 67    Far East Plaza                                          Retail            46,314                Wing Hop Fung
 68    Highland Square Shopping Center                         Retail           214,550                    K Mart
 70    Greens Corner Shopping Center (3)                       Retail           193,467                    K-Mart
 77    Imperial Plaza Shopping Center                          Retail           125,010                  Winn-Dixie
 81    K-Mart Montwood Point                                   Retail           102,017                    K-Mart
 82    Trabuco Marketplace                                     Retail            24,311              Blockbuster Video
 84    Flamingo West Centre                                    Retail            69,369                     N/A
 85    Mill Creek Shopping Center                              Retail            72,471           Shopper's Hardware, Inc.
 87    Woodland Office Center                                  Office            47,270            San Jose Medical Group
 94    The Marriott Building                                   Office            94,586      Illinois Department of Public Aid
 97    Golden Valley Commons                                   Retail            37,955     Hollywood Entertainment Corporation
 99    Naperville Office Court                                 Office            66,738              Amoco Oil Company
101    Best Buy / Drug Emporium                                Retail            73,799              Best Buy Co., Inc.
102    Medical Arts Building                                   Office            88,804                     N/A
105    Windlands Shopping Center (4)                           Retail           106,634               Finders Keepers
107    Madison Building                                        Office            94,554                   WorldCom
109    Dairy Plaza Shopping Center                             Retail            82,200                  Winn Dixie
111    Peconic Plaza                                           Mixed Use         38,108    NY State Department of Motor Vehicles
114    Southlake Plaza II                                      Retail            29,320              Super Crown Books
119    Glenview Office and Industrial Park                     Industrial        83,672                     N/A
121    Mission Industrial Park (1H)                            Industrial       100,602                     N/A
122    Jurupa Business Park (1H)                               Industrial        51,014                     N/A
123    Colony Square Shopping Center                           Retail            48,047                 Office Depot
124    Vintage Business Park                                   Office            27,700              State of AK, DYFS
125    Bruno's Shopping Center                                 Retail            68,400                Bruno's, Inc.
126    Crossroads Shopping Center                              Retail            44,800                  Food Lion
127    High Country Plaza                                      Retail            20,582          Southland Corp. (7-Eleven)
128    Glencoe Avenue Industrial                               Industrial        41,030                     N/A
131    Plaza at Sunrise                                        Mixed Use         41,495           Verite Entertainment Cor
133    River Valley Square Shopping Center                     Retail            36,838                 Arbor Drugs
134    Rio Commercial Center                                   Industrial       105,400                     N/A
136    Beltway Plaza 4710                                      Office            71,429               Strayer College
139    Vintage Business Park II                                Office            26,657       State of Alaska (Post Education)
140    Mountain Village Shopping Center                        Retail           103,135              Rose's Store, Inc.
142    Durango Plaza Retail Center                             Retail            28,980                Charlie's Bar
143    Beatrice Avenue Industrial                              Industrial        44,750         North Hall Productions, Inc.
145    University Square Outlet Mall                           Retail            48,358               Hollywood Video
146    Ridgewood Plaza                                         Retail            36,307               Hollywood Video
148    Warsaw Village Shopping Center                          Retail            60,300                  Food Lion
149    Provident Place Office Building                         Office            40,394                Provident Bank
150    920 S. Waukegan Road                                    Office            19,072        Johnson Heritage Bancorp, Ltd.
152    Rite-Aid of Maine, Inc. (5)                             Triple Net Lease  12,240           Rite Aid of Maine, Inc.
155    Orland Park Outlots                                     Retail            21,200           Hollywood Entertainment

                                                     Major Tenantp#1       Major Tenant #1                 Major Tenant #2
       # Property Name (1)                                Sq.Ft.         Lease Expiration Date                   Name
      -------------------                            ---------------     --------------------             ----------------
  1    Chanin Building                                     N/A                  N/A                             N/A
  2    250 South Clinton Street (1A)                      86,602               10/31/00                   Pioneer Development
  3    GATX Warehouse (1A)                               655,500                5/31/01                           N/A
  4    1001 and 1011 Airport Industrial Park (1A)         91,440                9/1/02                       FDA Packaging
  5    Northeast Industrial Park Building # 21 (1A)       73,000                4/30/08                    Moran Foods, Inc.
  6    507 Plum Street (1A)                               41,000                2/28/04                  Niagara Mohawk Power
  7    Zanesville (1A)                                   300,000                2/9/02                            N/A
  8    Northeast Industrial Park Building # 8 (1A)       192,645                1/31/03                           N/A
  9    Northeast Industrial Park Building # 22 (1A)      104,000               12/31/04                           N/A
 10    4, 5 & 8 Marway Circle (1A)                        66,075                6/30/00                      Anixter, Inc.
 11    Marysville (1A)                                   133,500               11/30/00                           N/A
 12    One Clinton Square (1A)                            39,609               12/31/05                           N/A
 13    The Center at Rancho Niguel (1B)                   36,300                2/1/14                            N/A
 14    The Edwards Center at Rancho Niguel (1B)           320,00                6/1/09                    First Bank & Trust
 15    Rivertree Court Shopping Center (1C)               44,384                1/1/11                   Plitt Theaters, Inc.
 16    Woodland Heights Shopping Center (1C)              60,626                11/1/12                   U.S. Postal Service
 17    Winnetka Commons Shopping Center (1C)              11,890                5/1/30                   Big Wheel Auto Stores
 18    Berwyn Plaza Shopping Center (1C)                  13,506                7/1/23                     Tandy Corporation
 19    Walgreen's Store (1C)                              15,856                3/31/30                           N/A
 23    Embassy Crossing (2)                              118,379                8/28/07               Sports Authority of Florida
 25    Dominion Tower & Parking Garage                     N/A                   N/A                             N/A
 27    Blue Ash Portfolio (1D)                             N/A                   N/A                             N/A
 28    Springdale Office Center (1D)                       N/A                   N/A                             N/A
 29    Executive Center East (1D)                          N/A                   N/A                             N/A
 30    McDonald's (1D)                                     4,575               12/26/13                           N/A
 31    11 Park Place                                      41,700               12/01/03                  NYC Housing Authority
 33    Storage Box / Stowaway Storage (1E)                 N/A                   N/A                             N/A
 35    Corporate Office Park                               N/A                   N/A                             N/A
 37    Preston Stonebrooke Shopping Center                 N/A                   N/A                             N/A
 51    Chidlaw Building                                  106,320                9/1/06                       CCC II, Inc.
 52    Mahwah Business Park                               96,838                5/31/26                      Acupac Corp.
 54    Cornerstone Office Park                            11,892                8/1/00                            N/A
 55    160 Pine Street                                    19,432                5/24/99               Robinson, Mills & Williams
 57    180 N. Michigan Avenue Office Building              N/A                   N/A                             N/A
 59    145 Rosemary Street                                21,541                7/1/01                        Lily Truck
 61    Tierra Verde Marine Center                         61,450                6/30/18                           N/A
 62    MCOM Building                                     172,825                7/1/18                            N/A
 64    Mercantile Bank Building                           29,408                6/30/00                Mercantile Bank of Topeka
 66    Midfield Shopping Center                           45,000                8/31/02                      Piggly Wiggly
 67    Far East Plaza                                     17,138                2/1/06                            N/A
 68    Highland Square Shopping Center                    92,000                9/30/05                       Stein Mart
 70    Greens Corner Shopping Center (3)                  89,342                5/31/06                      Drug Emporium
 77    Imperial Plaza Shopping Center                     52,870                9/30/10                        Big Lots
 81    K-Mart Montwood Point                              86,479               12/31/15                           N/A
 82    Trabuco Marketplace                                 5,308                 12/1/02                      Pro Top Salon
 84    Flamingo West Centre                                N/A                   N/A                             N/A
 85    Mill Creek Shopping Center                         10,979                7/1/02                        Fleet Bank
 87    Woodland Office Center                             20,523                4/30/10                           N/A
 94    The Marriott Building                              94,586                3/1/03                            N/A
 97    Golden Valley Commons                               7,410                12/21/06            FTL Corp. (MGM Liquor Warehouse)
 99    Naperville Office Court                            15,890                7/31/00             A-T Financial Information, Inc.
101    Best Buy / Drug Emporium                           44,599                1/31/09                   Drug Emporium, Inc.
102    Medical Arts Building                               N/A                   N/A                             N/A
105    Windlands Shopping Center (4)                      43,046                3/31/08                   Johnson-Pendergrass
107    Madison Building                                   15,486                7/31/99                           N/A
109    Dairy Plaza Shopping Center                        58,900                2/28/11                           N/A
111    Peconic Plaza                                      11,970                4/1/07             Health Insurance Plan of New York
114    Southlake Plaza II                                 15,000                7/1/06                     New China Buffet
119    Glenview Office and Industrial Park                 N/A                   N/A                             N/A
121    Mission Industrial Park (1H)                        N/A                   N/A                             N/A
122    Jurupa Business Park (1H)                           N/A                   N/A                             N/A
123    Colony Square Shopping Center                      25,167                2/8/09                            N/A
124    Vintage Business Park                               6,925                12/31/07                          USFW
125    Bruno's Shopping Center                            68,400               12/21/14                           N/A
126    Crossroads Shopping Center                         29,000                12/1/17                      CVS Pharmacy
127    High Country Plaza                                  3,000                 9/1/02                        Sports Caf
128    Glencoe Avenue Industrial                           N/A                   N/A                             N/A
131    Plaza at Sunrise                                    6,000                10/31/03                           N/A
133    River Valley Square Shopping Center                10,880                11/1/10                    Blockbuster Video
134    Rio Commercial Center                               N/A                   N/A                             N/A
136    Beltway Plaza 4710                                 19,372                10/1/00                           N/A
139    Vintage Business Park II                           11,730               10/31/03                  State of Alaska (DOI)
140    Mountain Village Shopping Center                   45,495                2/1/07                         Food Lion
142    Durango Plaza Retail Center                         4,500                 5/30/17                    Baja Broiler Inc.
143    Beatrice Avenue Industrial                         44,750                4/30/02                           N/A
145    University Square Outlet Mall                       7,500                 9/30/07                     Tuesday Morning
146    Ridgewood Plaza                                     6,610                 1/15/03                 Applebee's Bar & Grill
148    Warsaw Village Shopping Center                     29,000               11/30/12                        Rite Aid
149    Provident Place Office Building                    11,283                8/1/00              Foundation Management Services
150    920 S. Waukegan Road                                9,538                 6/30/06          New Horizons Electronics Marketing
152    Rite-Aid of Maine, Inc. (5)                        12,240                5/31/18                           N/A
155    Orland Park Outlots                                 8,000                 8/1/12                   The Casual Male, Inc.

                                                          Major Tenant #2     Major Tenant #2             Major Tenant #3
        # Property Name (1)                                   Sq. Ft.      Lease Expiration Date               Name
       --------------------                              ----------------  ---------------------          ----------------
 1     Chanin Building                                         N/A                 N/A                          N/A
 2     250 South Clinton Street (1A)                          20,126              2/28/01                       N/A
 3     GATX Warehouse (1A)                                      N/A                 N/A                         N/A
 4     1001 and 1011 Airport Industrial Park (1A)             64,000              3/31/02                    Tyson Co.
 5     Northeast Industrial Park Building # 21 (1A)           27,000              1/17/03                       N/A
 6     507 Plum Street (1A)                                   30,449              9/29/01                       N/A
 7     Zanesville (1A)                                          N/A                 N/A                         N/A
 8     Northeast Industrial Park Building # 8 (1A)              N/A                 N/A                         N/A
 9     Northeast Industrial Park Building # 22 (1A)             N/A                 N/A                         N/A
 10    4, 5 & 8 Marway Circle (1A)                            45,000              9/30/99                       N/A
 11    Marysville (1A)                                          N/A                 N/A                         N/A
 12    One Clinton Square (1A)                                  N/A                 N/A                         N/A
 13    The Center at Rancho Niguel (1B)                         N/A                 N/A                         N/A
 14    The Edwards Center at Rancho Niguel (1B)                3,600               8/1/06                        N/A
 15    Rivertree Court Shopping Center (1C)                   40,000              3/1/08                        N/A
 16    Woodland Heights Shopping Center (1C)                  17,750              11/1/04                       N/A
 17    Winnetka Commons Shopping Center (1C)                   6,227               3/1/02                        N/A
 18    Berwyn Plaza Shopping Center (1C)                       2,000               2/1/04                        N/A
 19    Walgreen's Store (1C)                                    N/A                 N/A                         N/A
 23    Embassy Crossing (2)                                   50,400             11/30/07                       N/A
 25    Dominion Tower & Parking Garage                          N/A                 N/A                         N/A
 27    Blue Ash Portfolio (1D)                                  N/A                 N/A                         N/A
 28    Springdale Office Center (1D)                            N/A                 N/A                         N/A
 29    Executive Center East (1D)                               N/A                 N/A                         N/A
 30    McDonald's (1D)                                          N/A                 N/A                         N/A
 31    11 Park Place                                          20,507              12/1/99                       N/A
 33    Storage Box / Stowaway Storage (1E)                      N/A                 N/A                         N/A
 35    Corporate Office Park                                    N/A                 N/A                         N/A
 37    Preston Stonebrooke Shopping Center                      N/A                 N/A                         N/A
 51    Chidlaw Building                                       57,896              10/1/07                Memorial Hospital
 52    Mahwah Business Park                                   78,241              6/30/07                       N/A
 54    Cornerstone Office Park                                  N/A                 N/A                         N/A
 55    160 Pine Street                                        12,516             12/31/01            Forell/Elsesser Engineers
 57    180 N. Michigan Avenue Office Building                   N/A                 N/A                         N/A
 59    145 Rosemary Street                                    17,316              12/1/04                Creative Movement
 61    Tierra Verde Marine Center                               N/A                 N/A                         N/A
 62    MCOM Building                                            N/A                 N/A                         N/A
 64    Mercantile Bank Building                               27,134             12/31/05                       N/A
 66    Midfield Shopping Center                               25,000             11/30/01                 Aaron's Rental
 67    Far East Plaza                                           N/A                 N/A                         N/A
 68    Highland Square Shopping Center                        41,000              5/31/08                Silk Tree Factory
 70    Greens Corner Shopping Center (3)                      24,583             11/30/05                       N/A
 77    Imperial Plaza Shopping Center                         19,600             10/31/01                       N/A
 81    K-Mart Montwood Point                                    N/A                 N/A                         N/A
 82    Trabuco Marketplace                                     2,743               4/1/03                    Optometrist
 84    Flamingo West Centre                                     N/A                 N/A                         N/A
 85    Mill Creek Shopping Center                             10,605              6/1/03                        CVS
 87    Woodland Office Center                                   N/A                 N/A                         N/A
 94    The Marriott Building                                    N/A                 N/A                         N/A
 97    Golden Valley Commons                                   6,760               4/30/08                 Paper Warehouse
 99    Naperville Office Court                                 7,901               1/31/01                       N/A
101    Best Buy / Drug Emporium                               29,200              2/28/06                       N/A
102    Medical Arts Building                                    N/A                 N/A                         N/A
105    Windlands Shopping Center (4)                          15,400              2/28/03                 Dollar General
107    Madison Building                                         N/A                 N/A                         N/A
109    Dairy Plaza Shopping Center                              N/A                 N/A                         N/A
111    Peconic Plaza                                           5,600               11/1/01          American Specialty Equipment
114    Southlake Plaza II                                      5,500               6/1/0                     Jewelry 3
119    Glenview Office and Industrial Park                      N/A                 N/A                         N/A
121    Mission Industrial Park (1H)                             N/A                 N/A                         N/A
122    Jurupa Business Park (1H)                                N/A                 N/A                         N/A
123    Colony Square Shopping Center                            N/A                 N/A                         N/A
124    Vintage Business Park                                   4,238               7/30/03                       N/A
125    Bruno's Shopping Center                                  N/A                 N/A                         N/A
126    Crossroads Shopping Center                              9,600               10/1/12                       N/A
127    High Country Plaza                                      2,700               7/1/01                        N/A
128    Glencoe Avenue Industrial                                N/A                 N/A                         N/A
131    Plaza at Sunrise                                         N/A                 N/A                         N/A
133    River Valley Square Shopping Center                     6,018               10/1/00                       N/A
134    Rio Commercial Center                                    N/A                 N/A                         N/A
136    Beltway Plaza 4710                                       N/A                 N/A                         N/A
139    Vintage Business Park II                                7,782               6/30/02                  Coeur Alaska
140    Mountain Village Shopping Center                       21,000              10/1/07                  Eckerd Drugs
142    Durango Plaza Retail Center                             3,600               9/30/00                       N/A
143    Beatrice Avenue Industrial                               N/A                 N/A                         N/A
145    University Square Outlet Mall                           5,500               1/15/04                  Esquire Ltd.
146    Ridgewood Plaza                                         5,600              12/21/02                       N/A
148    Warsaw Village Shopping Center                          9,600              12/31/10                 Dollar General
149    Provident Place Office Building                         6,885               10/1/01               Hammerle and Finley
150    920 S. Waukegan Road                                    4,832               5/31/08            Edward Jacks and Company
152    Rite-Aid of Maine, Inc. (5)                              N/A                 N/A                         N/A
155    Orland Park Outlots                                     2,725               12/1/07                       N/A

                                                        Major Tenant #3       Major Tenant #3
          # Property Name (1)                                Sq. Ft.        Lease Expiration Date
         --------------------                           ---------------     ---------------------
 1     Chanin Building                                       N/A                   N/A
 2     250 South Clinton Street (1A)                         N/A                   N/A
 3     GATX Warehouse (1A)                                   N/A                   N/A
 4     1001 and 1011 Airport Industrial Park (1A)          40,320                2/28/01
 5     Northeast Industrial Park Building # 21 (1A)          N/A                   N/A
 6     507 Plum Street (1A)                                  N/A                   N/A
 7     Zanesville (1A)                                       N/A                   N/A
 8     Northeast Industrial Park Building # 8 (1A)           N/A                   N/A
 9     Northeast Industrial Park Building # 22 (1A)          N/A                   N/A
 10    4, 5 & 8 Marway Circle (1A)                           N/A                   N/A
 11    Marysville (1A)                                       N/A                   N/A
 12    One Clinton Square (1A)                               N/A                   N/A
 13    The Center at Rancho Niguel (1B)                      N/A                   N/A
 14    The Edwards Center at Rancho Niguel (1B)              N/A                   N/A
 15    Rivertree Court Shopping Center (1C)                  N/A                   N/A
 16    Woodland Heights Shopping Center (1C)                 N/A                   N/A
 17    Winnetka Commons Shopping Center (1C)                 N/A                   N/A
 18    Berwyn Plaza Shopping Center (1C)                     N/A                   N/A
 19    Walgreen's Store (1C)                                 N/A                   N/A
 23    Embassy Crossing (2)                                  N/A                   N/A
 25    Dominion Tower & Parking Garage                       N/A                   N/A
 27    Blue Ash Portfolio (1D)                               N/A                   N/A
 28    Springdale Office Center (1D)                         N/A                   N/A
 29    Executive Center East (1D)                            N/A                   N/A
 30    McDonald's (1D)                                       N/A                   N/A
 31    11 Park Place                                         N/A                   N/A
 33    Storage Box / Stowaway Storage (1E)                   N/A                   N/A
 35    Corporate Office Park                                 N/A                   N/A
 37    Preston Stonebrooke Shopping Center                   N/A                   N/A
 51    Chidlaw Building                                    37,484                 8/1/04
 52    Mahwah Business Park                                  N/A                   N/A
 54    Cornerstone Office Park                               N/A                   N/A
 55    160 Pine Street                                     12,516                5/31/99
 57    180 N. Michigan Avenue Office Building                N/A                   N/A
 59    145 Rosemary Street                                 10,019                 3/1/02
 61    Tierra Verde Marine Center                            N/A                   N/A
 62    MCOM Building                                         N/A                   N/A
 64    Mercantile Bank Building                              N/A                   N/A
 66    Midfield Shopping Center                            22,600                1/31/00
 67    Far East Plaza                                        N/A                   N/A
 68    Highland Square Shopping Center                     35,000                10/31/07
 70    Greens Corner Shopping Center (3)                     N/A                   N/A
 77    Imperial Plaza Shopping Center                        N/A                   N/A
 81    K-Mart Montwood Point                                 N/A                   N/A
 82    Trabuco Marketplace                                  1,808                  7/1/00
 84    Flamingo West Centre                                  N/A                   N/A
 85    Mill Creek Shopping Center                          10,035                12/1/00
 87    Woodland Office Center                                N/A                   N/A
 94    The Marriott Building                                 N/A                   N/A
 97    Golden Valley Commons                                6,175                 2/29/12
 99    Naperville Office Court                               N/A                   N/A
101    Best Buy / Drug Emporium                              N/A                   N/A
102    Medical Arts Building                                 N/A                   N/A
105    Windlands Shopping Center (4)                       14,725                2/28/03
107    Madison Building                                      N/A                   N/A
109    Dairy Plaza Shopping Center                           N/A                   N/A
111    Peconic Plaza                                        4,500                   MTM
114    Southlake Plaza II                                   4,500                  7/1/06
119    Glenview Office and Industrial Park                   N/A                   N/A
121    Mission Industrial Park (1H)                          N/A                   N/A
122    Jurupa Business Park (1H)                             N/A                   N/A
123    Colony Square Shopping Center                         N/A                   N/A
124    Vintage Business Park                                 N/A                   N/A
125    Bruno's Shopping Center                               N/A                   N/A
126    Crossroads Shopping Center                            N/A                   N/A
127    High Country Plaza                                    N/A                   N/A
128    Glencoe Avenue Industrial                             N/A                   N/A
131    Plaza at Sunrise                                      N/A                   N/A
133    River Valley Square Shopping Center                   N/A                   N/A
134    Rio Commercial Center                                 N/A                   N/A
136    Beltway Plaza 4710                                    N/A                   N/A
139    Vintage Business Park II                             6,387                  8/1/01
140    Mountain Village Shopping Center                     8,640                 11/1/06
142    Durango Plaza Retail Center                           N/A                   N/A
143    Beatrice Avenue Industrial                            N/A                   N/A
145    University Square Outlet Mall                        5,307                 4/30/01
146    Ridgewood Plaza                                       N/A                   N/A
148    Warsaw Village Shopping Center                       7,150                 12/31/99
149    Provident Place Office Building                      5,375                  3/1/00
150    920 S. Waukegan Road                                 4,702                 5/31/08
152    Rite-Aid of Maine, Inc. (5)                           N/A                   N/A
155    Orland Park Outlots                                   N/A                   N/A

          Major Tenants of the Commercial Mortgaged Properties (6)


                                                     Property                              Major Tenant #1
       # Property Name (1)                             Type            Sq. Ft.                  Name
       -------------------                             ----             ----                    ----

156    Brazos Square Shopping Center                 Retail             65,423                 Olympic Nautilus
157    Community Mall                                Office             38,746             Community Medical Center
159    Aspen Business Center                         Office             51,500                    Ron Weber
167    Best Buy - West Dundee                        Retail             36,262                     Best Buy
168    1400 Destrehan Avenue                         Industrial         88,962           Detroit Diesel Realty, Inc.
172    Iberia Center                                 Retail              9,872                  Boston Market
174    Park Terrace Shopping Center                  Retail             24,813                 PJ's Sports Bar
177    Harlem Furniture                              Retail             20,198              Harlem Furniture, Inc.
181    Chapman & Feldner Shopping Center             Retail             15,557                 Chief Auto Parts
182    BCH Office Building                           Mixed Use          38,531                John F. Otto, Inc.
184    NationsBank Professional Center               Office             25,619              Nationsbank of Florida
185    Belmeade Office Park                          Industrial         58,800                       N/A
186    Central Building                              Mixed Use          30,804               Barlocker Insurance
189    Highland Park Place Shopping Center           Retail             22,280                 Imperial Sports
193    Harold Gilstrap Shopping Center               Retail             83,131                  Pamidia, Inc.
194    Sahara West Plaza                             Retail             29,156             Satellite Scanners, Inc.
195    Walgreen's                                    Retail             23,000                   Walgreen Co.
198    Point Clinton                                 Mixed Use          20,296                  DeMaxims, Inc.
199    Rite-Aid Pharmacy                             Triple Net Lease   11,180         Rite Aid of New Hampshire, Inc.
205    Kerr Station Village                          Mixed Use          37,297                       N/A
207    45 Church Street                              Office             24,978                  Americas Games
210    Cedar Place Office Park                       Office             29,013                 Mortgage Network
213    Gottschalk's Department Store                 Retail             40,000                Gottschalk's, Inc.
214    Southport Place                               Office             16,182                Pappas MacDonnell
215    Bell Building                                 Office             25,066        Illinois Department of Public Aid
217    Stratford Shopping Center                     Retail             31,500             Blockbuster Videos, Inc.
221    Tall Pines Shopping Center                    Retail             50,246            Brookshire Grocery Company
222    Skyline Professional Building                 Office             24,881        Burnsville Family Physicians, P.A.
225    1220 South University Avenue                  Retail             20,203                  Touchdown Cafe
226    Ware's Van & Storage Co.                      Industrial         56,600            Northwest Operations, LLC
227    49 Commerce Drive / 81 Ethan Allen Drive      Industrial         44,351                     VT Pure
228    3211 Battleground                             Retail             10,000                 Hollywood Video
229    Gardner Building                              Industrial         56,400                     H&T Tool
230    778 Main Street                               Office             28,837            Deluca Hoffman Associates
232    Walton Village Shopping Center                Retail             40,849                   World's Gym
233    Rancho Santa Fe Shopping Center               Retail             13,727                 Santa Fe Dental
238    Rite Aid - Yarmouth                           Triple Net Lease   11,180             Rite Aid of Maine, Inc.
245    Martinsville Plaza                            Retail             11,750                1st Strike Karate
246    Route 66 Business World                       Retail             21,825               Manassas Health Club
249    Car Engineering Building                      Industrial         37,000                 Car Engineering
252    Hartford Crossing Retail Plaza                Retail             40,272                    Save A Lot
253    Cypress Plaza Shopping Center                 Retail             91,637                  Players Choice
256    Checker Auto Parts Store                      Retail             14,000                  CSK Auto, Inc.
257    Southpointe Center                            Retail             42,648                    Video Tron
261    Allen Medical Office Building                 Office             15,000    John R. Connolly, M.D. and Patty Connolly
262    Canyon View Offices                           Office             15,531                       N/A
263    Firehouse Square                              Retail             21,020               Schuck's Auto Supply
264    Plymouth Place Plaza                          Retail             17,400                Kitchen Suppliers
270    Doms Business Park                            Mixed Use          25,854                 Foresite Escrow
273    Consolidated Printing                         Industrial         21,600          MacBain Printing Company, Inc.
282    Hollywood Video                               Retail              7,000                 Hollywood Video
283    5 Milk Street                                 Office             25,106              LSM/New England Group
284    Cardi Building                                Office             20,548                 Info Directions
286    10 McKinley Street                            Office             12,180                 Unicyn Financial
289    One Cameron Place Shopping Center             Retail              8,732                     Circle K
290    197 U.S. Route One                            Mixed Use          22,965                 Indisco Kitchens
291    980 Forest Avenue                             Office             17,548            Otis, Atwell & Timberlake
294    4525-4535 McEwen Road                         Industrial         36,122       World Wide Parts & Accessories Corp.
295    Doms Metroplex Park                           Industrial         23,573            Rock Christian Fellowship
297    Seven Eleven                                  Retail              6,500              Southland Corporation
307    Barstow Plaza                                 Retail             64,874                  Heilig-Meyers
310    3246 Navarre Avenue                           Mixed Use           9,816               Medi-Care Orthopedic
317    Prestige State Bank                           Retail              3,305               Prestige State Bank
318    Masonic Temple                                Mixed Use          17,074                  Empire Beauty


                                                Major Tenant #1         Major Tenant #1                 Major Tenant #2
       # Property Name (1)                          Sq. Ft.           Lease Expiration Date                   Name
      --------------------                       --------------       ---------------------             ----------------

156    Brazos Square Shopping Center               8,748                  10/31/02                               N/A
157    Community Mall                             19,300                   8/31/07                   Community Medical (Storage)
159    Aspen Business Center                      22,000                   1/15/05                        Micrograms, Inc.
167    Best Buy - West Dundee                     36,262                   2/23/15                               N/A
168    1400 Destrehan Avenue                      88,962                   3/15/13                               N/A
172    Iberia Center                               3,200                  12/14/07                 Companion Care Animal Hospital
174    Park Terrace Shopping Center                3,672                   4/30/00                          China Express
177    Harlem Furniture                           20,198                   3/31/18                               N/A
181    Chapman & Feldner Shopping Center           3,744                  10/31/00                          Lampost Pizza
182    BCH Office Building                         9,996                  12/31/03              Department of Developmental Services
184    NationsBank Professional Center             4,992                   4/30/03                        Barrington Int'l
185    Belmeade Office Park                         N/A                     N/A                                 N/A
186    Central Building                           16,104                  9/30/02                      Lady's Fitness Center
189    Highland Park Place Shopping Center         6,000                  12/13/02                         T&S Men's Wear
193    Harold Gilstrap Shopping Center            48,506                  5/1/02                          J.C. Food Store
194    Sahara West Plaza                           7,320                   2/28/02                  Sahara Laundryland & Dry Clean
195    Walgreen's                                 23,000                  8/31/58                               N/A
198    Point Clinton                               2,903                   4/1/03                     Sherwin Williams Company
199    Rite-Aid Pharmacy                          11,180                  3/31/18                               N/A
205    Kerr Station Village                         N/A                     N/A                                 N/A
207    45 Church Street                            4,128                   11/1/02                 Sterling Capital & William Pitt
210    Cedar Place Office Park                     3,066                   4/1/03                               N/A
213    Gottschalk's Department Store              40,000                  2/28/05                               N/A
214    Southport Place                             5,294                   2/1/00                          Pepe and Hazard
215    Bell Building                              25,066                  4/3/03                                N/A
217    Stratford Shopping Center                   7,000                   1/31/02                        House of Bargains
221    Tall Pines Shopping Center                 28,000                  1/1/02                K & B Texas Corporation (Rite Aid)
222    Skyline Professional Building               7,706                   4/30/99                           Quick Test
225    1220 South University Avenue                5,029                   3/1/01                       Linc's (Web Chateau)
226    Ware's Van & Storage Co.                   56,600                 10/30/13                               N/A
227    49 Commerce Drive / 81 Ethan Allen Drive    4,766                   4/1/00                               N/A
228    3211 Battleground                           7,500                   4/1/08                   Bruegger's Fresh Bagel Bakery
229    Gardner Building                           10,000                  4/30/00                               N/A
230    778 Main Street                             8,046                   2/15/00                        Connors Brunswick
232    Walton Village Shopping Center             10,581                  2/28/07                               N/A
233    Rancho Santa Fe Shopping Center             2,380                   9/30/01                       Golden Sky Systems
238    Rite Aid - Yarmouth                        11,180                  8/25/18                               N/A
245    Martinsville Plaza                          2,000                   6/1/02                          Starline Nails
246    Route 66 Business World                    16,663                  4/30/04                Las Vegas Discount Tennis & Golf
249    Car Engineering Building                   37,000                 12/31/12                               N/A
252    Hartford Crossing Retail Plaza             14,579                  2/28/05                          Family Dollar
253    Cypress Plaza Shopping Center              20,089                 11/30/02                               N/A
256    Checker Auto Parts Store                    7,000                  11/30/17                         CSK Auto, Inc.
257    Southpointe Center                          7,523                   5/31/02                             High 9
261    Allen Medical Office Building               3,020                   5/1/01                       Walter L. Mason, M.D.
262    Canyon View Offices                          N/A                     N/A                                 N/A
263    Firehouse Square                            5,400                   2/1/08                           Mei Bo, Inc.
264    Plymouth Place Plaza                        4,600                   1/1/99                        Mattress Warehouse
270    Doms Business Park                          6,479                   8/1/00                        Master Pool Supply
273    Consolidated Printing                      21,600                 12/31/12                               N/A
282    Hollywood Video                             7,000                   1/16/12                              N/A
283    5 Milk Street                               7,032                  10/14/00                    Watson Technologies, Inc.
284    Cardi Building                              5,888                   5/1/00                            Great Lakes
286    10 McKinley Street                          3,830                   8/31/99                       Norton Development
289    One Cameron Place Shopping Center           2,680                   3/31/03                          Sea 4 Chicken
290    197 U.S. Route One                          5,855                   6/30/03                          Risbara Bros.
291    980 Forest Avenue                           6,110                   6/30/03                    Lutheran Social Services
294    4525-4535 McEwen Road                      21,025                  6/30/01                    Lotus International Inc.
295    Doms Metroplex Park                         4,411                   4/1/00                      US Communications, Inc.
297    Seven Eleven                                6,500                   9/30/08                               N/A
307    Barstow Plaza                              23,500                  2/1/07                        Silver Screen Video
310    3246 Navarre Avenue                         3,467                  10/26/00                     Healthsouth Corporation
317    Prestige State Bank                         2,205                   8/31/02                      RBZ Enterprises, Inc.
318    Masonic Temple                              2,300                   7/31/03                           Ron's Place





                                                       Major Tenant #2     Major Tenant #2             Major Tenant #3
                                                           Sq. Ft.      Lease Expiration Date               Name
                                                       ---------------  ---------------------          ---------------

156    Brazos Square Shopping Center                       N/A                    N/A                               N/A
157    Community Mall                                     4,200                  5/31/98                            N/A
159    Aspen Business Center                              6,500                  7/1/03                         US Xchange
167    Best Buy - West Dundee                              N/A                    N/A                              N/A
168    1400 Destrehan Avenue                               N/A                    N/A                              N/A
172    Iberia Center                                      1,972                  7/1/08                    Quizno's Classic Subs
174    Park Terrace Shopping Center                       3,099                 12/31/03                        Sal's Pizza
177    Harlem Furniture                                    N/A                    N/A                              N/A
181    Chapman & Feldner Shopping Center                  3,700                  2/28/05                         7-Eleven
182    BCH Office Building                                8,000                  6/30/01                            N/A
184    NationsBank Professional Center                    3,086                 11/30/01                   Suite 300 Corporation
185    Belmeade Office Park                                N/A                    N/A                              N/A
186    Central Building                                  14,700                 2/28/06                            N/A
189    Highland Park Place Shopping Center                5,119                  6/30/02                       Athletic Lady
193    Harold Gilstrap Shopping Center                   21,375                 9/1/07                          Rite Aid
194    Sahara West Plaza                                  3,236                 10/14/98                            N/A
195    Walgreen's                                          N/A                    N/A                              N/A
198    Point Clinton                                      2,530                  8/1/99                      Krause's Florist
199    Rite-Aid Pharmacy                                   N/A                    N/A                              N/A
205    Kerr Station Village                                N/A                    N/A                              N/A
207    45 Church Street                                   3,281                  4/1/02                    Essential Data Corp.
210    Cedar Place Office Park                             N/A                    N/A                              N/A
213    Gottschalk's Department Store                       N/A                    N/A                              N/A
214    Southport Place                                    3,917                  4/1/00               Money Consultants d/b/a Moneco
215    Bell Building                                       N/A                    N/A                              N/A
217    Stratford Shopping Center                          6,500                  2/28/00                   Lady Fitness Centers
221    Tall Pines Shopping Center                        15,000                 6/1/03                             N/A
222    Skyline Professional Building                      3,920                  5/31/00                 Associates Commercial Group
225    1220 South University Avenue                       3,170                  11/1/00                        McDonald's
226    Ware's Van & Storage Co.                            N/A                    N/A                              N/A
227    49 Commerce Drive / 81 Ethan Allen Drive            N/A                    N/A                              N/A
228    3211 Battleground                                  2,500                  7/1/07                             N/A
229    Gardner Building                                    N/A                    N/A                              N/A
230    778 Main Street                                    5,458                 11/30/00               Taylor Communications Company
232    Walton Village Shopping Center                      N/A                    N/A                              N/A
233    Rancho Santa Fe Shopping Center                    1,800                  6/30/00                      Golf Carts, USA
238    Rite Aid - Yarmouth                                 N/A                    N/A                              N/A
245    Martinsville Plaza                                 1,500                  8/31/00                     Quality Cleaners
246    Route 66 Business World                            5,162                  7/31/02                            N/A
249    Car Engineering Building                            N/A                    N/A                              N/A
252    Hartford Crossing Retail Plaza                     8,141                 12/31/02                       Western Auto
253    Cypress Plaza Shopping Center                       N/A                    N/A                              N/A
256    Checker Auto Parts Store                           7,000                  4/30/18                           N/A
257    Southpointe Center                                 6,290                  5/31/99                     Kragen Auto Parts
261    Allen Medical Office Building                      2,839                  9/1/99                   William J. Weise, M.D.
262    Canyon View Offices                                 N/A                    N/A                              N/A
263    Firehouse Square                                   3,000                  11/1/05                           N/A
264    Plymouth Place Plaza                               3,200                  3/1/99                          Mr. Pita
270    Doms Business Park                                 2,875                  6/1/99                            N/A
273    Consolidated Printing                               N/A                    N/A                              N/A
282    Hollywood Video                                     N/A                    N/A                              N/A
283    5 Milk Street                                      4,212                  3/31/00                  Pan Atlantic Consulting
284    Cardi Building                                     5,021                  3/31/99                          Vordex
286    10 McKinley Street                                 1,535                  6/30/01                    Ross Martin Company
289    One Cameron Place Shopping Center                  1,800                  3/31/01                     Thundercloud Subs
290    197 U.S. Route One                                 4,101                  9/30/03                        Maine Prop
291    980 Forest Avenue                                  2,108                  4/30/01                 Dept. of Veteran Affairs
294    4525-4535 McEwen Road                             15,097                 5/31/00                            N/A
295    Doms Metroplex Park                                4,411                  10/1/99                Plumerex Specialty Product
297    Seven Eleven                                        N/A                    N/A                              N/A
307    Barstow Plaza                                     14,915                 1/30/00                       Melvin Tseng
310    3246 Navarre Avenue                                2,760                 10/31/99                 American Family Insurance
317    Prestige State Bank                                1,100                 12/31/99                           N/A
318    Masonic Temple                                     2,100                  9/30/02                           N/A






                                                        Major Tenant #3       Major Tenant #3
                                                           Sq. Ft.        Lease Expiration Date
                                                         --------------   ---------------------

156    Brazos Square Shopping Center                            N/A                   N/A
157    Community Mall                                           N/A                   N/A
159    Aspen Business Center                                   6,500                  8/1/03
167    Best Buy - West Dundee                                   N/A                   N/A
168    1400 Destrehan Avenue                                    N/A                   N/A
172    Iberia Center                                           1,400                  7/1/08
174    Park Terrace Shopping Center                            2,720                 10/31/98
177    Harlem Furniture                                         N/A                   N/A
181    Chapman & Feldner Shopping Center                       2,624                 9/30/01
182    BCH Office Building                                      N/A                   N/A
184    NationsBank Professional Center                         3,032                 10/31/99
185    Belmeade Office Park                                     N/A                   N/A
186    Central Building                                         N/A                   N/A
189    Highland Park Place Shopping Center                     3,200                 1/31/01
193    Harold Gilstrap Shopping Center                         8,450                  9/1/02
194    Sahara West Plaza                                        N/A                   N/A
195    Walgreen's                                               N/A                   N/A
198    Point Clinton                                           2,475                 12/1/02
199    Rite-Aid Pharmacy                                        N/A                   N/A
205    Kerr Station Village                                     N/A                   N/A
207    45 Church Street                                        2,572                  2/1/02
210    Cedar Place Office Park                                  N/A                   N/A
213    Gottschalk's Department Store                            N/A                   N/A
214    Southport Place                                         2,350                  1/1/99
215    Bell Building                                            N/A                   N/A
217    Stratford Shopping Center                               4,800                 3/31/01
221    Tall Pines Shopping Center                               N/A                   N/A
222    Skyline Professional Building                           3,735                 1/31/01
225    1220 South University Avenue                            2,800                 12/1/01
226    Ware's Van & Storage Co.                                 N/A                   N/A
227    49 Commerce Drive / 81 Ethan Allen Drive                 N/A                   N/A
228    3211 Battleground                                        N/A                   N/A
229    Gardner Building                                         N/A                   N/A
230    778 Main Street                                         4,651                 2/28/02
232    Walton Village Shopping Center                           N/A                   N/A
233    Rancho Santa Fe Shopping Center                         1,747                 12/31/02
238    Rite Aid - Yarmouth                                      N/A                   N/A
245    Martinsville Plaza                                      1,500                 10/31/00
246    Route 66 Business World                                  N/A                   N/A
249    Car Engineering Building                                 N/A                   N/A
252    Hartford Crossing Retail Plaza                          8,000                 10/31/01
253    Cypress Plaza Shopping Center                            N/A                   N/A
256    Checker Auto Parts Store                                 N/A                   N/A
257    Southpointe Center                                      6,050                 2/28/17
261    Allen Medical Office Building                           1,770                  9/1/99
262    Canyon View Offices                                      N/A                   N/A
263    Firehouse Square                                         N/A                   N/A
264    Plymouth Place Plaza                                    2,400                  3/1/01
270    Doms Business Park                                       N/A                   N/A
273    Consolidated Printing                                    N/A                   N/A
282    Hollywood Video                                          N/A                   N/A
283    5 Milk Street                                           4,212                 3/31/03
284    Cardi Building                                          3,945                 5/31/00
286    10 McKinley Street                                      1,380                 11/30/99
289    One Cameron Place Shopping Center                       1,252                 4/30/00
290    197 U.S. Route One                                      4,086                 9/30/03
291    980 Forest Avenue                                       2,000                 9/30/00
294    4525-4535 McEwen Road                                    N/A                   N/A
295    Doms Metroplex Park                                     4,230                   MTM
297    Seven Eleven                                             N/A                   N/A
307    Barstow Plaza                                           7,196                 12/31/04
310    3246 Navarre Avenue                                     2,251                 12/31/00
317    Prestige State Bank                                      N/A                   N/A
318    Masonic Temple                                           N/A                   N/A


(1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

(1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Mission Industrial Park and Jurupa Business Park, respectively, are cross-collateralized and cross-defaulted.

(2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(5) The Mortgage Loan secured by Rite-Aid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.

(6)  Only those tenants which occupy 10% or more of the property area.

                    Additional Mortgage Loan Information

                                                                                                          Occupancy       Date of
                                                                Property               Hotel               Rate at       Occupancy
   #    Property Name (1)                                         Type               Franchise        Underwriting (6)     Rate
   -    -----------------                                         ----               ---------        ----------------     ----
   1    Chanin Building                                          Office                                     95.0%         6/30/98
   2    250 South Clinton Street (1A)                            Office                                    100.0%         9/1/98
   3    GATX Warehouse (1A)                                    Industrial                                  100.0%        10/19/98
   4    1001 and 1011 Airport Industrial Park (1A)             Industrial                                  100.0%        10/12/98
   5    Northeast Industrial Park Building # 21 (1A)           Industrial                                  100.0%        10/12/98
   6    507 Plum Street (1A)                                     Office                                    100.0%        10/12/98
   7    Zanesville (1A)                                        Industrial                                  100.0%        10/12/98
   8    Northeast Industrial Park Building # 8 (1A)            Industrial                                  100.0%        10/12/98
   9    Northeast Industrial Park Building # 22 (1A)           Industrial                                  100.0%         9/1/98
  10    4, 5 & 8 Marway Circle (1A)                            Industrial                                   98.0%         9/1/98
  11    Marysville (1A)                                        Industrial                                  100.0%        10/12/98
  12    One Clinton Square (1A)                                  Office                                    100.0%        10/12/98
  13    The Center at Rancho Niguel (1B)                         Retail                                    100.0%         7/1/98
  14    The Edwards Center at Rancho Niguel (1B)                 Retail                                    100.0%         9/1/98
  15    Rivertree Court Shopping Center (1C)                     Retail                                     99.0%         8/31/98
  16    Woodland Heights Shopping Center (1C)                    Retail                                     86.0%         9/30/98
  17    Winnetka Commons Shopping Center (1C)                    Retail                                    100.0%         9/30/98
  18    Berwyn Plaza Shopping Center (1C)                        Retail                                    100.0%         9/30/98
  19    Walgreen's Store (1C)                                    Retail                                    100.0%         7/31/98
  20    Heritage Pointe                                       Multifamily                                   96.0%         9/9/98
  21    Best Western Inn of Chicago                              Hotel              Best Western             N/A         12/31/97
  22    Christiana Hilton Inn - Newark, DE                       Hotel           Hilton Inns, Inc.           N/A         12/31/97
  23    Embassy Crossing (2)                                     Retail                                     97.0%         7/2/98
  24    Jefferson at Treetops Apartments                      Multifamily                                   93.0%         8/20/98
  25    Dominion Tower & Parking Garage                        Mixed Use                                   100.0%         4/1/98
  26    Holiday Inn Hurstbourne                                  Hotel              Holiday Inn              N/A         11/30/97
  27    Blue Ash Portfolio (1D)                                Mixed Use                                    95.0%         2/28/98
  28    Springdale Office Center (1D)                            Office                                     94.0%         4/29/98
  29    Executive Center East (1D)                               Office                                     97.0%         2/28/98
  30    McDonald's (1D)                                          Retail                                    100.0%         8/19/98
  31    11 Park Place                                            Office                                     93.0%         4/1/98
  32    Twin Creek Apartments                                 Multifamily                                  100.0%        10/14/98
  33    Storage Box / Stowaway Storage (1E)                   Self Storage                                  83.0%         6/30/98
  34    Maplewood Mobile Estates (1E)                     Manufactured Housing                             100.0%         7/27/98
  35    Corporate Office Park                                    Office                                     86.0%         10/2/98
  36    Knights Bridge II Apartments                          Multifamily                                   96.0%         4/3/98
  37    Preston Stonebrooke Shopping Center                      Retail                                     96.0%         4/30/98
  38    Run in Foods DP #4 (1F)                            Convenience Store                               100.0%         5/21/98
  39    Run in Foods DP #7 (1F)                            Convenience Store                               100.0%         5/21/98
  40    Run in Foods #401 (1F)                             Convenience Store                               100.0%         5/22/98
  41    Run in Foods #406 (1F)                             Convenience Store                               100.0%         5/25/98
  42    Run in Foods #402 (1F)                             Convenience Store                               100.0%         5/22/98
  43    Run in Foods #403 (1F)                             Convenience Store                               100.0%         5/22/98
  44    Run in Foods #404 (1F)                             Convenience Store                               100.0%         5/21/98
  45    Run in Foods #410 (1F)                             Convenience Store                               100.0%         5/25/98
  46    Super 8-Midtown (1G)                                     Hotel                Super 8                N/A         12/31/97
  47    Super 8-East (1G)                                        Hotel                Super 8                N/A          2/28/98
  48    Super 8-West (1G)                                        Hotel                Super 8                N/A          2/28/98
  49    Wellington Woods & Lakes                              Multifamily                                   92.0%         7/24/98
  50    Hampton Inn - Indianapolis, IN                           Hotel              Hampton Inn              N/A          7/31/97
  51    Chidlaw Building                                         Office                                     82.0%        12/31/97
  52    Mahwah Business Park                                   Industrial                                   89.0%         6/24/98
  53    Grandview Garden Apartments                           Multifamily                                   96.0%         5/1/98
  54    Cornerstone Office Park                                  Office                                     92.0%         8/28/98
  55    160 Pine Street                                        Mixed Use                                    97.0%         6/30/98
  56    River Run Apartments                                  Multifamily                                   92.0%         7/24/98
  57    180 N. Michigan Avenue Office Building                   Office                                     95.0%         5/1/98
  58    Oak Hills Apartments                                  Multifamily                                   96.0%        12/17/97
  59    145 Rosemary Street                                      Office                                    100.0%         7/1/98
  60    Holiday Inn - Metroplex-Youngstown, OH                   Hotel              Holiday Inn              N/A         12/31/97
  61    Tierra Verde Marine Center                             Mixed Use                                   100.0%         6/1/98
  62    MCOM Building                                          Industrial                                  100.0%         6/19/98
  63    Mayport Trace Apartments                              Multifamily                                   93.0%         6/24/98
  64    Mercantile Bank Building                                 Office                                     96.0%         7/1/98
  65    Brook Forest Apartments                               Multifamily                                   89.0%         5/27/98
  66    Midfield Shopping Center                                 Retail                                     89.0%         1/1/98
  67    Far East Plaza                                           Retail                                     94.0%         8/1/98
  68    Highland Square Shopping Center                          Retail                                    100.0%         1/1/98
  69    Spanish Villa Apartments                              Multifamily                                   99.0%         6/1/98
  70    Greens Corner Shopping Center (3)                        Retail                                     90.0%         6/19/98
  71    Mountain Ridge Apartments                             Multifamily                                   94.0%         4/30/98
  72    Radisson Suites - Huntsville, AL                         Hotel                Radisson               N/A          4/30/98
  73    Holiday Campground                                      RV Park                                     76.0%         3/9/98


                                                          Most Recent
                                                           Operating        Most            Most            Most         Most
                                                           Statement       Recent          Recent          Recent       Recent
   #    Property Name (1)                                    Date         Revenue         Expenses           NOI       DSCR (7)
   -    -----------------                                    ----         -------         --------           ---       --------
   1    Chanin Building                                    12/31/97     $23,704,147     $13,243,056     $10,461,091      1.66x
   2    250 South Clinton Street (1A)                      12/31/97       4,075,835       1,287,951       2,787,884      2.01
   3    GATX Warehouse (1A)                                12/31/97       1,770,745          10,537       1,760,208      1.89
   4    1001 and 1011 Airport Industrial Park (1A)         12/31/97       1,239,218         193,752       1,045,466      1.71
   5    Northeast Industrial Park Building # 21 (1A)       12/31/97         796,692         209,192         587,500      1.33
   6    507 Plum Street (1A)                                6/30/98       1,527,492         541,390         986,102      2.26
   7    Zanesville (1A)                                    12/31/97         882,535          34,209         848,326      2.20
   8    Northeast Industrial Park Building # 8 (1A)         9/1/98          718,000         144,000         574,000      1.58
   9    Northeast Industrial Park Building # 22 (1A)       12/31/97         626,462          71,410         555,052      1.80
  10    4, 5 & 8 Marway Circle (1A)                         5/7/98          792,330         267,655         524,675      1.77
  11    Marysville (1A)                                    12/31/97         388,900          66,691         322,209      1.71
  12    One Clinton Square (1A)                             6/30/98         665,686         410,332         255,354      1.81
  13    The Center at Rancho Niguel (1B)                    6/30/98       3,054,643         474,562       2,580,081      1.46
  14    The Edwards Center at Rancho Niguel (1B)            6/30/98         763,032         103,057         659,975      1.50
  15    Rivertree Court Shopping Center (1C)                8/31/98       4,927,242       1,342,305       3,584,937      2.72
  16    Woodland Heights Shopping Center (1C)              12/31/97       1,363,902         858,601         505,301      2.25
  17    Winnetka Commons Shopping Center (1C)              12/31/97         773,810         327,566         446,244      2.60
  18    Berwyn Plaza Shopping Center (1C)                  12/31/97         316,710         135,830         180,880      3.38
  19    Walgreen's Store (1C)                               7/31/98         110,800           3,522         107,278      2.49
  20    Heritage Pointe                                     7/31/98       7,294,643       3,619,750       3,674,893      1.71
  21    Best Western Inn of Chicago                         4/30/98      11,914,464       7,647,590       4,266,874      2.01
  22    Christiana Hilton Inn - Newark, DE                  6/30/98      11,756,473       7,892,034       3,864,439      2.12
  23    Embassy Crossing (2)                                4/30/98       2,470,079         492,833       1,977,246      1.20
  24    Jefferson at Treetops Apartments                    8/20/98       3,187,997         807,994       2,380,003      1.55
  25    Dominion Tower & Parking Garage                     3/31/98       3,740,563       1,146,917       2,593,646      1.59
  26    Holiday Inn Hurstbourne                             2/28/98       7,880,645       4,810,864       3,069,781      1.89
  27    Blue Ash Portfolio (1D)                             2/28/98       2,535,441         926,615       1,608,826      1.86
  28    Springdale Office Center (1D)                       2/28/98       1,073,864         520,957         552,907      1.84
  29    Executive Center East (1D)                          2/28/98         336,847         143,128         193,719      2.16
  30    McDonald's (1D)                                     4/8/98           46,000               0          46,000      2.09
  31    11 Park Place                                       4/30/98       3,885,558       1,948,043       1,937,515      1.62
  32    Twin Creek Apartments                              12/31/97       2,020,508         717,862       1,302,646      1.30
  33    Storage Box / Stowaway Storage (1E)                 4/30/98       1,167,794         352,663         815,131      1.52
  34    Maplewood Mobile Estates (1E)                       4/30/98         840,242         191,547         648,695      1.41
  35    Corporate Office Park                               5/31/98       1,678,936         536,211       1,142,725      1.19
  36    Knights Bridge II Apartments                        2/28/98       1,824,077         777,233       1,046,844      1.37
  37    Preston Stonebrooke Shopping Center                 4/30/98         484,138         279,834         204,304      0.30
  38    Run in Foods DP #4 (1F)                            12/31/97       1,298,022         896,493         401,529      1.48
  39    Run in Foods DP #7 (1F)                            12/31/97       1,210,789         836,245         374,544      1.48
  40    Run in Foods #401 (1F)                             12/31/97         439,652         303,650         136,002      1.48
  41    Run in Foods #406 (1F)                             12/31/97         428,524         295,965         132,559      1.48
  42    Run in Foods #402 (1F)                             12/31/97         389,806         269,223         120,583      1.48
  43    Run in Foods #403 (1F)                             12/31/97         315,034         217,582          97,452      1.48
  44    Run in Foods #404 (1F)                             12/31/97         221,247         152,807          68,440      1.48
  45    Run in Foods #410 (1F)                             12/31/97          33,634          23,230          10,404      1.48
  46    Super 8-Midtown (1G)                                2/28/98       2,875,008       1,501,987       1,373,021      2.54
  47    Super 8-East (1G)                                   2/28/98         665,010         417,550         247,460      1.66
  48    Super 8-West (1G)                                   2/28/98       1,181,800         720,883         460,917      4.13
  49    Wellington Woods & Lakes                            7/31/98       1,745,468         760,477         984,991      1.51
  50    Hampton Inn - Indianapolis, IN                      7/31/98       3,584,109       2,236,923       1,347,186      1.92
  51    Chidlaw Building                                   12/31/97         569,721         261,110         308,611      0.48
  52    Mahwah Business Park                               12/31/97         893,834         484,369         409,465      0.59
  53    Grandview Garden Apartments                         5/31/98       1,790,936         746,088       1,044,848      1.70
  54    Cornerstone Office Park                             5/31/98       1,167,006         322,259         844,747      1.43
  55    160 Pine Street                                    12/31/97       2,065,465       1,006,615       1,058,850      1.73
  56    River Run Apartments                                7/31/98       1,692,097         792,447         899,650      1.51
  57    180 N. Michigan Avenue Office Building              2/28/98       3,252,191       2,196,953       1,055,238      1.79
  58    Oak Hills Apartments                                8/31/98       1,564,404         705,923         858,481      1.31
  59    145 Rosemary Street                                 5/31/98       1,420,348         562,958         857,390      1.45
  60    Holiday Inn - Metroplex-Youngstown, OH              6/30/98       5,346,741       4,176,970       1,169,771      1.88
  61    Tierra Verde Marine Center                         12/31/97       1,156,663         148,852       1,007,811      1.67
  62    MCOM Building                                       4/20/98       1,070,779          32,123       1,038,656      1.56
  63    Mayport Trace Apartments                            6/30/98       1,311,456         583,708         727,748      1.34
  64    Mercantile Bank Building                            3/31/98       1,836,807         863,921         972,886      1.68
  65    Brook Forest Apartments                             4/30/98       2,152,049       1,320,920         831,129      1.56
  66    Midfield Shopping Center                           12/31/97       1,042,396         168,909         873,487      1.75
  67    Far East Plaza                                      3/31/98       1,288,618         451,016         837,602      1.54
  68    Highland Square Shopping Center                    12/31/97         987,877          52,188         935,689      1.69
  69    Spanish Villa Apartments                            6/30/98       1,417,264         685,074         732,190      1.37
  70    Greens Corner Shopping Center (3)                   3/10/98       1,072,503         421,242         651,261      1.24
  71    Mountain Ridge Apartments                           4/30/98       1,416,583         681,140         735,443      1.47
  72    Radisson Suites - Huntsville, AL                    4/30/98       3,801,309       2,553,257       1,248,052      1.94
  73    Holiday Campground                                 12/31/97       1,688,041         856,619         831,422      1.65



                                                                U/W             U/W         U/W
   #    Property Name (1)                                       NOI             NCF      DSCR (7)
   -    -----------------                                       ---             ---      --------
   1    Chanin Building                                    $10,416,196      $8,387,294     1.33x
   2    250 South Clinton Street (1A)                        2,428,788       2,093,634     1.51
   3    GATX Warehouse (1A)                                  1,573,811       1,324,630     1.42
   4    1001 and 1011 Airport Industrial Park (1A)             920,137         813,025     1.33
   5    Northeast Industrial Park Building # 21 (1A)           687,220         650,172     1.47
   6    507 Plum Street (1A)                                   797,643         668,968     1.53
   7    Zanesville (1A)                                        579,210         477,390     1.24
   8    Northeast Industrial Park Building # 8 (1A)            591,226         524,124     1.45
   9    Northeast Industrial Park Building # 22 (1A)           467,358         430,785     1.40
  10    4, 5 & 8 Marway Circle (1A)                            495,524         418,896     1.41
  11    Marysville (1A)                                        318,787         270,593     1.44
  12    One Clinton Square (1A)                                229,535         170,590     1.21
  13    The Center at Rancho Niguel (1B)                     2,462,420       2,387,689     1.35
  14    The Edwards Center at Rancho Niguel (1B)               620,898         611,938     1.40
  15    Rivertree Court Shopping Center (1C)                 3,165,755       2,935,214     2.23
  16    Woodland Heights Shopping Center (1C)                  571,135         516,533     2.30
  17    Winnetka Commons Shopping Center (1C)                  438,957         394,135     2.29
  18    Berwyn Plaza Shopping Center (1C)                      146,111         123,043     2.30
  19    Walgreen's Store (1C)                                  102,102          98,931     2.30
  20    Heritage Pointe                                      3,681,664       3,450,664     1.61
  21    Best Western Inn of Chicago                          3,747,968       3,279,579     1.55
  22    Christiana Hilton Inn - Newark, DE                   3,839,656       3,251,846     1.79
  23    Embassy Crossing (2)                                 2,434,061       2,239,065     1.36
  24    Jefferson at Treetops Apartments                     2,104,305       2,044,305     1.33
  25    Dominion Tower & Parking Garage                      2,319,173       2,117,226     1.29
  26    Holiday Inn Hurstbourne                              2,928,692       2,536,354     1.56
  27    Blue Ash Portfolio (1D)                              1,504,628       1,292,436     1.49
  28    Springdale Office Center (1D)                          623,097         558,353     1.85
  29    Executive Center East (1D)                             192,278         161,426     1.80
  30    McDonald's (1D)                                         40,000          38,933     1.77
  31    11 Park Place                                        1,922,402       1,592,867     1.33
  32    Twin Creek Apartments                                1,353,138       1,293,138     1.29
  33    Storage Box / Stowaway Storage (1E)                    754,600         725,163     1.35
  34    Maplewood Mobile Estates (1E)                          614,939         601,539     1.30
  35    Corporate Office Park                                1,381,818       1,214,662     1.27
  36    Knights Bridge II Apartments                         1,056,695       1,004,695     1.31
  37    Preston Stonebrooke Shopping Center                  1,021,854         950,413     1.40
  38    Run in Foods DP #4 (1F)                                412,783         412,783     1.52
  39    Run in Foods DP #7 (1F)                                385,173         385,173     1.52
  40    Run in Foods #401 (1F)                                 139,435         139,435     1.52
  41    Run in Foods #406 (1F)                                 136,676         136,676     1.52
  42    Run in Foods #402 (1F)                                 124,248         124,248     1.52
  43    Run in Foods #403 (1F)                                 100,780         100,780     1.53
  44    Run in Foods #404 (1F)                                  70,467          70,467     1.52
  45    Run in Foods #410 (1F)                                  11,043          11,043     1.57
  46    Super 8-Midtown (1G)                                 1,174,766       1,035,700     1.92
  47    Super 8-East (1G)                                      219,363         186,214     1.25
  48    Super 8-West (1G)                                      322,687         271,737     2.43
  49    Wellington Woods & Lakes                               962,065         893,565     1.37
  50    Hampton Inn - Indianapolis, IN                       1,337,456       1,192,057     1.70
  51    Chidlaw Building                                     1,058,366         890,623     1.37
  52    Mahwah Business Park                                 1,071,383         867,326     1.25
  53    Grandview Garden Apartments                          1,009,278         903,278     1.47
  54    Cornerstone Office Park                                954,059         821,236     1.39
  55    160 Pine Street                                      1,004,572         842,920     1.38
  56    River Run Apartments                                   889,454         818,454     1.37
  57    180 N. Michigan Avenue Office Building               1,081,050         801,532     1.36
  58    Oak Hills Apartments                                   940,980         879,980     1.34
  59    145 Rosemary Street                                    854,067         740,305     1.25
  60    Holiday Inn - Metroplex-Youngstown, OH               1,130,821         863,480     1.39
  61    Tierra Verde Marine Center                             798,913         761,824     1.26
  62    MCOM Building                                        1,007,129         929,357     1.40
  63    Mayport Trace Apartments                               779,098         728,348     1.35
  64    Mercantile Bank Building                               871,770         733,973     1.26
  65    Brook Forest Apartments                                855,247         766,997     1.44
  66    Midfield Shopping Center                               772,201         682,357     1.36
  67    Far East Plaza                                         843,953         805,777     1.48
  68    Highland Square Shopping Center                      1,017,312         875,698     1.58
  69    Spanish Villa Apartments                               790,501         732,501     1.37
  70    Greens Corner Shopping Center (3)                      759,164         675,021     1.28
  71    Mountain Ridge Apartments                              783,155         724,155     1.44
  72    Radisson Suites - Huntsville, AL                     1,212,079       1,060,022     1.64
  73    Holiday Campground                                     742,250         709,750     1.41


                    Additional Mortgage Loan Information

                                                                                                          Occupancy       Date of
                                                                Property               Hotel               Rate at       Occupancy
   #    Property Name (1)                                         Type               Franchise         Underwriting(6)     Rate
   -    -----------------                                         ----               ---------        ----------------     ----

  74    Plantation Meadows Apartments                         Multifamily                                   99.0%         9/1/98
  75    Gresham Townhomes                                     Multifamily                                   98.0%         2/1/98
  76    Lakewood Apartments                                   Multifamily                                   98.0%         5/1/98
  77    Imperial Plaza Shopping Center                           Retail                                     91.0%         9/1/98
  78    Super 8  - Las Vegas, NV                                 Hotel                Super 8                N/A         12/31/97
  79    Thunder Hollow                                        Multifamily                                   91.0%         7/24/98
  80    Woodlake Village Apartments                           Multifamily                                   97.0%         3/31/98
  81    K-Mart Montwood Point                                    Retail                                     99.0%         4/2/98
  82    Trabuco Marketplace                                      Retail                                    100.0%         9/1/98
  83    Indian Valley Apartments                              Multifamily                                   95.0%         6/30/98
  84    Flamingo West Centre                                     Retail                                     95.0%         8/1/98
  85    Mill Creek Shopping Center                               Retail                                     99.0%         2/1/98
  86    High Vista Apartments                                 Multifamily                                   93.0%         6/10/98
  87    Woodland Office Center                                   Office                                    100.0%         8/12/98
  88    Bayfair Apartments                                    Multifamily                                  100.0%         7/27/98
  89    University Green Apartments                           Multifamily                                   99.0%         7/31/98
  90    El Dorado Mobile Home Estates                     Manufactured Housing                              98.0%         8/1/98
  91    Holiday Inn - Danbury, CT                                Hotel              Holiday Inn              N/A          3/31/98
  92    Country Inn & Suites Hotel                               Hotel          Country Inn & Suites         N/A          4/30/98
  93    Center Ridge Apartments                               Multifamily                                   95.0%         2/1/98
  94    The Marriott Building                                    Office                                    100.0%         3/31/98
  95    Silicon Valley Inn                                       Hotel                  N/A                  N/A          6/30/98
  96    Best Western  - Sunnyvale                                Hotel              Best Western             N/A          6/30/98
  97    Golden Valley Commons                                    Retail                                     97.0%         5/31/98
  98    West Park Place                                      Senior Housing                                 95.0%         3/13/98
  99    Naperville Office Court                                  Office                                     99.0%         3/1/98
  100   Holiday Inn Express Hotel & Suites -
        Mountain View, CA                                        Hotel              Holiday Inn              N/A         12/31/97
  101   Best Buy / Drug Emporium                                 Retail                                    100.0%         7/9/98
  102   Medical Arts Building                                    Office                                     90.0%         6/22/98
  103   Comfort Inn - Sunnyvale                                  Hotel              Comfort Inn              N/A          9/1/98
  104   Holiday Inn North Denver                                 Hotel              Holiday Inn              N/A          1/31/98
  105   Windlands Shopping Center (4)                            Retail                                     98.0%         6/1/98
  106   Northborough Woods Apartments                         Multifamily                                   98.0%         3/26/98
  107   Madison Building                                         Office                                     81.0%         5/1/98
  108   Victory Townhomes                                     Multifamily                                  100.0%         2/1/98
  109   Dairy Plaza Shopping Center                              Retail                                     98.0%         5/1/98
  110   Comfort Inn - Concord, NH                                Hotel              Comfort Inn              N/A         12/31/97
  111   Peconic Plaza                                          Mixed Use                                    97.0%         4/1/98
  112   Bayou Village Place Apartments                        Multifamily                                   88.0%         5/31/98
  113   Country Suites - Chattanooga, TN                         Hotel             Country Suites            N/A          3/30/98
  114   Southlake Plaza II                                       Retail                                    100.0%         2/28/98
  115   531 West Deming                                       Multifamily                                   98.0%         6/9/98
  116   Camelot Apartments                                    Multifamily                                   96.0%         3/2/98
  117   Sevilla Apartments                                    Multifamily                                   92.0%         4/3/98
  118   The Way III Apartments                                Multifamily                                   99.0%         4/14/98
  119   Glenview Office and Industrial Park                    Industrial                                  100.0%         9/10/98
  120   Hampton Inn - Decatur, AL                                Hotel              Hampton Inn              N/A         11/30/97
  121   Mission Industrial Park (1H)                           Industrial                                   99.0%         7/10/98
  122   Jurupa Business Park (1H)                              Industrial                                   87.0%         6/29/98
  123   Colony Square Shopping Center                            Retail                                    100.0%         9/1/98
  124   Vintage Business Park                                    Office                                     94.0%         6/23/98
  125   Bruno's Shopping Center                                  Retail                                    100.0%        11/14/97
  126   Crossroads Shopping Center                               Retail                                    100.0%         4/1/98
  127   High Country Plaza                                       Retail                                    100.0%         7/1/98
  128   Glencoe Avenue Industrial                              Industrial                                  100.0%         8/24/98
  129   St. Charles Apartments (1I)                           Multifamily                                  100.0%         6/23/98
  130   St. James Apartments (1I)                             Multifamily                                  100.0%         6/16/98
  131   Plaza at Sunrise                                       Mixed Use                                    93.0%         7/21/98
  132   Shannon Arms III Apartments                           Multifamily                                  100.0%         5/15/98
  133   River Valley Square Shopping Center                      Retail                                    100.0%         4/1/98
  134   Rio Commercial Center                                  Industrial                                   99.0%         7/23/98
  135   Alexis Apartment Complex                              Multifamily                                   99.0%         4/30/98
  136   Beltway Plaza 4710                                       Office                                     94.0%         5/1/98
  137   Casa Linda MHP                                    Manufactured Housing                              98.0%         8/1/98
  138   Mesa Ridge Apartments                                 Multifamily                                   90.0%         6/30/98
  139   Vintage Business Park II                                 Office                                    100.0%         9/30/98
  140   Mountain Village Shopping Center                         Retail                                    100.0%         1/1/98
  141   Rock River Tower Apartments                           Multifamily                                   93.0%         7/17/98
  142   Durango Plaza Retail Center                              Retail                                     77.0%         8/19/98
  143   Beatrice Avenue Industrial                             Industrial                                  100.0%         4/14/98
  144   Miller Apartments                                     Multifamily                                   97.0%         9/30/98
  145   University Square Outlet Mall                            Retail                                     96.0%         10/9/98
  146   Ridgewood Plaza                                          Retail                                     65.0%         9/3/98

                                                        Most Recent
                                                         Operating        Most            Most            Most         Most
                                                         Statement       Recent          Recent          Recent       Recent
   #    Property Name (1)                                  Date         Revenue         Expenses           NOI        DSCR(7)
   -    -----------------                                  ----         -------         --------           ---       --------
  74    Plantation Meadows Apartments                     6/30/98       1,241,162         512,515         728,647      1.58
  75    Gresham Townhomes                                12/31/97         904,932         278,297         626,635      1.41
  76    Lakewood Apartments                               4/30/98       2,055,120       1,271,848         783,272      1.73
  77    Imperial Plaza Shopping Center                   12/31/97         575,198         167,128         408,070      0.94
  78    Super 8  - Las Vegas, NV                          2/28/98       3,410,931       1,857,823       1,553,108      3.09
  79    Thunder Hollow                                    2/28/98       1,074,888         505,199         569,689      1.32
  80    Woodlake Village Apartments                       3/31/98       1,221,942         654,115         567,827      1.41
  81    K-Mart Montwood Point                             6/15/98         723,241          77,409         645,832      1.26
  82    Trabuco Marketplace                               6/30/98       1,054,964         322,569         732,395      1.85
  83    Indian Valley Apartments                          8/31/98       1,169,289         467,019         702,270      1.70
  84    Flamingo West Centre                              6/30/98       1,101,272         295,509         805,763      1.81
  85    Mill Creek Shopping Center                       12/31/97       1,013,972         265,792         748,180      1.48
  86    High Vista Apartments                             5/31/98       1,363,808         664,679         699,129      1.72
  87    Woodland Office Center                            5/31/98         993,603         286,136         707,467      1.67
  88    Bayfair Apartments                                9/30/98       1,105,950         414,233         691,717      1.67
  89    University Green Apartments                       7/31/98       1,065,156         575,097         490,059      1.26
  90    El Dorado Mobile Home Estates                     6/30/98       1,458,450         590,314         868,136      2.27
  91    Holiday Inn - Danbury, CT                         5/31/98       4,086,245       3,004,380       1,081,865      2.44
  92    Country Inn & Suites Hotel                        4/30/98       2,746,194       1,833,658         912,536      1.71
  93    Center Ridge Apartments                           9/30/98       1,421,202         721,621         699,581      1.79
  94    The Marriott Building                             3/31/98         965,070         369,630         595,440      1.35
  95    Silicon Valley Inn                                6/30/98       2,064,517         924,884       1,139,633      2.77
  96    Best Western  - Sunnyvale                         6/30/98       2,070,554       1,195,731         874,823      2.15
  97    Golden Valley Commons                             5/31/98         732,738         300,721         432,017      1.19
  98    West Park Place                                   4/30/98       1,595,880         795,213         800,667      2.13
  99    Naperville Office Court                           2/28/98         951,521         387,310         564,211      1.55
  100   Holiday Inn Express Hotel & Suites -
        Mountain View, CA                                 3/31/98       1,669,167         959,906         709,261      1.68
  101   Best Buy / Drug Emporium                         12/31/97         592,506          71,683         520,823      1.42
  102   Medical Arts Building                             3/31/98       1,040,342         523,784         516,558      1.49
  103   Comfort Inn - Sunnyvale                           6/30/98       1,645,988         595,785       1,050,203      2.90
  104   Holiday Inn North Denver                          1/31/98       5,288,030       4,443,295         844,735      2.28
  105   Windlands Shopping Center (4)                     4/30/98         310,923         116,889         194,034      0.59
  106   Northborough Woods Apartments                    12/31/97         971,662         602,379         369,283      1.19
  107   Madison Building                                 10/31/97       1,175,066         720,620         454,446      1.36
  108   Victory Townhomes                                12/31/97         621,737         171,254         450,483      1.47
  109   Dairy Plaza Shopping Center                       3/31/98         533,800         149,066         384,734      1.19
  110   Comfort Inn - Concord, NH                         3/31/98       2,030,144       1,297,693         732,451      2.31
  111   Peconic Plaza                                     3/31/98         654,810         201,925         452,885      1.42
  112   Bayou Village Place Apartments                    5/31/98       1,425,556         931,828         493,728      1.72
  113   Country Suites - Chattanooga, TN                  3/31/98       1,991,157       1,396,367         594,790      1.92
  114   Southlake Plaza II                                2/28/98         595,722         115,389         480,333      1.65
  115   531 West Deming                                   5/31/98         799,936         403,128         396,808      1.45
  116   Camelot Apartments                                6/30/98         799,190         419,129         380,061      1.35
  117   Sevilla Apartments                                2/28/98         743,701         376,121         367,580      1.31
  118   The Way III Apartments                           12/31/97       1,229,023         667,360         561,663      1.89
  119   Glenview Office and Industrial Park               4/30/98         687,506         296,411         391,095      1.45
  120   Hampton Inn - Decatur, AL                         4/30/98       1,590,757         994,614         596,143      1.62
  121   Mission Industrial Park (1H)                      6/30/98         375,086          70,034         305,052      1.99
  122   Jurupa Business Park (1H)                         6/30/98         259,824          47,334         212,490      1.69
  123   Colony Square Shopping Center                     8/31/98         475,413          65,456         409,957      1.39
  124   Vintage Business Park                            12/31/97         728,220         215,844         512,376      1.75
  125   Bruno's Shopping Center                          12/31/97         397,000               0         397,000      1.28
  126   Crossroads Shopping Center                        4/10/98         451,159          80,758         370,401      1.33
  127   High Country Plaza                                6/30/98         506,840          96,236         410,604      1.63
  128   Glencoe Avenue Industrial                        12/31/97         524,273         124,290         399,983      1.57
  129   St. Charles Apartments (1I)                       4/30/98         267,013          45,167         221,846      1.52
  130   St. James Apartments (1I)                         4/30/98         203,326          26,225         177,101      1.22
  131   Plaza at Sunrise                                  4/30/98         655,487         156,753         498,734      1.89
  132   Shannon Arms III Apartments                      12/31/97         559,600         226,493         333,107      1.36
  133   River Valley Square Shopping Center               3/31/98         538,104         115,483         422,621      1.74
  134   Rio Commercial Center                             7/31/98         559,882         153,143         406,739      1.61
  135   Alexis Apartment Complex                          9/30/98         595,046         216,049         378,997      1.58
  136   Beltway Plaza 4710                                4/30/98         772,945         326,880         446,065      1.90
  137   Casa Linda MHP                                    6/30/98         504,364         150,360         354,004      1.50
  138   Mesa Ridge Apartments                             7/31/98         928,465         479,094         449,371      1.82
  139   Vintage Business Park II                         12/31/97         533,183         180,464         352,719      1.55
  140   Mountain Village Shopping Center                 12/31/97         457,990          64,504         393,486      1.61
  141   Rock River Tower Apartments                       5/31/98         827,024         533,194         293,830      1.40
  142   Durango Plaza Retail Center                       6/3/98          550,428          59,738         490,690      2.03
  143   Beatrice Avenue Industrial                        1/23/98         408,120          16,325         391,795      1.64
  144   Miller Apartments                                 6/30/98         533,805         215,966         317,839      1.47
  145   University Square Outlet Mall                     5/31/98         419,677         126,735         292,942      1.30
  146   Ridgewood Plaza                                   3/25/98         510,967          83,728         427,239      1.96

                                                          U/W             U/W         U/W
   #    Property Name (1)                                 NOI             NCF      DSCR(7)
   -    -----------------                                 ---             ---      -------
  74    Plantation Meadows Apartments                    690,210         647,710     1.41
  75    Gresham Townhomes                                625,014         604,764     1.36
  76    Lakewood Apartments                              832,027         752,027     1.67
  77    Imperial Plaza Shopping Center                   647,611         563,328     1.30
  78    Super 8  - Las Vegas, NV                       1,312,009       1,147,400     2.28
  79    Thunder Hollow                                   600,489         560,489     1.30
  80    Woodlake Village Apartments                      597,952         538,702     1.33
  81    K-Mart Montwood Point                            647,400         616,502     1.20
  82    Trabuco Marketplace                              612,963         582,125     1.47
  83    Indian Valley Apartments                         637,852         585,852     1.42
  84    Flamingo West Centre                             915,460         804,767     1.81
  85    Mill Creek Shopping Center                       728,376         653,397     1.29
  86    High Vista Apartments                            686,204         625,704     1.54
  87    Woodland Office Center                           639,208         554,375     1.31
  88    Bayfair Apartments                               596,230         562,480     1.36
  89    University Green Apartments                      557,863         509,363     1.31
  90    El Dorado Mobile Home Estates                    854,459         839,709     2.20
  91    Holiday Inn - Danbury, CT                        885,805         681,493     1.54
  92    Country Inn & Suites Hotel                       848,046         738,031     1.38
  93    Center Ridge Apartments                          587,420         531,420     1.36
  94    The Marriott Building                            723,518         601,615     1.37
  95    Silicon Valley Inn                               799,959         727,234     1.77
  96    Best Western  - Sunnyvale                        801,763         726,781     1.79
  97    Golden Valley Commons                            519,239         480,378     1.32
  98    West Park Place                                  610,610         577,860     1.54
  99    Naperville Office Court                          626,337         546,704     1.50
  100   Holiday Inn Express Hotel & Suites -
        Mountain View, CA                                737,347         673,560     1.60
  101   Best Buy / Drug Emporium                         516,950         499,976     1.36
  102   Medical Arts Building                            544,550         432,481     1.25
  103   Comfort Inn - Sunnyvale                          669,669         611,071     1.69
  104   Holiday Inn North Denver                         749,681         485,279     1.31
  105   Windlands Shopping Center (4)                    485,223         414,798     1.27
  106   Northborough Woods Apartments                    456,203         396,203     1.28
  107   Madison Building                                 496,400         399,771     1.20
  108   Victory Townhomes                                425,638         414,388     1.35
  109   Dairy Plaza Shopping Center                      470,124         433,916     1.34
  110   Comfort Inn - Concord, NH                        691,867         613,068     1.93
  111   Peconic Plaza                                    482,421         415,316     1.31
  112   Bayou Village Place Apartments                   489,478         410,978     1.43
  113   Country Suites - Chattanooga, TN                 600,626         504,628     1.63
  114   Southlake Plaza II                               471,541         437,246     1.51
  115   531 West Deming                                  413,037         390,537     1.43
  116   Camelot Apartments                               429,970         396,220     1.41
  117   Sevilla Apartments                               384,395         358,395     1.28
  118   The Way III Apartments                           526,844         476,844     1.60
  119   Glenview Office and Industrial Park              401,915         345,103     1.28
  120   Hampton Inn - Decatur, AL                        594,566         531,020     1.44
  121   Mission Industrial Park (1H)                     271,690         236,480     1.54
  122   Jurupa Business Park (1H)                        207,292         185,326     1.47
  123   Colony Square Shopping Center                    401,366         373,469     1.27
  124   Vintage Business Park                            515,771         474,225     1.62
  125   Bruno's Shopping Center                          401,950         385,943     1.24
  126   Crossroads Shopping Center                       375,053         364,317     1.31
  127   High Country Plaza                               400,148         376,116     1.49
  128   Glencoe Avenue Industrial                        396,911         361,154     1.42
  129   St. Charles Apartments (1I)                      202,452         191,952     1.32
  130   St. James Apartments (1I)                        172,167         163,167     1.12
  131   Plaza at Sunrise                                 474,062         423,549     1.61
  132   Shannon Arms III Apartments                      355,465         335,465     1.37
  133   River Valley Square Shopping Center              394,105         361,606     1.49
  134   Rio Commercial Center                            376,483         339,988     1.35
  135   Alexis Apartment Complex                         351,092         327,592     1.37
  136   Beltway Plaza 4710                               466,853         375,454     1.60
  137   Casa Linda MHP                                   321,198         315,848     1.34
  138   Mesa Ridge Apartments                            368,568         303,816     1.23
  139   Vintage Business Park II                         393,002         348,556     1.53
  140   Mountain Village Shopping Center                 391,693         321,965     1.32
  141   Rock River Tower Apartments                      329,433         301,933     1.44
  142   Durango Plaza Retail Center                      414,440         365,732     1.51
  143   Beatrice Avenue Industrial                       380,766         345,962     1.44
  144   Miller Apartments                                312,282         282,282     1.30
  145   University Square Outlet Mall                    372,342         315,462     1.40
  146   Ridgewood Plaza                                  384,098         357,430     1.64

                    Additional Mortgage Loan Information

                                                                                                         Occupancy        Date of
                                                                Property               Hotel               Rate at       Occupancy
   #    Property Name (1)                                         Type               Franchise        Underwriting (6)      Rate
   -    -----------------                                         ----               ---------        ----------------      ----

  147   Chase Village Apartments                              Multifamily                                   99.0%         5/21/98
  148   Warsaw Village Shopping Center                           Retail                                    100.0%         7/15/98
  149   Provident Place Office Building                          Office                                    100.0%          6/1/98
  150   920 S. Waukegan Road                                     Office                                    100.0%         3/31/98
  151   Amberley Suite Hotel                                     Hotel          Country Inn & Suites         N/A           5/1/98
  152   Rite-Aid of Maine, Inc. (5)                         Triple Net Lease                               100.0%         5/15/98
  153   Stuart Towne Apartments                               Multifamily                                   97.0%         5/20/98
  154   Santa Ana Villa                                       Multifamily                                   94.0%         7/31/98
  155   Orland Park Outlots                                      Retail                                     86.0%          5/1/98
  156   Brazos Square Shopping Center                            Retail                                     92.0%          6/5/98
  157   Community Mall                                           Office                                    100.0%          4/9/98
  158   Comfort Inn - Fife, WA                                   Hotel              Comfort Inn              N/A         12/31/97
  159   Aspen Business Center                                    Office                                     97.0%          7/1/98
  160   Hampton Inn - Ft. Pierce, FL                             Hotel              Hampton Inn              N/A         12/31/97
  161   Oak Tree Mobile Home Park                         Manufactured Housing                              99.0%          8/1/98
  162   Walnut Square Apartments                              Multifamily                                   98.0%        12/25/97
  163   Royal Oaks Mobile Home Park                       Manufactured Housing                             100.0%         3/18/98
  164   Plymouth Square Apartments                            Multifamily                                   97.0%         3/31/98
  165   Watchung View Apartments                              Multifamily                                   96.0%          6/9/98
  166   Embassy Apartments                                    Multifamily                                   94.0%          6/1/98
  167   Best Buy - West Dundee                                   Retail                                    100.0%          4/8/98
  168   1400 Destrehan Avenue                                  Industrial                                  100.0%         9/15/98
  169   Breckenridge Condominiums                             Multifamily                                   94.0%         7/21/98
  170   Rosemont Terrace Apartments                           Multifamily                                   91.0%          4/1/98
  171   Days Inn - Dover, DE                                     Hotel                Days Inn               N/A          5/31/98
  172   Iberia Center                                            Retail                                    100.0%          8/1/98
  173   Shadydale Village Mobile Home Park                Manufactured Housing                              93.0%         8/31/98
  174   Park Terrace Shopping Center                             Retail                                     95.0%         3/20/98
  175   Hanover Village Apartments                            Multifamily                                  100.0%         2/18/98
  176   Travelodge Hotel--Seatac                                 Hotel               Travelodge              N/A         12/31/97
  177   Harlem Furniture                                         Retail                                    100.0%         8/17/98
  178   Tree Tops Apartments                                  Multifamily                                   88.0%         8/21/98
  179   Old Town Place Apartments                             Multifamily                                  100.0%          5/1/98
  180   The Meadows Apartments                                Multifamily                                   92.0%          3/1/98
  181   Chapman & Feldner Shopping Center                        Retail                                    100.0%         6/29/98
  182   BCH Office Building                                    Mixed Use                                   100.0%         7/15/98
  183   Colonial Pines Mobile Estates                     Manufactured Housing                              80.0%          5/1/98
  184   NationsBank Professional Center                          Office                                    100.0%         9/28/98
  185   Belmeade Office Park                                   Industrial                                  100.0%         5/12/98
  186   Central Building                                       Mixed Use                                   100.0%         8/10/98
  187   710 Amsterdam Avenue                                  Multifamily                                  100.0%         10/1/98
  188   Sandstone Apartments & Vista North Apartments         Multifamily                                   97.0%         4/30/98
  189   Highland Park Place Shopping Center                      Retail                                    100.0%          3/1/98
  190   Salem Creek Apartment Complex                         Multifamily                                   97.0%         4/29/98
  191   Country Greens Apartments                             Multifamily                                  100.0%          2/1/98
  192   Quail Ridge Apartments                                Multifamily                                   94.0%          4/1/98
  193   Harold Gilstrap Shopping Center                          Retail                                     97.0%          4/1/98
  194   Sahara West Plaza                                        Retail                                     97.0%         5/27/98
  195   Walgreen's                                               Retail                                    100.0%         7/13/98
  196   Econolodge - Bangor, ME                                  Hotel               Econolodge              N/A         12/31/97
  197   Comfort Inn - Bangor, ME                                 Hotel              Comfort Inn              N/A         12/31/97
  198   Point Clinton                                          Mixed Use                                    94.0%         2/26/98
  199   Rite-Aid Pharmacy                                   Triple Net Lease                               100.0%          7/1/98
  200   Ravenscroft Apartments                                Multifamily                                   92.0%          7/1/98
  201   Coach Country Corral MHP                          Manufactured Housing                             100.0%         12/1/97
  202   Taft and Cleveland Paradise Apartments                Multifamily                                  100.0%         5/21/98
  203   Tyrone Village MHP                                Manufactured Housing                              96.0%          9/1/98
  204   Steamboat Road                                        Multifamily                                   97.0%         8/15/98
  205   Kerr Station Village                                   Mixed Use                                    91.0%          6/1/98
  206   Meadow Run Apartments                                 Multifamily                                   98.0%          5/6/98
  207   45 Church Street                                         Office                                     93.0%          4/1/98
  208   New Brunswick Apartments                              Multifamily                                   97.0%          6/9/98
  209   Fiesta RV Resort                                        RV Park                                     30.0%        12/31/97
  210   Cedar Place Office Park                                  Office                                    100.0%          5/1/98
  211   Oak Hollow Mobile Home Park                       Manufactured Housing                              99.0%          3/1/98
  212   Centerline Plaza Apartments                           Multifamily                                   95.0%          3/4/98
  213   Gottschalk's Department Store                            Retail                                    100.0%         8/12/98
  214   Southport Place                                          Office                                    100.0%          8/1/98
  215   Bell Building                                            Office                                    100.0%         9/21/98
  216   Days Inn - Bangor, ME                                    Hotel                Days Inn               N/A          3/31/98
  217   Stratford Shopping Center                                Retail                                    100.0%          5/1/98
  218   Country Aire Manor                                Manufactured Housing                             100.0%         5/13/98
  219   Corlett Creek Apartments                              Multifamily                                   99.0%          8/8/98


                                                          Most Recent
                                                           Operating        Most            Most            Most         Most
                                                           Statement       Recent          Recent          Recent       Recent
   #    Property Name (1)                                    Date         Revenue         Expenses           NOI       DSCR (7)
   -    -----------------                                    ----         -------         --------           ---       --------

  147   Chase Village Apartments                            5/13/98         679,699         360,766         318,933      1.44
  148   Warsaw Village Shopping Center                      8/26/98         450,963          64,117         386,846      1.80
  149   Provident Place Office Building                     5/31/98         627,332         325,415         301,917      1.45
  150   920 S. Waukegan Road                                3/31/98         467,028         110,930         356,098      1.69
  151   Amberley Suite Hotel                                4/30/98       1,843,180       1,369,349         473,831      1.68
  152   Rite-Aid of Maine, Inc. (5)                         4/30/98         257,040           1,500         255,540      1.15
  153   Stuart Towne Apartments                            12/31/97         541,845         195,810         346,035      1.47
  154   Santa Ana Villa                                     6/30/98         619,872         298,320         321,552      1.63
  155   Orland Park Outlots                                 2/28/98         179,394          60,268         119,126      0.58
  156   Brazos Square Shopping Center                       3/31/98         657,495         164,357         493,138      2.34
  157   Community Mall                                     12/31/97         437,196          78,430         358,766      1.16
  158   Comfort Inn - Fife, WA                              4/30/98         900,036         487,473         412,563      1.90
  159   Aspen Business Center                               6/30/98         252,298          57,362         194,936      1.00
  160   Hampton Inn - Ft. Pierce, FL                        5/31/98       1,255,161         849,956         405,205      1.93
  161   Oak Tree Mobile Home Park                           6/30/97         727,325         311,711         415,614      2.11
  162   Walnut Square Apartments                           12/25/97         543,517         248,370         295,147      1.58
  163   Royal Oaks Mobile Home Park                         6/30/98         428,687         165,727         262,960      1.49
  164   Plymouth Square Apartments                          3/31/98         647,588         267,752         379,836      1.89
  165   Watchung View Apartments                            3/31/98         486,755         207,010         279,745      1.51
  166   Embassy Apartments                                  3/31/98         655,387         327,566         327,821      1.96
  167   Best Buy - West Dundee                             12/31/97         375,950           1,284         374,666      2.07
  168   1400 Destrehan Avenue                               8/28/98         260,000           2,600         257,400      1.42
  169   Breckenridge Condominiums                          12/31/97         489,594         253,311         236,283      1.43
  170   Rosemont Terrace Apartments                         1/31/98         557,987         277,366         280,621      1.66
  171   Days Inn - Dover, DE                                5/31/98       1,050,763         514,306         536,457      2.90
  172   Iberia Center                                       8/18/98         343,668          56,973         286,695      1.71
  173   Shadydale Village Mobile Home Park                  3/31/98         496,356         244,130         252,226      1.40
  174   Park Terrace Shopping Center                        2/28/98         363,404          89,459         273,945      1.65
  175   Hanover Village Apartments                         12/31/97       1,059,288         748,610         310,678      1.85
  176   Travelodge Hotel--Seatac                           12/31/97         823,353         494,170         329,183      1.72
  177   Harlem Furniture                                    3/10/98         296,911          15,000         281,911      1.42
  178   Tree Tops Apartments                               12/31/97         503,336         287,824         215,512      1.24
  179   Old Town Place Apartments                           5/31/98         506,088         136,608         369,480      2.15
  180   The Meadows Apartments                             12/31/97         458,889         224,841         234,048      1.42
  181   Chapman & Feldner Shopping Center                   5/31/98         327,212          59,816         267,396      1.54
  182   BCH Office Building                                12/31/97         425,094         139,875         285,219      1.68
  183   Colonial Pines Mobile Estates                      12/31/97         304,529          84,582         219,947      1.39
  184   NationsBank Professional Center                     6/30/98         461,208         198,946         262,262      1.72
  185   Belmeade Office Park                                6/15/98         367,120         109,127         257,993      1.55
  186   Central Building                                   12/31/97         338,450          28,867         309,583      1.66
  187   710 Amsterdam Avenue                                8/7/98          338,781         109,448         229,333      1.53
  188   Sandstone Apartments & Vista North Apartments       5/31/98         388,477         148,249         240,228      1.69
  189   Highland Park Place Shopping Center                 3/31/98         323,179         100,331         222,848      1.47
  190   Salem Creek Apartment Complex                       4/30/98         460,572         212,349         248,223      1.64
  191   Country Greens Apartments                          12/31/97         636,853         354,481         282,372      1.78
  192   Quail Ridge Apartments                             12/31/97         508,983         284,457         224,526      1.54
  193   Harold Gilstrap Shopping Center                     3/31/98         458,033         158,931         299,102      1.97
  194   Sahara West Plaza                                  12/31/97         338,576         107,177         231,399      1.55
  195   Walgreen's                                          4/1/98          276,000           3,910         272,090      1.71
  196   Econolodge - Bangor, ME                             3/31/98         990,535         685,300         305,235      1.90
  197   Comfort Inn - Bangor, ME                            3/31/98       1,126,927         856,705         270,222      1.68
  198   Point Clinton                                       2/28/98         378,398         121,430         256,968      1.49
  199   Rite-Aid Pharmacy                                   4/30/98         179,589           1,500         178,089      1.09
  200   Ravenscroft Apartments                             12/31/97         423,417         288,715         134,702      1.01
  201   Coach Country Corral MHP                           12/31/97         311,287          86,971         224,316      1.49
  202   Taft and Cleveland Paradise Apartments              7/31/98         418,637         158,299         260,338      1.70
  203   Tyrone Village MHP                                 12/31/97         341,052         125,658         215,394      1.59
  204   Steamboat Road                                      7/31/98         329,594         127,383         202,211      1.37
  205   Kerr Station Village                                5/31/98         321,051         138,975         182,076      1.28
  206   Meadow Run Apartments                              12/31/97         487,156         226,108         261,048      1.89
  207   45 Church Street                                    2/28/98         202,051         122,962          79,089      0.53
  208   New Brunswick Apartments                            3/31/98         435,756         224,846         210,910      1.57
  209   Fiesta RV Resort                                    5/31/98         509,128         265,214         243,914      1.69
  210   Cedar Place Office Park                             4/30/98         331,854         127,666         204,188      1.55
  211   Oak Hollow Mobile Home Park                         3/31/98         290,516          78,840         211,676      1.53
  212   Centerline Plaza Apartments                         8/31/98         399,442         196,733         202,709      1.56
  213   Gottschalk's Department Store                       6/30/98         285,177          51,739         233,438      1.64
  214   Southport Place                                     7/31/98         445,599         159,369         286,230      1.94
  215   Bell Building                                       5/12/98         311,224          74,308         236,916      1.84
  216   Days Inn - Bangor, ME                               3/31/98       1,149,978         885,224         264,754      1.86
  217   Stratford Shopping Center                          12/31/97         337,273          96,372         240,901      1.82
  218   Country Aire Manor                                 12/31/97         269,022          85,681         183,341      1.41
  219   Corlett Creek Apartments                            6/30/98         395,566         213,354         182,212      1.40









                                                            U/W             U/W         U/W
   #    Property Name (1)                                   NOI             NCF      DSCR (7)
   -    -----------------                                   ---             ---      --------

  147   Chase Village Apartments                           325,486         293,486     1.32
  148   Warsaw Village Shopping Center                     347,300         317,284     1.48
  149   Provident Place Office Building                    331,329         280,033     1.35
  150   920 S. Waukegan Road                               327,420         298,729     1.42
  151   Amberley Suite Hotel                               516,411         450,185     1.59
  152   Rite-Aid of Maine, Inc. (5)                        249,329         248,105     1.12
  153   Stuart Towne Apartments                            314,983         290,983     1.23
  154   Santa Ana Villa                                    329,514         284,014     1.44
  155   Orland Park Outlots                                289,693         273,197     1.33
  156   Brazos Square Shopping Center                      483,760         412,383     1.95
  157   Community Mall                                     438,483         396,980     1.28
  158   Comfort Inn - Fife, WA                             389,414         353,535     1.63
  159   Aspen Business Center                              300,053         255,209     1.30
  160   Hampton Inn - Ft. Pierce, FL                       351,196         300,937     1.43
  161   Oak Tree Mobile Home Park                          347,448         302,298     1.53
  162   Walnut Square Apartments                           286,608         263,608     1.41
  163   Royal Oaks Mobile Home Park                        260,424         253,374     1.44
  164   Plymouth Square Apartments                         271,139         254,139     1.26
  165   Watchung View Apartments                           272,005         255,005     1.37
  166   Embassy Apartments                                 304,990         271,706     1.63
  167   Best Buy - West Dundee                             346,437         333,746     1.84
  168   1400 Destrehan Avenue                              243,000         234,239     1.29
  169   Breckenridge Condominiums                          244,096         227,096     1.37
  170   Rosemont Terrace Apartments                        259,990         234,290     1.38
  171   Days Inn - Dover, DE                               306,738         274,488     1.48
  172   Iberia Center                                      261,342         249,946     1.49
  173   Shadydale Village Mobile Home Park                 228,998         218,298     1.21
  174   Park Terrace Shopping Center                       253,274         224,109     1.35
  175   Hanover Village Apartments                         292,870         250,903     1.50
  176   Travelodge Hotel--Seatac                           334,357         301,595     1.57
  177   Harlem Furniture                                   271,865         268,835     1.35
  178   Tree Tops Apartments                               264,756         239,256     1.37
  179   Old Town Place Apartments                          289,705         267,705     1.56
  180   The Meadows Apartments                             241,505         214,137     1.30
  181   Chapman & Feldner Shopping Center                  255,446         237,244     1.37
  182   BCH Office Building                                270,706         235,567     1.39
  183   Colonial Pines Mobile Estates                      219,668         210,868     1.33
  184   NationsBank Professional Center                    244,707         209,516     1.37
  185   Belmeade Office Park                               267,814         226,176     1.36
  186   Central Building                                   273,072         243,777     1.31
  187   710 Amsterdam Avenue                               215,410         209,662     1.40
  188   Sandstone Apartments & Vista North Apartments      237,489         212,489     1.49
  189   Highland Park Place Shopping Center                257,259         236,321     1.56
  190   Salem Creek Apartment Complex                      244,665         225,165     1.49
  191   Country Greens Apartments                          263,150         234,150     1.48
  192   Quail Ridge Apartments                             221,528         195,528     1.34
  193   Harold Gilstrap Shopping Center                    276,106         260,497     1.71
  194   Sahara West Plaza                                  243,112         218,878     1.47
  195   Walgreen's                                         267,720         264,270     1.66
  196   Econolodge - Bangor, ME                            310,970         264,514     1.64
  197   Comfort Inn - Bangor, ME                           301,533         245,290     1.52
  198   Point Clinton                                      236,421         211,385     1.22
  199   Rite-Aid Pharmacy                                  174,201         172,524     1.06
  200   Ravenscroft Apartments                             198,539         179,789     1.35
  201   Coach Country Corral MHP                           203,045         198,945     1.32
  202   Taft and Cleveland Paradise Apartments             214,584         197,084     1.29
  203   Tyrone Village MHP                                 203,993         196,751     1.45
  204   Steamboat Road                                     206,081         198,831     1.35
  205   Kerr Station Village                               230,765         188,451     1.32
  206   Meadow Run Apartments                              232,972         208,972     1.51
  207   45 Church Street                                   244,239         205,288     1.37
  208   New Brunswick Apartments                           215,505         197,755     1.47
  209   Fiesta RV Resort                                   222,765         212,765     1.48
  210   Cedar Place Office Park                            209,256         183,644     1.39
  211   Oak Hollow Mobile Home Park                        205,098         200,748     1.45
  212   Centerline Plaza Apartments                        194,188         178,938     1.38
  213   Gottschalk's Department Store                      202,823         195,623     1.37
  214   Southport Place                                    216,308         185,686     1.26
  215   Bell Building                                      206,621         174,229     1.36
  216   Days Inn - Bangor, ME                              277,046         221,866     1.56
  217   Stratford Shopping Center                          229,311         196,996     1.49
  218   Country Aire Manor                                 168,113         164,663     1.27
  219   Corlett Creek Apartments                           210,557         190,460     1.46

                    Additional Mortgage Loan Information

                                                                                                          Occupancy       Date of
                                                                Property               Hotel               Rate at       Occupancy
   #    Property Name (1)                                         Type               Franchise        Underwriting (6)     Rate
   -    -----------------                                         ----               ---------        ----------------     ----

  220   Anchor Bay Apartments                                 Multifamily                                   93.0%          3/4/98
  221   Tall Pines Shopping Center                               Retail                                     93.0%          3/1/98
  222   Skyline Professional Building                            Office                                     98.0%         11/1/97
  223   Southwood Acres MHP                               Manufactured Housing                              95.0%         7/22/98
  224   Nalbert Apartments                                    Multifamily                                  100.0%         5/31/98
  225   1220 South University Avenue                             Retail                                     92.0%          4/1/98
  226   Ware's Van & Storage Co.                               Industrial                                  100.0%        10/13/98
  227   49 Commerce Drive / 81 Ethan Allen Drive               Industrial                                   95.0%          1/1/98
  228   3211 Battleground                                        Retail                                    100.0%          7/7/98
  229   Gardner Building                                       Industrial                                  100.0%          6/1/98
  230   778 Main Street                                          Office                                    100.0%         5/27/98
  231   Briarwood Apartments                                  Multifamily                                   99.0%          9/3/98
  232   Walton Village Shopping Center                           Retail                                    100.0%         6/22/98
  233   Rancho Santa Fe Shopping Center                          Retail                                    100.0%         8/12/98
  234   Winston Place Apartments                              Multifamily                                   96.0%          2/1/98
  235   Hondo Park Apartments                                 Multifamily                                   97.0%         6/30/98
  236   Allegheny Apartments                                  Multifamily                                  100.0%         6/10/98
  237   Huntington North Apartments                           Multifamily                                  100.0%         8/18/98
  238   Rite Aid - Yarmouth                                 Triple Net Lease                               100.0%         9/25/98
  239   Sylvan Apartments                                     Multifamily                                   97.0%          9/1/98
  240   Finger Lakes/Farmington Court Apartments              Multifamily                                   98.0%         3/30/98
  241   Woodlake Resort Village Apartments                    Multifamily                                   94.0%          6/1/98
  242   Walnut Villas Apartments                              Multifamily                                   99.0%         7/13/98
  243   Portsmouth Place Apartments                           Multifamily                                  100.0%         4/22/98
  244   70 Warren Avenue                                      Multifamily                                  100.0%          8/1/98
  245   Martinsville Plaza                                       Retail                                    100.0%         7/27/98
  246   Route 66 Business World                                  Retail                                    100.0%         8/24/98
  247   Woodwinds Condominiums                                Multifamily                                   96.0%         7/21/98
  248   College Square Apartments                             Multifamily                                   97.0%         6/23/98
  249   Car Engineering Building                               Industrial                                  100.0%         8/15/98
  250   Executive Townhomes                                   Multifamily                                   97.0%         9/24/98
  251   Parkside Place Apartments                             Multifamily                                   99.0%         8/29/98
  252   Hartford Crossing Retail Plaza                           Retail                                     97.0%         5/13/98
  253   Cypress Plaza Shopping Center                            Retail                                     75.0%          8/4/98
  254   Sarasota Place Apartments                             Multifamily                                  100.0%          5/1/98
  255   Clayton Forest Apartments                             Multifamily                                   94.0%         9/28/98
  256   Checker Auto Parts Store                                 Retail                                    100.0%          7/8/98
  257   Southpointe Center                                       Retail                                     78.0%         5/26/98
  258   Maple Court Apartments                                Multifamily                                  100.0%          5/5/98
  259   Crestwood MHP                                     Manufactured Housing                             100.0%         8/15/98
  260   Hyde Park Place Apartments                            Multifamily                                  100.0%         11/1/97
  261   Allen Medical Office Building                            Office                                    100.0%         10/1/97
  262   Canyon View Offices                                      Office                                     95.0%         4/15/98
  263   Firehouse Square                                         Retail                                     71.0%         7/31/98
  264   Plymouth Place Plaza                                     Retail                                    100.0%         1/30/98
  265   Meridian Mobile Estates                           Manufactured Housing                             100.0%          5/1/98
  266   Country Mobile Estates                            Manufactured Housing                             100.0%         5/20/98
  267   Village Apartments                                    Multifamily                                   92.0%          7/1/98
  268   Ackels Mobile Home Park                           Manufactured Housing                              99.0%         7/31/98
  269   Redford Manor Apartments                              Multifamily                                  100.0%         5/18/98
  270   Doms Business Park                                     Mixed Use                                   100.0%          9/1/98
  271   Bradfield Creek Townhomes                             Multifamily                                  100.0%          8/1/98
  272   San Remo Apartments                                   Multifamily                                  100.0%          6/1/98
  273   Consolidated Printing                                  Industrial                                  100.0%          1/1/98
  274   Knightsbridge Apartments                              Multifamily                                  100.0%         8/25/98
  275   Whispering Meadows                                    Multifamily                                  100.0%         5/26/98
  276   Buckingham Court Apartments                           Multifamily                                  100.0%         2/10/98
  277   Homestead Apartments                                  Multifamily                                  100.0%          3/3/98
  278   4th Avenue West Estates                           Manufactured Housing                             100.0%          5/1/98
  279   Long Point Plaza Apartments                           Multifamily                                   96.0%         7/31/98
  280   Treaty Oaks Apartments                                Multifamily                                   92.0%         9/14/98
  281   Wilshire Estates MHP                              Manufactured Housing                             100.0%         4/14/98
  282   Hollywood Video                                          Retail                                    100.0%         9/15/98
  283   5 Milk Street                                            Office                                    100.0%          7/1/98
  284   Cardi Building                                           Office                                    100.0%         6/17/98
  285   Boulevard of Chevy Chase Apartments                   Multifamily                                  100.0%         3/31/98
  286   10 McKinley Street                                       Office                                     93.0%         8/11/98
  287   Londonaire Townhouses                                 Multifamily                                   92.0%          6/1/98
  288   Heon Court Apartments                                 Multifamily                                  100.0%          7/1/98
  289   One Cameron Place Shopping Center                        Retail                                    100.0%         9/18/98
  290   197 U.S. Route One                                     Mixed Use                                   100.0%          6/6/98
  291   980 Forest Avenue                                        Office                                     91.0%         8/19/98
  292   Chandler Crossing Apartments                          Multifamily                                   98.0%         7/22/98



                                                        Most Recent
                                                         Operating        Most            Most            Most         Most
                                                         Statement       Recent          Recent          Recent       Recent
   #    Property Name (1)                                  Date         Revenue         Expenses           NOI       DSCR (7)
   -    -----------------                                  ----         -------         --------           ---       --------

  220   Anchor Bay Apartments                             8/31/98         380,653         209,227         171,426      1.39
  221   Tall Pines Shopping Center                       12/31/97         314,440          53,686         260,754      1.79
  222   Skyline Professional Building                    12/31/97         385,511         206,410         179,101      1.39
  223   Southwood Acres MHP                              12/31/97         289,898          73,647         216,251      1.82
  224   Nalbert Apartments                               12/31/97         305,196         102,100         203,096      1.55
  225   1220 South University Avenue                      4/1/98          408,050         163,777         244,273      2.04
  226   Ware's Van & Storage Co.                          9/10/98         268,909          65,385         203,524      1.38
  227   49 Commerce Drive / 81 Ethan Allen Drive          2/28/98         268,263          39,342         228,921      1.44
  228   3211 Battleground                                12/10/97         203,350           6,101         197,249      1.31
  229   Gardner Building                                 12/31/97         364,162          77,227         286,935      2.26
  230   778 Main Street                                   4/30/98         303,603         112,504         191,099      1.59
  231   Briarwood Apartments                              6/30/98         456,348         266,837         189,511      1.72
  232   Walton Village Shopping Center                   12/31/97         460,351         169,485         290,866      1.86
  233   Rancho Santa Fe Shopping Center                   8/31/98         217,225          47,541         169,684      1.37
  234   Winston Place Apartments                          7/25/98         436,057         274,716         161,341      1.44
  235   Hondo Park Apartments                             9/30/98         395,737         225,454         170,283      1.47
  236   Allegheny Apartments                              4/31/98         293,948         124,161         169,787      1.51
  237   Huntington North Apartments                       8/31/98         339,611         111,261         228,350      1.68
  238   Rite Aid - Yarmouth                               7/1/98          204,817          55,500         149,317      1.20
  239   Sylvan Apartments                                 6/30/98         301,789          93,439         208,350      1.91
  240   Finger Lakes/Farmington Court Apartments          4/30/98         385,709         209,336         176,373      1.69
  241   Woodlake Resort Village Apartments                5/31/98         310,023         154,600         155,423      1.35
  242   Walnut Villas Apartments                         12/31/97         662,162         473,001         189,161      1.73
  243   Portsmouth Place Apartments                       3/31/98         346,495         165,693         180,802      1.55
  244   70 Warren Avenue                                 12/31/97         272,220          95,259         176,961      1.45
  245   Martinsville Plaza                               12/31/97         192,544          60,013         132,531      1.24
  246   Route 66 Business World                          12/31/97         230,174          40,772         189,402      1.62
  247   Woodwinds Condominiums                           12/31/97         399,756         236,910         162,846      1.60
  248   College Square Apartments                         6/30/98         427,652         220,014         207,638      2.27
  249   Car Engineering Building                         12/31/97         137,092              54         137,038      1.19
  250   Executive Townhomes                               7/31/98         421,439         221,445         199,994      1.73
  251   Parkside Place Apartments                         8/29/98         496,494         271,040         225,454      1.83
  252   Hartford Crossing Retail Plaza                   11/30/97         240,071         121,043         119,028      1.10
  253   Cypress Plaza Shopping Center                    12/31/97         632,610         217,943         414,667      2.27
  254   Sarasota Place Apartments                         5/13/98         293,431         115,769         177,662      1.59
  255   Clayton Forest Apartments                         5/31/98         318,510         200,884         117,626      1.20
  256   Checker Auto Parts Store                          6/1/98          178,278               0         178,278      1.49
  257   Southpointe Center                               12/31/97         335,119         182,974         152,145      0.96
  258   Maple Court Apartments                            3/31/98         278,773         122,016         156,757      1.59
  259   Crestwood MHP                                     3/31/98         176,900          32,943         143,957      1.50
  260   Hyde Park Place Apartments                       12/31/97         306,828          95,545         211,283      2.20
  261   Allen Medical Office Building                    12/31/97         265,657          72,169         193,488      1.41
  262   Canyon View Offices                              12/31/97         279,227          81,126         198,101      1.82
  263   Firehouse Square                                  7/31/98         254,836          86,089         168,747      1.62
  264   Plymouth Place Plaza                             12/31/97         252,417          51,587         200,830      1.92
  265   Meridian Mobile Estates                           7/31/98         216,718          57,805         158,913      1.55
  266   Country Mobile Estates                           12/31/97         289,974          78,042         211,932      2.09
  267   Village Apartments                                6/30/98         454,124         221,888         232,236      2.33
  268   Ackels Mobile Home Park                          12/31/97         380,366         136,272         244,094      2.76
  269   Redford Manor Apartments                          5/31/98         204,259          48,775         155,484      1.77
  270   Doms Business Park                                8/31/98         211,742          35,511         176,231      1.84
  271   Bradfield Creek Townhomes                         7/31/98         216,021          63,464         152,557      1.64
  272   San Remo Apartments                               3/31/98         206,319          71,244         135,075      1.62
  273   Consolidated Printing                             5/14/98         181,440          21,015         160,425      1.67
  274   Knightsbridge Apartments                          8/31/98         346,732         231,827         114,905      1.32
  275   Whispering Meadows                               12/31/97         215,720          99,465         116,255      1.33
  276   Buckingham Court Apartments                      12/31/97         271,041         119,658         151,383      1.83
  277   Homestead Apartments                             12/31/97         430,518         270,813         159,705      1.99
  278   4th Avenue West Estates                          12/31/97         173,611          32,570         141,041      1.32
  279   Long Point Plaza Apartments                       6/30/98         460,945         256,545         204,400      2.20
  280   Treaty Oaks Apartments                            6/30/98         213,284          82,164         131,120      1.56
  281   Wilshire Estates MHP                              3/31/98         292,900         121,792         171,108      1.65
  282   Hollywood Video                                   4/10/98         121,789           1,218         120,571      1.35
  283   5 Milk Street                                     7/31/98         289,881         129,002         160,879      2.02
  284   Cardi Building                                   12/31/97         171,124          58,539         112,585      1.41
  285   Boulevard of Chevy Chase Apartments              12/31/97         146,573          48,579          97,994      1.34
  286   10 McKinley Street                               12/31/97         196,340          62,181         134,159      1.78
  287   Londonaire Townhouses                             5/31/98         251,826         138,155         113,671      1.79
  288   Heon Court Apartments                             7/31/98         188,400          39,661         148,739      2.09
  289   One Cameron Place Shopping Center                 6/30/98         175,476          20,015         155,461      2.12
  290   197 U.S. Route One                                7/31/98         195,917          47,645         148,272      2.06
  291   980 Forest Avenue                                12/31/97         171,904          42,578         129,326      1.82
  292   Chandler Crossing Apartments                      4/30/98         213,306         110,916         102,390      1.45

                                                             U/W             U/W         U/W
   #    Property Name (1)                                    NOI             NCF      DSCR (7)
   -    -----------------                                    ---             ---      --------
  220   Anchor Bay Apartments                               177,621         163,121     1.32
  221   Tall Pines Shopping Center                          230,529         217,293     1.49
  222   Skyline Professional Building                       224,057         184,180     1.43
  223   Southwood Acres MHP                                 241,667         236,617     1.99
  224   Nalbert Apartments                                  193,503         185,003     1.41
  225   1220 South University Avenue                        184,452         167,102     1.40
  226   Ware's Van & Storage Co.                            208,628         183,158     1.24
  227   49 Commerce Drive / 81 Ethan Allen Drive            246,269         215,809     1.35
  228   3211 Battleground                                   193,224         182,744     1.21
  229   Gardner Building                                    239,625         214,245     1.68
  230   778 Main Street                                     191,521         156,331     1.30
  231   Briarwood Apartments                                191,213         173,713     1.57
  232   Walton Village Shopping Center                      322,804         269,224     1.72
  233   Rancho Santa Fe Shopping Center                     169,061         153,310     1.24
  234   Winston Place Apartments                            183,615         162,495     1.45
  235   Hondo Park Apartments                               162,991         146,241     1.27
  236   Allegheny Apartments                                170,027         156,527     1.39
  237   Huntington North Apartments                         187,824         175,824     1.30
  238   Rite Aid - Yarmouth                                 144,172         142,495     1.14
  239   Sylvan Apartments                                   191,016         179,016     1.64
  240   Finger Lakes/Farmington Court Apartments            180,818         164,818     1.58
  241   Woodlake Resort Village Apartments                  166,311         153,811     1.33
  242   Walnut Villas Apartments                            192,156         167,156     1.53
  243   Portsmouth Place Apartments                         178,053         166,053     1.42
  244   70 Warren Avenue                                    180,244         171,244     1.41
  245   Martinsville Plaza                                  148,452         134,690     1.26
  246   Route 66 Business World                             180,665         155,566     1.33
  247   Woodwinds Condominiums                              168,699         155,449     1.53
  248   College Square Apartments                           194,902         177,402     1.94
  249   Car Engineering Building                            191,779         174,441     1.51
  250   Executive Townhomes                                 194,428         178,812     1.55
  251   Parkside Place Apartments                           185,658         164,658     1.34
  252   Hartford Crossing Retail Plaza                      173,218         135,737     1.25
  253   Cypress Plaza Shopping Center                       477,023         361,394     1.98
  254   Sarasota Place Apartments                           168,466         155,842     1.40
  255   Clayton Forest Apartments                           145,267         129,267     1.31
  256   Checker Auto Parts Store                            161,283         159,183     1.33
  257   Southpointe Center                                  247,548         212,607     1.35
  258   Maple Court Apartments                              151,390         142,890     1.45
  259   Crestwood MHP                                       128,378         125,378     1.31
  260   Hyde Park Place Apartments                          181,704         166,704     1.74
  261   Allen Medical Office Building                       194,424         176,220     1.29
  262   Canyon View Offices                                 188,565         169,489     1.56
  263   Firehouse Square                                    168,434         145,895     1.40
  264   Plymouth Place Plaza                                158,527         142,544     1.36
  265   Meridian Mobile Estates                             130,502         127,952     1.25
  266   Country Mobile Estates                              194,103         190,203     1.87
  267   Village Apartments                                  180,475         152,975     1.53
  268   Ackels Mobile Home Park                             251,933         246,133     2.79
  269   Redford Manor Apartments                            130,599         121,735     1.38
  270   Doms Business Park                                  150,555         131,645     1.37
  271   Bradfield Creek Townhomes                           137,483         130,983     1.41
  272   San Remo Apartments                                 131,151         126,351     1.52
  273   Consolidated Printing                               144,964         135,244     1.41
  274   Knightsbridge Apartments                            128,610         115,110     1.33
  275   Whispering Meadows                                  124,126         114,626     1.31
  276   Buckingham Court Apartments                         134,543         121,543     1.47
  277   Homestead Apartments                                127,777         102,777     1.28
  278   4th Avenue West Estates                             134,653         132,903     1.24
  279   Long Point Plaza Apartments                         147,870         123,475     1.33
  280   Treaty Oaks Apartments                              132,884         118,484     1.41
  281   Wilshire Estates MHP                                148,210         139,610     1.34
  282   Hollywood Video                                     118,135         114,457     1.28
  283   5 Milk Street                                       149,245         113,342     1.42
  284   Cardi Building                                      131,295         106,667     1.34
  285   Boulevard of Chevy Chase Apartments                  98,677          95,177     1.30
  286   10 McKinley Street                                  110,500          96,493     1.28
  287   Londonaire Townhouses                               110,106          97,434     1.54
  288   Heon Court Apartments                               107,399         101,399     1.42
  289   One Cameron Place Shopping Center                   108,475          98,433     1.35
  290   197 U.S. Route One                                  121,001         101,481     1.41
  291   980 Forest Avenue                                   111,518          89,544     1.26
  292   Chandler Crossing Apartments                        106,148          94,648     1.34


                                                                                                          Occupancy       Date of
                                                                Property               Hotel               Rate at       Occupancy
   #    Property Name (1)                                         Type               Franchise        Underwriting(6)      Rate
   -    -----------------                                         ----               ---------        ----------------     ----

  293   Kingswood Place Apartments                            Multifamily                                  100.0%         6/30/98
  294   4525-4535 McEwen Road                                  Industrial                                  100.0%         8/12/98
  295   Doms Metroplex Park                                    Industrial                                  100.0%         9/15/98
  296   Baxter Mills Apartments                               Multifamily                                   92.0%         8/1/98
  297   Seven Eleven                                             Retail                                    100.0%         8/3/98
  298   Royal North Apartments                                Multifamily                                   98.0%         6/15/98
  299   3314 Mount Pleasant Apartments                        Multifamily                                  100.0%         6/24/98
  300   Virginia Apartments                                   Multifamily                                  100.0%         8/25/98
  301   Pagewood Oval Apartments                              Multifamily                                  100.0%         6/1/98
  302   Creekview Condominiums                                Multifamily                                  100.0%         8/1/98
  303   Park Hill Apartments                                  Multifamily                                  100.0%         3/30/98
  304   Amherst Gardens                                   Manufactured Housing                             100.0%         3/9/98
  305   Arlington Arms Apartments                             Multifamily                                  100.0%         7/1/98
  306   Rebecca Apartments                                    Multifamily                                   92.0%         6/2/98
  307   Barstow Plaza                                            Retail                                     85.0%         7/25/98
  308   Fleur de Lis Apartments                               Multifamily                                  100.0%         6/4/98
  309   2602 Penny Lane                                       Multifamily                                  100.0%         6/15/98
  310   3246 Navarre Avenue                                    Mixed Use                                   100.0%         2/18/98
  311   Tara Apartments                                       Multifamily                                  100.0%         8/26/98
  312   Mark V Apartments                                     Multifamily                                  100.0%         9/2/98
  313   Hallmark Apartments                                   Multifamily                                  100.0%         5/1/98
  314   Mirage Apartments                                     Multifamily                                  100.0%         7/17/98
  315   Main Street Studios                                   Multifamily                                  100.0%         7/6/98
  316   Summertree Apartments                                 Multifamily                                   96.0%         4/30/98
  317   Prestige State Bank                                      Retail                                    100.0%        12/31/97
  318   Masonic Temple                                         Mixed Use                                    94.0%         8/4/98
                                                                                                     ------------------------------
        Total/Weighted Average                                                                              96.0%         5/27/98
                                                                                                     ==============================

        Maximum:                                                                                           100.0%        10/19/98
        Minimum:                                                                                            30.0%         7/31/97


                                                    Most Recent
                                                     Operating        Most            Most            Most         Most
                                                     Statement       Recent          Recent          Recent       Recent
   #    Property Name (1)                              Date         Revenue         Expenses           NOI        DSCR(7)
   -    -----------------                              ----         -------         --------           ---       --------

  293   Kingswood Place Apartments                    4/30/98         186,483          81,165         105,318      1.36
  294   4525-4535 McEwen Road                        12/31/97         162,900          35,928         126,972      1.88
  295   Doms Metroplex Park                           8/31/98         172,067          26,731         145,336      2.19
  296   Baxter Mills Apartments                       7/31/98         157,051          44,510         112,541      1.73
  297   Seven Eleven                                  6/26/98          97,204           1,972          95,232      1.53
  298   Royal North Apartments                       12/31/97         379,388         265,537         113,851      1.69
  299   3314 Mount Pleasant Apartments                6/23/98         183,504          80,720         102,784      1.58
  300   Virginia Apartments                           7/31/98         147,430          37,503         109,927      1.79
  301   Pagewood Oval Apartments                      7/7/98          200,319          96,890         103,429      1.76
  302   Creekview Condominiums                        7/31/98         141,136          36,324         104,812      1.88
  303   Park Hill Apartments                          4/30/98         200,675         114,445          86,230      1.88
  304   Amherst Gardens                               6/30/98         177,836          70,068         107,768      2.07
  305   Arlington Arms Apartments                     6/30/98         130,140          45,347          84,793      1.71
  306   Rebecca Apartments                            4/30/98         221,575         147,970          73,605      1.35
  307   Barstow Plaza                                 6/30/98         318,849          99,698         219,151      4.79
  308   Fleur de Lis Apartments                       6/30/98         139,025          58,073          80,952      1.70
  309   2602 Penny Lane                               7/31/98         109,888          38,894          70,994      1.61
  310   3246 Navarre Avenue                           6/30/98          78,526          18,134          60,392      1.49
  311   Tara Apartments                              12/31/97          89,498          30,289          59,209      1.38
  312   Mark V Apartments                             6/30/98          99,431          48,104          51,327      1.35
  313   Hallmark Apartments                           4/30/98          92,796          23,097          69,699      1.86
  314   Mirage Apartments                             6/30/98          96,019          35,643          60,376      1.67
  315   Main Street Studios                           6/15/98          90,114          32,924          57,190      1.72
  316   Summertree Apartments                        12/31/97         138,154          71,605          66,549      1.88
  317   Prestige State Bank                           7/31/98          88,872          39,500          49,372      1.46
  318   Masonic Temple                                7/31/98         131,010          81,775          49,235      1.55

                                                                ---------------------------------------------------------
        Total/Weighted Average                                   $307,614,560    $146,429,857    $161,184,703      1.65x
                                                                =========================================================

        Maximum:                                                  $23,704,147     $13,243,056     $10,461,091      4.79x
        Minimum:                                                      $33,634              $-         $10,404      0.30x



                                                           U/W             U/W         U/W
   #    Property Name (1)                                  NOI             NCF       DSCR(7)
   -    -----------------                                  ---             ---       -------

  293   Kingswood Place Apartments                        103,122          95,122     1.23
  294   4525-4535 McEwen Road                             107,648          90,309     1.33
  295   Doms Metroplex Park                               106,623          89,803     1.35
  296   Baxter Mills Apartments                            98,704          92,454     1.42
  297   Seven Eleven                                       90,402          84,552     1.36
  298   Royal North Apartments                            113,560          92,310     1.37
  299   3314 Mount Pleasant Apartments                     96,541          87,541     1.35
  300   Virginia Apartments                                95,479          87,729     1.43
  301   Pagewood Oval Apartments                           94,477          86,977     1.48
  302   Creekview Condominiums                             85,706          80,206     1.44
  303   Park Hill Apartments                               80,749          72,749     1.58
  304   Amherst Gardens                                    97,555          94,905     1.82
  305   Arlington Arms Apartments                          71,309          66,559     1.34
  306   Rebecca Apartments                                 87,713          72,425     1.32
  307   Barstow Plaza                                     160,750         107,050     2.34
  308   Fleur de Lis Apartments                            72,082          60,581     1.27
  309   2602 Penny Lane                                    66,456          61,456     1.40
  310   3246 Navarre Avenue                                61,076          51,751     1.28
  311   Tara Apartments                                    58,332          54,332     1.26
  312   Mark V Apartments                                  53,057          49,057     1.29
  313   Hallmark Apartments                                55,245          51,245     1.37
  314   Mirage Apartments                                  51,066          46,134     1.28
  315   Main Street Studios                                43,636          42,386     1.28
  316   Summertree Apartments                              58,162          46,162     1.31
  317   Prestige State Bank                                46,461          42,660     1.26
  318   Masonic Temple                                     64,132          44,497     1.40

                                                     ---------------------------------------
        Total/Weighted Average                       $158,542,571    $141,089,449     1.45x
                                                     =======================================

        Maximum:                                     $10,416,196      $8,387,294      2.79x
        Minimum:                                         $11,043         $11,043      1.06x





(1A) The Mortgage Loans secured by 250 South Clinton Street, GATX Warehouse, 1001 and 1011 Airport Industrial Park, Northeast Industrial Building # 21, 507 Plum Street, Zanesville, Northeast Industrial Building # 8, Northeast Industrial Building # 22, 4, 5 & 8 Marway Circle, Marysville and One Clinton Square, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by The Center at Rancho Niguel and The Edwards Center at Rancho Niguel, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Rivertree Court Shopping Center, Woodland Heights Shopping Center, Winnetka Commons Shopping Center, Berwyn Plaza Shopping Center and Walgreen's Store, respectively, are cross-collateralized and cross-defaulted. Such Mortgage Loans require payments of interest only for their entire terms.

(1D) The Mortgage Loans secured by Blue Ash Portfolio, Springdale Office Center, Executive Center East and McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Storage Box / Stowaway Storage and Maplewood Mobile Estates, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Run in Foods DP #4, Run in Foods Unit DP #7, Run in Foods #401, Run in Foods #406, Run in Foods #402, Run in Foods #403, Run in Foods # 404, Run in Foods Unit #410, respectively, are cross-collateralized and cross-defaulted. The appraised value of each such Mortgage Loan includes as estimated enterprise value and an appraised real estate value. The aggregate of the appraised real estate values of such Mortgage Loans is $12,240,000.

(1G) The Mortgage Loans secured by Super 8-Midtown, Super 8-East and Super 8-West, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Mission Industrial Park and Jurupa Business Park, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.

(2) Embassy Crossing has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(3) Green's Corner Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(4) Windlands Shopping Center has an interest only period of 24 months from origination and thereafter is scheduled to amortize over 336 months with the payment presented reflecting the amount due during the amortization term.

(5) The Mortgage Loan secured by Rite-Aid of Maine, Inc. provides for an increase in the amount of the monthly payment to $24,426.87 in July 2008. The Underwritten DSCR presented herein with respect to the mortgage loan is based on the monthly payment in effect as of December 1, 1998.

(6)  Does not include any Mortgage Loans secured by hotel properties.

(7)  DSCR is based on the amount of the monthly payments presented.

                         Multifamily Schedule



                                                           Utilities                     Subject      Subject      Subject
                                         Cut-off Date        Tenant            Elevator   Studio       Studio       Studio
 #   Property Name (1)                    Balance (2)         Pays              (Y/N)     Units      Avg. Rent    Max. Rent
 -  -----------------                     -----------          ----              -----     -----      ---------    ----------
 20 Heritage Pointe                      $24,982,355            Electric              No        0            $0           $0
 24 Jefferson at Treetops Apartments      19,540,212         Electric/Water           No        0            $0           $0
 32 Twin Creek Apartments                 12,752,406          Electric/Gas            No        0            $0           $0
 36 Knights Bridge II Apartments           9,615,263    Electric/Gas/Water/Sewer      No        0            $0           $0
 49 Wellington Woods & Lakes  (3)          8,163,754            Electric              No        0            $0           $0
 53 Grandview Garden Apartments            7,732,025          Electric/Gas            No        0            $0           $0
 56 River Run Apartments                   7,466,848            Electric              No        0            $0           $0
 58 Oak Hills Apartments                   7,198,183            Electric              No        0            $0           $0
 63 Mayport Trace Apartments               6,790,078            Electric              No        0            $0           $0
 65 Brook Forest Apartments                6,581,227              None               Yes        15          $479         $479
 69 Spanish Villa Apartments               6,284,400            Electric              No        0            $0           $0
 71 Mountain Ridge Apartments              6,178,732         Electric/Water           No        0            $0           $0
 74 Plantation Meadows Apartments          5,832,325            Electric              No        0            $0           $0
 75 Gresham Townhomes                      5,624,359          Electric/Gas            No        0            $0           $0
 76 Lakewood Apartments                    5,584,071              None                No        26          $504         $519
 79 Thunder Hollow                         5,376,131          Electric/Gas            No        0            $0           $0
 80 Woodlake Village Apartments            5,231,766         Electric/Water           No        0            $0           $0
 83 Indian Valley Apartments               5,184,735            Electric              No        0            $0           $0
 86 High Vista Apartments                  5,088,408            Electric              No        0            $0           $0
 88 Bayfair Apartments                     5,078,525          Electric/Gas           Yes        0            $0           $0
 89 University Green Apartments            4,992,290            Electric              No        0            $0           $0
 93 Center Ridge Apartments                4,795,622            Electric              No        0            $0           $0
106 Northborough Woods Apartments          3,880,220            Electric              No        0            $0           $0
108 Victory Townhomes                      3,833,023          Electric/Gas            No        0            $0           $0
112 Bayou Village Place Apartments         3,594,772            Electric              No        0            $0           $0
115 531 West Deming                        3,494,684            Electric             Yes        36          $631         $650
116 Camelot Apartments                     3,487,684         Electric/Sewer           No        0            $0           $0
117 Sevilla Apartments                     3,484,678            Electric              No        0            $0           $0
118 The Way III Apartments                 3,480,251          Electric/Gas            No        0            $0           $0
129 St. Charles Apartments (1I)            1,588,971         Electric/Water           No        0            $0           $0
130 St. James Apartments (1I)              1,588,971    Electric/Gas/Water/Sewer      No        0            $0           $0
132 Shannon Arms III Apartments            3,036,744          Electric/Gas            No        0            $0           $0
135 Alexis Apartment Complex               2,939,984            Electric              No        0            $0           $0
138 Mesa Ridge Apartments                  2,843,795    Electric/Gas/Water/Sewer      No        0            $0           $0
141 Rock River Tower Apartments            2,795,314            Electric             Yes        29          $484         $540
144 Miller Apartments                      2,712,775            Electric              No        0            $0           $0
147 Chase Village Apartments               2,691,090            Electric              No        0            $0           $0
153 Stuart Towne Apartments                2,578,376         Electric/Water           No        0            $0           $0
154 Santa Ana Villa                        2,546,021          Electric/Gas            No        0            $0           $0
162 Walnut Square Apartments               2,390,965          Electric/Gas            No        0            $0           $0
164 Plymouth Square Apartments             2,329,575          Electric/Gas            No        0            $0           $0
165 Watchung View Apartments               2,304,820            Electric              No        14          $542         $565
166 Embassy Apartments                     2,266,050              None                No        0            $0           $0
169 Breckenridge Condominiums              2,126,716            Electric              No        0            $0           $0
170 Rosemont Terrace Apartments            2,122,371          Electric/Gas            No        0            $0           $0
175 Hanover Village Apartments             2,093,895              None                No        0            $0           $0
178 Tree Tops Apartments                   2,084,949          Electric/Gas            No        0            $0           $0
179 Old Town Place Apartments              2,075,606            Electric              No        0            $0           $0
180 The Meadows Apartments                 2,057,604            Electric              No        2           $380         $385
187 710 Amsterdam Avenue                   1,912,089            Electric              No        0            $0           $0
188 Sandstone Apartments & Vista
      North Apartments                     1,896,820          Electric/Gas            No        0            $0           $0
190 Salem Creek Apartment Complex          1,843,783            Electric              No        0            $0           $0
191 Country Greens Apartments              1,839,757            Electric              No        0            $0           $0
192 Quail Ridge Apartments                 1,834,520    Electric/Gas/Water/Sewer      No        0            $0           $0
200 Ravenscroft Apartments                 1,745,584            Electric              No        0            $0           $0
202 Taft and Cleveland Paradise
      Apartments                           1,738,574            Electric              No        1           $350         $350
204 Steamboat Road                         1,697,983          Electric/Gas            No        7           $679         $925
206 Meadow Run Apartments                  1,692,877          Electric/Gas            No        0            $0           $0
208 New Brunswick Apartments               1,671,244            Electric             Yes        36          $479         $535
212 Centerline Plaza Apartments            1,640,077            Electric              No        0            $0           $0
219 Corlett Creek Apartments               1,574,126            Electric              No        0            $0           $0
220 Anchor Bay Apartments                  1,555,331            Electric              No        0            $0           $0
224 Nalbert Apartments                     1,514,819              None                No        0            $0           $0
231 Briarwood Apartments                   1,447,651            Electric              No        0            $0           $0
234 Winston Place Apartments               1,436,546            Electric              No        3           $385         $385
235 Hondo Park Apartments                  1,423,866              None                No        0            $0           $0
236 Allegheny Apartments                   1,419,806              None                No        13          $361         $375
237 Huntington North Apartments            1,415,052            Electric              No        2           $415         $425
239 Sylvan Apartments                      1,397,841              None                No        1           $350         $350
240 Finger Lakes/Farmington
     Court Apartments                      1,397,635            Electric              No        0            $0           $0







                                           Subject   Subject     Subject     Subject    Subject     Subject   Subject
                                             1 BR      1 BR       1 BR        2 BR       2 BR         2 BR      3 BR
 #   Property Name (1)                       Units   Avg. Rent   Max. Rent     Units    Avg. Rent   Max. Rent   Units
 -  -----------------                       -----   ---------   ---------     -----    ---------   ---------   -----

 20 Heritage Pointe                          464       $652       $758         460       $768         $840       0
 24 Jefferson at Treetops Apartments          89       $934      $1,045        109      $1,275       $1,430      42
 32 Twin Creek Apartments                     96       $668       $695         144       $833         $880       0
 36 Knights Bridge II Apartments              40       $759       $770         156       $826         $875       12
 49 Wellington Woods & Lakes  (3)             64       $528       $545         168       $584         $605       42
 53 Grandview Garden Apartments              272       $355       $385         152       $423         $445       0
 56 River Run Apartments                     100       $450       $475         92        $555         $590       92
 58 Oak Hills Apartments                     120       $499       $540         124       $665         $731       0
 63 Mayport Trace Apartments                  47       $461       $470         137       $556         $575       19
 65 Brook Forest Apartments                   90       $539       $569         223       $610         $639       25
 69 Spanish Villa Apartments                  64       $446       $469         138       $555         $595       30
 71 Mountain Ridge Apartments                152       $514       $520         84        $694         $740       0
 74 Plantation Meadows Apartments             76       $595       $615         94        $706         $745       0
 75 Gresham Townhomes                         0         $0         $0          62        $995         $995       19
 76 Lakewood Apartments                      198       $536       $620         96        $647         $739       0
 79 Thunder Hollow                            56       $581       $595         80        $674         $705       24
 80 Woodlake Village Apartments               48       $432       $449         141       $482         $519       48
 83 Indian Valley Apartments                  52       $480       $549         128       $557         $575       28
 86 High Vista Apartments                    140       $457       $565         70        $596         $620       32
 88 Bayfair Apartments                        93       $655       $695         42        $762         $830       0
 89 University Green Apartments              120       $433       $515         74        $566         $690       0
 93 Center Ridge Apartments                   32       $439       $450         112       $531         $585       80
106 Northborough Woods Apartments            168       $383       $450         72        $517         $540       0
108 Victory Townhomes                         0         $0         $0          39       $1,113       $1,150      6
112 Bayou Village Place Apartments            56       $345       $345         225       $435         $485       32
115 531 West Deming                           53       $782       $830          1        $950         $950       0
116 Camelot Apartments                        68       $492       $510         67        $601         $615       0
117 Sevilla Apartments                        52       $587       $649         52        $730         $780       0
118 The Way III Apartments                   104       $388       $410         68        $538         $550       28
129 St. Charles Apartments (1I)               0         $0         $0          39        $527         $550       3
130 St. James Apartments (1I)                 0         $0         $0          36        $500         $549       0
132 Shannon Arms III Apartments               0         $0         $0          40        $590         $610       40
135 Alexis Apartment Complex                  57       $492       $495         37        $606         $650       0
138 Mesa Ridge Apartments                    197       $303       $325         60        $451         $650       0
141 Rock River Tower Apartments               55       $639       $725         26        $947        $1,115      0
144 Miller Apartments                         32       $371       $385         80        $422         $510       8
147 Chase Village Apartments                  86       $467       $485         42        $582         $605       0
153 Stuart Towne Apartments                   4        $443       $450         78        $466         $550       14
154 Santa Ana Villa                           0         $0         $0          130       $452         $520       0
162 Walnut Square Apartments                  20       $475       $475         72        $525         $525       0
164 Plymouth Square Apartments                44       $580       $625         24        $648         $690       0
165 Watchung View Apartments                  54       $634       $675          0         $0           $0        0
166 Embassy Apartments                        20       $476       $490         86        $558         $580       0
169 Breckenridge Condominiums                 48       $600       $675         20        $756         $820       0
170 Rosemont Terrace Apartments               34       $428       $428         64        $520         $520       2
175 Hanover Village Apartments                24       $329       $457         28        $404         $500      100
178 Tree Tops Apartments                      0         $0         $0          90        $473         $473       12
179 Old Town Place Apartments                 32       $404       $440         55        $522         $575       0
180 The Meadows Apartments                    36       $425       $445         50        $534         $575       0
187 710 Amsterdam Avenue                      0         $0         $0          15       $1,079       $1,700      3
188 Sandstone Apartments & Vista
      North Apartments                        67       $371       $375         26        $468         $475       4
190 Salem Creek Apartment Complex             40       $440       $455         38        $555         $585       0
191 Country Greens Apartments                 50       $397       $425         50        $535         $565       16
192 Quail Ridge Apartments                    36       $415       $465         68        $476         $540       0
200 Ravenscroft Apartments                    19       $542       $627         55        $623         $647       1
202 Taft and Cleveland
      Paradise Apartments                     52       $460       $493         17        $595         $625       0
204 Steamboat Road                            18      $1,079     $1,425         4       $1,323       $1,410      0
206 Meadow Run Apartments                     22       $392       $392         60        $419         $419       14
208 New Brunswick Apartments                  32       $556       $625          3        $748         $750       0
212 Centerline Plaza Apartments               36       $545       $570         25        $610         $650       0
219 Corlett Creek Apartments                  17       $435       $445         60        $490         $510       0
220 Anchor Bay Apartments                     22       $540       $560         36        $625         $665       0
224 Nalbert Apartments                        22       $680       $700         12        $880         $880       0
231 Briarwood Apartments                      30       $532       $560         30        $611         $650       10
234 Winston Place Apartments                  30       $428       $440         47        $499         $510       0
235 Hondo Park Apartments                     67       $565       $665          0         $0           $0        0
236 Allegheny Apartments                      19       $461       $495         22        $601         $625       0
237 Huntington North Apartments               22       $550       $570         24        $625         $685       0
239 Sylvan Apartments                         41       $581       $644          6        $613         $644       0
240 Finger Lakes/Farmington
      Court Apartments                        32       $496       $500         32        $549         $575       0










                                                     Subject     Subject   Subject    Subject    Subject
                                                       3 BR        3 BR      4 BR       4 BR       4 BR
 #   Property Name (1)                               Avg. Rent   Max. Rent   Units    Avg. Rent  Max. Rent
 -  -----------------                               ---------   ---------   -----    ---------  ---------
 20 Heritage Pointe                                     $0          $0        0          $0         $0
 24 Jefferson at Treetops Apartments                  $1,616      $1,845      0          $0         $0
 32 Twin Creek Apartments                               $0          $0        0          $0         $0
 36 Knights Bridge II Apartments                       $959        $975       0          $0         $0
 49 Wellington Woods & Lakes  (3)                      $647        $670       0          $0         $0
 53 Grandview Garden Apartments                         $0          $0        0          $0         $0
 56 River Run Apartments                               $648        $690       0          $0         $0
 58 Oak Hills Apartments                                $0          $0        0          $0         $0
 63 Mayport Trace Apartments                           $689        $699       0          $0         $0
 65 Brook Forest Apartments                            $759        $759       0          $0         $0
 69 Spanish Villa Apartments                           $654       $1,100      0          $0         $0
 71 Mountain Ridge Apartments                           $0          $0        0          $0         $0
 74 Plantation Meadows Apartments                       $0          $0        0          $0         $0
 75 Gresham Townhomes                                 $1,095      $1,150      0          $0         $0
 76 Lakewood Apartments                                 $0          $0        0          $0         $0
 79 Thunder Hollow                                     $780        $780       0          $0         $0
 80 Woodlake Village Apartments                        $567        $599       0          $0         $0
 83 Indian Valley Apartments                           $659        $679       0          $0         $0
 86 High Vista Apartments                              $630        $935       0          $0         $0
 88 Bayfair Apartments                                  $0          $0        0          $0         $0
 89 University Green Apartments                         $0          $0        0          $0         $0
 93 Center Ridge Apartments                            $625        $680       0          $0         $0
106 Northborough Woods Apartments                       $0          $0        0          $0         $0
108 Victory Townhomes                                 $1,301      $1,325      0          $0         $0
112 Bayou Village Place Apartments                     $590        $590       0          $0         $0
115 531 West Deming                                     $0          $0        0          $0         $0
116 Camelot Apartments                                  $0          $0        0          $0         $0
117 Sevilla Apartments                                  $0          $0        0          $0         $0
118 The Way III Apartments                             $680        $680       0          $0         $0
129 St. Charles Apartments (1I)                        $608        $625       0          $0         $0
130 St. James Apartments (1I)                           $0          $0        0          $0         $0
132 Shannon Arms III Apartments                        $710        $750       0          $0         $0
135 Alexis Apartment Complex                            $0          $0        0          $0         $0
138 Mesa Ridge Apartments                               $0          $0        0          $0         $0
141 Rock River Tower Apartments                         $0          $0        0          $0         $0
144 Miller Apartments                                  $428        $475       0          $0         $0
147 Chase Village Apartments                            $0          $0        0          $0         $0
153 Stuart Towne Apartments                            $556        $650       0          $0         $0
154 Santa Ana Villa                                     $0          $0        0          $0         $0
162 Walnut Square Apartments                            $0          $0        0          $0         $0
164 Plymouth Square Apartments                          $0          $0        0          $0         $0
165 Watchung View Apartments                            $0          $0        0          $0         $0
166 Embassy Apartments                                  $0          $0        0          $0         $0
169 Breckenridge Condominiums                           $0          $0        0          $0         $0
170 Rosemont Terrace Apartments                        $700        $700       0          $0         $0
175 Hanover Village Apartments                         $473        $561       0          $0         $0
178 Tree Tops Apartments                               $580        $580       0          $0         $0
179 Old Town Place Apartments                           $0          $0        0          $0         $0
180 The Meadows Apartments                              $0          $0        0          $0         $0
187 710 Amsterdam Avenue                              $2,061      $2,115      0          $0         $0
188 Sandstone Apartments & Vista North Apartments      $600        $610       0          $0         $0
190 Salem Creek Apartment Complex                       $0          $0        0          $0         $0
191 Country Greens Apartments                          $584        $600       0          $0         $0
192 Quail Ridge Apartments                              $0          $0        0          $0         $0
200 Ravenscroft Apartments                             $752        $752       0          $0         $0
202 Taft and Cleveland Paradise Apartments              $0          $0        0          $0         $0
204 Steamboat Road                                      $0          $0        0          $0         $0
206 Meadow Run Apartments                              $499        $499       0          $0         $0
208 New Brunswick Apartments                            $0          $0        0          $0         $0
212 Centerline Plaza Apartments                         $0          $0        0          $0         $0
219 Corlett Creek Apartments                            $0          $0        0          $0         $0
220 Anchor Bay Apartments                               $0          $0        0          $0         $0
224 Nalbert Apartments                                  $0          $0        0          $0         $0
231 Briarwood Apartments                               $630        $735       0          $0         $0
234 Winston Place Apartments                            $0          $0        0          $0         $0
235 Hondo Park Apartments                               $0          $0        0          $0         $0
236 Allegheny Apartments                                $0          $0        0          $0         $0
237 Huntington North Apartments                         $0          $0        0          $0         $0
239 Sylvan Apartments                                   $0          $0        0          $0         $0
240 Finger Lakes/Farmington Court Apartments            $0          $0        0          $0         $0




                                                            Utilities                     Subject      Subject      Subject
                                       Cut-off Date          Tenant            Elevator   Studio       Studio       Studio
 #   Property Name (1)                  Balance (2)            Pays              (Y/N)     Units      Avg. Rent    Max. Rent
 -  -----------------                  ------------            ----              -----     -----      ---------    ----------
241 Woodlake Resort Village
      Apartments                        1,397,029          Electric/Gas            No        0            $0           $0
242 Walnut Villas Apartments            1,396,642              None                No        0            $0           $0
243 Portsmouth Place Apartments         1,393,339              None               Yes        6           $530         $530
244 70 Warren Avenue                    1,369,150            Electric             Yes        1           $525         $525
247 Woodwinds Condominiums              1,302,988            Electric              No        0            $0           $0
248 College Square Apartments           1,298,650            Electric              No        10          $421         $425
250 Executive Townhomes                 1,298,518            Electric              No        0            $0           $0
251 Parkside Place Apartments           1,297,579          Electric/Gas            No        2           $373         $375
254 Sarasota Place Apartments           1,268,244          Electric/Gas            No        0            $0           $0
255 Clayton Forest Apartments           1,247,061          Electric/Gas            No        0            $0           $0
258 Maple Court Apartments              1,222,253            Electric              No        0            $0           $0
260 Hyde Park Place Apartments          1,216,314          Electric/Gas            No        10          $372         $425
267 Village Apartments                  1,122,663          Electric/Gas            No        0            $0           $0
269 Redford Manor Apartments            1,092,844          Electric/Gas            No        0            $0           $0
271 Bradfield Creek Townhomes           1,047,819    Electric/Gas/Water/Sewer      No        0            $0           $0
272 San Remo Apartments                 1,036,984            Electric              No        0            $0           $0
274 Knightsbridge Apartments              998,938            Electric              No        0            $0           $0
275 Whispering Meadows                    996,657            Electric              No        0            $0           $0
276 Buckingham Court Apartments           996,777          Electric/Gas            No        8           $350         $350
277 Homestead Apartments                  996,490              None                No        40          $348         $348
279 Long Point Plaza Apartments           956,723              None                No        0            $0           $0
280 Treaty Oaks Apartments                948,917            Electric              No        0            $0           $0
285 Boulevard of Chevy Chase
      Apartments                          896,944       Electric/Gas/Sewer         No        1           $650         $650
287 Londonaire Townhouses                 848,564         Electric/Water           No        0            $0           $0
288 Heon Court Apartments                 838,084          Electric/Gas            No        0            $0           $0
292 Chandler Crossing Apartments          797,377            Electric              No        0            $0           $0
293 Kingswood Place Apartments            782,426            Electric              No        0            $0           $0
296 Baxter Mills Apartments               738,433            Electric              No        1           $475         $475
298 Royal North Apartments                720,387              None                No        1           $310         $310
299 3314 Mount Pleasant Apartments        707,854          Electric/Gas            No        6           $400         $425
300 Virginia Apartments                   699,186       Electric/Gas/Sewer         No        0            $0           $0
301 Pagewood Oval Apartments              672,740            Electric              No        0            $0           $0
302 Creekview Condominiums                628,691    Electric/Gas/Water/Sewer      No        0            $0           $0
303 Park Hill Apartments                  613,961            Electric              No        0            $0           $0
305 Arlington Arms Apartments             583,666              Gas                 No        2           $444         $449
306 Rebecca Apartments                    521,866            Electric              No        0            $0           $0
308 Fleur de Lis Apartments               498,217          Electric/Gas            No        3           $287         $295
309 2602 Penny Lane                       483,049            Electric              No        0            $0           $0
311 Tara Apartments                       448,432            Electric              No        0            $0           $0
312 Mark V Apartments                     419,168            Electric              No        0            $0           $0
313 Hallmark Apartments                   398,843            Electric              No        0            $0           $0
314 Mirage Apartments                     386,867          Electric/Gas            No        0            $0           $0
315 Main Street Studios                   379,302    Electric/Gas/Water/Sewer      No        5          $1,630       $2,050
316 Summertree Apartments                 369,677            Electric              No        36          $255         $268






                                                    Subject   Subject     Subject     Subject    Subject     Subject   Subject
                                                      1 BR      1 BR       1 BR        2 BR       2 BR         2 BR      3 BR
 #   Property Name (1)                                Units   Avg. Rent   Max. Rent     Units    Avg. Rent   Max. Rent   Units
 -  -----------------                                -----   ---------   ---------     -----    ---------   ---------   -----


241 Woodlake Resort Village Apartments                 12       $515       $525         38        $624         $725       0
242 Walnut Villas Apartments                           20       $393       $504         50        $429         $564       30
243 Portsmouth Place Apartments                        42       $635       $635          0         $0           $0        0
244 70 Warren Avenue                                   17       $643       $658         18        $769         $800       0
247 Woodwinds Condominiums                             17       $605       $660         36        $790         $850       0
248 College Square Apartments                          36       $507       $520         24        $571         $580       0
250 Executive Townhomes                                0         $0         $0          61        $650         $650       0
251 Parkside Place Apartments                          55       $381       $465         27        $496         $515       0
254 Sarasota Place Apartments                          0         $0         $0          48        $532         $560       0
255 Clayton Forest Apartments                          0         $0         $0          64        $485         $495       0
258 Maple Court Apartments                             27       $694       $715          7        $812         $820       0
260 Hyde Park Place Apartments                         34       $418       $525         16        $518         $550       0
267 Village Apartments                                 28       $351       $360         52        $425         $440       20
269 Redford Manor Apartments                           8        $490       $502         24        $572         $595       0
271 Bradfield Creek Townhomes                          0         $0         $0          17        $687         $735       9
272 San Remo Apartments                                4        $593       $630          6        $900         $950       6
274 Knightsbridge Apartments                           36       $531       $576         18        $598         $625       0
275 Whispering Meadows                                 0         $0         $0          30        $608         $625       1
276 Buckingham Court Apartments                        16       $450       $475         20        $605         $650       8
277 Homestead Apartments                               40       $382       $382         20        $417         $417       0
279 Long Point Plaza Apartments                        37       $427       $445         36        $487         $525       12
280 Treaty Oaks Apartments                             47       $470       $470          1        $695         $695       0
285 Boulevard of Chevy Chase Apartments                9        $851       $925          4       $1,124       $1,295      0
287 Londonaire Townhouses                              0         $0         $0          48        $472         $485       0
288 Heon Court Apartments                              2        $550       $550         20        $682         $725       2
292 Chandler Crossing Apartments                       8        $305       $325         38        $422         $495       0
293 Kingswood Place Apartments                         22       $469       $495         10        $569         $595       0
296 Baxter Mills Apartments                            21       $568       $600          3        $650         $650       0
298 Royal North Apartments                             24       $380       $385         60        $455         $465       0
299 3314 Mount Pleasant Apartments                     25       $430       $525          5        $498         $695       0
300 Virginia Apartments                                0         $0         $0          30        $383         $495       1
301 Pagewood Oval Apartments                           0         $0         $0          30        $569         $640       0
302 Creekview Condominiums                             6        $489       $495         16        $584         $620       0
303 Park Hill Apartments                               0         $0         $0          32        $546         $550       0
305 Arlington Arms Apartments                          5        $615       $629         12        $668         $699       0
306 Rebecca Apartments                                 12       $324       $340         22        $398         $450       16
308 Fleur de Lis Apartments                            4        $331       $335         24        $402         $425       0
309 2602 Penny Lane                                    20       $432       $465          0         $0           $0        0
311 Tara Apartments                                    2        $388       $425         14        $548         $550       0
312 Mark V Apartments                                  16       $555       $560          0         $0           $0        0
313 Hallmark Apartments                                16       $483       $495          0         $0           $0        0
314 Mirage Apartments                                  18       $422       $430          0         $0           $0        0
315 Main Street Studios                                0         $0         $0           0         $0           $0        0
316 Summertree Apartments                              0         $0         $0          12        $293         $317       0






                                                     Subject     Subject   Subject    Subject    Subject
                                                       3 BR        3 BR      4 BR       4 BR       4 BR
 #   Property Name (1)                               Avg. Rent   Max. Rent   Units    Avg. Rent  Max. Rent
 -  -----------------                               ---------   ---------   -----    ---------  ---------

241 Woodlake Resort Village Apartments                  $0          $0        0          $0         $0
242 Walnut Villas Apartments                           $502        $651       0          $0         $0
243 Portsmouth Place Apartments                         $0          $0        0          $0         $0
244 70 Warren Avenue                                    $0          $0        0          $0         $0
247 Woodwinds Condominiums                              $0          $0        0          $0         $0
248 College Square Apartments                           $0          $0        0          $0         $0
250 Executive Townhomes                                 $0          $0        0          $0         $0
251 Parkside Place Apartments                           $0          $0        0          $0         $0
254 Sarasota Place Apartments                           $0          $0        0          $0         $0
255 Clayton Forest Apartments                           $0          $0        0          $0         $0
258 Maple Court Apartments                              $0          $0        0          $0         $0
260 Hyde Park Place Apartments                          $0          $0        0          $0         $0
267 Village Apartments                                 $475        $500       0          $0         $0
269 Redford Manor Apartments                            $0          $0        0          $0         $0
271 Bradfield Creek Townhomes                          $767        $775       0          $0         $0
272 San Remo Apartments                               $1,525      $1,575      0          $0         $0
274 Knightsbridge Apartments                            $0          $0        0          $0         $0
275 Whispering Meadows                                 $695        $695       0          $0         $0
276 Buckingham Court Apartments                        $650        $650       0          $0         $0
277 Homestead Apartments                                $0          $0        0          $0         $0
279 Long Point Plaza Apartments                        $556        $565       0          $0         $0
280 Treaty Oaks Apartments                              $0          $0        0          $0         $0
285 Boulevard of Chevy Chase Apartments                 $0          $0        0          $0         $0
287 Londonaire Townhouses                               $0          $0        0          $0         $0
288 Heon Court Apartments                              $699        $730       0          $0         $0
292 Chandler Crossing Apartments                        $0          $0        0          $0         $0
293 Kingswood Place Apartments                          $0          $0        0          $0         $0
296 Baxter Mills Apartments                             $0          $0        0          $0         $0
298 Royal North Apartments                              $0          $0        0          $0         $0
299 3314 Mount Pleasant Apartments                      $0          $0        0          $0         $0
300 Virginia Apartments                                $495        $495       0          $0         $0
301 Pagewood Oval Apartments                            $0          $0        0          $0         $0
302 Creekview Condominiums                              $0          $0        0          $0         $0
303 Park Hill Apartments                                $0          $0        0          $0         $0
305 Arlington Arms Apartments                           $0          $0        0          $0         $0
306 Rebecca Apartments                                 $467        $530       0          $0         $0
308 Fleur de Lis Apartments                             $0          $0        0          $0         $0
309 2602 Penny Lane                                     $0          $0        0          $0         $0
311 Tara Apartments                                     $0          $0        0          $0         $0
312 Mark V Apartments                                   $0          $0        0          $0         $0
313 Hallmark Apartments                                 $0          $0        0          $0         $0
314 Mirage Apartments                                   $0          $0        0          $0         $0
315 Main Street Studios                                 $0          $0        0          $0         $0
316 Summertree Apartments                               $0          $0        0          $0         $0





(1I) The Mortgage Loans secured by St. Charles Apartments and St. James Apartments, respectively, are cross-collateralized and cross-defaulted.

(2)  Assumes a Cut-off Date of December 1, 1998.

(3) The subject property consists of two multifamily developments, Wellington Woods and Wellington Lakes. Rents presented are for Wellington Woods. The one bedroom average monthly rent, one bedroom maximum monthly rent, two bedroom average monthly rent, and two bedroom maximum monthly rent for Wellington Lakes are $538, $555, $584, and $605 respectively.

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                EXHIBIT A-2

                         MORTGAGE POOL INFORMATION

                    See this Exhibit for tables titled:

                               Mortgage Rates

                           Cut-off Date Balances

                        Original Amortization Terms

                     Original Terms to Stated Maturity

                       Remaining Amortization Terms

                     Remaining Terms to Stated Maturity

                        Years Built/Years Renovated

                      Occupancy Rates at Underwriting

                 Underwriting Debt Service Coverage Ratios

                      Cut-off Loan-to-Value Ratios

                          Mortgage Loans by State

                      Mortgage Loans by Property Type

                             Prepayment Option

                Prepayment Provision as of the Cut-off Date

                      Mortgage Pool Prepayment Profile

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                               Mortgage Rates

                                                                                                             Weighted
                                                                         Weighted                             Average     Weighted
                              Aggregate   Percentage of    Aggregate      Average                  Weighted  Occupancy    Average
    Range of      Number     Cut-off Date    Initial        Appraised  Cut-off Date    Aggregate    Average   Rate at   Year Built/
 Mortgage Rates  of Loans    Balance (1)  Pool Balance       Value       LTV Ratio    U/W NCF (2)  U/W DSCR   U/W (3)  Renovated (4)
------------------------------------------------------------------------------------------------------------------------------------

5.780% - 6.499%     13    $   23,059,334      2.0%      $   31,983,000     73.4%    $   2,762,047    1.56 x    97.7%       1980
6.500% - 6.749%     20        90,479,254      7.9%         123,370,000     74.6%       10,183,590    1.44      97.9%       1987
6.750% - 6.999%     69       355,295,324     30.9%         491,821,000     72.8%       41,475,746    1.40      95.7%       1991
7.000% - 7.249%     89       296,812,364     25.8%         451,616,000     68.4%       37,504,976    1.52      95.3%       1988
7.250% - 7.499%     57       199,005,046     17.3%         281,885,000     71.4%       25,687,034    1.45      94.8%       1988
7.500% - 7.999%     53       164,884,709     14.3%         230,235,000     72.9%       20,668,710    1.44      97.7%       1985
8.000% - 8.520%     17        20,086,774      1.7%          27,165,000     74.1%        2,807,346    1.42      98.2%       1987

                 -----------------------------------------------------------------------------------------------------------------
Total/Weighted
Average:           318    $1,149,622,805    100.0%      $1,638,075,000     71.6%    $ 141,089,449    1.45 x    96.0%       1988
                 =================================================================================================================

Maximum Mortgage Rate:                      8.520%    per annum
Minimum Mortgage Rate:                      5.780%    per annum
Wtd. Avg. Mortgage Rate:                    7.120%    per annum



(1)   Assumes a Cut-off Date of December 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3)   Does not reflect any Mortgage Loans secured by hotel properties.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.


                          Cut-off Date Balances (1)

                                                                                                                      Weighted
                                                                                    Weighted                           Average
                                          Aggregate    Percentage of    Aggregate   Average                  Weighted Occupancy
            Range of           Number    Cut-off Date     Initial       Appraised  Cut-off Date  Aggregate    Average   Rate at
     Cut-off Date Balances    of Loans    Balance (1)   Pool Balance      Value      LTV Ratio   U/W NCF (2)  U/W DSCR   U/W (3)
--------------------------------------------------------------------------------------------------------------------------------

  $ 66,773  -       749,999     31     $   16,496,213      1.4%     $   25,795,000    68.0%     $  2,199,027   1.50 x    98.6%
   750,000  -     1,249,999     44         44,866,265      3.9%         66,422,000    69.5%        5,939,645   1.47      97.2%
 1,250,000  -     1,999,999     80        127,750,257     11.1%        182,198,000    71.8%       15,606,555   1.42      96.5%
 2,000,000  -     2,999,999     52        128,521,172     11.2%        183,475,000    71.1%       15,720,143   1.45      95.9%
 3,000,000  -     3,999,999     28         97,837,443      8.5%        139,075,000    72.3%       11,957,236   1.46      96.4%
 4,000,000  -     4,999,999     18         82,124,985      7.1%        127,640,000    66.6%       10,664,469   1.50      97.6%
 5,000,000  -     5,999,999     21        113,357,123      9.9%        162,740,000    71.4%       14,077,689   1.48      96.3%
 6,000,000  -     9,999,999     28        200,511,124     17.4%        285,450,000    71.6%       23,484,082   1.39      94.0%
10,000,000  -    14,999,999      5         60,847,618      5.3%         80,580,000    75.7%        6,717,733   1.36      94.8%
15,000,000  -    19,999,999      5         91,281,760      7.9%        126,500,000    73.5%       11,726,733   1.58      97.9%
20,000,000  -    24,999,999      5        111,296,811      9.7%        153,200,000    73.1%       14,608,843   1.53      97.6%
25,000,000  -  $ 74,732,033      1         74,732,033      6.5%        105,000,000    71.2%        8,387,294   1.33      95.0%

                            ---------------------------------------------------------------------------------------------------
Total/Weighted Average:        318     $1,149,622,805    100.0%     $1,638,075,000    71.6%     $141,089,449   1.45 x    96.0%
                            ===================================================================================================

                                Weighted
                                 Average
            Range of           Year Built/
     Cut-off Date Balances      Renovated (4)
--------------------------------------------

  $ 66,773  -       749,999       1984
   750,000  -     1,249,999       1983
 1,250,000  -     1,999,999       1985
 2,000,000  -     2,999,999       1986
 3,000,000  -     3,999,999       1987
 4,000,000  -     4,999,999       1992
 5,000,000  -     5,999,999       1987
 6,000,000  -     9,999,999       1990
10,000,000  -    14,999,999       1988
15,000,000  -    19,999,999       1990
20,000,000  -    24,999,999       1986
25,000,000  -  $ 74,732,033       1997

                               -----------
Total/Weighted Average:           1988
                               ===========


Maximum Cut-off Date Balance:                            $74,732,033
Minimum Cut-off Date Balance:                                $66,773
Average Cut-off Date Balance:                             $3,615,166




(1)   Assumes a Cut-off Date of December 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3)   Does not reflect any Mortgage Loans secured by hotel properties.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                       Original Amortization Terms (1)


                                                                                                           Weighted
    Range of                                                            Weighted                            Average     Weighted
    Original                Aggregate      Percentage of     Aggregate   Average                   Weighted Occupancy     Average
 Amortization     Number   Cut-off Date       Initial        Appraised  Cut-off Date   Aggregate   Average   Rate at    Year Built/
Terms (Months)   of Loans  Balance (2)     Pool Balance       Value       LTV Ratio   U/W NCF (3)  U/W DSCR   U/W (4)  Renovated (5)
------------------------------------------------------------------------------------------------------------------------------------

 120  -  239         15    $   39,590,321       3.4%     $   66,770,000     62.2%    $  6,084,866    1.42 x    96.8%      1991
 240  -  299         38        95,180,501       8.3%        144,176,000     68.0%      13,739,430    1.50      99.2%      1989
 300  -  311        122       404,865,265      35.2%        585,928,000     70.0%      50,488,831    1.45      96.0%      1991
 312  -  360        138       584,986,719      50.9%        791,251,000     74.8%      66,708,466    1.41      95.7%      1986

                   ---------------------------------------------------------------------------------------------------------------
Total/Weighted
   Average:         313    $1,124,622,805      97.8%     $1,588,125,000     72.0%    $137,021,593    1.43 x    96.0%      1988
                   ===============================================================================================================


Maximum Original Amortization Term (Months):           360
Minimum Original Amortization Term (Months):           120
Wtd. Avg. Original Amortization Term (Months):         322





(1) Excludes Mortgage Loans that require payment of interest only until maturity.

(2)   Assumes a Cut-off Date of December 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4)   Does not reflect any Mortgage Loans secured by hotel properties.

(5) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.



                    Original Terms to Stated Maturity(1)


                                                                                                           Weighted
                                                                         Weighted                           Average     Weighted
     Range of                Aggregate    Percentage of   Aggregate       Average                Weighted  Occupancy     Average
Original Terms to  Number   Cut-off Date     Initial      Appraised     Cut-off Date  Aggregate   Average   Rate at    Year Built/
Maturity (Months) of Loans  Balance (2)   Pool Balance      Value        LTV Ratio   U/W NCF (3) U/W DSCR   U/W (4)   Renovated (5)
-----------------------------------------------------------------------------------------------------------------------------------

 60   -   108        4     $   14,617,313     1.3%      $   20,100,000    74.6%    $  1,697,612     1.32 x   91.1%        1984
109   -   120      267        995,279,364    86.6%       1,406,119,000    72.1%     120,442,839     1.45     95.8%        1988
121   -   204       29         84,611,776     7.4%         125,226,000    68.6%      11,144,637     1.44     97.8%        1990
205   -   300       18         55,114,352     4.8%          86,630,000    66.9%       7,804,361     1.51     99.4%        1995

                  -----------------------------------------------------------------------------------------------------------------
Total/Weighted
Average:           318     $1,149,622,805    100.0%     $1,638,075,000     71.6%   $141,089,449     1.45 x   96.0%        1988
                  =================================================================================================================


Maximum Original Term to Maturity (Months):        300
Minimum Original Term to Maturity (Months):         60
Wtd. Avg. Original Term to Maturity (Months):      130


(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2)  Assumes a Cut-off Date of December 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4)  Does not reflect any Mortgage Loans secured by hotel properties.

(5) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                      Remaining Amortization Terms (1)

                                                                                                              Weighted
                                                                            Weighted                          Average    Weighted
Range of Remaining              Aggregate    Percentage of    Aggregate     Average                 Weighted Occupancy   Average
   Amort. Terms      Number    Cut-off Date     Initial        Appraised  Cut-off Date  Aggregate   Average    Rate at  Year Built/
    (Months)        of Loans    Balance (2)  Pool Balance       Value      LTV Ratio   U/W NCF (3)  U/W DSCR   U/W (4) Renovated (5)
------------------------------------------------------------------------------------------------------------------------------------

117    -   176         4      $    6,183,504     0.5%      $   13,010,000    54.4%     $  1,147,201   1.44 x    90.5%       1979
177    -   236         25         59,051,371     5.1%          89,792,000    67.1%        8,522,449   1.41      99.2%       1993
237    -   272         22         65,346,969     5.7%         101,494,000    66.8%        9,589,439   1.54      99.1%       1987
273    -   296         34        131,529,530     11.4%        191,150,000    70.3%       16,529,217   1.43      95.9%       1990
297    -   332         91        278,523,651     24.2%        402,688,000    69.9%       34,639,931   1.45      96.1%       1991
333    -   355         45        206,875,892     18.0%        272,151,000    76.3%       22,769,586   1.35      94.4%       1988
356    -   359         92        377,111,888     32.8%        517,840,000    73.9%       43,823,770   1.45      96.3%       1985

                    ----------------------------------------------------------------------------------------------------------------
Total/Weighted
    Average:          313     $1,124,622,805     97.8%     $1,588,125,000    72.0%     $137,021,593   1.43 x    96.0%       1988
                    ================================================================================================================



Maximum Remaining Amortization Term (Months):                              359
Minimum Remaining Amortization Term (Months):                              117
Wtd. Avg. Remaining Amortization Term (Months):                            319

(1) Excludes Mortgage Loans that require payment of interest only until maturity.

(2)  Assumes a Cut-off Date of December 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4)  Does not reflect any Mortgage Loans secured by hotel properties.

(5) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.


                   Remaining Terms to Stated Maturity (1)



                                                                                                              Weighted
                                                                            Weighted                          Average    Weighted
Range of Remaining              Aggregate    Percentage of    Aggregate     Average                 Weighted Occupancy   Average
 Terms to Stated     Number    Cut-off Date     Initial        Appraised  Cut-off Date  Aggregate   Average    Rate at  Year Built/
 Maturity (Months)  of Loans    Balance (2)  Pool Balance       Value      LTV Ratio   U/W NCF (3)  U/W DSCR   U/W (4) Renovated (5)
------------------------------------------------------------------------------------------------------------------------------------

 55    -     90          4    $   14,617,313      1.3%     $   20,100,000      74.6%   $  1,697,612   1.32 x    91.1%      1984
 91    -     126       267       995,279,364     86.6%      1,406,119,000      72.1%    120,442,839   1.45      95.8%      1988
127    -     162         4        10,070,557      0.9%         16,015,000      63.5%      1,385,431   1.34      97.3%      1991
163    -     186        24        72,296,241      6.3%        105,211,000      69.7%      9,425,460   1.44      97.8%      1989
187    -     298        19        57,359,329      5.0%         90,630,000      66.5%      8,138,107   1.52      99.5%      1995

                     --------------------------------------------------------------------------------------------------------------
Total/Weighted
     Average:          318    $1,149,622,805    100.0%     $1,638,075,000      71.6%   $141,089,449   1.45 x    96.0%      1988
                     ==============================================================================================================


Maximum Remaining Term to Maturity (Months):                               298
Minimum Remaining Term to Maturity (Months):                                55
Wtd. Avg. Remaining Term to Maturity (Months):                             126

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2)  Assumes a Cut-off Date of December 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4)  Does not reflect any Mortgage Loans secured by hotel properties.

(5) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                       Years Built/Years Renovated (1)

                                                                                                              Weighted
                                                                            Weighted                          Average    Weighted
      Range of                  Aggregate    Percentage of    Aggregate     Average                 Weighted Occupancy   Average
       Years         Number    Cut-off Date     Initial        Appraised  Cut-off Date  Aggregate   Average    Rate at  Year Built/
 Built/Renovated    of Loans    Balance (2)  Pool Balance       Value      LTV Ratio   U/W NCF (3)  U/W DSCR   U/W (4) Renovated (1)
------------------------------------------------------------------------------------------------------------------------------------

1922   -   1950          4    $    4,492,611       0.4%    $    6,275,000    72.2%     $    565,204   1.48 x     98.9%      1939
1951   -   1960          3         4,298,780       0.4%         5,740,000    75.0%          523,054   1.38       97.5%      1960
1961   -   1970         23        43,605,813       3.8%        65,301,000    69.8%        5,291,183   1.46       94.7%      1967
1971   -   1980         50       158,230,236      13.8%       228,683,000    70.8%       19,652,566   1.48       96.7%      1975
1981   -   1990        102       377,075,250      32.8%       539,253,000    71.7%       47,169,530   1.48       96.2%      1986
1991   -   1998        136       561,920,115      48.9%       792,823,000    71.9%       67,887,912   1.42       95.8%      1995

                     --------------------------------------------------------------------------------------------------------------
Total/Weighted
      Average:         318    $1,149,622,805       100.0%  $1,638,075,000    71.6%     $141,089,449   1.45 x     96.0%      1988
                     ==============================================================================================================

Most Recent Year Built/Renovated:                                 1998
Oldest Year Built/Renovated:                                      1922
Wtd. Avg. Year Built/Renovated:                                   1988

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

(2)  Assumes a Cut-off Date of December 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4)  Does not reflect any Mortgage Loans secured by hotel properties.




                     Occupancy Rates at Underwriting (1)


                                                                                                            Weighted
                                                                        Weighted                             Average     Weighted
      Range of                 Aggregate   Percentage of   Aggregate    Average                    Weighted Occupancy    Average
     Occupancy       Number   Cut-off Date    Initial       Appraised  Cut-off Date  Aggregate      Average   Rate at   Year Built/
    Rates at U/W    of Loans  Balance (2) Pool Balance       Value      LTV Ratio    U/W NCF (3)   U/W DSCR   U/W (1)  Renovated (4)
----------------------------------------------------------------------------------------------------------------------------------

30.0%  -  69.9%        2    $  4,338,800        0.4%    $    7,100,000      62.5%   $     570,195   1.58 x   51.7%        1992
70.0%  -  79.9%        5      12,478,159        1.1%        22,200,000      62.1%       1,795,378   1.48     75.8%        1988
80.0%  -  89.9%       14      65,502,939        5.7%       102,400,000      67.2%       7,490,107   1.39     85.9%        1987
90.0%  - 100.0%      269     911,267,955       79.3%     1,258,830,000      73.3%     107,704,805   1.42     97.2%        1988

                  ---------------------------------------------------------------------------------------------------------------
Total/Weighted
       Average:      290    $993,587,852       86.4%    $1,390,530,000      72.7%   $ 117,560,485   1.42 x   96.0%        1988
                  ===============================================================================================================

Maximum Occupancy Rate at Underwriting:                    100.0%
Minimum Occupancy Rate at Underwriting:                     30.0%
Wtd. Avg. Occupancy Rate at Underwriting:                   96.0%

(1)  Does not include any Mortgage Loans secured by hotel properties.

(2)  Assumes a Cut-off Date of December 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                 Underwriting Debt Service Coverage Ratios







                                                                             Weighted                          Average    Weighted
                                Aggregate    Percentage of    Aggregate      Average               Weighted   Occupancy   Average
     Range of       Number    Cut-off Date     Initial        Appraised   Cut-off Date  Aggregate   Average    Rate at  Year Built/
    U/W DSCRs      of Loans    Balance (1)   Pool Balance      Value       LTV Ratio   U/W NCF (2)  U/W DSCR   U/W (3) Renovated (4)
------------------------------------------------------------------------------------------------------------------------------------

 1.060x -  1.190       4     $    7,358,253       0.6%    $     8,340,000      88.3%   $    726,291  1.11 x     100.0%      1998
 1.200  -  1.290      52        165,424,376      14.4%        224,196,000      74.4%     18,289,253  1.26        96.4%      1988
 1.300  -  1.390     103        444,488,016      38.7%        614,036,000      73.4%     49,683,592  1.34        95.6%      1990
 1.400  -  1.490      71        207,079,613      18.0%        279,960,000      74.4%     24,617,293  1.44        95.9%      1986
 1.500  -  1.590      41        138,197,437      12.0%        194,618,000      71.6%     18,773,135  1.54        98.0%      1986
 1.600  -  1.690      17         75,268,173       6.5%        113,360,000      66.8%     10,706,760  1.63        94.6%      1985
 1.700  -  1.790       8         43,476,914       3.8%         71,100,000      61.9%      6,633,276  1.76        98.9%      1995
 1.800  -  1.890       6         14,068,507       1.2%         21,980,000      64.7%      2,143,400  1.83        96.3%      1981
 1.900  -  1.990       6         16,100,202       1.4%         29,485,000      58.7%      2,836,564  1.94        90.4%      1987
 2.000  -  2.790 x    10         38,161,313       3.3%         81,000,000      48.9%      6,679,885  2.27        97.5%      1987

                    ---------------------------------------------------------------------------------------------------------------
Total/Weighted
  Average:           318     $1,149,622,805     100.0%    $1,638,075,000       71.6%   $141,089,449  1.45 x      96.0%      1988
                    ===============================================================================================================


Maximum Underwriting DSCR:                                      2.79 x
Minimum Underwriting DSCR:                                      1.06 x
Wtd. Avg. Underwriting DSCR:                                    1.45 x


(1)  Assumes a Cut-off Date of December 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3)  Does not reflect any Mortgage Loans secured by hotel properties.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.



                      Cut-off Date Loan-to-Value Ratios



                                                                                                             Weighted
                                                                           Weighted                          Average    Weighted
     Range of                  Aggregate    Percentage of    Aggregate      Average               Weighted   Occupancy   Average
   Cut-off Date     Number   Cut-off Date     Initial        Appraised   Cut-off Date  Aggregate   Average    Rate at  Year Built/
    LTV Ratios    of Loans   Balance (1)    Pool Balance       Value       LTV Ratio   U/W NCF (2)  U/W DSCR   U/W (3) Renovated (4)
-----------------------------------------------------------------------------------------------------------------------------------

25.00% - 50.00%        14   $   34,242,096      3.0%     $   83,785,000     41.9%     $  5,587,542   1.89 x     94.0%      1985
50.01% - 60.00%        23       94,627,546      8.2%        168,285,000     56.3%       13,787,284   1.74       93.8%      1989
60.01% - 70.00%        67      195,270,856     17.0%        294,742,000     66.4%       26,571,902   1.54       97.0%      1987
70.01% - 75.00%       108      398,880,958     34.7%        550,719,000     72.5%       47,542,603   1.40       95.2%      1989
75.01% - 80.00%        97      383,813,656     33.4%        488,244,000     78.6%       43,078,548   1.36       96.6%      1988
80.01% - 85.00%         6       37,018,411      3.2%         45,860,000     80.7%        3,958,446   1.37       99.5%      1988
85.01% - 91.20%         3        5,769,282      0.5%          6,440,000     89.6%          563,124   1.11      100.0%      1998

                    --------------------------------------------------------------------------------------------------------------
Total/Weighted
   Average:           318   $1,149,622,805      100.0%   $1,638,075,000     71.6%     $141,089,449   1.45 x    96.0%       1988
                    ==============================================================================================================


Maximum Cut-off Date LTV Ratio:                                          91.2%
Minimum Cut-off Date LTV Ratio:                                          25.0%
Wtd. Avg. Cut-off Date LTV Ratio:                                        71.6%


(1)  Assumes a Cut-off Date of December 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3)  Does not reflect any Mortgage Loans secured by hotel properties.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.




                      Mortgage Loans by State

                                                                                                             Weighted
                                                                         Weighted                             Average    Weighted
                            Aggregate     Percentage of   Aggregate       Average                  Weighted   Occupancy   Average
                  Number   Cut-off Date     Initial       Appraised     Cut-off Date  Aggregate    Average    Rate at   Year Built/
State            of Loans  Balance (1)    Pool Balance      Value        LTV Ratio    U/W NCF (2)  U/W DSCR    U/W (3) Renovated (4)
----------------------------------------------------------------------------------------------------------------------------------
New York           19      $  154,641,881    13.5%      $  208,145,000   74.5%       $ 17,859,305     1.38 x   96.6%      1992
California         40         146,120,586    12.7%         215,490,000   70.4%         17,555,913     1.44     97.2%      1987
Texas              49         126,540,415    11.0%         169,520,000   75.1%         14,582,045     1.38     95.5%      1989
Florida            28         124,431,437    10.8%         162,755,000   76.6%         14,298,174     1.35     94.7%      1989
Illinois           19         114,847,294    10.0%         176,785,000   66.9%         15,747,360     1.66     97.0%      1982
Alabama             8          41,387,710     3.6%          61,650,000   68.3%          5,435,689     1.38     90.6%      1989
Ohio                8          35,190,077     3.1%          48,370,000   73.0%          4,214,131     1.46     96.6%      1991
Michigan           15          33,445,788     2.9%          46,560,000   73.9%          4,007,915     1.46     96.1%      1988
Georgia            10          32,095,046     2.8%          43,160,000   74.6%          3,617,926     1.32     96.1%      1990
New Jersey         15          30,067,386     2.6%          45,175,000   67.3%          3,588,826     1.36     95.5%      1983
Delaware            3          25,063,708     2.2%          38,375,000   65.3%          3,762,951     1.78     95.0%      1997
Nevada              7          24,458,829     2.1%          44,150,000   58.5%          3,845,644     1.84     94.2%      1984
Indiana             6          24,246,029     2.1%          39,400,000   62.1%          3,197,871     1.57     89.4%      1987
Maine              12          20,199,567     1.8%          28,258,000   72.8%          2,466,521     1.34     99.2%      1992
Kentucky            2          18,677,296     1.6%          25,550,000   73.3%          2,575,287     1.56    100.0%      1986
Virginia            6          15,792,365     1.4%          21,465,000   73.7%          1,812,860     1.41     95.8%      1989
Maryland            5          15,453,506     1.3%          20,010,000   77.3%          1,725,680     1.37     96.4%      1987
Washington         10          15,286,618     1.3%          21,955,000   70.5%          1,941,817     1.45     96.6%      1982
Tennessee           3          14,279,115     1.2%          19,745,000   72.7%          1,848,783     1.42     99.3%      1990
Colorado            3          13,298,622     1.2%          23,037,000   60.8%          1,535,085     1.35     84.4%      1991
North Carolina      6          12,895,856     1.1%          19,495,000   67.6%          1,471,987     1.34     95.2%      1989
New Hampshire      10          11,659,314     1.0%          15,205,000   77.4%          1,553,062     1.54     99.0%      1989
New Mexico          4          11,508,522     1.0%          20,461,100   57.9%          1,821,243     1.74     99.0%      1994
Connecticut         4           9,965,187     0.9%          14,180,000   70.5%          1,271,298     1.43     96.6%      1989
Pennsylvania        2           9,368,492     0.8%          12,550,000   75.6%          1,063,928     1.37    100.0%      1987
Missouri            2           8,948,338     0.8%          11,300,000   79.2%          1,069,982     1.51     96.5%      1993
Minnesota           3           8,442,343     0.7%          12,850,000   67.7%          1,058,693     1.61     98.0%      1993
Massachusetts       2           8,353,069     0.7%          11,330,000   73.7%            911,549     1.28    100.0%      1995
Kansas              2           8,212,836     0.7%          11,100,000   74.1%            896,468     1.29     96.0%      1989
South Carolina      3           7,474,564     0.7%           9,526,000   78.5%            864,272     1.33     98.5%      1983
Arkansas            1           6,336,379     0.6%          10,900,000   58.1%            875,698     1.58    100.0%      1980
Alaska              2           6,224,117     0.5%           8,588,000   72.5%            822,781     1.58     96.7%      1991
Wisconsin           2           5,782,263     0.5%           9,100,000   63.6%            755,262     1.63     95.4%      1981
Louisiana           3           3,087,389     0.3%           3,925,000   78.8%            340,982     1.29     99.5%      1978
Oregon              1           2,347,823     0.2%           3,300,000   71.1%            253,374     1.44    100.0%      1962
Vermont             1           1,490,301     0.1%           2,000,000   74.5%            215,809     1.35     95.0%      1997
Rhode Island        1           1,294,855     0.1%           1,760,000   73.6%            135,737     1.25     97.0%      1997
District of
Columbia            1            707,854      0.1%             950,000   74.5%             87,541     1.35    100.0%      1922
----------------------------------------------------------------------------------------------------------------------------------
Total/Weighted
Average:          318      $1,149,622,805   100.0%      $1,638,075,000   71.6%       $141,089,449     1.45 x   96.0%      1988
==================================================================================================================================

(1) Assumes a Cut-off Date of December 1, 1998.


(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Does not reflect any Mortgage Loans secured by hotel properties.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                        Mortgage Loans by Property Type


                                                                                                               Weighted
                                                                         Weighted                              Average     Weighted
                           Aggregate     Percentage of    Aggregate      Average                    Weighted  Occupancy    Average
                 Number  Cut-off Date       Initial       Appraised     Cut-off Date  Aggregate     Average    Rate at   Year Built/
Property Type   of Loans  Balance (1)     Pool Balance      Value        LTV Ratio   U/W NCF (2)   U/W DSCR    U/W (3) Renovated (4)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily       114   $  321,935,877      28.0%        $ 434,050,000    74.7%     $  36,981,702     1.41 x    96.1%         1984

Retail             65      230,878,567      20.1%          339,937,000    70.5%        28,616,990     1.50      96.5%         1990

Office             38      224,653,725      19.5%          309,938,000    72.8%        25,850,224     1.37      95.0%         1992

Hotel              28      156,034,952      13.6%          247,545,000    64.5%        23,528,964     1.65       N/A          1991

Industrial         25       85,001,549       7.4%          114,860,000    74.8%        10,083,735     1.38      98.5%         1989

Mixed Use          14       60,572,042       5.3%           89,805,000    69.7%         7,061,825     1.36      97.7%         1990

Manufactured
Housing            19       37,923,023       3.3%           57,250,000    68.4%         4,796,742     1.55      97.6%         1975

Other              11       20,720,678       1.8%           29,950,000    69.3%         2,880,980     1.49      86.4%         1986

Self Storage        1        6,133,110       0.5%            8,300,000    73.9%           725,163    1.35      83.0%         1995

Triple Net Lease    3        5,769,282       0.5%            6,440,000    89.6%           563,124     1.11     100.0%         1998
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted
Average:          318   $ 1,149,622,805    100.0%       $1,638,075,000    71.6%     $ 141,089,449     1.45 x    96.0%         1988
====================================================================================================================================

(1) Assumes a Cut-off Date of December 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Does not reflect any Mortgage Loans secured by hotel properties.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                 Prepayment Provision as of the Cut-off Date


                                                                                Weighhted   Weighted        Weighted
                                                                                 Average     Average         Average
                                                                                Remaining   Remaining       Remaining     Weighted
       Range of                                  Aggregate       Percentage of   Lockout     Lockout       Lockout Plus    Average
  Remaining Terms to           Number of        Cut-off Date      Initial        Period   Plus YM Period  Premium Period   Maturity
Stated Maturity (Years) (1)     Loans           Balance (2)     Pool Balance     (Years)     (Years)         (Years)       (Years)
------------------------------------------------------------------------------------------------------------------------------------
   4.0   -   4.9                 2           $    5,334,181       0.5%             4.1          4.1            4.1           4.6
   6.0   -   6.9                 2                9,283,132       0.8%             1.8          1.8            4.2           6.2
   9.0   -   9.9               267              995,279,364      86.6%             8.7          9.2            9.2           9.7
  10.0   -  10.9                 1                1,595,934       0.1%            10.3         10.3           10.3          10.8
  11.0   -  11.9                 3                8,474,623       0.7%            11.3         11.3           11.3          11.8
  14.0   -  14.9                24               72,296,241       6.3%            14.0         14.1           14.1          14.7
  16.0   -  16.9                 1                2,244,978       0.2%            16.3         16.3           16.3          16.8
  17.0   -  17.9                 1                5,226,550       0.5%            17.3         17.3           17.3          17.8
  19.0   -  19.9                16               43,603,401       3.8%            18.6         19.1           19.1          19.7
  24.0   -  24.9                 1                6,284,400       0.5%            24.3         24.3           24.3          24.8
                             ------------------------------------------------------------------------------------------------------
Total/Weighted Average:        318           $1,149,622,805     100.0%             9.5         10.0           10.0          10.5
                             ======================================================================================================

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2) Assumes a Cut-off Date of December 1, 1998.



                              Prepayment Option
                                                                              Weighted     Weighted       Weighted
                                                                               Average     Average         Average
                                                                              Remaining   Remaining       Remaining      Weighted
                                              Aggregate      Percentage of     Lockout     Lockout      Lockout Plus     Average
                                Number of   Cut-off Date        Initial        Period   Plus YM Period  Premium Period   Maturity
     Prepayment Option           Loans       Balance (1)      Pool Balance     (Years)     (Years)         (Years)      (Years) (2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance               249    $ 1,043,002,466        90.7%          10.1         10.1           10.1           10.6

Lockout / Yield Maintenance         64         76,330,474         6.6%           3.5          9.6            9.6           10.2

Defeasance / Yield Maintenance(3)    3         21,006,733         1.8%           4.5          8.9            8.9            9.5

Lockout / Prepayment Penalty         1          7,198,183         0.6%           1.2          1.2            4.2            6.2

Lockout                              1          2,084,949         0.2%           4.2          4.2            4.2            6.2

                             ------------------------------------------------------------------------------------------------------
Total/Weighted Average:            318    $ 1,149,622,805       100.0%           9.5         10.0           10.0           10.5
                             ======================================================================================================

(1) Assumes a Cut-off Date of December 1, 1998.


(2) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(3) "Defeasance / Yield Maintenance" means that the Mortgage Loan provides for a Lockout Period followed by a period during which defeasance is permitted. The two periods are together presented as a Lockout Period during which defeasance is permitted.

                     Mortgage Pool Prepayment Profile (1)


    Prepayment Provision         % of Pool    % of Pool    % of Pool    % of Pool   % of Pool   % of Pool    % of Pool   % of Poo
   As of the Cut-off Date         Dec-98       Dec-99        Dec-00      Dec-01      Dec-02       Dec-03      Dec-04       Dec-05
-----------------------------------------------------------------------------------------------------------------------------------
      Lockout                       100.0%     100.0%          99.4%       94.5%       94.4%       91.0%       91.0%        91.5%

      Yield Maint. Premium            0.0%       0.0%           0.0%        4.9%        4.9%        8.2%        8.2%         8.5%

      1% to 5% Prepayment Premium     0.0%       0.6%           0.6%        0.6%        0.6%        0.0%        0.0%         0.0%

      Open                            0.0%       0.0%           0.0%        0.0%        0.0%        0.8%        0.8%         0.0%
                                 -------------------------------------------------------------------------------------------------
      Total:                        100.0%     100.0%         100.0%      100.0%      100.0%      100.0%      100.0%       100.0%
                                 =================================================================================================
      Outstanding
     Balance (mm):                $1,149.6   $1,135.1      $1,119.6    $1,102.5    $1,084.2    $1,059.4    $1,038.5     $1,007.2

Number of Loans:                     318        318           318         318         318         316         316          314

    Prepayment Provision         % of Pool   % of Pool    % of Pool    % of Pool  % of Pool   % of Pool    % of Pool    % of Pool
   As of the Cut-off Date          Dec-06      Dec-07       Dec-08       Dec-09     Dec-10      Dec-11      Dec-12        Dec-13
----------------------------------------------------------------------------------------------------------------------------------
      Lockout                        91.5%        90.5%        96.4%       96.3%       96.1%       96.0%       95.9%       96.0%

      Yield Maint. Premium            8.5%         6.5%         3.2%        3.3%        1.4%        1.3%        1.4%        3.1%

      1% to 5% Prepayment Premium     0.0%         0.0%         0.0%        0.0%        0.0%        0.0%        0.0%        0.0%

      Open                            0.0%         3.0%         0.4%        0.4%        2.5%        2.6%        2.8%        0.9%
                                 -------------------------------------------------------------------------------------------------
      Total:                        100.0%       100.0%       100.0%      100.0%      100.0%      100.0%      100.0%      100.0%
                                 =================================================================================================
      Outstanding
     Balance (mm):                 $982.9       $956.9        $96.8       $89.3       $80.2       $73.8       $65.2       $24.8

   Number of Loans:                 314          314           47          46          43          43          42          19


    Prepayment Provision           % of Pool   % of Pool    % of Pool  % of Pool
   As of the Cut-off Date           Dec-14      Dec-15       Dec-16     Dec-17
-------------------------------------------------------------------------------
      Lockout                        96.0%        95.7%        95.8%      96.2%

      Yield Maint. Premium            3.1%         3.3%         3.3%       2.9%

      1% to 5% Prepayment Premium     0.0%         0.0%         0.0%       0.0%

      Open                            0.9%         1.0%         1.0%       0.8%
                                 ----------------------------------------------
      Total:                        100.0%       100.0%       100.0%     100.0%
                                 ==============================================
       Outstanding                  $21.1        $15.5        $11.1       $7.1
      Balance (mm):

   Number of Loans:                  19           18           17          17


(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Final Anticipated Repayment Dates.
     Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 EXHIBIT B

                           FORM OF TRUSTEE REPORT

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LOGO]                                                                                   For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                    Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                         Payment Date: 01/14/1999

                                                                                         Record Date: 12/31/1998



                        DISTRIBUTION DATE STATEMENT

                             Table of Contents



STATEMENT SECTIONS                                                    PAGE(s)
------------------                                                    -------
Certificate Distribution Detail                                          2
Certificate Factor Detail                                                3
Reconciliation Detail                                                    4
Other Required Information                                               5
Ratings Detail                                                           6
Current Mortgage Loan and Property Stratification Tables               7 - 9
Mortgage Loan Detail                                                    10
Principal Prepayment Detail                                             11
Historical Detail                                                       12
Delinquency Loan Detail                                                 13
Specially Serviced Loan Detail                                        14 - 15
Modified Loan Detail                                                    16
Liquidated Loan Detail                                                  17


         Underwriter                                 Servicer                                         Special Servicer
Donaldson, Lufkin & Jenrette             Banc One Mortgage Capital Markets, LLC         Banc One Mortgage Capital Markets, LLC
Securities Corporation                   1717 Main Street, 14th Floor                   1717 Main Street, 14th Floor
277 Park Avenue                          Dallas, TX 75201                               Dallas, TX 75201
New York, NY 10172

Contact:      N. Dante LaRocca           Contact:      Paul G. Smyth                    Contact:       Paul G. Smyth
Phone Number: (212) 892-3000             Phone Number: (214) 290-2505                   Phone Number: (214) 290-2505


This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998


                      Certificate Distribution Detail



                                                                                       Realized
                                                                                       Loss/
                                                                                       Additional
                                                                                       Trust       Total             Current
               Pass-Through Original  Beginning  Principal     Interest     Prepayment Fund        Distri-  Ending   Subordination
Class   CUSIP       Rate     Balance   Balance  Distribution  Distribution  Penalties  Expenses    bution   Balance  Level(1)
-----   -----       ----     -------   -------  ------------  ------------  ---------  --------    ------   -------  --------
 A-1A             0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-1B             0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-2              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-3              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 A-4              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-1              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-2              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-3              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-4              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-5              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 B-6              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  C               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
  D               0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
 R-I              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
R-II              0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%
R-III             0.000000%     0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00    0.00%

Totals                          0.00       0.00         0.00          0.00        0.00       0.00     0.00     0.00




                                Original  Beginning                                           Ending
                 Pass-Through   Notional  Notional    Interest     Prepayment     Total      Notional
  Class   CUSIP       Rate      Amount    Amount    Distribution   Penalties   Distribution   Amount
  -----   -----       ----      ------    ------    ------------   ---------   ------------   ------

   S               0.000000%        0.00       0.00         0.00         0.00          0.00       0.00



(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by
(A).



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998



                         Certificate Factor Detail


                                                                               Realized Loss/
                     Beginning      Principal       Interest      Prepayment   Additional Trust   Ending
  Class    CUSIP     Balance      Distribution    Distribution    Penalties    Fund Expenses      Balance
  -----    -----     -------      ------------    ------------    ---------    -------------      -------

 A-1A               0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-1B               0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-2                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-3                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 A-4                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-1                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-2                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-3                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-4                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-5                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 B-6                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
  C                 0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
  D                 0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
 R-I                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
R-II                0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000
R-III               0.00000000      0.00000000       0.0000000     0.0000000        0.0000000     0.0000000



                        Beginning                                   Ending
                        Notional       Interest       Prepayment     Notional
  Class       CUSIP     Amount       Distribution     Penalties      Amount
  -----       -----     ------       ------------     ---------      ------

    S                   0.00000000     0.00000000     0.00000000     0.00000000




Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998



                           Reconciliation Detail



Advance Summary                                                 Servicing Fee Breakdowns
P & I Advances Outstanding                 0.00              Current Period Accrued Servicing Fees                  0.00
Servicing Advances Outstanding             0.00              Less Delinquent Servicing Fees                         0.00
                                                             Less Reductions to Servicing Fees                      0.00
Reimbursement for Interest on Advances     0.00              Plus Servicing Fees for Delinquent Payments Received   0.00
paid from general collections                                Plus Adjustments for Prior Servicing Calculation       0.00
                                                             Total Servicing Fees Collected                         0.00




Certificate Interest Reconciliation

                       Net
                       Aggregate                   Distributable                              Remaining Unpaid
          Accrued      Prepayment   Distributable  Certificate    Additional                  Distributable
          Certificate  Interest     Certificate    Interest       Trust Fund   Interest       Certificate
Class     Interest     Shortfall    Interest       Adjustment     Expenses     Distribution   Interest
-----     --------     ---------    --------       ----------     --------     ------------   --------
  S         0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-1A       0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-1B       0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-2        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-3        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 A-4        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-1        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-2        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-3        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-4        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-5        0.00         0.00         0.00            0.00          0.00          0.00           0.00
 B-6        0.00         0.00         0.00            0.00          0.00          0.00           0.00
  C         0.00         0.00         0.00            0.00          0.00          0.00           0.00
  D         0.00         0.00         0.00            0.00          0.00          0.00           0.00
Total       0.00         0.00         0.00            0.00          0.00          0.00           0.00



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998



Other Required Information


Available Distribution Amount                    0.00

Original Number of Loans                            0

Aggregate Number of Outstanding Loans               0

Aggregate Unpaid Principal Balance of Loans      0.00

Aggregate Stated Principal Balance of Loans      0.00



Aggregate Amount of Servicing Fee                0.00

Aggregate Amount of Special Servicing Fee        0.00

Aggregate Amount of Trustee Fee                  0.00

Aggregate Trust Fund Expenses                    0.00


--------------------------------------------------------------------------------


Specially Serviced Loans not Delinquent

  Number of Outstanding Loans                       0

  Aggregate Unpaid Principal Balance             0.00




Appraisal Reduction Amount

                      Appraisal        Date Appraisal
        Loan          Reduction        Reduction
        Number        Amount           Effected
        ------        ------           --------











      Total






Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998

                               Rating Detail

                              Original Ratings                          Current Ratings (1)
                     -----------------------------------         -----------------------------------
  Class    CUSIP     DCR      FITCH     MOODY'S     S&P         DCR      FITCH     MOODY'S     S&P
  -----    -----     ---      -----     -------     ---         ---      -----     --------    ---

  S
 A-1A
 A-1B
 A-2
 A-3
 A-4
 B-1
 B-2
 B-3
 B-4
 B-5
 B-6
  C
  D


NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A  - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998


          Current Mortgage Loan and Property Stratification Tables

                              Scheduled Balance


   Scheduled           # of       Scheduled      % of                        Weighted
   Balance             Loans      Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   -------             -----      -------        --------    ------   ---    -----------








Totals






                       # of       Scheduled         % of                      Weighted
   State               Props.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   -----               -----      -------        --------    ------   ---    -----------






Totals




Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                     Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998

            Current Mortgage Loan and Property Stratification Table

                         Debt Service Coverage Ratio

   Debt Service        # of       Scheduled      % of                        Weighted
   Coverage Ratio      Loans      Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   --------------      -----      -------        --------    ------   ---    -----------



Totals

                                  Note Rate

   Note                # of       Scheduled      % of                        Weighted
   Rate                Loans      Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   ----                -----      -------        --------    ------   ---    -----------



Totals

                              Property Type (3)

   Property            # of       Scheduled      % of                        Weighted
   Type                Props.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   --------            -----      -------        --------    ------   ---    -----------



Totals

                                  Seasoning

                       # of       Scheduled      % of                        Weighted
   Seasoning           Loans.     Balance        Agg. Bal    WAM(2)   WAC    Avg DSCR(1)
   --------------      ------     -------        --------    ------   ---    -----------



Totals

See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998



          Current Mortgage Loan and Property Stratification Tables

              Anticipated Remaining Term (ARD and Balloon Loans)


Anticipated Remaining      # of       Scheduled      % of                        Weighted
   Term (2)                Loans      Balance        Agg. Bal.    WAM(2)   WAC    Avg DSCR(1)
   -------                 -----      -------        --------     ------   ---    -----------










Totals


                Remaining Stated Term (Fully Amortizing Loans)


   Remaining Stated    # of       Scheduled      % of                          Weighted
   Term                Loans      Balance        Agg. Bal.    WAM(2)    WAC    Avg DSCR(1)
   -------             -----      -------        --------     ------    ---    -----------










Totals


             Remaining Amortization Term (ARD and Balloon Loans)


   Remaining Amortization    # of       Scheduled      % of                        Weighted
   Term                      Loans      Balance        Agg. Bal.    WAM(2)   WAC    Avg DSCR(1)
   -------                   -----      -------        --------     ------   ---    -----------










Totals


                            Age of Most Recent NOI


   Age of Most         # of       Scheduled      % of                         Weighted
   Recent NOI          Loans      Balance        Agg. Bal.    WAM(2)   WAC    Avg DSCR(1)
   -------             -----      -------        --------     ------   ---    -----------










Totals


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998

                             MORTGAGE LOAN DETAIL

                                                                                                 Anticipated                 Neg.
 Loan                 Property                           Interest        Principal      Gross     Repayment     Maturity     Amort
Number     ODCR        Type (1)      City      State      Payment         Payment      Coupon        Date         Date       (Y/N)
------     ----       ---------      ----      -----     --------        ----------    -------    ----------    --------    -------





Totals:


             Beginning       Ending       Paid        Appraisal       Appraisal        Res.      Mod.
 Loan        Scheduled      Scheduled     Thru        Reduction       Reduction       Strat.     Code
Number        Balance        Balance      Date          Date           Amount          (2)       (3)
------      ----------     ----------    -----       ----------      ----------      -------    -----





Totals




             (1) Property Type Code                 (2) Resolution Strategy Code                  (3) Modification Code
             ----------------------                  ---------------------------                   --------------------
    MF - Multi-Family         OF - Office           1 - Modification      7 - REO                  1 - Maturity Date Extension
    RT - Retail               MU - Mixed Use        2 - Foreclosure       8 - Resolved             2 - Amortization Change
    HC - Health Care          LO - Lodging          3 - Bankruptcy        9 - Pending Return       3 - Principal Write-Off
    IN - Industrial           SS - Self Storage     4 - Extension             to Master Servicer   4 - Combination
    WH - Warehouse            OT - Other            5 - Note Sale        10 - Deed in Lieu Of
    MH - Mobile Home Park                           6 - DPO                   Foreclosure



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998


                                                   Principal Prepayment Detail



                                             Principal Prepayment Amount                  Prepayment Penalties
                                             ---------------------------                  --------------------
Loan Number    Offering Document
               Cross-Reference          Payoff Amount    Curtailment Amount    Prepayment Premium   Yield Maintenace Premium
------------  ------------------      ----------------  -------------------   -------------------   ------------------------












Totals




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998


                                                        Historical Detail


                                  Delinquencies                                           Prepayments         Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure REO       Modifications Curtailments Payoff   Next Weighted Ag.  WAM
Date          # Balance  # Balance  # Balance       # Balance   # Balance # Balance     # Amount     # Amount Coupon      Remit
------------------------------------------------------------------------------------------------------------------------------------













Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17


[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998

                           Delinquency Loan Detail


                 Offering        #of                    Current    Outstanding   Status of  Resolution
                 Document       Months   Paid Through     P&I         P&I        Mortgage    Strategy    Servicing    Foreclosure
Loan Number   Cross-Reference   Delinq.      Date       Advances    Advances     Loan (1)    Code (2)  Transfer Date     Date
-----------   ---------------   -------  ------------   --------   -----------   --------   ---------- -------------  -----------










Totals


               Current    Outstanding
              Servicing    Servicing                        REO
Loan Number    Advances    Advances     Bankruptcy Date     Date
-----------   ---------   -----------   ---------------    ------











Totals

      (1) Status of Mortgage Loan
      ---------------------------

A - Payment Not Received       2 - Two Months Delinquent
    But Still in Grace Period  3 - Three Or More Months Delinquent
B - Late Payment But Less      4 - Assumed Scheduled Payment
     Than 1 Month Delinquent       (Performing Matured Balloon)
0 - Current                    7 - Foreclosure
1 - One Month Delinquent       9 - REO


      (2) Resolution Strategy Code
      ----------------------------

1 - Modification               7 - REO
2 - Foreclosure                8 - Resolved
3 - Bankruptcy                 9 - Pending Return
4 - Extension                      to Master Servicer
5 - Note Sale                 10 - Deed in Lieu Of
6 - DPO                            Foreclosure

** Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998

                   Specially Serviced Loan Detail - Part 1


                                   Offering        Servicing     Resolution
Distribution         Loan          Document         Transfer      Strategy      Scheduled      Property                 Interest
    Date             Number     Cross-Reference      Date         Code (1)        Balance      Type (2)     State         Rate
------------         ------     ---------------    ----------    ----------     ----------     --------    ------      ----------








                               Net                                                             Remaining
Distribution      Actual       Operating        NOI                   Note        Maturity     Amortization
Date              Balance      Income           Date       DSCR       Date        Date         Term
------------      -------      ----------       ----       -----      ------      ---------    ------------








                      (1) Resolution Strategy Code                        (2) Property Type
                      ----------------------------                        -----------------
                      1 - Modification      7 - REO                        MF - Multi-Family      OF - Office
                      2 - Foreclosure       8 - Resolved                   RT - Retail            MU - Mixed Use
                      3 - Bankruptcy        9 - Pending Return             HC - Health Care       LO - Lodging
                      4 - Extension             to Master Servicer         IN - Industrial        SS - Self Storage
                      5 - Note Sale        10 - Deed in Lieu Of            WH - Warehouse         OT - Other
                      6 - DPO                   Foreclosure                MH - Mobile Home Park




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998



                    Specially Serviced Loan Detail-Part 2

                         Offering          Resolution  Site
  Distribution  Loan     Document          Strategy    Inspection                 Appraisal   Appraisal   Other REO
  Date          Number   Cross-Reference   Code (1)    Date        Phase 1 Data   Date        Value       Property Revenue   Comment
  -----------   ------   ---------------   ---------   ----------  ------------   ------      -------     ---------------    -------










                                                   (1) Resolution Strategy Code
                                       1   -   Modification    7   -   REO
                                       2   -   Foreclosure     8   -   Resolved
                                       3   -   Bankruptcy      9   -   Pending Return
                                       4   -   Extension               to Master Servicer
                                       5   -   Note Sale      10   -   Deed in Lieu Of
                                       6   -   DPO                     Foreclosure






Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998


                                  Modified Loan Detail

           Offering
Loan       Document        Pre-Modification        Modification Date         Modification Description
Number   Cross-Reference       Balance




Total



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[LOGO]                                                                                    For Additional Information, please contact
Norwest Bank Minnesota, N.A.                     DLJ Commercial Mortgage Corp.                        Leslie Gaskill
Corporate Trust Services               Commercial Mortgage Pass-Through Certificates                  (212) 515-5254
3 New York Plaza, 15th Floor                          Series 1998-CF2                      Reports Available on the World Wide Web
New York, NY 10004                                                                                 @ www.ctslink.com/cmbs

                                                                                          Payment Date: 01/14/1999

                                                                                          Record Date: 12/31/1998


                                                     Liquidated Loan Detail


              Final Recovery     Offering                                                                Gross Proceeds
Loan          Determination      Document            Appraisal    Appraisal    Actual       Gross        as a % of
Number        Date               Cross-Reference     Date         Value        Balance      Proceeds     Actual Balance






Current Total

Cumulative Total


              Aggregate       Net              Net Proceeds                      Repurchased
 Loan         Liquidation     Liquidation      as a % of           Realized      by Seller
Number        Expenses*       Proceeds         Actual Balance      Loss          (Y/N)







Current Total

Cumulative Total


* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 EXHIBIT C

                   DECREMENT TABLES FOR CLASS A, CLASS B-1
                         AND CLASS B-2 CERTIFICATES

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                 EXHIBIT D

               PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        DLJ COMMERCIAL MORTGAGE CORP.
                     Mortgage Pass-Through Certificates


         The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series will consist of one or more classes (each, a "Class") of Certificates.

         Each Series will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") to be formed by DLJ Commercial Mortgage Corp. (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property: (i) residential properties consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties consisting of office buildings, properties related to the sales of consumer goods and other products and/or related to providing entertainment, recreation or personal services to the general public, hospitality properties, casinos, health care-related facilities, recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other resort and recreational properties, arenas, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties consisting of rental or cooperatively owned buildings with multiple dwelling units, properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public, office properties and hospitality properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued. If so specified in the related Prospectus Supplement, the Trust Fund for a Series may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

                                   -----------
                                                  (cover continued on next page)

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   -----------


         Prospective investors should review the information appearing on page 19 herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

         The Offered Certificates of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

         Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

               The date of this Prospectus is November 16, 1998.

(cover continued)

         The yield on each Class of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

         As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for the Offered Certificates of any Series will specify which Class or Classes of Certificates of such Series will be considered to be regular interests in the related REMIC and which Class of Certificates of such Series or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences".

         There will be no secondary market for the Offered Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if one does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each Series will contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

         No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

         The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class or Series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

         The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SUMMARY OF PROSPECTUS.............................................................................................8

RISK FACTORS.....................................................................................................17
         Limited Liquidity of Offered Certificates...............................................................17
         Limited Assets..........................................................................................18
         Credit Support Limitations..............................................................................18
         Effect of Prepayments on Average Life of Certificates...................................................19
         Effect of Prepayments on Yield of Certificates..........................................................20
         Limited Nature of Ratings...............................................................................20
         Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.......................21
         Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool.......................28
         Federal Tax Considerations Regarding REMIC Residual Certificates........................................28
         Book-Entry Registration.................................................................................29
         Potential Conflicts of Interest.........................................................................29
         Termination.............................................................................................30

DESCRIPTION OF THE TRUST FUNDS...................................................................................30
         General.................................................................................................30
         Mortgage Loans..........................................................................................30
         MBS.....................................................................................................42
         Undelivered Mortgage Assets.............................................................................43
         Certificate Accounts....................................................................................43
         Credit Support..........................................................................................43
         Cash Flow Agreements....................................................................................43

YIELD AND MATURITY CONSIDERATIONS................................................................................44
         General.................................................................................................44
         Pass-Through Rate.......................................................................................44
         Payment Delays..........................................................................................44
         Certain Shortfalls in Collections of Interest...........................................................44
         Yield and Prepayment Considerations.....................................................................45
         Weighted Average Life and Maturity......................................................................47
         Other Factors Affecting Yield, Weighted Average Life and Maturity.......................................47

THE DEPOSITOR....................................................................................................49

DESCRIPTION OF THE CERTIFICATES..................................................................................50
         General.................................................................................................50
         Distributions...........................................................................................50
         Distributions of Interest on the Certificates...........................................................51
         Distributions of Principal of the Certificates..........................................................52
         Distributions on the Certificates in Respect of Prepayment Premiums
           or in Respect of Equity Participations................................................................53
         Allocation of Losses and Shortfalls.....................................................................53
         Advances in Respect of Delinquencies....................................................................53
         Reports to Certificateholders...........................................................................54

                                                                                                               Page
                                                                                                               ----

         Voting Rights...........................................................................................55
         Termination.............................................................................................55
         Book-Entry Registration and Definitive Certificates.....................................................56

DESCRIPTION OF THE POOLING AGREEMENTS............................................................................57
         General.................................................................................................57
         Assignment of Mortgage Assets...........................................................................58
         Representations and Warranties with respect to Mortgage Assets;
           Repurchases and Other Remedies........................................................................59
         Collection and Other Servicing Procedures with respect to Mortgage Loans................................60
         Sub-Servicers...........................................................................................62
         Collection of Payments on MBS...........................................................................62
         Certificate Account.....................................................................................63
         Modifications, Waivers and Amendments of Mortgage Loans.................................................66
         Realization Upon Defaulted Mortgage Loans...............................................................66
         Hazard Insurance Policies...............................................................................68
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................69
         Servicing Compensation and Payment of Expenses..........................................................69
         Evidence as to Compliance...............................................................................70
         Certain Matters Regarding the Master Servicer, the Special Servicer,
           the REMIC Administrator, the Manager and the Depositor ...............................................70
         Events of Default.......................................................................................71
         Rights Upon Event of Default............................................................................72
         Amendment...............................................................................................73
         List of Certificateholders..............................................................................74
         The Trustee.............................................................................................74
         Duties of the Trustee...................................................................................74
         Certain Matters Regarding the Trustee...................................................................75
         Resignation and Removal of the Trustee..................................................................75

DESCRIPTION OF CREDIT SUPPORT....................................................................................75
         General.................................................................................................75
         Subordinate Certificates................................................................................76
         Insurance or Guarantees with Respect to Mortgage Loans..................................................76
         Letter of Credit........................................................................................76
         Certificate Insurance and Surety Bonds..................................................................77
         Reserve Funds...........................................................................................77
         Credit Support with Respect to MBS......................................................................77

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................78
         General.................................................................................................78
         Types of Mortgage Instruments...........................................................................78
         Leases and Rents........................................................................................78
         Personalty..............................................................................................79
         Foreclosure.............................................................................................79
         Bankruptcy Laws.........................................................................................82
         Environmental Considerations............................................................................84
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................86

                                                                                                               Page
                                                                                                               ----
         Junior Liens; Rights of Holders of Senior Liens.........................................................86
         Subordinate Financing...................................................................................86
         Default Interest and Limitations on Prepayments.........................................................87
         Applicability of Usury Laws.............................................................................87
         Certain Laws and Regulations............................................................................87
         Americans with Disabilities Act.........................................................................87
         Soldiers' and Sailors' Civil Relief Act of 1940.........................................................88
         Forfeitures in Drug and RICO Proceedings................................................................88

FEDERAL INCOME TAX CONSEQUENCES..................................................................................89
         General.................................................................................................89
         REMICs..................................................................................................90
         Grantor Trust Funds....................................................................................107

STATE AND OTHER TAX CONSEQUENCES................................................................................116

ERISA CONSIDERATIONS............................................................................................116
         General................................................................................................116
         Plan Asset Regulations.................................................................................117
         Prohibited Transaction Exemptions......................................................................118
         Insurance Company General Accounts.....................................................................118
         Consultation With Counsel..............................................................................119
         Tax Exempt Investors...................................................................................119

LEGAL INVESTMENT................................................................................................119

USE OF PROCEEDS.................................................................................................121

METHOD OF DISTRIBUTION..........................................................................................121

LEGAL MATTERS...................................................................................................123

FINANCIAL INFORMATION...........................................................................................123

RATING..........................................................................................................123

INDEX OF PRINCIPAL DEFINITIONS..................................................................................124

                              SUMMARY OF PROSPECTUS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such Series. An Index of Principal Definitions is included at the end of this Prospectus.


Securities Offered.................................  Mortgage pass-through certificates.

Depositor..........................................  DLJ Commercial Mortgage Corp., a Delaware corporation.
                                                     See "The Depositor".

Trustee............................................  The trustee (the "Trustee") for each Series will be named in the related Prospectus Supplement.  See "Description of the
                                                     Pooling Agreements--The Trustee".

Master Servicer....................................  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master Servicer") for the corresponding
                                                     Series will be named in the related Prospectus
                                                     Supplement. See "Description of the Pooling Agreements".

Special Servicer...................................  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special Servicer") for the corresponding
                                                     Series will be named, or the circumstances under which a
                                                     Special Servicer may be appointed will be described, in
                                                     the related Prospectus Supplement. See "Description of
                                                     the Pooling Agreements--Collection and Other Servicing
                                                     Procedures with respect to Mortgage Loans".

MBS Administrator..................................  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the "MBS Administrator") will be
                                                     named in the related Prospectus Supplement.  If an entity
                                                     other than the Trustee or the Master Servicer is the MBS
                                                     Administrator, such entity will be referred to herein as the
                                                     "Manager".

REMIC Administrator................................  The person (the "REMIC Administrator") responsible for the various tax-related administration duties for a Series as to which one or more REMIC elections have been made will be
                                                     named in the related Prospectus Supplement.  See "Federal
                                                     Income Tax Consequences" and "REMICs".

The Mortgage Assets................................  The Mortgage Assets will be the primary assets of any Trust
                                                     Fund.  The Mortgage Assets with respect to each Series will, in general, consist of a pool of mortgage loans ("Mortgage
                                                     Loans") secured by first or junior liens on, or security
                                                     interests in, fee and/or leasehold estates in, or cooperative shares with respect to, one or more of the following types of real property:  (i) residential properties consisting of rental or cooperatively-owned buildings with multiple dwelling
                                                     units, manufactured housing communities and mobile home
                                                     parks; (ii) commercial properties consisting of office
                                                     buildings, properties related to the sale of goods and
                                                     other products (such as shopping centers, malls, factory
                                                     outlet centers, automotive sales centers and individual
                                                     stores, shops and businesses related to sales of consumer
                                                     goods and other products, including individual department
                                                     stores and other retail stores, grocery stores, specialty
                                                     shops, convenience stores and gas stations), properties
                                                     related to providing entertainment, recreation or
                                                     personal services (such as movie theaters, fitness
                                                     centers, bowling alleys, salons, dry cleaners and
                                                     automotive service centers), hospitality properties (such
                                                     as hotels, motels and other lodging facilities) casinos,
                                                     health care-related facilities (such as hospitals,
                                                     skilled nursing facilities, nursing homes, congregate
                                                     care facilities and, in some cases, senior housing),
                                                     recreational and resort properties (such as recreational
                                                     vehicle parks, golf courses, marinas, ski resorts,
                                                     amusement parks and other recreational properties),
                                                     arenas, storage properties (such as warehouse facilities,
                                                     mini-warehouse facilities and self-storage facilities),
                                                     industrial facilities, parking lots and garages, churches
                                                     and other religious facilities and restaurants; and (iii)
                                                     mixed use properties (that is, any combination of the
                                                     foregoing) and unimproved land. The Mortgage Loans will
                                                     not be guaranteed or insured by the Depositor or any of
                                                     its affiliates or, unless otherwise provided in the
                                                     related Prospectus Supplement, by any governmental agency
                                                     or instrumentality or by any other person. If so
                                                     specified in the related Prospectus Supplement, some
                                                     Mortgage Loans may be delinquent or nonperforming as of
                                                     the date the related Trust Fund is formed.

                                                     As and to the extent described in the related Prospectus
                                                     Supplement, a Mortgage Loan (i) may provide for no
                                                     accrual of interest or for accrual of interest thereon at
                                                     an interest rate (a "Mortgage Rate") that is fixed over
                                                     its term or that adjusts from time to time, or that may
                                                     be converted at the borrower's election from an
                                                     adjustable to a fixed Mortgage Rate, or from a fixed to
                                                     an adjustable Mortgage Rate, (ii) may provide for level
                                                     payments to maturity or for payments that adjust from
                                                     time to time to accommodate changes in the Mortgage Rate
                                                     or to reflect the occurrence of certain events, and may
                                                     permit negative amortization, (iii) may be fully
                                                     amortizing or may be partially amortizing or
                                                     nonamortizing, with a balloon payment due on its stated
                                                     maturity date, (iv) may prohibit over its term or for a
                                                     certain period prepayments and/or require payment of a
                                                     premium or a yield maintenance payment in connection with
                                                     certain prepayments and (v) may provide for payments of
                                                     principal, interest or


                                                     both, on due dates that occur monthly, quarterly,
                                                     semi-annually or at such other interval as is specified
                                                     in the related Prospectus Supplement. Each Mortgage Loan
                                                     will have had an original term to maturity of not more
                                                     than approximately 40 years. No Mortgage Loan will have
                                                     been originated by the Depositor. See "Description of the
                                                     Trust Funds--Mortgage Loans".

                                                     If any Mortgage Loan, or group of related Mortgage Loans
                                                     (by reason of cross-collateralization, common borrower or
                                                     affiliation of borrowers), constitutes a material
                                                     concentration of credit risk, financial statements or
                                                     other financial information with respect to the related
                                                     Mortgaged Property or Mortgaged Properties will be
                                                     included in the related Prospectus Supplement. See
                                                     "Description of the Trust Funds--Mortgage Loans--Mortgage
                                                     Loan Information" in the Prospectus Supplement.

                                                     If and to the extent specified in the related Prospectus
                                                     Supplement, the Mortgage Assets with respect to a Series
                                                     may also include, or consist of, mortgage participations,
                                                     mortgage pass-through certificates, collateralized
                                                     mortgage obligations and/or other mortgage-backed
                                                     securities (collectively, "MBS"), that evidence an
                                                     interest in, or are secured by a pledge of, one or more
                                                     mortgage loans that conform to the descriptions of the
                                                     Mortgage Loans contained herein and which may or may not
                                                     be issued, insured or guaranteed by the United States or
                                                     an agency or instrumentality thereof. See "Description of
                                                     the Trust Funds--MBS".

                                                     Unless otherwise specified in the related Prospectus
                                                     Supplement, the aggregate outstanding principal balance
                                                     of a Mortgage Asset Pool as of the date it is formed (the
                                                     "Cutoff Date") will equal or exceed the aggregate
                                                     outstanding principal balance of the related Series as of
                                                     the date the Certificates of such Series are initially
                                                     issued (the "Closing Date"). In the event that the
                                                     Mortgage Assets initially delivered do not have an
                                                     aggregate outstanding principal balance as of the related
                                                     Cut-off Date at least equal to the aggregate outstanding
                                                     principal balance of the related Series as of the related
                                                     Closing Date, the Depositor may deposit cash or Permitted
                                                     Investments (as defined herein) on an interim basis with
                                                     the Trustee for such Series on the related Closing Date
                                                     in lieu of delivering Mortgage Assets (the "Undelivered
                                                     Mortgage Assets") with an aggregate outstanding principal
                                                     balance as of the related Cut-off Date equal to the
                                                     shortfall amount. During the 90-day period following the
                                                     related Closing Date, the Depositor will be entitled to
                                                     obtain a release of such cash or Permitted


                                                     Investments to the extent that the Depositor delivers a
                                                     corresponding amount of the Undelivered Mortgage Assets.
                                                     If and to the extent that all the Undelivered Mortgage
                                                     Assets are not delivered during the 90-day period
                                                     following the related Closing Date, such cash or,
                                                     following liquidation, such Permitted Investments will be
                                                     applied to pay a corresponding amount of principal of the
                                                     Certificates of such Series to the extent set forth, and
                                                     on the dates specified, in the related Prospectus
                                                     Supplement.

The Certificates...................................  Each Series will be issued in one or more Classes of
                                                     Certificates pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus
                                                     Supplement (in any case, a "Pooling Agreement") and will
                                                     represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                                     As described in the related Prospectus Supplement, the
                                                     Certificates of each Series, including the Offered
                                                     Certificates of such Series, may consist of one or more
                                                     Classes of Certificates that, among other things: (i) are
                                                     senior (collectively, "Senior Certificates") or
                                                     subordinate (collectively, "Subordinate Certificates") to
                                                     one or more other Classes of Certificates of the same
                                                     Series in entitlement to certain distributions on the
                                                     Certificates; (ii) are entitled to distributions of
                                                     principal, with disproportionate, nominal or no
                                                     distributions of interest (collectively, "Stripped
                                                     Principal Certificates"); (iii) are entitled to
                                                     distributions of interest, with disproportionate, nominal
                                                     or no distributions of principal (collectively, "Stripped
                                                     Interest Certificates"); (iv) provide for distributions
                                                     of interest thereon or principal thereof that commence
                                                     only after the occurrence of certain events, such as the
                                                     retirement of one or more other Classes of Certificates
                                                     of such Series; (v) provide for distributions of
                                                     principal thereof to be made, from time to time or for
                                                     designated periods, at a rate that is faster (and, in
                                                     some cases, substantially faster) or slower (and, in some
                                                     cases, substantially slower) than the rate at which
                                                     payments or other collections of principal are received
                                                     on the Mortgage Assets in the related Trust Fund; (vi)
                                                     provide for distributions of principal thereof to be
                                                     made, subject to available funds, based on a specified
                                                     principal payment schedule or other methodology; or (vii)
                                                     provide for distributions based on collections on the
                                                     Mortgage Assets in the related Trust Fund attributable to
                                                     prepayment premiums, yield maintenance payments or equity
                                                     participations.

                                                     If so specified in the related Prospectus Supplement, a
                                                     Series may include one or more "Controlled Amortization
                                                     Classes", which will entitle the holders thereof to
                                                     receive principal


                                                     distributions according to a specified principal payment
                                                     schedule. Although prepayment risk cannot be eliminated
                                                     entirely for any Class of Certificates, a Controlled
                                                     Amortization Class will generally provide a relatively
                                                     stable cash flow so long as the actual rate of prepayment
                                                     on the Mortgage Loans in the related Trust Fund remains
                                                     relatively constant at the rate, or within the range of
                                                     rates, of prepayment used to establish the specific
                                                     principal payment schedule for such Certificates.
                                                     Prepayment risk with respect to a given Mortgage Asset
                                                     Pool does not disappear, however, and the stability
                                                     afforded to a Controlled Amortization Class comes at the
                                                     expense of one or more other Classes of Certificates of
                                                     the same Series, any of which other Classes of
                                                     Certificates may also be a Class of Offered Certificates.
                                                     See "Risk Factors--Effect of Prepayments on Average Life
                                                     of Certificates" and "--Effect of Prepayments on Yield of
                                                     Certificates".

                                                     Each Certificate, other than certain Stripped Interest
                                                     Certificates and certain REMIC Residual Certificates (as
                                                     defined herein), will have an initial stated principal
                                                     amount (a "Certificate Principal Balance"); and each
                                                     Certificate, other than certain Stripped Principal
                                                     Certificates and certain REMIC Residual Certificates,
                                                     will accrue interest on its Certificate Principal Balance
                                                     or, in the case of certain Stripped Interest
                                                     Certificates, on a notional amount (a "Certificate
                                                     Notional Amount"), based on a fixed, variable or
                                                     adjustable interest rate (a "Pass-Through Rate"). The
                                                     related Prospectus Supplement will specify the aggregate
                                                     Certificate Principal Balance, aggregate Certificate
                                                     Notional Amount and/or Pass-Through Rate (or, in the case
                                                     of a variable or adjustable Pass-Through Rate, the method
                                                     for determining such rate), as applicable, for each Class
                                                     of Offered Certificates.

                                                     If so specified in the related Prospectus Supplement, a
                                                     Class of Offered Certificates may have two or more
                                                     component parts, each having characteristics that are
                                                     otherwise described herein as being attributable to
                                                     separate and distinct Classes.

                                                     The Certificates will not be guaranteed or insured by the
                                                     Depositor or any of its affiliates, by any governmental
                                                     agency or instrumentality or by any other person or
                                                     entity, unless otherwise provided in the related
                                                     Prospectus Supplement. See "Risk Factors--Limited
                                                     Assets".



Distributions of Interest on the
Certificates.......................................  Interest on each Class of Offered Certificates (other than certain Classes of Stripped Principal Certificates and certain
                                                     Classes of REMIC Residual Certificates) of each Series will accrue at the applicable Pass-Through Rate on the aggregate
                                                     Certificate Principal Balance or, in the case of certain
                                                     Classes of Stripped Interest Certificates, the aggregate
                                                     Certificate Notional Amount thereof outstanding from time
                                                     to time and will be distributed to Certificateholders as
                                                     provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a
                                                     "Distribution Date").  Distributions of interest with respect to one or more Classes of Certificates (collectively, "Accrual
                                                     Certificates") may not commence until the occurrence of
                                                     certain events, such as the retirement of one or more other
                                                     Classes of Certificates, and interest accrued with respect to a Class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal
                                                     Balance thereof or otherwise deferred as described in the
                                                     related Prospectus Supplement.  Distributions of interest
                                                     with respect to one or more Classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related
                                                     Prospectus Supplement.  See "Risk Factors--Effect of
                                                     Prepayments on Average Life of Certificates" and "--Effect
                                                     of Prepayments on Yield of Certificates", "Yield and
                                                     Maturity Considerations--Certain Shortfalls in Collections
                                                     of Interest" and "Description of the
                                                     Certificates--Distributions of Interest on the Certificates".

Distributions of Principal of the
Certificates.......................................  Each Class of Certificates of each Series (other than certain
                                                     Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate
                                                     Certificate Principal Balance.  The aggregate Certificate
                                                     Principal Balance of a Class of Certificates outstanding from time to time will represent the maximum amount that the
                                                     holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related
                                                     Trust Fund.  Unless otherwise specified in the related
                                                     Prospectus Supplement, the initial aggregate Certificate
                                                     Principal Balance of all Classes of a Series will not be
                                                     greater than the outstanding principal balance of the related
                                                     Mortgage Assets as of the related Cut-off Date.  As and to the extent described in each Prospectus Supplement,
                                                     distributions of principal with respect to the related Series will be made on each Distribution Date to the holders of the
                                                     Class or Classes of Certificates of such Series then entitled thereto until the Certificate Principal Balances of such
                                                     Certificates have been reduced to zero.  Distributions of


                                                     principal with respect to one or more Classes of
                                                     Certificates: (i) may be made at a rate that is faster
                                                     (and, in some cases, substantially faster) or slower
                                                     (and, in some cases, substantially slower) than the rate
                                                     at which payments or other collections of principal are
                                                     received on the Mortgage Assets in the related Trust
                                                     Fund; (ii) may not commence until the occurrence of
                                                     certain events, such as the retirement of one or more
                                                     other Classes of Certificates of the same Series; (iii)
                                                     may be made, subject to certain limitations, based on a
                                                     specified principal payment schedule; or (iv) may be
                                                     contingent on the specified principal payment schedule
                                                     for another Class of the same Series and the rate at
                                                     which payments and other collections of principal on the
                                                     Mortgage Assets in the related Trust Fund are received.
                                                     Unless otherwise specified in the related Prospectus
                                                     Supplement, distributions of principal of any Class of
                                                     Offered Certificates will be made on a pro rata basis
                                                     among all of the Certificates of such Class. See
                                                     "Description of the Certificates--Distributions of
                                                     Principal of the Certificates".

Credit Support and Cash
Flow Agreements....................................  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the
                                                     Mortgage Assets in the related Trust Fund may be provided
                                                     to one or more Classes of Certificates of the related Series in the form of subordination of one or more other Classes of
                                                     Certificates of such Series, which other Classes may include one or more Classes of Offered Certificates, or by one or
                                                     more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage
                                                     with respect to the Certificates of any Series, "Credit
                                                     Support").  If so provided in the related Prospectus
                                                     Supplement, a Trust Fund may include:  (i) guaranteed
                                                     investment contracts pursuant to which moneys held in the
                                                     funds and accounts established for the related Series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more
                                                     Classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement").  Certain
                                                     relevant information regarding any Credit Support or Cash
                                                     Flow Agreement applicable to the Offered Certificates of any
                                                     Series will be set forth in the related Prospectus Supplement.
                                                     See "Risk Factors--Credit Support Limitations",
                                                     "Description of the Trust Funds--Credit Support" and
                                                     "--Cash Flow Agreements" and "Description of Credit
                                                     Support".


Advances...........................................  If and to the extent provided in the related Prospectus
                                                     Supplement, if a Trust Fund includes Mortgage Loans, the
                                                     Master Servicer, the Special Servicer, the Trustee, any
                                                     provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making,
                                                     certain advances with respect to delinquent scheduled
                                                     payments of principal and/or interest on such Mortgage
                                                     Loans.  Any such advances made with respect to a particular
                                                     Mortgage Loan will be reimbursable from subsequent
                                                     recoveries in respect of such Mortgage Loan and otherwise
                                                     to the extent described herein and in the related Prospectus
                                                     Supplement.  See "Description of the Certificates--Advances in
                                                     Respect of Delinquencies".  If and to the extent provided in the Prospectus Supplement for the Offered Certificates of any
                                                     Series, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund.  See "Description of the
                                                     Certificates--Advances in Respect of Delinquencies".  If a
                                                     Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related
                                                     Prospectus Supplement.

Optional Termination...............................  If so specified in the related Prospectus Supplement, a Trust
                                                     Fund may be subject to optional early termination through
                                                     the repurchase of the Mortgage Assets included in such Trust
                                                     Fund by the party or parties specified in such Prospectus
                                                     Supplement, under the circumstances and in the manner set
                                                     forth therein, thereby resulting in early retirement for the
                                                     Certificates of the related Series.  If so provided in the related
                                                     Prospectus Supplement, upon the reduction of the aggregate
                                                     Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the
                                                     Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or
                                                     Classes, under the circumstances and in the manner set forth therein.  See "Description of the Certificates--Termination".

Federal Income Tax Consequences....................  The Certificates of each Series will constitute or evidence ownership of either (i) "regular interests" ("REMIC Regular
                                                     Certificates") and "residual interests" ("REMIC Residual
                                                     Certificates") in a Trust Fund, or a designated portion
                                                     thereof, treated as a REMIC under Sections 860A through
                                                     860G of the Internal Revenue Code of 1986 (the "Code"), or
                                                     (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the



                                                     Code.  It is recommended that Investors consult their tax
                                                     advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered
                                                     Certificates and to review "Federal Income Tax
                                                     Consequences" herein and in the related Prospectus
                                                     Supplement.

ERISA Considerations...............................  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual
                                                     retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of
                                                     1974, as amended ("ERISA"), or Section 4975 of the Code,
                                                     should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a
                                                     transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code.  See
                                                     "ERISA Considerations" herein and in the related Prospectus
                                                     Supplement.

Legal Investment...................................  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                                     Enhancement Act of 1984, as amended ("SMMEA"), only if
                                                     so specified in the related Prospectus Supplement.   Investors
                                                     whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal
                                                     investments for them.  See "Legal Investment" herein and in the related Prospectus Supplement.

Rating.............................................  At their respective dates of issuance, each Class of Offered
                                                     Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                                                     (each, a "Rating Agency").  See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

Limited Liquidity of Offered Certificates

         General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

         Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for the Offered Certificates of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

         Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of the Offered Certificates of any Series may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

         Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to Offered Certificates of any Series or with respect to any Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, a Companion Class (as defined herein) or a Class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

Limited Assets

         Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Fund for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the Certificates of the related Series. If and to the extent so provided in the Prospectus Supplement relating to a Series consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Credit Support Limitations

         Limitations Regarding Types of Losses Covered. The Prospectus Supplement for the Offered Certificates of any Series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more Classes of Offered Certificates.

         Disproportionate Benefits to Certain Classes and Series. A Series may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid Classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those Classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional losses.

Effect of Prepayments on Average Life of Certificates

         As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of Certificates of the related Series than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

         The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various Classes of Certificateholders of any Series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

         A Series may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage

Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

Effect of Prepayments on Yield of Certificates

         A Series may include one or more Classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

Limited Nature of Ratings

         Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

         The amount, type and nature of Credit Support, if any, provided with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating one or more Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans

         General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

         The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; increases in competition, changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a borrower, a Master Servicer or a Special Servicer.

         Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities, as well as casinos, may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements. Because of the nature of their business, recreational and entertainment facilities (including arenas, golf courses, marinas, ski resorts, amusement parks, movie theaters, bowling alleys and similar type businesses), hotels and motels and restaurants will tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties as potential patrons respond to having less disposable income. In addition, marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways. Certain recreational properties, as well as certain hotels and motels, may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions. Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline. Properties used as gas stations, dry cleaners and industrial facilities may be more likely to have environmental issues. Many types of commercial properties are not readily convertible to alternative uses if the use for which any such property was originally intended is not successful.

         In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

         Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

         Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

         Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on subletting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

         Risks Particular to Retail Sales and Service Properties. In addition to risks generally associated with real estate, Retail Sales and Service Properties (as defined herein) are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers, malls or individual stores, shops and consumer oriented businesses), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping centers and malls, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

         Retail Sales and Service Properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

         Risks Particular to Hospitality Properties. Hospitality properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hospitality properties, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, such properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         A hospitality property may present additional risks as compared to other commercial property types in that: (i) hospitality properties may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring a hospitality property (either through purchase or foreclosure) is subject to local law requirements; (iii) it may be difficult to terminate an ineffective operator of a hospitality property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hospitality property based upon its historical reputation.

         Risks Particular to Office Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hospitality properties. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate any such hospitality property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hospitality property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

         Dependence on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Trust Funds, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Trust Fund will increase the risk that the poor performance of a single property manager will have widespread effect on the related Mortgage Asset Pool.

         Dependence on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

         In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

         Property Location and Condition. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

         Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

         Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising From Environmental Conditions" herein. In the case of properties used as casinos, gambling could become prohibited in the relevant jurisdiction.

         Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders of the related Trust Fund.

         Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

         Limitations on Enforceability of Cross-Collateralization. A Mortgage Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

         There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

         The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

         Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

         If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

         Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

         Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

         Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Certificates of the related Series.
See "Description of the Pooling Agreements--Hazard Insurance Policies".

         Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
Pool

         If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Trust Funds--Mortgage Loans--General".

Federal Tax Considerations Regarding REMIC Residual Certificates

         Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from such REMIC, as described under "Federal Income Tax Consequences--REMICs". REMIC Residual Certificates may have "phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the Certificate Principal Balances of all Certificates of the related Series have been reduced to zero. All or a portion of such Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons. See "Federal Income Tax Consequences" and "REMICs-Taxation of Owners of REMIC Residual Certificates".

Book-Entry Registration

         If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("DTC Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to DTC Participants, and directly and indirectly through such DTC Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Potential Conflicts of Interest

         If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any Class of Certificates of the related Series, then, notwithstanding the applicable servicing standard imposed by the related Pooling Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, if specified in the related Prospectus Supplement, the holders of a specified Class or Classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage

Loans. Investors in such specified Class or Classes of Subordinate Certificates may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates of the same Series.

Termination

         If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination".

                         DESCRIPTION OF THE TRUST FUNDS

General

         The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

Mortgage Loans

         General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") and secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on, or security interests in, fee or leasehold estates in, or cooperative shares with respect to, properties (the "Mortgaged Properties") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of rental or cooperatively-owned buildings with multiple dwelling units, manufactured housing communities and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, properties related to the sale of consumer goods and other products (such as shopping centers, malls, factory outlet centers, automotive sales centers and individual stores, shops and businesses related to sales of consumer goods and other products, including individual department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations), properties related to providing entertainment, recreation and personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hospitality properties (such as hotels, motels and other lodging facilities), casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, senior housing), recreational and resort properties (such as recreational vehicle parks, golf courses, marinas, ski resorts, amusement parks and other recreational properties), arenas, storage properties (such as warehouse facilities, mini-warehouse facilities and self-storage facilities), industrial facilities, parking lots and garages, churches and other religious facilities, and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgaged Properties may include commercial and/or residential structures owned by private cooperative corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold (together with any extension options) will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

         If so provided in the related Prospectus Supplement, Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

         If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.


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



         Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

         Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

         Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

         Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.


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



         A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as to pay all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

         Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

         Mortgage Loans Secured by Retail Sales and Service Properties. Retail properties and other properties related to the sale of consumer goods and other products and/or providing entertainment, recreation and personal services to the general public ("Retail Sales and Service Properties") may include shopping centers, factory outlet centers, malls, automotive sales and service centers and other individual stores, shops and consumer oriented businesses, such as department stores and other retail stores, grocery stores, convenience stores, specialty shops, gas stations, movie theaters, fitness centers, bowling alleys, salons and dry cleaners. Such properties (if not owner occupied) generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of Retail Sales and Service Properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, and the possibility of a significant tenant becoming bankrupt or insolvent. Retail Sales and Service Properties will be affected by perceptions by prospective customers of the safety, convenience, services and attractiveness of such property and by market demographics, consumer habits and traffic patterns, the access to and visibility of such property and the availability of parking at such property.

         The correlation between the success of tenant businesses and property value is more direct with respect to Retail Sales and Service Properties than other types of commercial property because a significant component of the total rent paid by such tenants is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of tenants of such types of properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related Mortgage

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Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from Retail Sales and Service Properties. The correlation between the success of the shops and other businesses at a Retail Sales and Service Property and the value of such property is increased when the property is a single tenant property or is largely owner occupied. Retail Sales and Service Properties would be expected to be directly and adversely affected by a decline in the local, regional and/or national economy and reduced consumer spending.

         Whether a mall or shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in malls and shopping centers traditionally have been a major factor in the public's perception of such types of properties. The anchor tenants at a mall or shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a mall or shopping center.

         Unlike certain other types of commercial properties, Retail Sales and Service Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at Retail Sales and Service Properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

         Some Retail Sales and Service Properties, such as malls and shopping centers, include food and beverage establishments, and prospective investors should also consider risks associated with such properties.

         Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located and the strength and stability of the area where the building is located as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.


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         The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

         Mortgage Loans Secured by Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains, hotels that are not affiliated with any franchise chain but may have their own brand identity, and other lodging facilities. Various factors, including location, quality and franchise affiliation affect the economic performance of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because rooms at hospitality properties generally are rented for short periods of time, such properties tend to respond more quickly to adverse economic conditions and competition than do many other types of commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have an impact on such property's quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, it is unlikely that the purchaser (or the trustee, servicer or special servicer, as the case may be) of such hospitality property may be entitled to the rights under any associated liquor license, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         The extent to which a hospitality property may be affected by any of the factors described above, including competition from other hospitality properties, may depend on the nature and quality of services provided by, and facilities (in addition to guest rooms) included at, the subject property. For example, a full service hotel with restaurants and a health club would be expected to attract more guests than a hospitality property that provides just rooms (subject to market demographics and the cost of the rooms).

         Mortgage Loans Secured by Other Types of Mortgaged Properties. A Mortgage Asset Pool may also include Mortgage Loans secured by any of the following types of real property:


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



         Casinos. Various factors, including location and appearance, affect the economic performance of a casino. Adverse economic conditions, either local, regional or national, may limit the amount of disposable income that potential patrons may have for gambling. The construction of competing casinos can also have an adverse affect on the performance of a casino property. To meet competition, significant expenditures must be made to attract potential patrons, including, but not limited to, improving facilities, providing alternative forms of entertainment and providing free or low-cost food and lodging. Depending on the geographic location of a casino property, it may be heavily dependent on tourism for its clientele. In addition, the ownership and operation of casino properties is often subject to local or state governmental regulation, and a governmental agency or authority may have jurisdiction or influence with respect to the foreclosure of a casino property, the holding and transfer of a gaming license and/or the bankruptcy or insolvency of a casino owner or operator.

         Health Care-Related Properties. Health-care related properties include hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, depending on the services provided, senior housing. Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspection, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under such state, and in some cases federal, law not required for transfers of most other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

         Industrial Properties. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of other supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's

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



business. In addition, depending upon the business conducted at the particular property, an industrial property may be more likely than other types of commercial properties to have environmental issues.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties (collectively, "Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of a Storage Property becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as is building design and location.

         Restaurants. Various factors may affect the economic viability of individual restaurants and other establishments that are part of the food and beverage service industry ("Restaurants"), including but not limited to competition from facilities having businesses similar to the particular Restaurant; perceptions by prospective customers of the safety, convenience, services and attractiveness of the Restaurant; the cost, quality and availability of food and beverage products, negative publicity resulting from instances of food contamination, food-borne illness and similar events; changes in demographics, consumer habits and traffic patterns; the ability to provide or contract for capable management and adequate maintenance; and retroactive changes to building codes, similar ordinances and other legal requirements. Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which customers dine out, and may result in a reduction in customers. The construction of competing food/drink establishments can have similar effects. Because of the nature of the business, Restaurants tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a Restaurant (either through purchase or foreclosure) is subject to local law requirements.

         Additional factors that can affect the success of a regionally or nationally-known chain Restaurant include actions and omissions of any franchisor (including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures); the degree of support provided or arranged by any franchisor, such franchisor's franchisee organizations and third-party providers of products or services; the bankruptcy or business discontinuation of any such franchisor or third-party provider; and increases in operating expenses. Chain Restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A lender may be unable to succeed to the rights of the franchisee under the related franchise agreement, or the transferability of a franchise may be subject to numerous restrictions.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. The successful operation of a Mortgaged Property operated as a manufactured housing community, mobile home park or recreational vehicle park will generally depend on the number of comparable competing properties in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of facilities and services it provides. Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging (for example, staying at a hotel at the beach).


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



         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any Mortgaged Property constituting a manufactured housing community, mobile home park or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

         Recreational and Resort Properties. The Mortgaged Properties may include various recreational and resort properties such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks ("R&R Properties"). Various factors, including the location and appearance of and the appeal of the recreational activities offered by the subject property, affect the economic performance of an R&R Property. The construction of competing properties of the same type can also have an adverse effect on the performance of an R&R Property. In many cases, different types of R&R Properties compete with each other for patrons. In the case of certain types of R&R Properties, significant expenditures must be made to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons. Depending on the geographic location of an R&R Property, it may be heavily dependent on tourism for its clientele and, accordingly, may be affected by changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors. In some cases, business of an R&R Property may be seasonal in nature and this seasonality can be expected to cause periodic fluctuations in operating revenues and expenses. Furthermore, business at such properties can be very weather sensitive. The performance of an R&R Property will also be affected by local, regional and national economic conditions insofar as such conditions affect the amount of disposable income that potential patrons have to spend at such property. Because of the nature of the business, R&R Properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, a marina or other R&R Properties located next to water will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Arenas. The success of an arena generally depends on its ability to attract patrons to a variety of events, including (depending on the nature of the arena) sporting events, musical events, theatrical events, animal shows and circuses. Such ability will depend on, among other things, the appeal of the particular event, the cost of admission, perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena, and the alternative forms of entertainment available in the particular locale. In some cases, an arena's success will depend on its ability to attract and keep a sporting team as a tenant. An arena may become unprofitable (or unacceptable to such a tenant) due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities. Arenas constitute "special purpose" properties which could not be readily convertible to alternative uses.

         Churches and Other Religious Facilities. Churches and other religious facilities ("Religious Facilities") generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular Religious Facility and the extent to which attendees are prepared to make donations, all of which is influenced by a variety of social, political and economic factors. It would be expected, however, that adverse economic conditions would adversely affect donations as disposable income of patrons declines. Religious Facilities are "special purpose" properties that are not readily convertible to alternative uses.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for and in connection with parking spaces. The amount of such fees will depend on the number of spaces rented and the rates at which they are rented, which, in turn, will depend on a number of factors, including the proximity of the lot or garage to locations where large numbers of people work, shop or live, the amount of alternative parking space (including free parking space) in the area where the lot or garage is located, whether

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the area where the lot or garage is located is otherwise accessible by mass transit (thereby limiting the number of potential vehicles requiring parking spaces) and the perceptions of potential patrons of the safety, convenience and services of the lot or garage.

         Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

         Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

         Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the Value of a Mortgaged Property as of the date of initial issuance of the Certificates of the related Series may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         Although there may be multiple methods for determining the Value of a Mortgaged Property, Value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the Value of the Mortgaged Property will reflect such and a liquidation loss may occur.

         While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

         Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will (i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision

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



that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

         Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a Series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

         If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

         If and to the extent available and relevant to an investment decision in the Offered Certificates of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

         MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association ("FN\MA"; and such certificates issued and/or insured or guaranteed thereby, "FNMA Certificates"), the Governmental National Mortgage Association ("GNMA"; and such certificates issued and/or insured or guaranteed thereby, "GNMA Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or insured or guaranteed thereby, "FAMC Certificates"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

         Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, or unless otherwise discussed with the Commission, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, be part of the Depositor's (or an affiliate's) unsold allotments from the Depositor's (or an affiliate's) previous offerings; and (b) unless it was issued by the Depositor or a trust established thereby, will either (i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the Classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a Series that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

         The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Undelivered Mortgage Assets

         Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the related Cut-off Date will equal or exceed the aggregate Certificate Principal Balance of the related Series as of the related Closing Date. In the event that Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate Certificate Principal Balance of the related Series as of the related Closing Date, the Depositor may deposit cash or Permitted Investments on an interim basis with the Trustee for such Series on the related Closing Date in lieu of delivering Mortgage Assets with an aggregate outstanding principal balance as of the related Cutoff Date equal to the shortfall amount. During the 90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

Certificate Accounts

         Each Trust Fund will include a Certificate Account consisting of one or more accounts established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".

Credit Support

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates of such Series in the form of subordination of one or more other Classes of Certificates of such Series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificate of any Series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Cash Flow Agreements

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more Classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                        YIELD AND MATURITY CONSIDERATIONS

General

         The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related Series.

Pass-Through Rate

         The Certificates of any Class within a Series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any Series will specify the Pass-Through Rate for each Class of such Offered Certificates or, in the case of a Class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more Classes of such Offered Certificates; and whether the distributions of interest on any Class of such Offered Certificates will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

         With respect to any Series, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

         When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on the Offered Certificates of any Series and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received the related Determination Date (as defined herein) or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such Series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for the Offered Certificates of each Series will describe the manner in which any such shortfalls will be allocated among the respective Classes of Certificates of such Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

         A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the Certificate Principal Balance (or the Certificate Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

         The extent to which the yield to maturity of a Class of Offered Certificates of any Series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a Class of Stripped Interest Certificates, result in the reduction of the aggregate Certificate Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the Certificate Principal Balance or Certificate Notional Amount of such investor's Offered Certificate at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

         In general, the aggregate Certificate Notional Amount of a Class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the aggregate Certificate Principal Balance of one or more of the other Classes of Certificates of the same Series.

         Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the aggregate Certificate Principal Balance of such Class or Classes of Certificates, as the case may be.

         Consistent with the foregoing, if a Class of Certificates of any Series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a Series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

         The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

         The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

Weighted Average Life and Maturity

         The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more Classes of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

         The weighted average life and maturity of a Class of Certificates of any Series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

         The Prospectus Supplement with respect to the Offered Certificates of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such Series with an aggregate Certificate Principal Balance, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

         Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage

Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a Class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

         Negative Amortization. The weighted average life of a Class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective Classes of Certificates of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Certificate Principal Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Certificates of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

         Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

         The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the Certificate Notional Amount thereof). See "--Yield and Prepayment Considerations" above.

         Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related Series.

         Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Certificates that is required to bear the effects thereof.

         The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates.

         The yield to maturity on a Class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

         Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more Classes of Certificates of any Series, including one or more Classes of Offered Certificates of such Series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any Series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such Series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

         The amortization of any Class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any Class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.


                                  THE DEPOSITOR

         The Depositor was incorporated in the State of Delaware on July 10, 1997 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The Depositor was organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of the Depositor are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 892-3000. The Depositor does not have and is not expected to have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

         Each Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

         If so specified in the related Prospectus Supplement, a Class of Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Offered Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable rate. Such Class of Offered Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at one fixed, variable or adjustable rate and on another portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at a different fixed, variable or adjustable rate.

         Each Class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of certain Classes of Stripped Interest Certificates or REMIC Residual Certificates, Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Certificates of any Series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

Distributions

         Distributions on the Certificates of each Series will be made on each Distribution Date from the Available Distribution Amount for such Series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any Series and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such Series ("Certificateholders") on such date. The particular components of the Available Distribution Amount for any Series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a Series will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such Series is issued.

         Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") in any particular Class of Offered Certificates represented by any Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount, as applicable, of such Certificate by the initial aggregate Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Class.

Distributions of Interest on the Certificates

         Each Class of Certificates of each Series (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each Class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of any Class of Certificates (other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any Class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the aggregate Certificate Principal Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each

Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate Certificate Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date with respect to a Class of Stripped Interest Certificates will be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the aggregate Certificate Principal Balances of one or more other Classes of Certificates of the same Series. Reference to a Certificate Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of the Certificates of a Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

Distributions of Principal of the Certificates

         Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding aggregate Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of a Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. The initial aggregate Certificate Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates (each such Class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other Classes of Certificates (each such Class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations.

         If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

Allocation of Losses and Shortfalls

         The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates. See "Description of Credit Support".

Advances in Respect of Delinquencies

         If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related Series for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more Classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related Series of Certificateholders.

         If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related Series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related Series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

         The Prospectus Supplement for the Offered Certificates of any Series evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

         On each Distribution Date, together with the distribution to the holders of each Class of the Offered Certificates of a Series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Distribution Date Statement for each Distribution Date will detail the distributions on the Certificates of the related Series on such Distribution Date and the performance of the Mortgage Assets in the related Trust Fund.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such Series a statement containing information regarding the principal, interest and other distributions on the applicable Class of Offered Certificates, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

         If the Trust Fund for a Series includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that Series in connection with distributions made to them.

Voting Rights

         The voting rights evidenced by each Series (as to such Series, the "Voting Rights") will be allocated among the respective Classes of Certificates of such Series in the manner described in the related Prospectus Supplement.

         Certificateholders will generally not have a right to vote, except with respect to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular Series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

Termination

         The obligations created by the Pooling Agreement for each Series will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, the Certificates of any Series may be subject to optional early retirement through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

         In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes of Certificates, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

Book-Entry Registration and Definitive Certificates

         If so provided in the Prospectus Supplement for the Offered Certificates of any Series, one or more Classes of such Offered Certificates will be offered in book-entry format through the facilities of DTC, and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

         Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

         DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

         Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

         Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry
Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

         Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.


                      DESCRIPTION OF THE POOLING AGREEMENTS

General

         The Certificates of each Series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a Series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Depositor".

Assignment of Mortgage Assets

         General. At the time of initial issuance of any Series, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Depositor in exchange for the Mortgage Assets and the other assets to be included in the related Trust Fund. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of a Mortgage Loan, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of an MBS, the outstanding principal balance and the pass-through rate or coupon rate.

         Delivery of Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Depositor or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

         The Trustee (or a custodian appointed by the Trustee) for a Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

         The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

         Delivery of MBS. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee to become the registered owner of each MBS which is included in a Trust Fund and to provide for all distributions on each such MBS to be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any.

Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies

         Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, the Depositor will, with respect to each Mortgage Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan and the delivery of all documents required to be delivered with respect to the Mortgage Loan as contemplated under "--Assignment of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be the Depositor, an affiliate of the Mortgage Asset Seller or the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

         Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price not less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with interest thereon at the related Mortgage Rate (or, in the case of an MBS, at the related pass-through rate or coupon rate) to a date on or about the date of purchase (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for the Offered Certificates of any Series, in lieu of repurchasing a Mortgage Asset as to which a breach has occurred, a Warranting Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Asset" herein, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

         In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Series is initially issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

Collection and Other Servicing Procedures with respect to Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Asset Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

         The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

         A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws". Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

         In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the

Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

Sub-Servicers

         A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

         Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

Collection of Payments on MBS

         Unless otherwise specified in the related Prospectus Supplement, the MBS, if any, included in the Trust Fund for any Series will be registered in the name of the Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that, if the Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such MBS, the Trustee or such other MBS Administrator, as applicable, is to request the issuer or guarantor, if any, of such MBS to make such payment as promptly as possible and legally permitted and is to take such legal action against such issuer or guarantor as the Trustee or such other MBS Administrator, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the proceeds of any such action and will be retained by the Trustee or such other MBS Administrator, as applicable, prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it (with interest) for its projected legal fees and expenses, the Trustee or such other MBS Administrator, as applicable, will notify the Certificateholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Certificate Account

         General. The related Trustee and any related Master Servicer, Special Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, in respect of each Trust Fund, one or more accounts (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Certificates of the related Series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Certificates of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A Certificate Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

         Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Trust Assets included in any Trust Fund, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the MBS Administrator or the Manager, as applicable, subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), are to be deposited in the Certificate Account for such Trust Fund within a certain period following receipt (in the case of collections on or in respect of the Trust Assets) or otherwise as provided in the related Pooling Agreement:

                  (i) if such Trust Fund includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

                  (ii) if such Trust Fund includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

                  (iii) if such Trust Fund includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

                  (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series;

                  (v) if such Trust Fund includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

                  (vi) any amounts paid under any Cash Flow Agreement for the related Series;

                  (vii) if such Trust Fund includes Mortgage Loans, all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Loan purchased as described under "Description of the Certificates--Termination";

                  (viii) if such Trust Fund includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

                  (ix) if such Trust Fund includes Mortgage Loans, all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

                  (x) any amount required to be deposited by the Master Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Certificate Account;

                  (xi) if such Trust Fund includes MBS, all payments on such MBS;

                  (xii) if such Trust Fund includes MBS, all proceeds of the purchase of any MBS by the Depositor or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any MBS purchased as described under "Description of the Certificates--Termination"; and

                  (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

         Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Trust Fund may make withdrawals from the Certificate Account for such Trust Fund for any of the following purposes:

                  (i) to make distributions to the Certificateholders on each Distribution Date;

                  (ii) if such Trust Fund includes Mortgage Loans, then as and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer or Special Servicer any servicing fees and other compensation to which it is entitled in respect of such Mortgage Loans and that was not previously retained thereby;

                  (iii) if such Trust Fund includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related Series;

                  (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on the advances and servicing expenses, if any, described in clause (iii) above made or incurred by it while such advances and servicing expenses remain outstanding and unreimbursed;

                  (v) if such Trust Fund includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related Master Servicer, the related Special Servicer or any other specified person, including, if applicable, costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

                  (vi) to reimburse the Depositor, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

                  (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related Trustee and of any related REMIC Administrator, Manager, provider of Credit Support and obligor on a Cash Flow Agreement;

                  (viii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support in respect of the related Series;

                  (ix) to pay the related Master Servicer, the related Special Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;


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                  (x) if one or more elections have been made to treat such
         Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences" and "REMICs--Prohibited Transactions Tax and Other Taxes";

                  (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders or otherwise in connection with the servicing or administration of the related Trust Assets;

                  (xii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

                  (xiii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

Modifications, Waivers and Amendments of Mortgage Loans

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

         If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related Series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

                  (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and
         (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

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                  (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

         A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain Classes of Certificates of the related Series a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price specified herein, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

         Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement. The Special Servicer may be authorized to allow the Trust Fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

         If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

         If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

         The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components:
(i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

         In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

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Evidence as to Compliance

         Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Master Servicer and Special Servicer will each be required, at its expense, to cause a firm of independent public accountants to furnish to the Trustee, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a statement generally to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

         If a Trust Fund includes Mortgage Loans, the related Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor

         Unless otherwise specified in the Prospectus Supplement for a Series, the related Pooling Agreement will permit any related Master Servicer, Special Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Certificates of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer, REMIC Administrator or Manager, as the case may be, under the related Pooling Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on MBS, Manager for a Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to such Pooling Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that neither the Depositor nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related Series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Certificateholders, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Certificate Account therefor.

         Any person into which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor is a party, or any person succeeding to the business of a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Depositor, as the case may be, under the related Pooling Agreement.

         Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

         Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Certificateholders of such Series, or to remit to the related Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (ii) any failure by a Special Servicer to remit to the related Master Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

Rights Upon Event of Default

         If an Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related Series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer, Manager or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.


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



         Notwithstanding the foregoing, if the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

         No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement:
(i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof; (iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust Fund, and if such amendment, as evidenced by an opinion of counsel delivered to the related Trustee and REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust Fund, to modify, add to or eliminate certain transfer restrictions relating to REMIC Residual Certificates; or (viii) for any other purpose; provided that such amendment of a Pooling Agreement (other than any amendment for any of the specific purposes described in clauses (vi) and (vii) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Series; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Series by any Rating Agency, as evidenced by written confirmation to such effect from each applicable Rating Agency obtained by or delivered to the Trustee.

         Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of

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modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment of a Pooling Agreement may
(i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Series in a manner other than as described in the immediately preceding clause (i) without the consent of the holders of all Certificates of such Class or (iii) modify the provisions of such Pooling Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Series then outstanding.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

         Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for the Certificates of such Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

The Trustee

         The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

Duties of the Trustee

         The Trustee for each Series will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates of such Series or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Pooling Agreement of any funds paid to such party in respect of the Certificates or the Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

         As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Certificate Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

         Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

         The Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee for any Series if such Trustee ceases to be eligible to continue as such under the related Pooling Agreement or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Unless otherwise specified in the related Prospectus Supplement, a Trustee may also be removed at any time by the holders of Certificates of the applicable Series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided that if such removal was without cause, the Certificateholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for any Series, then any resignation or removal of such entity as Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor Trustee will also serve as the successor REMIC Administrator as well.


                          DESCRIPTION OF CREDIT SUPPORT

General

         Credit Support may be provided with respect to one or more Classes of the Certificates of any Series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.

         The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

         If Credit Support is provided with respect to one or more Classes of Certificates of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

Subordinate Certificates

         If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a Class of Certificates may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate Certificates in a Series and the circumstances under which such subordination will be available.

         If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate Class or Classes of Certificates of the related Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

         If so provided in the related Prospectus Supplement, Mortgage Loans included in any Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the related Trust Fund.

Certificate Insurance and Surety Bonds

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

         If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

         Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

         If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

Credit Support with Respect to MBS

         If so provided in the Prospectus Supplement for a Series, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties in the United States. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

General

         Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

Personalty

         In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest. The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For


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example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

         Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments

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are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

         To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements-Realization Upon Defaulted Mortgage Loans", have been satisfied.

         If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

         Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

         If so provided in the related Prospectus Supplement, the Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

Subordinate Financing

         The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

         The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Unless otherwise specified in the related Prospectus Supplement, counsel to the Depositor for each Series will be Sidley & Austin. This discussion is directed to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are recommended to consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, potential investors are recommended to consult their tax advisors concerning the state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences".

         The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the

"REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

         Classification of REMICs. With respect to each Series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--REMICs", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each investor consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or FASIT. The determination as to the



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



percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

         To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Tiered REMIC Structures. For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

         Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular


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



Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution
Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a

REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

         The OID Regulations also permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular

Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not specifically apply to holders of REMIC Regular Certificates. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Principal Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus

Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates are recommended to consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Federal Tax Considerations Regarding REMIC Residual Certificates".

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a Class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

         A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are recommended to consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         Mark-to-Market Rules. The IRS recently released regulations under
Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate are recommended to consult their tax advisors regarding the Mark-to-Market Regulations.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are recommended to consult with their tax advisors prior to making an investment in such Certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of
Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations.

In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any

REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to conduct activities with respect to a Mortgaged Property acquired by a Trust Fund that causes the Trust Fund to incur this tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders. However, under no circumstance will the Special Servicer cause the acquired Mortgage Property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling

Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will, in general, not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and owns 10% or more of one or more underlying Mortgagors or, if the holder is a controlled foreign corporation, is related to one or more Mortgagors.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals are recommended to consult their tax advisors concerning this question.

         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

Grantor Trust Funds

         Classification of Grantor Trust Funds. With respect to each Series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Federal Income Tax Consequences--Grantor Trust Funds", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is recommended to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes);
(ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; (iii) "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and (iv) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material are recommended to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

         Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Series or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are recommended to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

         The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. It is recommended that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the Mortgage Loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate. Moreover, because the regulations under 1276(b)(3) referred to in the preceding paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market. It is recommended that Certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the market discount will apply to Mortgage Loans purchased at a market discount in such Series.

         To the extent that the Mortgage Loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

         Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is recommended that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are recommended to consult their tax advisors regarding the use of the Prepayment Assumption.

         Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a similar reporting framework for "widely held fixed investment trusts" that exist currently for regular interest in REMICs. A fixed investment trust, any entity classified as a "trust" under Treasury Regulation 301.7701-4(c), is a widely held fixed investment trust if any interest is held by a middleman (which includes, but is not limited to, a custodian of a person's account, a nominee, and a broker holding an interest for a customer in street name). These regulations are effective beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, it is recommended that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

         ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

Plan Asset Regulations

         A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

Prohibited Transaction Exemptions

         In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

Insurance Company General Accounts

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis
of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation With Counsel

         Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

Tax Exempt Investors

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions".


                                LEGAL INVESTMENT

         If and to the extent so specified in the related Prospectus Supplement, the Offered Certificates of any Series will constitute "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state), the authorized investments of which are subject to state regulation.

         Prior to December 31, 1996, only Classes of Offered Certificates that
(i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of Offered Certificates), except under limited circumstances.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS (as defined herein). The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

         The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Offered Certificates or to purchase any Class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received from the sale of the Certificates of any Series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for the Offered Certificates of each Series will describe the method of offering being utilized for such Offered Certificates and will state the net proceeds to the Depositor from the sale of such Offered Certificates.

         The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

         2. By placements by the Depositor with institutional investors through dealers; and

         3. By direct placements by the Depositor with institutional investors.

In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates. Furthermore, the Trust Fund for one Series of Offered Certificates may include Offered Certificates from other Series.

         If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

         The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to any Series, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each Series, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin.


                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.


                                     RATING

         It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           Page
                                                                           ----

401(c) Regulations..........................................................118
ACMs.........................................................................84
ADA..........................................................................87
Call Risk....................................................................19
Cash Flow Agreement..........................................................14
CERCLA.......................................................................84
Certificate Account..........................................................63
Certificate Notional Amount..................................................12
Certificate Owner............................................................56
Certificate Principal Balance................................................12
Certificateholders...........................................................51
Certificates..................................................................1
Class.........................................................................1
Closing Date.................................................................10
Commercial Properties........................................................30
Commission....................................................................3
Committee Report.............................................................92
Companion Class..............................................................53
Contributions Tax...........................................................104
Controlled Amortization Class................................................53
Controlled Amortization Classes..............................................11
Cooperatives.................................................................31
CPR..........................................................................47
Credit Support...............................................................14
Crime Control Act............................................................88
Cut-off Date.................................................................10
Definitive Certificates......................................................50
Depositor.....................................................................1
Determination Date...........................................................51
Disqualified Organization...................................................105
Distribution Date............................................................13
Distribution Date Statement..................................................54
DOL.........................................................................117
DTC...........................................................................3
DTC Participants.............................................................29
Due Dates....................................................................40
Due Period...................................................................44
Equity Participation.........................................................41
ERISA........................................................................16
Exchange Act..................................................................3
Extension Risk...............................................................19
FAMC.........................................................................42
FAMC Certificates............................................................42
FHLMC........................................................................42
FHLMC Certificates...........................................................42
Financial Intermediary.......................................................56
FN\MA........................................................................42
FNMA Certificates............................................................42

                                                                           Page
                                                                           ----

Garn Act.....................................................................86
GNMA.........................................................................42
GNMA Certificates............................................................42
Grantor Trust Certificates...................................................15
Grantor Trust Fractional Interest Certificate...............................107
Grantor Trust Fund...........................................................89
Grantor Trust Strip Certificate.............................................108
IRS..........................................................................92
Issue Premium................................................................98
Lender Liability Act.........................................................84
Letter of Credit Bank........................................................76
Liquidation Proceeds.........................................................63
Lock-out Date................................................................40
Lock-out Period..............................................................40
Mark-to-Market Regulations..................................................101
Master Servicer...............................................................8
MBS...................................................................1, 10, 30
MBS Administrator.............................................................8
MBS Agreement................................................................42
MBS Issuer...................................................................42
MBS Servicer.................................................................42
MBS Trustee..................................................................42
Mortgage Asset Pool...........................................................1
Mortgage Asset Seller........................................................30
Mortgage Assets...........................................................1, 30
Mortgage Loans.........................................................1, 8, 30
Mortgage Notes...............................................................30
Mortgage Rate.................................................................9
Mortgaged Properties.........................................................30
Mortgages....................................................................30
Multifamily Properties.......................................................30
Net Leases...................................................................39
Net Operating Income.........................................................39
Nonrecoverable Advance.......................................................54
OCC.........................................................................120
Offered Certificates..........................................................1
OID Regulations..............................................................89
Originator...................................................................31
OTS.........................................................................121
Parties in Interest.........................................................117
Pass-Through Rate............................................................12
Percentage Interest..........................................................51
Permitted Investments........................................................63
Plan Asset Regulations......................................................117
Plans.......................................................................116
Policy Statement............................................................120
Pooling Agreement............................................................11
Prepayment Assumption..............................................92, 110, 112
Prepayment Interest Shortfall................................................45
Prepayment Premium...........................................................40

                                                                           Page
                                                                           ----

Prohibited Transactions Tax.................................................103
Prospectus Supplement.........................................................1
PTCE........................................................................118
Purchase Price...............................................................59
Qualified Stated Interest....................................................92
Rating Agency................................................................16
Record Date..................................................................51
Related Proceeds.............................................................53
Relief Act...................................................................88
Religious Facilities.........................................................38
REMIC.....................................................................2, 89
REMIC Administrator...........................................................8
REMIC Certificates...........................................................89
REMIC Provisions.............................................................89
REMIC Regular Certificates...................................................15
REMIC Regulations............................................................90
REMIC Residual Certificates..................................................15
REO Property.................................................................60
Restaurants..................................................................37
Retail Sales and Service Properties..........................................33
RICO.........................................................................88
Securities Act................................................................3
Senior Certificates..........................................................11
Senior Liens.................................................................31
Series........................................................................1
SMMEA........................................................................16
SPA..........................................................................47
Special Servicer..............................................................8
Storage Properties...........................................................37
Stripped Interest Certificates...............................................11
Stripped Principal Certificates..............................................11
Sub-Servicer.................................................................62
Sub-Servicing Agreement......................................................62
Subordinate Certificates.....................................................11
Tax Exempt Investor.........................................................119
Tiered REMICs................................................................91
Title V......................................................................87
Trust Fund....................................................................1
Trustee.......................................................................8
UBTI........................................................................119
UCC..........................................................................79
Undelivered Mortgage Assets..................................................10
United States Person........................................................107
Voting Rights................................................................55
Warranting Party.............................................................59

================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              Prospectus Supplement

Important Notice about the Information Contained
  in this Prospectus Supplement and
  the Accompanying Prospectus................................................S-2
Executive Summary............................................................S-6
Summary of Prospectus Supplement.............................................S-7
Risk Factors................................................................S-33
Description of the Mortgage Pool............................................S-51
Servicing of the Mortgage Loans.............................................S-85
Description of the Offered Certificates.....................................S-98
Yield and Maturity Considerations..........................................S-120
Use of Proceeds............................................................S-126
Federal Income Tax Consequences............................................S-126
Certain ERISA Considerations...............................................S-130
Legal Investment...........................................................S-133
Method of Distribution.....................................................S-134
Legal Matters..............................................................S-135
Ratings....................................................................S-135
Index of Principal Definitions.............................................S-137
Exhibit A-1--Certain Characteristics of
     Mortgage Loans and Mortgaged Properties...............................A-1-1
Exhibit A-2--Mortgage Pool Information.....................................A-2-1
Exhibit B--Form of Trustee Report............................................B-1
Exhibit C--Decrement Tables for Certain Classes
       of Offered Certificates ..............................................C-1
Exhibit D--Price/Yield Tables for the Class S Certificates ..................D-1

                                   Prospectus

Available Information..........................................................3
Incorporation of Certain Information by Reference..............................4
Summary of Prospectus..........................................................8
Risk Factors..................................................................17
Description of the Trust Funds................................................30
Yield and Maturity Considerations.............................................44
The Depositor.................................................................49
Description of the Certificates...............................................50
Description of the Pooling Agreements.........................................57
Description of Credit Support.................................................75
Certain Legal Aspects of Mortgage Loans.......................................78
Federal Income Tax Consequences...............................................89
State and Other Tax  Consequences............................................116
ERISA Considerations.........................................................116
Legal Investment.............................................................119
Use of Proceeds..............................................................121
Method of Distribution.......................................................121
Legal Matters................................................................123
Financial Information........................................................123
Rating.......................................................................123
Index of Principal Definitions...............................................124

Until        , all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and the accompanying Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================




                                 $1,023,170,000
                                  (Approximate)

                         DLJ Commercial Mortgage Corp.,
                                   (Depositor)

                             Column Financial, Inc.
                             (Mortgage Loan Seller)

                        Class S, Class A-1A, Class A-1B,
                        Class A-2, Class A-3, Class A-4,
                             Class B-1 and Class B-2

                          DLJ Commercial Mortgage Trust
                          1998-CF2 Commercial Mortgage
                            Pass-Through Certificates
                                 Series 1998-CF2



                          ------------------------------

                              PROSPECTUS SUPPLEMENT

                          ------------------------------







                          Donaldson, Lufkin & Jenrette
                             Securities Corporation




                               November    , 1998




================================================================================